As filed with the Securities and Exchange Commission on March 9, 1995
                                                             --

                                                      Registration No. 33-85950_



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 2

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     ------
                              THE PARKWAY COMPANY
             (Exact name of registrant as specified in its charter)

              Texas                                    6552                        74-2123597
  (State or other jurisdiction             (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)               Classification No.)            Identification No.)

                             300 One Jackson Place
                            188 East Capitol Street
                        Jackson, Mississippi 39201-2195
                                 (601) 948-4091
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                          STEVEN G. ROGERS, President
                             300 One Jackson Place
                            188 East Capitol Street
                        Jackson, Mississippi 39201-2195
                                 (601) 948-4091
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  COPIES TO:
 CHARLES F. HORNE, IV, Esq.                          STEVEN HENDRIX, Esq.
Jaeckle, Fleischmann & Mugel                    Forman, Perry, Watkins & Krutz
   800 Fleet Bank Building                          188 East Capitol Street
   Buffalo, New York 14202                              P. O. Box 22608
       (716) 856-0600                          Jackson, Mississippi  39225-2608
                                                        (601) 960-8603

    Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /



    It is the intention of The Parkway Company ("Parkway") and EB, Inc. ("EB") that EB will cease to be a reporting company under the Securities Exchange Act of 1934 following consummation of the merger transaction.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 CROSS REFERENCE SHEET PURSUANT TO RULE 404(A)
                     SHOWING THE LOCATION IN THE PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4


                 FORM S-4 ITEM                                      LOCATION IN PROSPECTUS
                 -------------                                      ----------------------
A.       INFORMATION ABOUT THE
         TRANSACTION

         1.      Forepart of Registration
                 Statement and Outside
                 Front Cover Page of
                 Prospectus.................................        Outside front cover page.

         2.      Inside Front and Outside Back
                 Cover Pages of Prospectus..................        AVAILABLE INFORMATION;
                                                                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                    TABLE OF CONTENTS.

         3.      Risk Factors, Ratio of Earnings
                 to Fixed Charges and Other
                 Information................................        JOINT PROXY STATEMENT/ PROSPECTUS SUMMARY.

         4.      Terms of the Transaction...................        SPECIAL FACTORS.

         5.      Pro Forma Financial Information............        PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

         6.      Material Contacts with the
                 Company Being Acquired.....................        SPECIAL FACTORS.

         7.      Additional Information Required for
                 Reoffering by Persons and
                 Parties Deemed to be Underwriters..........        Not applicable.

         8.      Interests of Named Experts
                 and Counsel................................        Not applicable.

         9.      Disclosure of Commission Position
                 on Indemnification for Securities
                 Act Liabilities............................        Not applicable.

                          FORM S-4 ITEM                             LOCATION IN PROSPECTUS
                          -------------                             ----------------------
B.       INFORMATION ABOUT THE REGISTRANT

         10.     Information with Respect to
                 S-3 Registrants............................        Not applicable.

         11.     Incorporation of Certain
                 Information by Reference...................        Not applicable.

         12.     Information with Respect to S-2
                 or S-3 Registrants.........................        Not applicable.

         13.     Incorporation of Certain
                 Information by Reference...................        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         14.     Information with Respect to
                 Registrants Other than S-3 or
                 S-2 Registrants............................        INFORMATION CONCERNING PARKWAY; MARKET PRICES AND DIVIDENDS.


C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

         15.     Information with Respect to
                 S-3 Companies..............................        Not applicable.

         16.     Information with Respect to
                 S-2 or S-3 Companies.......................        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; INFORMATION
                                                                    CONCERNING EB; MARKET PRICES AND DIVIDENDS.

         17.     Information with Respect to
                 Companies Other Than S-3 or
                 S-2 Companies..............................        Not Applicable.

                          FORM S-4 ITEM                             LOCATION IN PROSPECTUS
                          -------------                             ----------------------
D.       VOTING AND MANAGEMENT INFORMATION

         18.     Information if Proxies,
                 Consents or Authorizations
                 are to be Solicited........................        INTRODUCTION; VOTING AND PROXY INFORMATION; SPECIAL FACTORS--
                                                                    Appraisal Rights of Dissenting Shareholders; SPECIAL FACTORS--
                                                                    No Appraisal Rights for Parkway Shareholders; SPECIAL FACTORS--
                                                                    Interest of Parkway in the Merger; SPECIAL FACTORS--Board of
                                                                    Directors and Management of Parkway After the Merger; SPECIAL
                                                                    FACTORS--Expense-Sharing Arrangements; INCORPORATION OF
                                                                    CERTAIN DOCUMENTS BY REFERENCE.

         19.     Information if Proxies, Consents
                 or Authorizations are not to be
                 Solicited or in an Exchange
                 Offer......................................        Not applicable.

                                    EB, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195


                                 _______, 1995




Dear Shareholder:


         A special meeting of shareholders of EB, Inc. ("EB") will be held on April __, 1995. The purpose of the meeting is to vote on a merger of Parkway Acquisition Corporation ("PAC"), a wholly-owned subsidiary of The Parkway Company ("Parkway"), with and into EB. The proposed transaction would result in EB being acquired by Parkway and the shareholders of EB receiving the right to receive, for each EB share, a cash payment in the amount of eight dollars ($8.00) plus the number of shares of common stock of Parkway determined by dividing the value $9.25 by the average closing price for Parkway shares for the 30 trading days preceding the closing of the transaction. Additionally, EB would cease to be a reporting company under the Securities Exchange Act of 1934, as amended.


         The proposed transaction has been approved by EB's Board of Directors, which believes the transaction to be in the best interest of EB and its shareholders and recommends its approval. The reasons for this belief are set forth in "Special Factors--EB's Reasons for Recommending the Merger" in the accompanying Joint Proxy Statement/Prospectus. The investment banking firm of Howard Frazier Barker Elliott, Inc. has issued its opinion to EB that the terms of the transaction are fair to the shareholders of EB from a financial point of view.

         The proposed transaction is very important to you as a shareholder. Therefore, whether or not you plan to attend the meeting, I urge you to give your immediate attention to the proposal. Please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                                   Very truly yours,



                                                   LELAND R. SPEED
                                                   President

                                    EB, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL __, 1995


To the Shareholders:


         Notice is hereby given that a special meeting of shareholders of EB, Inc. ("EB") will be held at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on April __, 1995 at 9:30 a.m., local time, for the following purpose:


         To consider and act on a proposal to approve an Agreement and Plan of Merger dated as of October 28, 1994 (as amended by the First Amendment to Agreement and Plan of Merger dated January 26, 1995) (the "Merger Agreement") among EB, Parkway Acquisition Corporation, a wholly-owned subsidiary of The Parkway Company ("PAC"), and The Parkway Company ("Parkway"), pursuant to which, among other things, (i) PAC will be merged with and into EB, (ii) each outstanding share of common stock of EB will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus the number of shares of common stock of Parkway determined by dividing the value $9.25 by the average closing price for Parkway shares for the 30 trading days preceding the closing under the Merger Agreement and (iii) EB will become a wholly-owned subsidiary of Parkway.


         Only shareholders of record at the close of business on February 22, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof. Shareholders of EB who do not vote for the Merger will have the right to an appraisal of their EB shares under Mississippi law.


                                        By Order of the Board of Directors


                                        Sarah P. Clark
                                        Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary

DATE:  ____________, 1995

________________________________________________________________________________

THIS IS AN IMPORTANT MEETING.  SHAREHOLDERS ARE URGED TO VOTE BY SIGNING,
DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
________________________________________________________________________________

                              THE PARKWAY COMPANY
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195


                          _____________________, 1995



Dear Shareholder:


         A special meeting of shareholders of The Parkway Company ("Parkway") will be held on April __, 1995. The purpose of the meeting is to vote on a merger of Parkway Acquisition Corporation ("PAC"), a wholly-owned subsidiary of Parkway, with and into EB, Inc. ("EB"). The proposed transaction would result in EB being acquired by Parkway and the shareholders of EB receiving the right to receive, for each EB share, a cash payment in the amount of eight dollars ($8.00) plus the number of shares of common stock of Parkway determined by dividing the value $9.25 by the average closing price for Parkway shares for the 30 trading days preceding the closing of the transaction. The currently outstanding Parkway shares will not be exchanged in the merger.


         The proposed transaction has been approved by Parkway's Board of Directors, which believes the transaction to be in the best interest of Parkway and its shareholders and recommends its approval. The reasons for this belief are set forth in "Special Factors -- Parkway's Reasons for Effecting the Merger" in the accompanying Joint Proxy Statement/Prospectus. The investment banking firm of Rauscher Pierce Refsnes, Inc. has issued its opinion to Parkway that the terms of the transaction are fair to the shareholders of Parkway from a financial point of view.

         The proposed transaction is very important to you as a shareholder. Therefore, whether or not you plan to attend the meeting, I urge you to give your immediate attention to the proposal. Please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                                   Very truly yours,



                                                   STEVEN G. ROGERS
                                                   President

                              THE PARKWAY COMPANY
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL __, 1995


To the Shareholders:


         Notice is hereby given that a special meeting of shareholders of The Parkway Company ("Parkway") will be held at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on April __, 1995 at 10:00 a.m., local time, for the following purpose:


         To consider and act on a proposal to approve an Agreement and Plan of Merger dated as of October 28, 1994 (as amended by the First Amendment to Agreement and Plan of Merger dated January 26, 1995) (the "Merger Agreement") among EB, Inc. ("EB"), Parkway Acquisition Corporation, a wholly-owned subsidiary of Parkway ("PAC"), and Parkway, pursuant to which, among other things, (i) PAC will be merged with and into EB, (ii) each outstanding share of common stock of EB will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus the number of shares of common stock of Parkway determined by dividing the value $9.25 by the average closing price for Parkway shares for the 30 trading days preceding the closing under the Merger Agreement, and (iii) EB will become a wholly-owned subsidiary of Parkway.


         Only shareholders of record at the close of business on February 22, 1995, are entitled to notice of and to vote at the meeting and any adjournment thereof. Shareholders of Parkway who do not vote for the Merger will not have the right to an appraisal of their Parkway shares.


                                         By Order of the Board of Directors


                                         Sarah P. Clark
                                         Vice President, Chief Financial Officer
                                         and Secretary

DATE:  _____________________, 1995





________________________________________________________________________________
THIS IS AN IMPORTANT MEETING. SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
________________________________________________________________________________

                             JOINT PROXY STATEMENT
                                       OF
                        EB, INC. AND THE PARKWAY COMPANY
                                      AND
                                   PROSPECTUS
                                       OF
                              THE PARKWAY COMPANY


         This Joint Proxy Statement/Prospectus is being furnished to the shareholders of EB, Inc. ("EB") in connection with the solicitation of proxies by the Board of Directors of EB for use at the special meeting of its shareholders to be held April __, 1995, to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated October 28, 1994 (as amended by the First Amendment to Agreement and Plan of Merger dated January 26, 1995) (the "Merger Agreement"), a copy of which is attached hereto as Appendix B. Pursuant to the Merger Agreement, Parkway Acquisition Corporation ("PAC"), a Mississippi corporation and wholly-owned subsidiary of The Parkway Company ("Parkway"), will be merged (the "Merger") with and into EB. In the Merger, each share of common stock, $2.00 stated value, of EB ("EB Shares") will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus the number of shares of common stock of Parkway ("Parkway Shares") determined by dividing the value $9.25 by the average closing price for Parkway Shares for the 30 trading days preceding the closing under the Merger Agreement (the "Exchange Ratio"). As a result of the Merger, EB will become a wholly-owned subsidiary of Parkway and cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock of Parkway in connection with the solicitation of proxies by the Board of Directors of Parkway for use at the special meeting of its shareholders to be held April __, 1995. The purpose of the meeting is to consider and vote on a proposal to approve and adopt the Merger Agreement.


         This document also constitutes a Prospectus of Parkway covering the Parkway Shares to be issued upon consummation of the Merger. Parkway is a Texas corporation engaged in the real estate business with its principal executive offices located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, telephone number: (601) 948-4091. PAC was formed for the purpose of effecting the Merger. The principal executive offices of EB are also located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201- 2195, and the telephone number of EB is
(601) 948-4091.
                        ______________________________

         NEITHER THIS TRANSACTION NOR THE PARKWAY COMMON STOCK HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ______________________________

               THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
             NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                        ______________________________



        Consummation of the Merger is subject to the affirmative approval of holders of at least a majority of the outstanding EB Shares entitled to vote, the affirmative approval of holders of at least a majority of the outstanding Parkway Shares present or represented by proxy at the shareholders' meetings and certain other conditions. Parkway owns 294,101 of the EB Shares entitled to vote (29.86% of the EB Shares entitled to vote) plus another 465,144 EB Shares which are currently not entitled to vote under the provisions of the Mississippi Control Share Statute. The directors and officers of EB beneficially own, in the aggregate, approximately 6.90% of EB Shares entitled to vote. Parkway and EB's officers and directors have indicated they intend to vote in favor of the Merger.

                             ____________________

         The date of this Joint Proxy Statement/Prospectus is _____________, 1995. This Joint Proxy Statement/Prospectus is first being mailed to shareholders of EB and shareholders of Parkway on or about ____________, 1995.

                             AVAILABLE INFORMATION


         Parkway and EB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected at and, upon payment of the SEC's customary charges, copies obtained from, the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the SEC's regional offices in New York, New York (Seven World Trade Center, 15th Floor, New York, New York 10007), and in Chicago, Illinois (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60551-2511).

         Parkway has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to its shares to be issued in the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of Parkway filed as part of the Registration Statement. As permitted by the rules and regulations of the SEC, this Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the SEC noted above, and copies of which can be obtained from the SEC at prescribed rates as indicated above.

         No person has been authorized to give any information or to make any representation other than as contained herein in connection with the matters described herein and, if given or made, such information or representation must not be relied upon as having been authorized by Parkway, PAC or EB. Neither the delivery hereof nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this Joint Proxy Statement/Prospectus or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         ACCOMPANYING THIS JOINT PROXY STATEMENT/PROSPECTUS IS THE MOST RECENT ANNUAL REPORT TO SHAREHOLDERS OF EB AND THE MOST RECENT QUARTERLY REPORT ON FORM 10-QSB FOR EB. THESE DOCUMENTS, AS WELL AS CERTAIN OTHER DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH, ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON FROM PARKWAY, 300 ONE JACKSON PLACE, 188 EAST CAPITOL STREET, JACKSON, MISSISSIPPI 39201-2195, ATTENTION: SARAH P. CLARK, TELEPHONE NUMBER (601) 948-

4091. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY ____________, 1995.

         The following documents or portions thereof are hereby incorporated into this Joint Proxy Statement/Prospectus by reference:

         1.      EB's 1993 Annual Report to Shareholders.

         2. EB's Annual Report on Form 10-KSB for the year ended December 31, 1993.

         3. EB's Form 10-KSB/A (Amendment No. 1 to 1993 Form 10-KSB) dated April 29, 1994.

         4. EB's Form 10-KSB/A (Amendment No. 2 to 1993 Form 10-KSB) dated January 26, 1995.

         5. EB's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and Amendment No. 1 thereto.

         6. EB's Proxy Statement dated April 28, 1993, used in connection with the 1993 Annual Meeting of Shareholders of EB.

         7. The Agreement and Plan of Merger dated as of October 28, 1994 (as amended by the First Amendment to the Agreement and Plan of Merger dated January 26, 1995) among EB, PAC and Parkway, which is attached hereto as Appendix B.



         All documents filed by EB or Parkway pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                            PAGE

JOINT PROXY STATEMENT/PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . .    1
         EB, Inc. and The Parkway Company . . . . . . . . . . . . . . . . .    1
         Date, Time and Place of Shareholders Meetings  . . . . . . . . . .    2
         Record Date; Securities Entitled to Vote . . . . . . . . . . . . .    2
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Certain Effects of the Merger  . . . . . . . . . . . . . . . . . .    3
         Benefits to EB Affiliates and Conflicts of Interest  . . . . . . . .  3
         Required Votes . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Managements' Recommendation  . . . . . . . . . . . . . . . . . . .    4
         Fairness Opinions  . . . . . . . . . . . . . . . . . . . . . . . .    5
         Federal Tax Consequences . . . . . . . . . . . . . . . . . . . . .    5
         Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . .    5
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .    5
         Special Considerations . . . . . . . . . . . . . . . . . . . . . .    6
         Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . .    7
         Differences in Shareholders' Rights  . . . . . . . . . . . . . . .    8
         Unaudited Pro Forma Consolidated Selected Financial Data . . . . .    8
         Selected Comparative Per Share Data  . . . . . . . . . . . . . . .    9


INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12


VOTING AND PROXY INFORMATION  . . . . . . . . . . . . . . . . . . . . . . .   12
         Ownership of EB Shares . . . . . . . . . . . . . . . . . . . . . .   14
         Ownership of Parkway Shares  . . . . . . . . . . . . . . . . . . .   15


SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Special Considerations . . . . . . . . . . . . . . . . . . . . . .   16
         Background of the Merger . . . . . . . . . . . . . . . . . . . . .   19
         EB's Reasons for Recommending the Merger . . . . . . . . . . . . .   25
         Parkway's Position on Fairness to EB Shareholders  . . . . . . . .   32
         Parkway's Reasons for Effecting the Merger . . . . . . . . . . . .   33
         The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . .   33
         EB Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . .   37
         Parkway Fairness Opinion . . . . . . . . . . . . . . . . . . . . .   40
         Operations Following the Merger  . . . . . . . . . . . . . . . . .   45
         Interest of Parkway in the Merger  . . . . . . . . . . . . . . . .   45

                                                                            PAGE

         Expense-Sharing Arrangements . . . . . . . . . . . . . . . . . . .   45
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . .   50
         Expenses of the Merger . . . . . . . . . . . . . . . . . . . . . .   52
         Accounting Treatment of the Merger . . . . . . . . . . . . . . . .   53
         Appraisal Rights of Dissenting Shareholders of EB  . . . . . . . .   53
         No Appraisal Rights for Parkway Shareholders . . . . . . . . . . .   55
         Restrictions on Resales of Securities  . . . . . . . . . . . . . .   55
         Board of Directors and Management of
                 Parkway After the Merger . . . . . . . . . . . . . . . . .   56
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . .   59
         Certain Transactions and Relationships . . . . . . . . . . . . . .   61


INFORMATION CONCERNING EB . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . .   63


INFORMATION CONCERNING PARKWAY  . . . . . . . . . . . . . . . . . . . . . .   65
         Description of Business  . . . . . . . . . . . . . . . . . . . . .   65
         Administration . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Description of Operations  . . . . . . . . . . . . . . . . . . . .   66
         Description of Properties  . . . . . . . . . . . . . . . . . . . .   66
         Management's Discussion and Analysis of Financial Condition
                 and Results of Operations  . . . . . . . . . . . . . . . .   71
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . .   83


INFORMATION CONCERNING CONGRESS STREET  . . . . . . . . . . . . . . . . . .   85
         Description of Business  . . . . . . . . . . . . . . . . . . . . .   85
         Description of Operations  . . . . . . . . . . . . . . . . . . . .   86
         Description of Properties  . . . . . . . . . . . . . . . . . . . .   87
         Management's Discussion and Analysis of Financial
                 Condition and Results of Operations  . . . . . . . . . . .   87
         Directors, Executive Officers, Promoters and
                 Control Persons  . . . . . . . . . . . . . . . . . . . . .   89
         Security Ownership of Certain Beneficial Owners
                 and Management . . . . . . . . . . . . . . . . . . . . . .   94
         Certain Relationships and Related Transactions . . . . . . . . . .   97

                                                                            PAGE

MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .   98
         Parkway Shares . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         EB Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98


DIFFERENCES IN SHAREHOLDERS' RIGHTS . . . . . . . . . . . . . . . . . . . .   99


DESCRIPTION OF CAPITAL STOCK OF PARKWAY . . . . . . . . . . . . . . . . . .  101


INDEMNIFICATION PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . .  102


EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102


LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103


REPORTS TO SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .  103


OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104


FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1


APPENDIX A       Opinion of Howard Frazier Barker Elliott, Inc. dated as of
                 October 12, 1994

APPENDIX B       Agreement and Plan of Merger among The Parkway Company,
                 Parkway Acquisition Corporation and EB, Inc. dated as of
                 October 28, 1994 and First Amendment to Agreement and Plan of
                 Merger among The Parkway Company, Parkway Acquisition
                 Corporation and EB, Inc. dated January 26, 1995

APPENDIX C       Opinion of Jaeckle, Fleischmann & Mugel Regarding Tax Matters

APPENDIX D       Copy of Article 13 of the Mississippi Business Corporation Act

APPENDIX E       Directors and Executive Officers of EB, Inc.

APPENDIX F       Directors and Executive Officers of The Parkway Company

APPENDIX G       Opinion of Rauscher Pierce Refsnes, Inc. dated as of September
                 27, 1994

                    JOINT PROXY STATEMENT/PROSPECTUS SUMMARY


         The following summary is a selective outline of certain information from this Joint Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated herein by reference.


EB, INC. AND THE PARKWAY COMPANY

         EB. EB, Inc. ("EB") is a Mississippi corporation engaged in the real estate business. EB's assets consist principally of loans and real estate which were retained by EB when it sold its banking assets to Sunburst Bank, Mississippi ("Sunburst") on March 1, 1993 and 438,889 shares of common stock of Grenada Sunburst Systems Corporation ("Grenada") received in the sale. (Prior to that, EB was a Mississippi-chartered savings bank named "Eastover Bank for Savings.") On December 31, 1994 Grenada merged with GSSC Acquisition Corporation, Inc., a wholly-owned subsidiary of Union Planters Corporation, a Tennessee corporation ("UPC"), resulting in EB receiving 1.453 shares of common stock of UPC in exchange for each share of common stock of Grenada. This resulted in EB owning 637,705 shares of UPC stock. For more information regarding EB, see the 1993 Annual Report to Shareholders of EB that accompanies this Joint Proxy Statement/Prospectus. The principal executive offices of EB are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and its telephone number is (601) 948-4091.

         Parkway. The Parkway Company ("Parkway") is a Texas corporation engaged in the real estate business. Parkway's investment strategy involves acquiring equity positions in private or publicly traded real estate companies which may or may not result in mergers or acquisitions. Parkway will also invest directly in real property in the form of equity ownership or mortgages. However, Parkway will seek to control its investments by owning substantially all of the investment and will avoid investments directly in real property that would result in a minority interest. Parkway owns equity interests in various properties, including six office buildings, a motel, a shopping center, developed lots surrounding a member-owned country club and other improved and unimproved land. A significant portion of Parkway's assets consists of notes receivable and mortgage investments. Parkway also has significant stockholdings in several real estate companies. On November 29, 1994, Congress Street Properties, Inc. ("Congress Street"), a former real estate company that participated in the expense sharing arrangements described below under "Special Factors--Expense Sharing Arrangements," merged with Parkway Congress Corporation, a wholly-owned subsidiary of Parkway. See "Information Concerning Parkway." Parkway Acquisition Corporation ("PAC") is a wholly-owned subsidiary of Parkway recently formed for the purpose of effecting the Merger.

         The principal executive offices of Parkway are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201- 2195, and its telephone number is (601) 948-4091.

DATE, TIME AND PLACE OF SHAREHOLDERS MEETINGS


         The meeting of the shareholders of EB will be held on April __, 1995 at 9:30 a.m., local time, at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi (the "EB Meeting"). The purpose of the EB Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 28, 1994 (as amended by the First Amendment to Agreement and Plan of Merger dated January 26, 1995) among EB, Parkway and PAC (the "Merger Agreement").

         The meeting of the shareholders of Parkway will be held on April __, 1995 at 10:00 a.m., local time, at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi (the "Parkway Meeting"). The purpose of the Parkway Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement.


RECORD DATE; SECURITIES ENTITLED TO VOTE


         The record date for the EB Meeting is February 22, 1995; holders of 984,973 EB Shares are entitled to one vote per share. There are an additional 465,144 EB Shares outstanding which are owned by Parkway which Parkway is currently not entitled to vote under the provisions of the Mississippi Control Share Statute. See "Voting and Proxy Information."

         The record date for the Parkway Meeting is February 22, 1995; holders of 1,563,308 Parkway Shares are entitled to one vote per share.

THE MERGER

         Under the terms of the Merger Agreement, PAC will be merged into EB and PAC will cease to exist as a separate legal entity. Upon consummation of the Merger, each outstanding EB Share will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus a certain amount of Parkway Shares based on the Exchange Ratio. The Exchange Ratio will be determined by dividing the value $9.25 by the average closing price for Parkway Shares for the 30 trading days preceding the closing under the Merger Agreement. No fractional Parkway Shares will be issued but, in lieu thereof, each holder of EB Shares entitled to receive a fractional Parkway Share will be paid cash in an amount equal to the average closing price of Parkway Shares over the 30 trading days preceding the effective date of the Merger. The cash payment and Parkway Shares issuable in exchange for the EB Shares and the cash payment in lieu of fractional shares are referred to herein as the "Merger Consideration." The currently outstanding Parkway Shares will not be exchanged in the Merger. See "Special Factors--The Merger Agreement."

CERTAIN EFFECTS OF THE MERGER

         If the Merger is approved, shareholders of EB will become shareholders of Parkway. The shareholders of EB (the "Minority Shareholders") other than Parkway and EB's officers and directors currently beneficially own 42.96% of the outstanding EB Shares. If the Merger is consummated, the Minority Shareholders will only own 21.57% of the Parkway Shares outstanding after the Merger and, accordingly, will have less voting power and less of a percentage interest in the underlying assets of EB which will, as a result of the Merger, become indirectly owned by Parkway (through its ownership of all of the EB Shares). See "Special Factors--Special Considerations--Certain Effects of the Merger."


BENEFITS TO EB AFFILIATES AND CONFLICTS OF INTEREST

         Two members of the six-person Board of Directors of EB (Messrs. Speed and Bailey) are also members of the Board of Directors of Parkway and a third member (David H. Hoster II), was an officer of both EB and Parkway at the time the Merger was proposed and negotiated. See "Special Factors -- Special Considerations."

         Additionally, according to the terms of the Merger Agreement, Parkway has agreed to indemnify each of the former members of the Board of Directors of EB against certain liabilities, including any liability arising under the Merger Agreement or in connection with the Merger.

         Mr. Friou (a director of EB) will become a director of Parkway, although Mr. Friou did not receive or accept the invitation to become a director until after an agreement in principle for the Merger had been reached. Furthermore, Mr. Friou did not expect to be asked to join Parkway's Board of Directors. Parkway directors have the authority to determine their own compensation. Upon becoming a director of Parkway, Mr. Friou will receive an option for 5,000 Parkway Shares under Parkway's 1991 Directors Stock Option Plan, as amended. See "Special Factors-- Special Considerations."

         Parkway and EB, along with four other companies, were parties to certain expense-sharing arrangements. As contemplated by the expense- sharing arrangements, the executive officers of EB also served as executive officers of Parkway and the other participants. See "Special Factors--Expense-Sharing Arrangements" and "Parkway--Description of Business."

         The relationships described above may have resulted or may result in the directors and officers of EB having a conflict of interest with the shareholders of EB in the negotiation, proposal, recommendation and consummation of the Merger. In this regard, the idea of combining EB and Parkway originated with the common management and directors (Messrs. Speed and Bailey). The transaction was first proposed, however, by a special committee of Parkway's disinterested directors to a committee of EB's disinterested directors (which included Mr. Friou), and the structure and terms of the Merger were negotiated by these two committees, with common management providing economic analyses and information regarding the companies' respective assets to those committees.

REQUIRED VOTES

         The proposal to approve and adopt the Merger Agreement must be approved by the holders of at least a majority of the outstanding EB Shares entitled to vote. As of the date hereof, the directors and officers of EB beneficially owned, in the aggregate, approximately 6.82% of the EB Shares entitled to vote (4.69% of the EB Shares outstanding). Parkway owns 294,101 of the EB Shares entitled to vote (29.86% of the EB Shares entitled to vote) and 465,144 EB Shares (32.08% of the EB Shares outstanding) which are currently not entitled to vote under the provisions of the Mississippi Control Share Statute. Parkway and EB's directors and officers have indicated that they intend to vote all of the EB Shares held by them in favor of the Merger. Parkway similarly intends to vote all EB Shares held by Parkway which are entitled to vote in favor of the Merger. See "Voting and Proxy Information."

         The proposal to approve and adopt the Merger Agreement must be approved by the holders of at least a majority of the Parkway Shares entitled to vote present or represented by proxy at the Parkway Meeting (assuming a quorum is so present or represented). As of the date hereof, the directors and officers of Parkway beneficially owned, in the aggregate, approximately 18.76% of the Parkway Shares outstanding and entitled to vote. Parkway's directors and officers have indicated that they intend to vote all of the Parkway Shares held by them in favor of the Merger. See "Voting and Proxy Information."


MANAGEMENTS' RECOMMENDATION

         The directors of EB are of the opinion that the Merger is in the best interests of both EB and its shareholders, and have unanimously recommended (with Messrs. Leland R. Speed and H. C. Bailey, Jr., who are also directors of Parkway, and David H. Hoster II, a former officer of Parkway, abstaining) to EB's shareholders that they vote in favor of the Merger. The Board believes that the Merger will: tend to maximize the value of EB's assets; result in EB shareholders owning a portion of the equity interest in a more viable entity with greater financial resources than EB; enable EB shareholders to participate in the ownership of a larger and more diversified real estate company than EB; and result in EB shareholders owning a NASDAQ National Market System security. See "Special Factors--EB's Reasons for Recommending the Merger."

         The directors of Parkway are of the opinion that the Merger is in the best interest of Parkway and its shareholders, and recommend to its shareholders that they vote in favor of the Merger. The Merger is in accordance with Parkway's business strategy of acquiring real estate interests by combining with other companies. See "Special Factors--Parkway's Reasons for Effecting the Merger."

FAIRNESS OPINIONS

         Howard Frazier Barker Elliott, Inc. has rendered an opinion to the Board of Directors of EB that the consideration to be received by the holders of EB Shares in the Merger is fair from a financial point of view to such shareholders other than Parkway. The opinion is reproduced as Appendix A hereto. See "Special Factors--EB Fairness Opinion."

         Rauscher Pierce Refsnes, Inc. ("Rauscher Pierce") has rendered an opinion to the Board of Directors of Parkway that the terms of the Merger were fair from a financial point of view to the shareholders of Parkway. The opinion is reproduced as Appendix G hereto. See "Special Factors--Parkway Fairness Opinion."


FEDERAL TAX CONSEQUENCES

         EB has received an opinion of Jaeckle, Fleischmann & Mugel that gains or losses will be recognized by the holders of EB Shares for federal income tax purposes to the extent of the difference between their tax basis in the EB Shares surrendered and the fair market value of the Merger Consideration received in exchange therefor, and that the tax basis of the Parkway Shares received by the holders of EB Shares will equal the fair market value of the Parkway Shares received as of the Effective Date. There will be no federal income tax consequences to shareholders of Parkway as a result of the Merger. See "Special Factors--Federal Income Tax Consequences."


CONDITIONS TO CLOSING

         Consummation of the Merger is subject to a number of conditions, including (i) the approval of the Merger Agreement by the shareholders of EB and Parkway and (ii) the continued accuracy of the representations and warranties of Parkway and EB as of the effective date of the Merger. The representations and warranties relate to, among other things, the absence of any material adverse changes in the business or assets of Parkway or EB. The Merger Agreement is subject to termination in the event that the average closing price for Parkway Shares for the 30 trading days preceding the closing under the Merger Agreement equals an amount less than $11.50 per Parkway Share or exceeds $16.00 per Parkway Share. The Merger may also be abandoned at any time prior to its consummation by the agreement of the Boards of Parkway and EB. See "Special Factors--The Merger Agreement."

DISSENTERS' RIGHTS

         If the holders of at least a majority of EB Shares entitled to vote approve the Merger, such approval will bind all the shareholders of EB, including those who vote against the Merger or abstain or fail to return a completed proxy. Shareholders of EB who do not vote for the Merger will have the right to an appraisal of their EB Shares under Mississippi law. Parkway shareholders will not have any appraisal rights in connection with the Merger. See "Voting and Proxy Information", "Special Factors--Appraisal Rights of Dissenting Shareholders" and "Special Factors--No Appraisal Rights for Parkway Shareholders."

SPECIAL CONSIDERATIONS

         Conflicts of Interest. Two members of EB's six-person Board of Directors (Messrs. Speed and Bailey) are members of Parkway's Board of Directors. One other member of EB's Board (Mr. Friou) has agreed to join Parkway's Board after the Merger, although Mr. Friou did not receive or accept the invitation to become a director until after an agreement in principle for the Merger had been reached. Furthermore, Mr. Friou did not expect to be asked to join Parkway's Board of Directors. In addition, EB and Parkway shared certain common officers and offices under an expense-sharing arrangement which terminated on December 31, 1994. One of EB's directors, David H. Hoster II, formerly served as an officer of both EB and Parkway. The relationships described above may result in the directors and officers of EB having a conflict of interest with the shareholders of EB in the negotiation, proposal, recommendation and consummation of the Merger. In this regard, the idea of combining EB and Parkway originated with the common management and directors (Messrs. Speed and Bailey). The transaction was first proposed, however, by a special committee of Parkway's disinterested directors to a committee of EB's disinterested directors (which included Mr. Friou), and the structure and terms of the Merger were negotiated by these two committees, with common management providing economic analyses and information regarding the companies' respective assets to those committees. See "Special Factors--Special Considerations--Benefits to EB Affiliates and Conflicts of Interest."

         Risks Associated with Real Estate. Shareholders of EB and Parkway should be aware that there are certain risks inherent in the ownership of real estate and the securities of companies that own real estate, and that Parkway's assets may have particular risks associated with them. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing laws, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances. See "Special Factors--Special Considerations--Risks of Real Estate Ownership."

         Risks Associated with Parkway's Assets. In addition to the risks described above which are applicable to the ownership of real estate or interests therein generally, there are certain potential risks associated with Parkway's Bullard Road property. See "Special Factors-- Special Considerations--Specific Risks Related to Certain Parkway Property." Additionally, certain of Parkway's properties consist of unimproved land. Parkway may have to hold this property indefinitely before it can be sold at prices that Parkway would consider fair. Parkway has no present plans or proposals to develop any such property. See "Special Factors
- -- Special Considerations -- Specific Risks Related to Certain Parkway Property."

         Risks Associated with EB's Assets. EB's assets include foreclosed real estate and loans with borrowers in various stages of bankruptcy and, accordingly, there can be no assurance that Parkway will realize the value of those assets. See "Special Factors--Special Considerations- -Specific Risks Related to EB Property."


MARKET PRICES

         Parkway Shares are traded over-the-counter on the NASDAQ National Market System ("NASDAQ NMS") under the symbol "PKWY." EB Shares are traded over-the-counter and are quoted on the NASDAQ Small-Cap Market ("NASDAQ SCM") under the symbol "EBEB." The following table shows the closing price of Parkway Shares as reported by NASDAQ NMS, and the closing bid price of EB Shares as reported by NASDAQ SCM, on the dates indicated.

                                                             EB Share                  Parkway Share
                                                             --------                  -------------

 July 26, 1994, the last trading day before EB and
 Parkway issued a joint press release announcing
 that they had agreed in principle to the Merger
 (1) . . . . . . . . . . . . . . . . . . . . . . . .          $14.25                       $12.50
 March 7, 1995, the most recent trading day prior
 to the date of this Joint Proxy
 Statement/Prospectus with respect to which it is
 practicable to provide market price information
 (1) . . . . . . . . . . . . . . . . . . . . . . . .          $15.75                       $15.00

- --------------------
(1) Price per share as of a particular day reflects the last reported transaction in the indicated shares on or before that day.

         Parkway is currently paying a quarterly dividend of $.16 per Parkway Share; EB paid a quarterly dividend of $.10 per EB Share in the second, third and fourth quarters of 1994. See "Market Prices and Dividends" for more information regarding historical market prices and dividends.


STOCK CERTIFICATES

         A Letter of Transmittal will be sent to shareholders of record of EB as of the effective date of the Merger (the "Effective Date"). Shareholders of Parkway will not need to exchange their stock certificates. Shareholders of EB should mail their certificates representing EB Shares, together with a properly completed Letter of Transmittal, to Society National Bank, the exchange agent with respect to the Merger (the "Exchange Agent"), as soon as possible after the

Effective Date. The Exchange Agent will begin forwarding certificates for Parkway Shares and checks for the cash payment and cash in lieu of fractional Parkway Shares promptly after the Effective Date to those shareholders who have surrendered their EB Share certificates together with a completed Letter of Transmittal. Shareholders of EB who fail to deliver their EB Share certificates and Letter of Transmittal to the Exchange Agent will not receive their Parkway Share certificates, nor any dividends with respect to such Parkway Shares, unless and until such EB Share certificates are forwarded to the Exchange Agent. Shareholders who are unable to locate their EB Share certificates may contact the Exchange Agent at the address indicated in the Letter of Transmittal for assistance. See "Special Factors--The Merger Agreement--Exchange of Shares."


DIFFERENCES IN SHAREHOLDERS' RIGHTS

         The laws and charter documents governing the rights of shareholders of Parkway differ in certain respects from those governing the rights of shareholders of EB. For example, to be elected a director of Parkway, a nominee must receive the affirmative vote of the holders of at least a majority of the Parkway Shares present (in person or by proxy) at a meeting at which a quorum is present, with each share equivalent to one vote. In the case of the election of directors of EB, however, shareholders are entitled to cumulate their votes and directors are elected by a plurality of the votes cast. See "Differences in Shareholders' Rights."


UNAUDITED PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA

         The selected pro forma financial data that appears below is based on EB's, Congress Street's and Parkway's historical financial data as adjusted to give effect to the Merger and the merger of Parkway and Congress Street (see "Information Concerning Parkway--Recent Developments") on the basis described in the notes to the Pro Forma Consolidated Financial Statements (Unaudited). This information is not necessarily indicative of the results that actually would have occurred and should be read in conjunction with the Pro Forma Consolidated Financial Statements (Unaudited) included elsewhere in this Joint Proxy Statement/Prospectus.


                                                                        Three Months Ended       Twelve Months Ended
                                                                        September 30, 1994         June 30, 1994(1)
                                                                        ------------------       -------------------

                                                                        (In thousands, except per share information)

         Net Revenues                                                        $3,364                    $12,152
         Expenses                                                             2,654                     11,247
         Net income from continuing operations                                  710                        904
         Net income from continuing operations per common share                 .36                        .45
         Weighted average number of common shares outstanding                 1,993                      1,993



                                                            As of September 30,
                                                                  1994(1)
                                                            -------------------
 Unaudited Pro Forma Consolidated Balance Sheet Data:          (In thousands)
         Total assets                                             $69,663

         Total liabilities                                         32,143

         Stockholders' equity                                      37,520

- --------------------
(1) Parkway has a June 30 fiscal year end, Congress Street had an August 31 fiscal year end and EB has a December 31 fiscal year end. The unaudited pro forma consolidated statements of income and balance sheet data combines data for different periods as described in the Pro Forma Consolidated Financial Statements (Unaudited) included elsewhere in this Joint Proxy Statement/Prospectus.


SELECTED COMPARATIVE PER SHARE DATA

         The following tables set forth certain information concerning Parkway Shares, shares of common stock, $.10 par value of Congress Street ("Congress Street Shares"), and EB Shares. Data captioned "Parkway pro forma consolidated" represents Parkway's, Congress Street's, and EB's historical data adjusted to give effect to the Merger and Parkway's merger with Congress Street effective on November 29, 1994 (see "Information Concerning Parkway--Recent Developments") on the basis described in the notes to the Pro Forma Consolidated Financial Statements (Unaudited), included elsewhere in this Joint Proxy Statement/Prospectus. Congress Street's equivalent pro forma consolidated per share data is determined by multiplying Parkway's pro forma consolidated data by .29, which is the number of Parkway Shares that were issued to Congress Street shareholders in exchange for one Congress Street Share in the merger. EB's equivalent pro forma per share data is obtained by multiplying Parkway's pro forma consolidated data by .66, which is the number of Parkway Shares that will be issued to EB shareholders in exchange for one EB Share (based on Parkway's market price on February 3, 1995 of $14.00 per share).

         The following data (unaudited) should be read in conjunction with the Pro Forma Consolidated Financial Statements (Unaudited), Parkway's Consolidated Financial Statements, Congress Street's Consolidated Financial Statements and EB's Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus or incorporated in this Joint Proxy Statement/Prospectus by reference.

                                                                       As of September 30, 1994 for
                                                                       Parkway and EB and August 31,
                                                                        1994 for Congress Street
                                                                       -----------------------------

Book value per common share:
    Parkway historical                                                            $21.64
    Parkway pro forma consolidated                                                 18.83
    Congress Street historical                                                      2.78
    Congress Street equivalent pro forma consolidated                               5.46
    EB historical                                                                  23.88
    EB equivalent pro forma consolidated                                           12.43


Parkway:                                                      Quarter Ended                 Year Ended
                                                            September 30, 1994            June 30, 1994
                                                            ------------------            -------------
    Historical income from
    continuing operations per
    common share                                                    $.23                        $.96

    Pro forma consolidated income
    from continuing operations
    per common share                                                 .36                         .45

    Historical cash dividends
    declared per common share                                        .16                         .60

    Pro forma consolidated cash
    dividends declared per common share                              .12                         .39

Congress Street:                                             Quarter Ended                  Year Ended
                                                            August 31, 1994                May 31, 1994
                                                            ---------------                ------------
    Historical income from continuing
    operations per common share                                   ($1.69)                       $.62

    Equivalent pro forma consolidated income
    from continuing operations per common share                      .10                         .13

    Historical cash dividends declared per common
    share                                                            ---                         ---

    Equivalent pro forma consolidated cash
    dividends declared per common share                              .03                         .11


EB, Inc.:                                                          Quarter Ended                    Year Ended
                                                                September 30, 1994                June 30, 1994
                                                                ------------------                -------------

    Historical income from continuing operations
    per common share                                                    $.52                           $.70

    Equivalent pro forma consolidated income from
    continuing operations per common share                               .24                            .30

    Historical cash dividends per common share                           .10                            .20

    Equivalent pro forma consolidated cash
    dividends declared per common share                                  .08                            .26


                                  INTRODUCTION



         This Joint Proxy Statement/Prospectus is being furnished to the shareholders of EB and Parkway in connection with the solicitation of proxies by the Boards of Directors of EB and Parkway, respectively for use at the EB Meeting and Parkway Meeting, which will both be held on April __, 1995, at 9:30 a.m. and 10:00 a.m., respectively, local time, at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, and at all adjournments and postponements thereof.


         As set forth more fully below, at the EB Meeting and the Parkway Meeting, the holders of EB Shares and the holders of Parkway Shares, respectively, will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. A copy of the Merger Agreement (without exhibits) is attached as Appendix B to this Joint Proxy Statement/Prospectus, and is hereby incorporated by this reference into this Joint Proxy Statement/Prospectus. The Merger Agreement provides for, among other things, upon satisfaction of certain conditions set forth therein, (i) the merger of PAC with and into EB; (ii) the conversion of each EB Share outstanding into the right to receive a cash payment in the amount of eight dollars ($8.00) plus a certain amount of Parkway Shares based on the Exchange Ratio; and (iii) EB becoming a wholly-owned subsidiary of Parkway.


                          VOTING AND PROXY INFORMATION



         The Board of Directors of EB has fixed the close of business on February 22, 1995 as the record date for determining the holders of EB Shares entitled to receive notice of and to vote at the EB Meeting (the "EB Record Date"). As of February 22, 1995, there were outstanding 1,450,117 EB Shares, 984,973 of which are entitled to vote at the EB Meeting. (Parkway owns 465,144 EB Shares which are currently not entitled to vote under the Mississippi Control Share Statute--see the table below and note (1) thereto.) Approval of the Merger will require the affirmative vote of the holders of at least a majority of the outstanding EB Shares entitled to be voted.

         The Board of Directors of Parkway has fixed the close of business on February 22, 1995 as the record date for determining the holders of Parkway Shares entitled to receive notice of and to vote at the Parkway Meeting (the "Parkway Record Date"). As of February 22, 1995, there were 1,563,308 Parkway Shares outstanding and entitled to vote. Approval of the Merger will require the affirmative vote of the holders of at least a majority of the outstanding Parkway Shares entitled to vote present or represented by proxy at the Parkway Meeting (at which a quorum must be present or represented by proxy).

         The accompanying proxies are solicited on behalf of the Board of Directors of EB and the Board of Directors of Parkway and are revocable at any time before they are exercised. A proxy may be revoked by written notice of revocation or by a later dated proxy delivered to the Secretary of EB in the case of EB Shares and to the Secretary of Parkway in the case of Parkway Shares. Attendance at the EB Meeting or the Parkway Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

         All outstanding EB Shares and Parkway Shares entitled to vote represented by properly executed and unrevoked proxies received in the accompanying form in time for the EB Meeting and Parkway Meeting will be voted. Shareholders may (i) vote "FOR" approval of the Merger, (ii) vote "WITHHOLD AUTHORITY" for the Merger, or (iii) "ABSTAIN" from voting on the Merger. A vote to abstain from voting on the Merger (as well as a failure to vote at all) would have the effect of a vote against the Merger. EB Shares and Parkway Shares will be voted as instructed in the accompanying proxies. If no instructions are given, the shares will be voted for approval of the Merger.

         A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder. This could occur, for example, when a broker is not permitted to vote shares held in street name in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted will have the effect of having been voted against the Merger, as approval of the Merger will require the affirmative vote of a majority of the outstanding Parkway Shares and EB Shares entitled to vote present or represented by proxy at the Parkway Meeting and EB Meeting, respectively (assuming a quorum is so present or represented).

OWNERSHIP OF EB SHARES


         The following table sets forth information concerning ownership of EB
Shares by each person known to EB to be the beneficial owner of more than five percent of the outstanding EB Shares based on public filings with the SEC as of February 22, 1995.

                                                     Amount and
                                                     Nature of
 Name and Address                                    Beneficial               Percent
 of Beneficial Owner                                 Ownership                of Class
 -------------------                                 ----------               --------
 The Parkway Company                                   759,245(1)               52.4%
          300 One Jackson Place
          188 East Capitol Street
          Jackson, Mississippi 39201

- --------------------
(1) Includes 453,471 EB Shares which Parkway is not entitled to vote under the provisions of the Mississippi Control Share Statute until (i) the shareholders of EB approve voting rights for the shares or (ii) three years after the shareholders of EB fail to approve voting rights for the shares. Also includes 11,673 EB Shares held by Parkway's wholly-owned subsidiary, Parkway Congress Corporation, which are also not entitled to be voted under the provisions of the Mississippi Control Share Statute.

OWNERSHIP OF PARKWAY SHARES


         The following table sets forth information concerning ownership of Parkway Shares by each person known to Parkway to be the beneficial owner of more than five percent of the outstanding Parkway Shares based on public filings with the SEC as of February 22, 1995.

                                                   Amount and
                                                   Nature of
 Name and Address                                  Beneficial               Percent
 of Beneficial Owner                               Ownership                of Class
 -------------------                               ----------               --------
 Leland R. Speed                                    144,431(1)                9.24%
          300 One Jackson Place
          188 East Capitol Street
          Jackson, Mississippi 39201

- ---------------------
(1) Includes (i) 14,105 Parkway Shares owned by Mr. Speed's spouse, (ii) 25,300 Parkway Shares owned by Mr. Speed's son, Stewart, (iii) 12,523 Parkway Shares held by Mr. Speed's son, Forrest, and (iv) 5,929 Parkway Shares owned by Mr. Speed's, son Warren.

                                SPECIAL FACTORS


SPECIAL CONSIDERATIONS

         In analyzing the Merger, shareholders of EB and Parkway should consider, among other factors, the following:

         Benefits to EB Affiliates and Conflicts of Interest. Two members of the six-person Board of Directors of EB (Messrs. Speed and Bailey) are also members of the Board of Directors of Parkway and a third member (David H. Hoster II) served as an officer of both EB and Parkway until December 31, 1994. One other member of EB's Board of Directors (Mr. Friou) has agreed to join Parkway's Board of Directors upon consummation of the Merger although Mr. Friou did not receive or accept the invitation to become a director until after an agreement in principle for the Merger had been reached. Furthermore, Mr. Friou did not expect to be asked to join Parkway's Board of Directors. As a director of Parkway he will receive compensation as determined by Parkway's Board of Directors and an option for 5,000 Parkway Shares at an exercise price equal to the fair market value of a Parkway Share on the date the option is granted. Additionally, according to the terms of the Merger Agreement, Parkway has agreed to indemnify each of the former members of the Board of Directors of EB against certain liabilities, including any liability arising under the Merger Agreement or in connection with the Merger.

         Parkway and EB, along with four other companies, were parties to certain expense-sharing arrangements. As contemplated by the expense-sharing arrangements, the executive officers of EB also served as executive officers of Parkway and the other participants. See "Special Factors--Expense-Sharing Arrangements."

         The relationships described above may have resulted or may result in the directors and officers of EB and Parkway having a conflict of interest with the shareholders of EB and Parkway in the negotiation, proposal, recommendation and consummation of the Merger. In this regard, the idea of combining EB and Parkway originated with the common management and directors (Messrs. Speed and Bailey). The transaction was first proposed, however, by a special committee of Parkway's disinterested directors to a committee of EB's disinterested directors (which included Mr. Friou), and the structure and terms of the Merger were negotiated by these two committees, with common management providing economic analyses and information regarding the companies' respective assets to those committees.

         Certain Effects of the Merger. If the Merger is approved, shareholders of EB will become shareholders of Parkway. The Minority Shareholders, who currently beneficially own 42.96% of the outstanding EB Shares, will only own 21.57% of Parkway Shares outstanding after the Merger and, accordingly, will have less voting power and less of a percentage interest in EB assets. Shareholders of Parkway will be diluted in their percentage ownership of Parkway by the issuance of Parkway Shares to EB shareholders.

         Risks of Real Estate Ownership. Parkway's assets primarily consist of equity investments in various types of real property, as well as controlling interests in securities of other real estate companies. If the Merger is consummated, shareholders of EB will become shareholders of Parkway, and Parkway, through its ownership of PAC, will own the assets of EB. As a result, shareholders of EB will be, as shareholders of Parkway, subject to the risks inherent in the ownership and management of real property owned by both EB and Parkway. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing laws, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances.

         Specific Risks Related to Certain Parkway Property. In addition to the risks described above which are applicable to the ownership of real estate or interests therein generally, there are certain potential risks associated with Parkway's Bullard Road property described in "Information Concerning Parkway--Description of Properties." In this regard, the Bullard Road property is surrounded by property owned by Rockwood National Corporation ("Rockwood"), which is a former affiliate of Parkway. Parkway currently owns 24.23% of Rockwood's outstanding common stock. In its Form 10-K for the year ended March 31, 1994, Rockwood disclosed that if its cash flow is not improved through the sale of land or by receiving additional financing, it may be forced to seek protection from its creditors under the United States Bankruptcy Code. If Rockwood were to file for bankruptcy and, in connection with such a proceeding, sell its land at auction or otherwise than in the ordinary course of business, such sales could have a depressing effect on the value of Parkway's Bullard Road property. Parkway has already written down the book value of its investment in Rockwood stock to zero. In addition, Parkway has notes receivable from Lake Forest, Inc., a subsidiary of Rockwood, aggregating $176,674 at December 31, 1994, the payment of which would be jeopardized by a bankruptcy filing.

         Certain of Parkway's properties consist of unimproved land (e.g., Gilbert Road, Big Run and Mesquite Property--see "Information Concerning Parkway--Description of Properties").

Parkway may have to hold these properties indefinitely before it can be sold at prices that Parkway would consider fair. Parkway has no present plans or proposals to develop any such property.

         Risks Related to EB Property. EB's real estate was acquired by foreclosure when EB operated as a Mississippi-chartered savings bank prior to the sale of most of its assets to Sunburst in 1993, and EB's loans are with borrowers, some of who are in various stages of bankruptcy proceedings. These assets were not acquired by Sunburst in 1993 because they were considered undesirable. Accordingly, these assets present a significant amount of risk as to whether their value will ultimately be realized.

         Uncertain Market for and Price of Parkway Shares. There can be no assurance as to the trading volume or price of Parkway Shares after the Merger. Parkway Shares trade at low volumes--the average daily trading volumes during the months of September, October, November and December of 1994 were 2,595 shares, 1,289 shares, 1,258 shares and 1,214 shares, respectively. While there can be no assurance, Parkway believes that it is likely that the Merger will result in some increase in the trading volume of Parkway Shares. Moreover, events outside the control of Parkway and EB could adversely affect the market value of their existing real estate and other investments, EB Shares and Parkway Shares during the period from the date of this Joint Proxy Statement/Prospectus to the date the Merger is consummated or thereafter.

         Shares of real estate entities such as Parkway and EB sometimes trade at a discount to the aggregate fair market value of their underlying assets less their aggregate liabilities. The amount a shareholder of Parkway may realize on a sale of Parkway Shares may be less than a proportionate share of the aggregate net value of Parkway's assets.

         Change In Parkway Dividend. In June 1993, Parkway's Board of Directors decided to reduce Parkway's regular quarterly dividend from $.20 to $.15. This reduction was made to strengthen Parkway's liquidity and to assist Parkway in implementing its newly adopted goals and investment strategy, which focus on more aggressive growth through investments and acquisitions. At the time of this decision, Parkway had over $8 million in cash and cash equivalents, but was already considering several potential investment opportunities, including, among others, a business combination with First Continental Real Estate Investment Trust ("First Continental" or "FCREIT") (which was consummated in May 1994) and the acquisition of EB Shares from the Resolution Trust Corporation (which was consummated in January 1994). On September 23, 1994, Parkway's Board increased its regular quarterly dividend per Parkway Share from $.15 per Parkway Share to $.16 per Parkway Share. Parkway's Board has no present plan or proposal to further change the quarterly dividend, but there can be no assurance in this regard. As with any corporation, Parkway may at times be legally unable to pay dividends, and in any case will pay dividends only when its Board of Directors elects to do so.

BACKGROUND OF THE MERGER

         On April 28, 1994, the Board of Directors of Parkway established a special committee composed entirely of disinterested directors (B. Pat Green Jr. and George R. Farish). The purpose of the Parkway special committee was to study possible business combinations with other companies in accordance with Parkway's business strategy, which is described under "Information Concerning Parkway--Description of Business." On April 26, 1994, the Board of Directors of EB established a special committee composed entirely of disinterested directors (Roger Friou, William Cassell and Kenneth Warren) to study options for the future of EB. The Board of Directors of Congress Street, a former participant in the expense sharing arrangements described under "Special Factors--Expense-Sharing Arrangements," had also appointed (on April 28, 1994) a special committee composed entirely of disinterested directors (J. Will Young and Frederick R. Clark) for the purpose of studying options for Congress Street's future. At the time these three special committees were appointed, common management of Parkway, EB and Congress Street desired to have these three companies engage in a business combination in which Parkway would be the surviving entity.

         During May 1994, each of these special committees requested and was provided with financial and other information regarding Parkway, EB and Congress Street. This information was compiled and prepared by common management of Parkway, EB and Congress Street and consisted of information with respect to (i) the historical financial performance of the companies, including financial condition, cash flows and results of operations; (ii) the market prices of each company's shares; (iii) the respective book value of each company's shares; and (iv) management's estimates as to the net realizable value of the respective company's assets on a property-by-property basis, in the aggregate and on a per share basis. After receipt of this information, the special committees each met separately on one or more occasions to consider the issues that their respective boards of directors had requested that the committees study. These meetings were attended by all members of the special committees and counsel participated in all or portions of these meetings.
Also, N. Keith McKey, then Chief Financial Officer of each of the companies, participated in the meetings to explain the data that had been provided to the special committees and the derivation of such data.

         At these meetings, the EB special committee analyzed the information provided to it by management and had detailed discussions with respect to that information and the factors set forth in "Special Factors--EB's Reasons for Recommending the Merger," and concluded that a business combination with Parkway could be in the best interests of EB's shareholders. The EB special committee formulated the EB special committee's strategy for negotiating with the Parkway special committee. The Parkway special committee similarly analyzed the information provided to it and formulated its negotiating strategy for dealing with both EB and Congress Street. The Congress Street special committee also analyzed the information provided to it and a possible business combination with Parkway. Congress Street's special committee believed that a business combination with Parkway at an appropriate exchange ratio would be in the best interests of Congress Street's shareholders, especially in light of the lack of liquidity in Congress Street's Shares and the fact that Congress Street's only material asset was stock of Parkway. The Congress Street special committee also determined that it would condition Congress Street's entering into a business combination transaction on the transaction qualifying as a tax-free reorganization.

         During May 1994, the special committees began to communicate and meet with one another to discuss the possibility of business combinations between Parkway and EB and Parkway and Congress Street. These discussions continued into June 1994. Most of these discussions were held among the chairmen of the respective special committees, i.e. Mr. Green for Parkway, Mr. Friou for EB, and Mr. Clark for Congress Street. The communications among the committee chairmen took place by telephone conference in most instances. In addition to consideration of the factors listed in the preceding paragraph, the special committees also held discussions with their legal and tax advisors to determine whether there was a manner in which a three-way combination of Parkway, EB and Congress Street could be structured as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). As noted above, the Congress Street special committee had conditioned its recommending such a transaction on it qualifying as a tax-free reorganization. Parkway's tax advisors determined that it was not possible to consummate such a three-way transaction as a tax-free reorganization, and the Parkway special committee, after discussion with the Parkway Board of Directors, decided to attempt to negotiate a transaction with EB.

         The discussion between the Parkway special committee and EB's special committee continued through early June 1994. Most of the discussions were held by telephone conferences between Mr. Friou, Chairman of EB's special committee, and Mr. Green, Chairman of the Parkway special committee. Mr. Friou, on behalf of EB's special committee, made it clear to Mr. Green that EB's special committee would not recommend a transaction with Parkway unless the consideration paid to EB's shareholders in the business combination contained a significant cash component. Mr. Green informed Mr. Friou that the Parkway special committee had hoped that any business combination would have been a stock for stock transaction. After discussion with other members of the Parkway special committee and Steven G. Rogers, President of Parkway, the Parkway special committee determined that Parkway would have sufficient cash to provide a significant cash payment to EB shareholders in connection with a business combination transaction and that Parkway's future financial condition and prospects would not be adversely affected by the cash payment. Mr. Green then began discussions with Mr. Friou with respect to a transaction in which EB shareholders would receive a combination of cash and Parkway Shares. Mr. Green, as authorized by the Parkway special committee, first proposed to Mr. Friou a transaction in which each EB Share would be converted into $5.00 and .6957 Parkway Share. Mr. Friou countered with a proposal in which each EB Share would be converted into $5.00 and .8696 Parkway Share. Messrs. Friou and Green continued their discussions, and each consulted with the members of his respective special committee regarding the progress of the negotiations. After these discussions, the Parkway special committee and

EB's special committee reached an agreement pursuant to which EB would enter into a merger with a wholly-owned subsidiary of Parkway and in which each EB Share would be converted into $5.00 cash and .7826 of a Parkway Share (the "First Proposed Merger").

         After the approval of the First Proposed Merger by each special committee, the Parkway special committee made a report to Parkway's Board of Directors at a telephone meeting on June 13, 1994 at which all directors and counsel were present. The Parkway Board of Directors approved the First Proposed Merger on that date. In determining to approve the First Proposed Merger, the Parkway Board of Directors took account of the facts set forth under "Special Factors--Parkway's Reasons for Effecting the Merger" and"--Parkway's Position on Fairness." While EB's special committee was preparing to make its report to EB's full Board of Directors with respect to the First Proposed Merger, EB's tax advisers advised the special committee that the First Proposed Merger probably could not be effected as a tax free reorganization because EB probably did not have "continuity of business enterprise" as required by the Code. This resulted from EB's reorganization from a savings and loan holding company into a real estate company in 1993.

         EB's special committee, at a meeting at which all members and counsel were present, studied whether it would recommend a merger which was not a tax-free reorganization to EB's full Board of Directors. After reviewing the terms of the First Proposed Merger and conducting a study of what the EB special committee believed to be the adjusted basis of most of EB's shareholders in their EB Shares, EB's special committee decided to recommend the First Proposed Merger to the full Board of Directors as a taxable merger. In determining to approve the First Proposed Merger, EB's Board of Directors took account of the same factors set forth below in a description of EB's July 27, 1994 Board of Directors meeting and also those factors set forth under "Special Factors--EB's Reasons for Recommending the Merger," but valued the Grenada stock at its market value prior to the announcement of Grenada's transaction with UPC. The agreement in principle between the Parkway special committee and EB's special committee was publicly announced on June 30, 1994.
A Parkway Board of Directors meeting was scheduled for July 5, 1994 to consider this proposal.

         On July 1, 1994, Grenada, a bank holding company in which EB holds 438,889 shares (4.6%), announced an agreement in principle to merge with UPC, which announcement caused a significant increase in the price of Grenada stock. This caused EB's special committee to terminate the agreement in principle with respect to the First Proposed Merger and to suspend further negotiations to determine the effect on EB of the Grenada merger with UPC. On July 1, 1994, EB issued a press release in which it stated that the EB special committee had terminated the agreement in principle with respect to the First Proposed Merger and was suspending further discussions with the Parkway special committee so that it could evaluate the effect of the proposed Grenada/UPC merger on EB.

         At a July 5, 1994 Parkway Board of Directors meeting at which all Parkway directors, counsel and members of management were present, the Parkway special committee reported that it had reached an agreement in principle with Congress Street's special committee with respect to an exchange ratio for exchanging Congress Street Shares for Parkway Shares in a proposed merger, but that tax concerns had prevented them from coming to an agreement. Those tax issues were satisfactorily addressed and the Parkway special committee recommended that Parkway's Board of Directors approve a merger with an exchange ratio of .29 Parkway Shares for each Congress Street share. After hearing the special committee's reasons for recommending the merger with Congress Street and the manner in which that exchange ratio was determined and negotiated, the Parkway Board of Directors approved the agreement in principle, and the Parkway special committee contacted the Congress Street special committee to inform them of such approval. The full Congress Street Board of Directors then approved the proposed merger, which was consummated on November 29, 1994.

         The EB special committee held a meeting in early July 1994 to analyze the effect of the proposed Grenada/UPC transaction on EB. All members of the EB special committee were present at this meeting and counsel participated in a portion of this meeting. After a careful analysis of the effect of the proposed Grenada/UPC transaction on EB, the EB special committee decided that the same factors (discussed below) that indicated that a transaction with Parkway was in the best interest of EB prior to the announcement of the Grenada/UPC merger still made a transaction with Parkway advisable for EB's shareholders if an appropriate increase in the consideration to be given to EB's shareholders could be negotiated. The EB special committee determined what it believed to be an appropriate price in light of the increase in value of the Grenada stock. Mr. Friou was authorized to contact Mr. Green and indicate that the EB special committee would recommend to the EB Board of Directors a business combination in which each EB Share was converted into $8.00 and .7303 Parkway Share. Mr. Friou contacted Mr. Green and made the proposal to him. The Parkway special committee, at a meeting shortly after Mr. Friou contacted Mr. Green, at which all members were present, discussed the proposed transaction, and indicated that it would be interested in pursuing such a transaction, but at a lower price per EB Share and it would desire some protection in the event that the value of the Grenada stock were to drop. Mr. Green began discussions with Mr. Friou with respect to the appropriate price and other conditions. During this period, Mr. Green frequently held discussions with the other members of the Parkway special committee and Mr. Friou with the other members of the EB special committee with respect to the progress of the negotiations and the appropriate responses to proposals by the other side. After several discussions between Mr. Green and Mr. Friou, the Parkway special committee and EB's special committee came to an agreement with respect to the Merger whereby each EB Share was converted into $8.00 and $9.25 in market value of Parkway Shares.

         EB's special committee made its report to EB's Board of Directors on July 27, 1994. All EB Board members were present at the meeting. EB's special committee detailed the information it had reviewed in connection with preparing for its discussions with Parkway's special committee, which included financial information regarding Parkway, detailed information regarding Parkway's assets, detailed information regarding the trading volume and prices of Parkway Shares and similar information with respect to EB. EB's special committee detailed how they had required that a portion of the consideration to be paid by Parkway be cash. EB's special committee also discussed how it had evaluated the Grenada merger with UPC and how that merger affected the value of EB. EB's special committee also discussed other options that it had considered for EB's future, and the limits placed upon those options by Parkway's position as a majority shareholder of EB. In this regard, EB had explored selling its loans and real estate, which were retained by EB after the sale of assets to Sunburst on March 1, 1993, principally because Sunburst declined to acquire such assets due to the doubtful nature of their value. The expressions of interest EB obtained in the assets retained after the sale to Sunburst were at a significant discount to book value. EB had determined at that time that the shareholders of EB were more likely to realize the value of the retained assets by an orderly disposition of the real estate and through normal collections on the loans.
For the last 10 months of 1993, EB collected $7.5 million in loan payments and $2.9 million from the sale of real estate (as well as $1.9 million in loan payments and $535,000 in real estate sales during the first nine months of
1994), and EB determined that this kind of performance could not reasonably be expected to continue in light of the nature of EB's retained assets. For this reason, EB's Board of Directors believed that it was a propitious time to attempt to engage in a business combination with another company from the point of view of obtaining the most value for the EB shareholders. EB decided to pursue a transaction with Parkway first because EB recognized that, since Parkway owned a majority of EB's outstanding shares, it would not be feasible to do a transaction with a third party unless Parkway supported the transaction. Further, as a majority stockholder and with certain common board members and management, Parkway was familiar with EB's assets and prospects. Since Parkway was willing to pursue a business combination with EB, EB did not contact any third parties with respect to a possible business combination. Following its discussion of the foregoing, EB's Board of Directors approved the Merger, with Messrs. Speed, Bailey and Hoster abstaining.

         The Parkway special committee made its report to Parkway's Board of Directors on July 27, 1994. Parkway's special committee detailed the information that it reviewed with respect to the proposed business combination with EB, and the factors set forth under "Special Factors-- Parkway's Reasons for Effecting the Merger." After a discussion of those matters, the Parkway Board of Directors approved the Merger, with Messrs. Speed and Bailey abstaining. The Merger was publicly announced on July 27, 1994.

                 The business combination between Grenada and UPC closed on December 31, 1994. As a result, each of EB's shares of Grenada were converted into shares of UPC. As originally executed, the Merger Agreement could be terminated by either party if the closing price per share of Grenada on the last trading day on which Grenada shares traded prior to the closing equalled an amount less than $28.00 per share or greater than $40.00 per share. After the Grenada/UPC merger, the Parkway special committee desired to have this "collar" adjusted so that the high and low price limits would be changed to $19.27 and $27.53 per UPC share. The EB special committee resisted this change, arguing that the collar was included to protect Parkway from the risk that the Grenada/UPC merger would not close and the related volatility in the market price of Grenada stock. After discussion of the issue, the Parkway special committee decided to accept the risk of fluctuations in the price of UPC shares. On January 26, 1995, the parties entered into an amendment to the Merger Agreement which removed the provisions with respect to the price of Grenada stock from the Merger Agreement.

EB'S REASONS FOR RECOMMENDING THE MERGER

         The directors of EB are of the opinion that the Merger is in the best interest of both EB and its shareholders other than Parkway and is fair to such shareholders. As a result of the decrease in the amount of EB's assets during recent years, the directors considered whether it was in the best interest of EB's shareholders to maintain its status as a separate public company with all of the costs attached thereto or combine with Parkway. In this regard, the directors believe that the length of time that would be required to realize the value of EB's assets remaining after the sale of its banking assets to Sunburst in 1993, together with the sale of assets since that date which were more readily marketable and the fact that many of the remaining assets are of speculative value, militates against maintaining EB as a separate public company. The EB directors believe that the Merger will tend to maximize the value of EB's assets in that it will allow the assets to continue to be managed and held for sale and collection without as much general and administrative costs over the long term on a proportionate basis relative to the size of the assets held. There are two bases for this belief: first, the expectation that Parkway will have less general and administrative cost, on a proportionate basis relative to the amount of assets held, than EB; and second, the directors of EB believe that the costs of maintaining EB as a separate company relative to the size of its assets would continue to increase on a proportionate basis due to the fact that EB is in a mode of selling off its real estate assets and collecting payments on its loans while not reinvesting such proceeds, thereby reducing its asset base, whereas Parkway is pursuing a growth strategy (see "Information Concerning Parkway--Description of Business"). The EB directors further believe that the Merger will result in EB shareholders owning a portion of the equity interest in a more viable entity with greater financial resources than EB because Parkway has a larger asset base than EB and Parkway has a growth strategy, whereas EB is selling its real estate and collecting loan payments and not reinvesting the proceeds--see "EB's Reasons for Recommending the Merger" below. Further, the assets of Parkway are, in the view of the directors and the management of Parkway and EB, less speculative than the assets of EB, as evidenced by the fact that EB's real estate and loans were refused by Sunburst when it purchased the rest of the assets of EB (then named "Eastover Bank for Savings") in 1993. The EB directors also believe that the Merger will allow the EB shareholders to participate in the ownership of a larger and more diversified real estate company than EB.


         The benefits to EB of the Merger include: (i) diversification of EB's assets by combining them with the assets of Parkway, (ii) combining with an entity with prospects for continued growth (for the reasons given above, EB has no investment strategy to grow the company on a long-term basis, but rather was selling its real estate and collecting payments on its loans) and (iii) for the reasons stated in the preceding paragraph, it was believed by the EB directors that the proportionate cost of maintaining EB as a separate company relative to the size of its assets over the long term would be less if EB were combined with Parkway. The benefits of the Merger to EB shareholders other than Parkway include the benefits described in the preceding sentence as well as: (i) receiving cash in the transaction and (ii) receiving a security with a somewhat larger trading volume and that has a history of regularly paying quarterly cash dividends (see discussion of factors (8) and (9) below). The detriments to EB of the Merger include: (i) the risks associated with Parkway's assets (see "Special Factors--Special Considerations--Risk of Real Estate Ownership"), (ii) the fact that EB will no longer be operating as a separate company and, therefore, the future direction and control of the EB assets will rest with directors elected by the shareholders of Parkway rather than the shareholders of EB, and (iii) certain conflicts of interest were present among the directors and officers of EB in the negotiation, proposal, recommendation and consummation of the Merger (see "Special Factors--Special Considerations"). The detriments to the EB shareholders of the Merger include the ones listed in the preceding sentence, as well as the fact that their percentage interest in the assets of EB will be diluted by reason of the Merger; to illustrate, the shareholders of EB other than Parkway currently own 42.96% of the outstanding EB Shares, but after the Merger will only own 21.57% of the Parkway Shares outstanding.

         The directors of EB, in reaching their determination that the Merger is fair to the shareholders of EB other than Parkway, considered the following factors:

         (i) The respective financial conditions, cash flows, operations and prospects of EB and of Parkway;

         (ii) The respective market prices per share of Parkway Shares and EB Shares;

         (iii) The respective book value per share of Parkway Shares and EB Shares;

         (iv) Management's estimates as to the value of EB's assets and Parkway's assets on a per share basis;

         (v) The fact that the structure and terms of the Merger were negotiated by EB's special committee;

         (vi) The fact that the obligation of EB to conclude the Merger would be conditioned upon the receipt by EB of an opinion from an investment banking firm selected by EB's special committee stating that the terms of the Merger are fair to the shareholders of EB other than Parkway from a financial point of view;

         (vii) The structure of the Merger affording EB shareholders the opportunity to receive Parkway Shares as well as cash;

         (viii) The fact that the Merger would result in EB shareholders benefitting from the ownership of shares in a real estate company which is significantly larger and more diversified than EB and, unlike EB, has paid quarterly dividends on a regular basis for a number of years;

         (ix) The limited prospects for future growth of EB given its relatively small asset base, speculative nature of its assets and the limited amount of public trading in EB Shares;

         (x) The risk associated with attempting to realize estimates of the values of EB's assets, including the risk of market downturns, unexpected repair costs and defaults by borrowers on the loans held by EB;

         (xi) The administrative costs associated with maintaining EB as a separate publicly held entity;

         (xii) The costs that would be incurred if EB were liquidated over a period of time, including selling and operating costs, which, in effect, Parkway is assuming as a result of the Merger;

         (xiii) The fact that it is appropriate to discount liquidation values in determining the fair market value of equity securities where a majority shareholder already exists because, among other things, there is no opportunity for an unaffiliated third party to pay a premium to obtain control from the public shareholders; and

         (xiv) The fact that EB was not offered for sale as an entity to any unaffiliated third party and the only alternatives considered other than a gradual liquidation of EB was the business combination with Parkway (although, as discussed above, when EB explored selling its assets as a whole after the Sunburst transaction, the expression of interest it received was at a substantial discount to the book value of the assets).

         In view of the wide variety of factors considered in connection with its evaluation of the Merger, the EB directors found it impractical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations, although, on balance it viewed the matters set forth in (i) through (xiii) above as favorable to its decision and the matters set forth in (xiv) above as neutral to its decision.

         The factors discussed above were considered by the EB directors in the manner set forth below:

         (1) With respect to the matters set forth in item (i) above, the directors reviewed the historical financial statements for both EB and Parkway for the last two fiscal years and for interim periods through, in the case of EB, June 30, 1994, and, in the case of Parkway, March 31, 1994. In this regard, the directors were aware that EB had a loss from continuing operations for the year ended December 31, 1993 of $1,049,000, or $.72 per EB Share; Parkway, on the other hand, had a net income of $2,712,000 for its then most recent fiscal year (ended June 30, 1993) and had net income of $921,000 for the nine-month period ended March 31, 1994. EB's cash flow was declining as a result of the sale of the assets to Sunburst, as net cash provided by operating activities dropped from $3,402,000 in 1992 to $432,000 in 1993. Parkway's cash provided by operating activities increased from $1,028,000 for the year ended June 30, 1992 to $1,891,000 for the fiscal year ended June 30, 1993, and for the nine months ended March 31, 1994 was $432,000. As noted previously, the asset base of EB had declined steadily as a result of the Sunburst transaction and since that transaction as a result of loan payoffs and the sale of real estate; at December 31, 1992, EB had total assets of $35,241,000, whereas at June 30, 1994, EB had total assets of $32,744,000 ($11,192,000 of which represented the Sunburst stock received in the Sunburst transaction). Parkway's assets, on the other hand, increased from $54,581,000 at June 30, 1992 to $55,850,000 at June 30, 1993, and had increased subsequent to that date due to the merger with First Continental Real Estate Investment Trust. The EB directors also had available to them descriptions of each of the properties and investments of both EB and Parkway (see discussion of factor (4) below). In light of the foregoing, EB directors considered the matters referred to in item (i) above to be favorable to their determination.

         (2) The EB directors were furnished with historical market price information for EB Shares and Parkway Shares for the last two years. The market price of EB Shares had reached a high of $13.00 in 1993 and was trading in the range of $14.00 when the EB directors made their fairness determination. The market price of Parkway Shares had traded at a high in the range of $14.00 a share and a low in the range of $11.00 per share. To account for fluctuations in the market price of Parkway Shares prior to the Closing, the Merger Agreement contains a mechanism to adjust the number of Parkway Shares to be received by the EB shareholders based on the average market price for Parkway Shares for the 30 trading days preceding the Closing. The EB directors considered the market price information as favorable to their fairness determination, especially since the value of the cash and Parkway Shares to be received by the EB shareholders in the Merger ($17.25) represented a 21% premium over the market price of EB Shares at the time of the EB directors' determination, which was $14.25.

         (3) The book values per share of Parkway Shares and EB Shares were $21.94 and $20.19, respectively, at December 31, 1993. Since EB shareholders are to receive approximately three-fourths of a Parkway Share, which when multiplied by $21.94 results in a value of $16.46, plus $8.00 in cash per EB Share in the Merger (a total value of $24.46 in a book value analysis), the EB directors considered this as favorable to the fairness determination.


         As of September 30, 1994, the book values per share of Parkway Shares and EB Shares were $21.64 and $23.88, respectively; three-fourths of the Parkway book value per share (the actual fraction of a Parkway Share that each EB Share will receive may vary depending on the average closing price for Parkway Shares for the thirty (30) days preceding the closing under the Merger Agreement) is $16.23 which, when added to the $8.00 cash per share that EB shareholders are to receive in the Merger, results in a value of $24.33 per EB Share, which still compares favorably to the EB book value per share of $23.88 at September 30, 1994. The EB directors believe that the book value analysis is favorable to their fairness determination notwithstanding that, if the Merger consideration is valued using the average of Parkway's trading price over the 30 days preceding the Closing ($9.25 per EB Share), the consideration received per EB Share ($17.25) will be less than the book value per EB Share. This is because the EB directors recognize that both companies are currently trading at significant discounts from their respective book values per share, which the EB directors believe is not unusual for real estate companies. Further, the realization of the book value of EB's assets will, in EB's management's view, take a significant amount of time and involve the costs of maintaining those assets and operational costs.

         (4) The EB directors considered management's estimate of the value of EB's assets on a per EB Share basis as a favorable factor in their fairness determination. The directors were aware that (i) management's estimates were not intended to represent a liquidation valuation analysis, as management did not attempt to quantify the risk associated with achieving the estimated values in a liquidation process in arriving at its valuation, (ii) the estimates reflected optimistic assumptions about the results that might be achieved in the future with EB's assets and (iii) that no appraisals were performed to serve as a basis for these estimates. The directors also recognized that management's estimate did not take into account any of the administrative costs associated with maintaining EB as a separate publicly held entity, or the transaction costs associated with adopting and implementing a plan of liquidation. In addition, the EB directors were aware that management's estimate did not include a discount for the length of time required to sell EB's assets, which management estimated could take several years. The EB directors also took account of management's valuation of Parkway Shares in an analysis of the net realizable value of the assets (which was $29.42 per Parkway Share), and recognized that the market prices for the shares of both companies represent discounts from management's estimated asset valuations (when the consideration to be received by EB shareholders was calculated by reference to the $29.42 valuation of Parkway Shares, it resulted in a value of $30.07 per EB Share to be received by EB shareholders in the Merger). In light of the factors described above, the EB directors considered management's estimate of the realizable value of EB Shares and Parkway Shares to be a favorable factor in its fairness determination.


         (5) The EB directors viewed as favorable to their fairness determination the fact that the structure and terms of the Merger were negotiated by EB's special committee. The directors considered Messrs. Friou, Cassel and Warren to be disinterested with respect to the Merger in view of the fact that none of them had any affiliation with Parkway. The Parkway Board of Directors did not decide to invite Mr. Friou to join Parkway's Board of Directors until its August 1994 meeting, which was after the Parkway special committee and the EB special committee had negotiated the terms of the Merger. Mr. Friou had not expected to be asked to join the Parkway Board of Directors during the negotiations. In light of the foregoing, the directors believe that Mr. Friou's disinterestedness was not impaired by reason of the Parkway Board of Directors subsequent invitation. The EB directors also considered the fact that the terms of the Merger were negotiated by a committee of its disinterested members to outweigh the fact that two members of EB's six-person Board of Directors were also directors of Parkway, a third director was an officer of both EB and Parkway and that EB and Parkway had common officers. This disinterestedness was demonstrated by the fact that Parkway did not want a cash component in the transaction and by the fact that the initial agreement in principle between EB and Parkway was terminated by EB's special committee after the announcement of the Grenada transaction with Union Planters Corporation (see "Background of the Merger").

         (6) The EB directors viewed as favorable to their decision the matter referred to in (vi) above. At their meeting at which their fairness determination was made, the EB directors directed the special committee to engage the services of an investment banking firm, to be selected by the members of the special committee, to render an opinion with respect to the fairness of the Merger to the shareholders (other than Parkway) from a financial point of view. The Board was prepared to reconsider its opinion if the investment banking firm was unable to opine that the Merger was fair to EB shareholders other than Parkway, and EB was not obligated to proceed to consummate the Merger under such circumstances. In viewing this factor as favorable to its decision, the EB directors were aware that the investment banking firm would be opining on terms to which the parties had already agreed without any prior involvement or participation of the investment banking firm in the negotiation process.

         (7) The EB directors viewed as favorable to their determination the matters specified in (vii) above. Structuring the Merger so that shareholders received cash and Parkway Shares allows shareholders to receive part of the consideration for the transaction in cash while allowing them to continue their equity participation in EB's assets, albeit in the form of an investment in a company with other assets in which EB shareholders would have a lesser percentage interest than EB. The EB directors considered that EB shareholders who desire to receive cash for their entire interest in EB would have the opportunity to sell the Parkway Shares at any time after the Merger was consummated. Although structuring the transaction so that EB shareholders receive cash will result in the transaction being taxable to the EB shareholders, the EB directors believed that, on balance, it was preferable to have a cash component in the Merger consideration, and that the cash could be used to defray any taxes to which the EB shareholders might be subject.

         (8) As noted above, the EB directors considered it a desirable aspect of the Merger that the shareholders received stock in a company that is significantly larger and more diversified than EB. The EB directors believe that Parkway, particularly after its combination with EB, will be a more stable and viable entity than EB. See the Pro Forma Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

         (9) Another factor that the EB directors considered favorable to their decision was their perception of EB's limited prospects for growth given its relatively small asset base and limited amount of public trading in EB Shares. To illustrate, during 1992 and through July 22, 1993, trading in EB Shares was so sporadic that reliable quotations were unavailable. During the month of April 1994, the average daily trading volume of EB Shares was 15, whereas the average daily trading volume of Parkway Shares was 237 (and often exceeds 1,000). As mentioned in (8) above, the Merger had the advantage of affording EB shareholders an opportunity to have an equity interest in a larger company. In addition, the value of Parkway Shares held by non-affiliates was estimated, at the time of the Board's fairness determination, to be approximately $11 million, whereas the market value of EB Shares held by non-affiliates was approximately $7.7 million.

         (10) As noted above, the EB directors considered as favorable to their decision the matters set forth in (x). While the EB directors did not attempt to quantify these risks, they were discussed at length with management in connection with the Board's evaluation of management's estimate of the value of EB's assets on a per EB Share basis. Management noted for the EB directors that, in their view, it would be more likely than not that EB would be required to take a mortgage note from the buyer as part of the purchase price for the sale of EB's real estate assets and that on occasion the mortgage notes would have to be subordinate to mortgage notes held by banks which had loaned the buyer the remaining portion of the purchase price. The possibility of having to accept such notes presented certain practical problems if EB were to liquidate (otherwise than in the context of the Merger) because EB would either have to maintain a liquidating trust for the life of the notes (which can have 15-year or longer maturities) or else try to sell the notes, probably at substantial discounts. Such notes also carried with them the attendant risk of collection, including the possibility that EB would have to foreclose on the property if the buyer defaulted. In this regard, the EB directors were aware that many of the most desirable of EB's assets retained after the Sunburst transaction had already been sold, and the remaining assets consisted of foreclosed real estate and loans, some of which were in various stages of bankruptcy proceedings, which were not desired by Sunburst.


         (11) The EB directors considered it favorable to their fairness determination that the Merger would have the effect of eliminating the expense of maintaining EB as a separate publicly held entity. EB estimates that the cost of maintaining EB as a separate public entity for 1993 and 1994 was $86,000 and $69,000, respectively. Although Parkway would continue to have the expense of maintaining itself as a public entity, the EB directors believed that it would cost less on a proportionate basis relative to the total assets of Parkway after the Merger than it would relative to the size of EB assets, particularly as EB's assets continued to decline due to loan payoffs and sales of real estate.

         (12) The EB directors also considered the costs that would be incurred if EB were to liquidate over a several year period as a factor favorable to their fairness determination. These costs, which were not quantified, but which management estimates would have involved several hundreds of thousands of dollars, were, in effect, being assumed by Parkway, as well as the cost of the Merger itself, since the consideration being paid by Parkway in the Merger--cash and Parkway Shares--was being distributed to EB shareholders. The EB directors did not determine a liquidation value for EB, however, and there can be no assurance that liquidation of EB would not produce a higher value than the Merger Consideration.

         (13) The matter described in item (xiii) above was also viewed as favorable to the EB directors' fairness determination. The EB directors considered it improbable that an unaffiliated third party would be willing to pay a per share price for the Minority Shareholders' interest in EB that equalled or exceeded the premium over market price that Parkway was willing to pay (see (2) above).

         (14) The EB directors considered the matters noted in (xiv) above as neutral to their fairness determination because (i) they believed that it was highly unlikely that an unaffiliated third party would be willing to pay as much to the Minority Shareholders as Parkway was willing to pay; (ii) they took account of the matters described in (xiii) above and recognized that Parkway was not interested in selling its holdings of EB Shares, particularly in light of the fact that Parkway had acquired 430,371 shares of EB for approximately $5.6 million on January 6, 1994. (However, the price per share--$13.00--paid by Parkway for those EB Shares or its other EB Shares was not taken into account by the EB directors in making their fairness determination.) The EB directors also believed that an agreement in principle that would result in the Minority Shareholders receiving the consideration in the Merger proposed by Parkway was preferable to pursuing offers from unaffiliated third parties which might not materialize.

         The EB directors did not consider whether the transaction should be structured so that the approval of a majority of the unaffiliated shareholders would be required for the Merger.


PARKWAY'S POSITION ON FAIRNESS TO EB SHAREHOLDERS

         Parkway believes that the Merger and the consideration to be received by the shareholders of EB other than Parkway are fair to such shareholders. This belief is based on (i) the factors, as well as the analysis of such factors, considered by EB's special committee and EB's directors discussed above, which Parkway has reviewed and adopted, and (ii) the fact that Howard Frazier Barker Elliott, Inc. has delivered an opinion to EB that the Merger is fair to the shareholders of EB other than Parkway from a financial point of view, as described below under "EB Fairness Opinion." In considering the opinion of Howard Frazier Barker Elliott, Inc., Parkway was aware that (i) the consideration to be received by the shareholders of EB other than Parkway was determined prior to EB's engagement of Howard Frazier Barker Elliott, Inc. and, accordingly, Howard Frazier Barker Elliott, Inc. did not participate in the negotiation of the consideration to be received by the shareholders of EB or the meeting of EB's Board of Directors at which the EB directors made their fairness determination; and (ii) the fact that Howard Frazier Barker Elliott, Inc. was retained by EB and that, accordingly, there is no financial advisory relationship between Parkway and Howard Frazier Barker Elliott, Inc. Parkway believes that the terms of the transaction are fair to EB shareholders notwithstanding the fact that the Merger is an affiliated transaction (i.e., a transaction between a company and its majority shareholder) and, therefore, should be considered to have been negotiated at arms' length; the basis for this belief consists of the factors described above and the fact that there was no affiliation or contractual arrangements on the part of any member of the EB special committee with Parkway at the time the terms of the Merger were negotiated. In view of the wide variety of factors considered in connection with its evaluation of the Merger, Parkway did not believe it practicable to quantify or otherwise attempt to assign relative weights to the previously enumerated specific factors considered in reaching its fairness determination. The belief of Parkway as to the fairness of the Merger should not be construed as a recommendation by Parkway to the EB shareholders. The Merger has not been structured so as to require the approval of a majority of EB shareholders not affiliated with Parkway.


PARKWAY'S REASONS FOR EFFECTING THE MERGER

         The Merger is in accordance with Parkway's business strategy of acquiring real estate or interests in real estate by entering into business combinations with other companies. Also, as a result of the Merger, EB will cease to be a publicly-held company and the cost attendant thereto will be saved, benefitting the shareholders of Parkway, because, since Parkway is a 52% shareholder of EB, Parkway shareholders are bearing their proportionate share of maintaining EB as a separate public company. Further, the Merger simplifies the organizational structure of Parkway by, in effect, making EB a consolidated entity for financial reporting purposes rather than a majority owned, publicly held entity for which Parkway must use the equity method of accounting. The transaction contemplated herein is not structured to require approval of at least a majority of unaffiliated shareholders of EB or Parkway.


THE MERGER AGREEMENT

         The statements and descriptions contained in this Joint Proxy Statement/Prospectus with respect to the terms and conditions of the Merger Agreement are intended only as a general discussion of the Merger Agreement and are qualified in their entirety by the detailed provisions set forth in the Merger Agreement reprinted (without exhibits) as Appendix B. Each shareholder of EB and Parkway is advised to read the Merger Agreement carefully.

         General. The Merger Agreement provides that, subject to the approval and adoption thereof by the shareholders of EB and Parkway and the satisfaction of the other conditions set forth therein, PAC will be merged with and into EB and PAC will cease to exist as a separate legal entity. EB will then be a wholly-owned subsidiary of Parkway. At the time the Merger becomes effective, each EB Share will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus a certain amount of Parkway Shares based on the Exchange Ratio (determined as described below). It is the intention of the parties to consummate the Merger as soon as possible following adoption and approval of the Merger Agreement by the shareholders of EB and satisfaction of all conditions (or, to the extent permitted, waiver thereof) to the parties' respective obligations to consummate the Merger. A total of approximately $5.5 million in cash will be needed to distribute to EB shareholders upon consummation of the Merger, the source of which is expected to be EB's existing cash, which at January 17, 1995 totaled approximately $7.5 million.

         Exchange of Shares. At the Effective Date, each outstanding EB Share will be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus a certain amount of Parkway Shares based on the Exchange Ratio. The currently outstanding Parkway Shares will not to be converted. The Exchange Ratio will be determined by dividing the value $9.25 by the average closing price for Parkway Shares for the 30 trading days preceding the closing of the transactions contemplated by the Merger Agreement (the "Closing Price"). Notwithstanding any other provision in the Merger Agreement, the Merger Agreement is subject to termination in the event that the Closing Price per Parkway Share equals an amount less than $11.50 per Parkway Share or exceeds $16.00 per Parkway Share. No fractional Parkway Shares will be issued but, in lieu thereof, each holder of EB Shares entitled to receive a fractional Parkway Share will be paid cash in an amount equal to the value of such fractional share, which value will be based on the closing price of Parkway Shares as quoted on the NASDAQ NMS averaged over the 30 trading days preceding the Effective Date. No interest will be paid or accrued on any cash amounts payable in lieu of fractional shares.



        Each holder of one or more certificates that represent EB Shares prior to the Effective Date will be required to surrender such stock certificate(s), together with a duly executed Letter of Transmittal, to the Exchange Agent, in order to receive the cash payment and a new certificate representing the number of whole Parkway Shares into which such EB Shares were converted in the Merger and the cash payable with respect to any fractional shares, as set forth in the Merger Agreement. From and after the Effective Date of the Merger, until so surrendered, each certificate that theretofore represented EB Shares will be deemed for all purposes to evidence the number of whole shares of Parkway into which such EB Shares were converted in the Merger, except that dividends, if any, with respect to such shares will not be paid until the certificates for shares are forwarded to the Exchange Agent together with a properly completed Letter of Transmittal, at which time the shareholder will receive all unpaid dividends, if any, with respect to such shares, without interest. A form of Letter of Transmittal which sets forth instructions concerning procedures to be followed for the submission of share certificates to the Exchange Agent after the Effective Date will be forwarded to each shareholder of EB as of the Effective Date.

         If a new certificate representing the Parkway Shares is to be issued in the name of a person other than the one to whom the surrendered EB Share certificate is registered on the stock transfer books of EB immediately prior to the Effective Date, it will be a condition of such issuance that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance to a person other than the registered owner of the certificate or establish that such tax has been paid or is not applicable.

         At and after the Effective Date, there will be no transfers of EB Shares on the books of EB. EB Shares held by EB as treasury stock will be cancelled in the Merger and no shares or other consideration will be issued in exchange therefor.

         Conditions to the Merger. The obligations of Parkway, PAC, and EB to effect the Merger are subject to the fulfillment or waiver of, among others,
the following conditions:     (i) no "stop order" shall be in effect with
respect to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and there shall be no proceeding instituted or threatened by the SEC or any state to suspend the effectiveness thereof;
(ii) the holders of outstanding EB Shares entitled to vote shall have approved the Merger Agreement as required by EB's Restated Articles of Incorporation, as
amended, and by Texas and Mississippi law;    (iii) the holders of a majority
of the Parkway Shares present at the Parkway Meeting or represented by person shall have approved the Merger as required by the rules and regulations of NASDAQ; (iv) all necessary permits, authorizations, regulatory approvals and consents necessary for the consummation of the Merger shall have been received; and (v) the Effective Date shall have occurred on or before March 31, 1995.

         The obligations of Parkway and PAC to effect the Merger are also subject to the fulfillment or waiver of certain additional conditions, including the following: (i) the material accuracy of the representations and warranties made by EB in the Merger Agreement; (ii) the material compliance by EB with all agreements contained in the Merger Agreement required to be performed by it prior to the Effective Date; (iii) the absence of any action or proceeding that seeks to restrain, enjoin or otherwise prohibit the Merger;
(iv) the receipt by Parkway of an opinion of counsel to EB as to certain specified matters, including EB's good standing and existence, and EB's authorization, execution, and delivery of the Merger Agreement; (v) the confirmation by Howard Frazier Barker Elliott, Inc. of its fairness opinion described below as of the day before the date of the Effective Date; (vi) the receipt of all permits, authorizations, regulatory approvals and consents from third parties necessary for consummation of the Merger; and (vii) the absence of any material adverse developments with respect to the business or assets of EB.

         The obligation of EB to consummate the Merger is also subject to the fulfillment or waiver of certain additional conditions, including the following: (i) the material accuracy of the representations and warranties made by Parkway and PAC in the Merger Agreement; (ii) the material compliance by Parkway and PAC with all agreements contained in the Merger Agreement required to be performed by them prior to the Effective Date; (iii) the absence of any action or proceeding that seeks to restrain, enjoin or otherwise prohibit the Merger; (iv) the receipt by EB of an opinion of counsel to Parkway and PAC as to certain specified matters, including the good standing and existence of Parkway and PAC, and the due authorization, execution, and delivery by Parkway and PAC of the Merger Agreement; (v) the confirmation by Howard Frazier Barker Elliott, Inc. of its fairness opinion described below as of the day before the date of the Effective Date; (vi) the receipt of all permits, authorizations, regulatory approvals and consents from third parties necessary for consummation of the Merger; and (vii) the absence of any material adverse development with respect to the business or assets of Parkway.

         Amendment and Termination of the Merger Agreement. The Merger Agreement may be amended at any time, whether before or after approval of the Merger Agreement by EB shareholders, by EB, Parkway and PAC; provided, however, that after any such approval, no amendment shall be made without the further approval of EB shareholders if it decreases the number of Parkway Shares or materially alters the amount of the Merger Consideration to be exchanged for EB Shares or adversely affects the rights of EB shareholders.

         The Merger Agreement may be terminated by the mutual consent of the Boards of Directors of Parkway, PAC and EB at any time prior to the Effective Date, whether before or after approval of the Merger Agreement by the shareholders of EB. In addition, the Merger Agreement may be terminated (i) by Parkway or EB if the Effective Date has not occurred on or before March 31, 1995, (ii) by the Board of Directors of Parkway if the conditions to its closing are not satisfied prior to the Effective Date, or (iii) by the Board of Directors of EB if the conditions to its closing are not satisfied prior to the Effective Date.

         The Merger Agreement may also be terminated by EB or Parkway in the event that the Closing Price per Parkway Share equals an amount less than $11.50 per Parkway Share or exceeds $16.00 per Parkway Share.

         In the event either Parkway or EB elects to terminate the Merger Agreement (the "Terminating Party") because the other party has breached any covenant in the Merger Agreement or any representation or warranty by the other party is untrue in any material respect, or based on the above provision concerning the Closing Price of Parkway Shares the Terminating Party shall pay to the non-terminating party its out-of- pocket expenses incurred in connection with the Merger and the non-terminating party will have any other remedy available at law or in equity.

         Other Provisions. If the Merger is consummated, Parkway has agreed to indemnify each person who becomes an employee, agent, officer or director of Parkway with respect to claims arising after the Effective Date, and EB has agreed to indemnify each person who was an employee, agent, officer or director of EB prior to the Effective Date with respect to claims arising in connection with such person's service. Parkway has also agreed to assume any liability of EB pursuant to such indemnification to the extent of any distributions from EB to Parkway or any affiliate or to the extent of any claim against any person indemnified by EB arising under the Merger Agreement or pursuant to the Merger.

EB FAIRNESS OPINION

         EB engaged Howard Frazier Barker Elliott, Inc. on August 31, 1994, to evaluate the fairness from a financial point of view of the Merger to the shareholders of EB. Howard Frazier Barker Elliott, Inc. has not performed investment banking services for EB or Parkway during the past five years. EB agreed to pay Howard Frazier Barker Elliott, Inc. a fee of $15,000, plus reasonable out-of-pocket expenses for its services. EB agreed to pay Howard Frazier Barker Elliott, Inc. half of such amount when it engaged Howard Frazier Barker Elliott, Inc. and the other half upon the delivery of Howard Frazier Barker Elliott, Inc.'s opinion or termination of the transaction.

         EB interviewed seven investment banking firms with which it was familiar with a view to selecting one firm to opine on the fairness of the Merger, and selected Howard Frazier Barker Elliott, Inc. on the basis of Howard Frazier Barker Elliott, Inc.'s general reputation. As part of Howard Frazier Barker Elliott, Inc.'s investment banking business, Howard Frazier Barker Elliott, Inc. is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. EB also considered it important that the firm it selected not have close ties to Parkway.

         On October 12, 1994, Howard Frazier Barker Elliott, Inc. delivered to the Board of Directors of EB its written opinion dated October 12, 1994 setting forth its opinion that, based on its review and on the information provided to it by EB and Parkway, the consideration to be received by shareholders of EB (other than Parkway) in the Merger is fair to EB and its shareholders from a financial point of view. A copy of Howard Frazier Barker Elliott, Inc.'s opinion is reproduced as Appendix A to this Joint Proxy Statement/Prospectus and should be read in its entirety.

         As part of its review, Howard Frazier Barker Elliott, Inc. analyzed the following: (i) the Merger Agreement; (ii) an analysis prepared by management of EB and Parkway of the values of assets and liabilities of EB and Parkway with adjustments for the estimated fair market value of certain assets;
(iii) Parkway's recent annual and quarterly reports filed pursuant to the Exchange Act; (iv) EB's recent annual and quarterly reports filed pursuant to the Exchange Act; (v) the Joint Proxy Statement/Prospectus in regard to the Parkway/First Continental merger; (vi) various press releases pertaining to the Merger; (vii) various press releases and other documents related to the proposed acquisition of Grenada by UPC; (viii) a draft of the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus forms a part; and (ix) various other information and documents relating to the history, business and financial condition of EB and Parkway. In addition, representatives of Howard Frazier Barker Elliott, Inc. discussed with management of Parkway and EB the respective outlooks for future operating results, the assets and liabilities of both companies, various matters disclosed in the documents

Howard Frazier Barker Elliott, Inc. reviewed as described above, and other matters Howard Frazier Barker Elliott, Inc. considered relevant to its review.

         Methodology. In support of Howard Frazier Barker Elliott, Inc.'s opinion that the Merger Consideration is fair to the shareholders of EB (other than Parkway), Howard Frazier Barker Elliott, Inc. submitted to EB's special committee a written presentation dated September 1, 1994 which was revised and restated as of October 12, 1994. The presentation described the background of both EB and Parkway, as well as the background of the Merger and of the merger of Congress Street and a wholly-owned subsidiary of Parkway. The presentation also included information as to the market price and trading volume of Parkway Shares and EB Shares, information concerning the assets of Parkway and EB and information regarding the valuation of the major assets of EB and Parkway by management. In this regard, Howard Frazier Barker Elliott, Inc. noted that the shares of both EB and Parkway could not be considered to be actively traded. Management had estimated the net realizable value of Parkway's assets to be $46,383,000 at June 30, 1994, which was $30.06 per Parkway Share after adjustment as of October 12, 1994 to reflect an increase of $1.15 per Parkway Share for the expected sale of Parkway's Sugarland Triangle property (see "Information Concerning Parkway-- Recent Developments") and an increase of $.48 per Parkway Share for the increase in the market price of EB Shares from $14.00 to $15.00 per share. Howard Frazier Barker Elliott, Inc. reviewed the background of EB, including the sale by EB of most of its assets to Sunburst on March 1, 1993 and the aggressive sale by EB management of the retained assets of EB (a portfolio of troubled loans and foreclosed real estate not desired by Sunburst), which allowed EB to pay back in full the $12,300,000 it borrowed from Sunburst in connection with the March 1, 1993 transaction. Howard Frazier Barker Elliott, Inc. also reviewed the terms of the UPC/Grenada transaction, pursuant to which each share of Grenada would be exchanged for 1.453 shares of
UPC which, based on the October 11, 1994 market value of UPC stock of     $24
1/8 per share, would result in a value of $34.26 per Grenada Share (the actual market price of Grenada shares on that day was $33.00 per share). Management of EB had estimated the net realizable value of EB's assets at June 30, 1994 to be $34,410,000, or $23.70 per EB Share, after adjustment (i) to reflect the increase in the price of Grenada shares subsequent to June 30, 1994, (ii) to reflect the projected net proceeds from contracts for the sale of EB's Mill Shopping Center and Aloma Arms Apartment properties, (iii) to reflect management's revised estimate of the fair market value of the Virginia Beach office complex at August 18, 1994, and (iv) to reflect the dividend declared on September 9, 1994 of $.10 per EB Share, payable on November 30, 1994.

         In evaluating the fairness of the Merger from a financial point of view, Howard Frazier Barker Elliott, Inc. assumed that the Grenada shares owned by EB were distributed to the EB shareholders and the remaining net assets of EB were exchanged for Parkway Shares at the ratio of management's estimate of the net realizable value of EB's assets compared to management's estimate of the net realizable value of Parkway's assets, and then comparing the resulting value to the Merger consideration to be received by the EB shareholders ($17.25 per EB Share).

Howard Frazier Barker Elliott, Inc. considered this approach to be a favorable one from the point of view of EB's shareholders because the assets of EB other than the Grenada shares consisted of problem real estate properties and loans. In following this approach, Howard Frazier Barker Elliott, Inc. took management's estimate of the net realizable value of Parkway's assets on a per Parkway Share basis ($30.06) and compared it to management's estimate of the net realizable value of EB's assets on a per EB Share basis ($23.73) minus the per EB Share value of the Grenada Shares ($9.99) and minus the estimated tax per EB Share of the hypothetical distribution of Grenada Shares ($1.06), which resulted in a value of $12.68 per EB share--42.18% of the estimated net realizable value of Parkway's assets on a per Parkway Share basis ($30.06). In this analysis, each EB Share would theoretically receive $9.99 (representing the per EB Share value of the Grenada Shares) and $6.12 (representing .4218 of a Parkway Share at the then current market price of $14.50 per Parkway Share), resulting in a total value of $16.11 per EB Share. Howard Frazier Barker Elliott, Inc. noted that the estimates at August 18, 1994 for the Virginia Beach office complex and McComb Hotel Properties of EB might be high in light of recent developments, and that the U.S. Supreme Court had announced it would not review a Court of Appeals decision in regard to the Austin Development/Sowashee Venture case, which in effect would allow EB to collect a first mortgage loan of $1,202,000 which had previously been written off EB's books (see "Information Concerning EB--Recent Developments"), which would increase the hypothetical amount to be received by the EB shareholders to $16.50 per EB Share--still below the Merger consideration of $17.25 per EB Share.

         Reasons for Conclusion.   The reasons set forth in Howard Frazier
Barker Elliott, Inc.'s presentation for its belief that the Merger consideration offered to the shareholders of EB (other than Parkway) is fair, from a financial point of view are as follows: (i) Howard Frazier Barker Elliott, Inc.'s determination that the Merger Consideration had a higher value per EB Share ($17.25) than the value ($16.11) which would result to the EB shareholders in the hypothetical distribution by EB to its shareholders of the Grenada shares and subsequent business combination of Parkway and EB where shareholders of EB received Parkway Shares in exchange for their EB shares based on an exchange ratio using management's estimate of the per share net realizable value of EB's assets remaining after the hypothetical distribution of Grenada shares and management's estimate of the per share net realizable value of Parkway's assets; (ii) the speculative character of the real estate assets owned by EB (which are comprised of problem loans and foreclosed real estate), which were perceived to be subject to a high degree of risk and the value of which could only be realized over an extended period of time; (iii) the Merger Consideration represented a substantial premium over the average per share market price for EB Shares prior to the announcement of the Merger; (iv) EB's operating strategy of not actively pursuing investments but simply managing, operating and disposing of its assets, with inactive trading in its common stock and lack of interest on the part of the investment community, together with the perception of Parkway and the investment community, which has been communicated to Parkway by Parkway's market makers and other brokerage firms, that the consolidation of EB, Parkway and Congress Street would reduce the complexity of those companies and perhaps increase the interest of the market place in Parkway Shares; and (v) the annual savings that would result from operating Parkway and EB as a single public company as opposed to two separate public companies.

         Neither EB, Parkway nor any other person imposed any limitation of any nature on the scope or any other aspect of Howard Frazier Barker Elliott, Inc.'s review. Howard Frazier Barker Elliott, Inc. did not independently verify the accuracy of any of the information provided to it by Parkway or EB, and did not make an independent evaluation or appraisal of specific real estate holdings or other assets of Parkway or EB. The consideration to be paid to EB shareholders upon consummation of the Merger was determined by negotiations between independent committees of the Boards of Directors of EB and Parkway; Howard Frazier Barker Elliott, Inc. did not recommend the amount.

         The form of fairness opinion delivered by Howard Frazier Barker Elliott, Inc. to EB and attached to this Joint Proxy Statement/Prospectus as Appendix A does not set forth any analysis (which was provided separately in the form of the written presentation). The written presentation is available for inspection and copying at the principal offices of EB at 188 East Capitol Street, Jackson, Mississippi, during regular business hours by any interested shareholder or his or her representative who has been so designated in writing. EB will also furnish a copy of the written presentation to any interested EB shareholder or his or her representative who has been so designated in writing upon the written request and at the expense of the requesting shareholder.


PARKWAY FAIRNESS OPINION

         On August 18, 1994, Parkway engaged Rauscher Pierce Refsnes, Inc. ("Rauscher Pierce"), an investment banking firm, to evaluate the fairness from a financial point of view to shareholders of Parkway of the terms of the Merger, as well as the merger of Parkway's wholly-owned subsidiary and Congress Street, which was effected on November 29, 1994--see "Information Concerning Parkway--Description of Business." As part of its investment banking business, Rauscher Pierce is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

         Parkway interviewed five investment banking firms with which it was familiar, including Rauscher Pierce, prior to retaining Rauscher Pierce. Rauscher Pierce did not perform any services for Parkway during the past two years, but it served as the investment banker for First Continental Real Estate Investment Trust ("FCREIT"), a former Texas real estate investment trust which merged into a wholly owned subsidiary of Parkway effective May 10, 1994 (see "Information Concerning Parkway--Description of Business"), and Rauscher Pierce gave an opinion that the terms of that transaction were fair to the shareholders of FCREIT from a financial point of view. For the services of Rauscher Pierce, FCREIT paid Rauscher Pierce a fee of $50,000 plus out-of-pocket expenses.

         On September 27, 1994, Rauscher Pierce delivered its written report to Parkway that the terms of the Merger and the Congress Street/Parkway merger were fair from a financial point of view to the shareholders of Parkway. Rauscher Pierce did not make an oral presentation to the Parkway Board of Directors, nor was it involved in determining the amount of consideration to be paid in the Merger or the Congress Street/Parkway merger.

         In arriving at its opinion, Rauscher Pierce reviewed (i) a draft dated August 30, 1994 of the Merger Agreement; (ii) a draft dated September 7, 1994 of the Agreement and Plan of Merger between Parkway and Congress Street; (iii) a draft received September 27, 1994 of the Proxy Statement/Prospectus for the Merger; (iv) a draft dated September 7, 1994 of the Proxy Statement/Prospectus for the Parkway/Congress Street merger; (v) Parkway's Form 10-KSB for the years ended June 30, 1992, 1993 and 1994 and Parkway's quarterly 10-QSB reports for the quarters ended March 31, 1993, September 30, 1993, December 31, 1993 and March 31, 1994; (vi) quarterly earnings reports on Form 10-Q for EB for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993, March 31 1994, and June 30, 1994 plus EB's Annual Reports on Form 10-KSB for the years ended December 31, 1991, 1992 and 1993; (vii) quarterly earnings reports on Form 10-Q for Congress Street for the quarters ended November 30, 1993, February 28, 1994 and May 31, 1994 plus Congress Street's Annual Reports on Form 10-KSB for the years ended August 31, 1992 and August 31, 1993; (viii) financial forecasts prepared by management of each entity as follows for (a) Parkway for the year ending June 30, 1994, (b) EB for the year ending December 31, 1994 and (c) Congress Street for the year ending August 31, 1994; (ix) recent appraisals (net asset value sheets) for major real estate holdings of Parkway, Parkway Texas Corporation (the wholly-owned subsidiary of Parkway that merged with FCREIT) ("Parkway Texas") and EB; (x) Parkway's Management Summary report on various assets dated September 14, 1993; (xi) the Proxy Statement/Prospectus for the merger of Parkway Texas and FCREIT dated April 5, 1994; (xii) the Proxy Statement for Parkway dated November 12, 1993; (xiii) the Proxy Statement for EB dated April 28, 1993; (xiv) the Proxy Statement for Congress Street dated March 8, 1994; and (xv) various press releases related to the transactions. In addition, Rauscher Pierce discussed the transactions with the management of Parkway, EB and Congress Street, focusing specifically on the outlook for future operating results, the assets and liabilities of all three entities, material in the above-referenced documents, and other matters considered relevant to the inquiry.

         Neither Rauscher Pierce, Parkway, EB, Congress Street nor any other person imposed any limitation of any nature on the scope or any other aspect of Rauscher Pierce's review. However, with the permission of Parkway, Rauscher Pierce did not independently verify the accuracy of any of the information provided to it by Parkway, Congress Street or EB, but rather it assumed the information provided was complete and accurate in all material respects. Nor did Rauscher Pierce make an independent evaluation or appraisal of real estate holdings or other assets of Parkway, EB or Congress Street.

         Methodology. The principal methodology of Rauscher Pierce in arriving at its fairness determination was to look at the relative market value of each company and to recognize that a substantial degree of interdependence existed by virtue of certain companies owning a significant share of another company. Rauscher Pierce's first effort in determining relative market value was to look at the market value of each entity as indicated by recent market prices for the publicly traded stock of each entity. Since the transactions involved were mergers, Rauscher Pierce's analysis of fairness involved looking only at relative value (i.e., whether the exchange ratio was fair) and not necessarily absolute values (i.e., the value of each company). In this regard, Rauscher Pierce noted that, because of their interdependence through ownership, if the value of EB increases, then the value of Parkway increases.

         Congress Street/Parkway Merger. Rauscher Pierce noted that the trading volume for Congress Street was very thin and that stock price quotes were not readily available and were not considered by Congress Street's management to be reliable indicators of value. Rauscher Pierce also noted that the Parkway/Congress Street merger was essentially a distribution of Congress Street's principal and essentially sole significant asset, 567,067 Parkway Shares, to the shareholders of Congress Street. Rauscher Pierce stated that if Congress Street merely distributed the 567,067 shares of Parkway pro rata to the holders of Congress Street's 2,150,818 shares, the exchange ratio would be
0.26 and each share of Congress Street would be entitled to 0.26 shares of Parkway. The ratio was adjusted upwards to 0.29 by Congress Street's special Board committee in its negotiations with Parkway to account for other assets and liabilities, including a $338,000 note receivable with no value on Congress Street's books and Congress Street's additional value from its 35.5% interest in the One Jackson Place office building. Rauscher Pierce concluded that the logic and fairness of the Parkway/Congress Street merger was not dependent upon relative stock prices or relative asset values, but rather the fairness of the merger was evidenced by the fact that the shareholders of Congress Street were getting their fair pro rata share of what was, essentially, Congress Street's sole asset.

         The Merger. In analyzing the Merger, Rauscher Pierce adjusted Parkway's December 31, 1993 balance sheet to reflect the merger with FCREIT and Parkway's purchase of 430,371 EB Shares in January of 1994, as well as an additional purchase of 3,500 EB Shares by Parkway subsequent to December 31, 1993. By virtue of the Congress Street/Parkway merger, Parkway would acquire an additional 11,673 EB Shares. Noting that the value of the Parkway Shares to be issued in the Merger is set at $9.25 per EB Share (but noting that the number of Parkway Shares to be issued is subject to adjustment based on the average trading price over the 30 trading days preceding the Closing), Rauscher Pierce valued the Merger Consideration at $17.25 per EB Share, which would result in Parkway paying $11,917,544 for the EB Shares not already owned by Parkway. Rauscher Pierce added to that the $11,899,850 cost basis of the EB Shares already owned by Parkway and determined that Parkway is paying $23,817,394 for EB's net assets. Rauscher Pierce observed that Parkway intended to write down the $7,250,000 difference between the $23,817,000 Merger value and the $31,067,000 net book value of the EB assets (as of June 30, 1994) by allocating the write-down as follows: $1,160,000 (16%) to the value of real estate and $6,090,394 (84%) to the value of mortgage loans (subject to change prior to the Closing).

         Rauscher Pierce reviewed management's estimates of the fair market values of all assets and liabilities of EB, Parkway and Congress Street. In this regard, the total fair market value of the assets of EB were estimated by management to be $37,119,000 at March 31, 1994, compared to the book value of those assets at that date of $30,458,000, and that the net fair market value of the assets at March 31, 1994 was estimated by management to be $35,638,000 compared to a net book value at that date of $28,977,000. Most of this difference ($5,705,000) was due to the increase in the market price of the Grenada shares held by EB, which had risen significantly as a result of the announcement of the UPC transaction--see "Information Concerning EB--Recent Developments"--$773,000 of it was due to management's estimates of the value of EB's mortgage loans and $183,000 was attributable to estimates of the real estate owned by EB. The net fair market value of the assets and liabilities of EB was estimated to be $24.58 per EB Share at March 31, 1994, compared to the book value per EB Share of $19.98 at that date. In this regard, Rauscher Pierce noted that the actual value per share would be significantly lower due to lower actual asset values EB would realize if forced to liquidate on short notice, which would not permit some properties to mature to full value, and that the values were exclusive of capital gains taxes (which would decrease the per EB Share value to $23.01).

         Management's estimates of the fair market value of Parkway's total assets at June 30, 1994 was $72,168,000, compared to a book value of $58,935,000 at June 30, 1994 (with most of the difference being allocable to Parkway's real estate owned). The net fair market value of Parkway's assets was estimated by management to be $43,937,000 at June 30, 1994 compared to the net book value of $31,750,000 at that date. On a per Parkway Share basis, the net fair market value of Parkway's assets at June 30, 1994 was estimated to be $28.47, compared to the book value at that date of $20.58 per share. Congress Street's total assets were estimated by management to have a fair market value of $5,871,000 at February 28, 1994, compared to the book value of $10,442,000 at that date, principally because the market value of the Parkway Shares owned by Congress Street was less than the book value; on a per Congress Street share basis, the net assets of Congress Street were estimated to be $2.28 per share, compared to the book value of $4.41 per share at February 28, 1994.

         Rauscher Pierce noted that the Merger was intended to be tax-free to the shareholders of Parkway and would be voted on by the shareholders of Parkway and EB.

         Rauscher Pierce stated that it was not aware of any logical buyers who would be likely to offer more per share for EB or Congress Street than the Parkway proposal. There were no other offers or expressions of serious interest in acquiring or merging with Parkway, EB or Congress Street even following the public announcements of the transactions. Rauscher Pierce noted that even after entering the draft forms of merger agreement, Parkway would still be allowed to consider any other offer which might be made to purchase Parkway (EB, however, does not have that flexibility under the terms of the Merger Agreement). Rauscher Pierce also noted that there was no potential source of substantial "hidden" or "unrecognized value" in Parkway, EB or Congress Street that would suddenly make the assets of these companies much more valuable in the near future.

         Rauscher Pierce also considered the potential dilution from outstanding options and stock appreciation rights and found it to be immaterial. EB did not have any options or stock appreciation rights outstanding in 1994. Regarding Parkway, Rauscher Pierce noted that the dilutive effect of outstanding options in market value per share was 3.17%. Rauscher Pierce noted that if all of the "in-the-money" Congress Street options were exercised the amount of dilution per share would be minimal.

         Benefits to Shareholders. Rauscher Pierce noted that the shareholders of Parkway, Congress Street and EB would receive the following benefits as a result of the contemplated transactions: (i) annual savings in professional fees, director fees and shareholder related costs for EB and Congress Street of approximately $130,000 and $89,000, respectively; (ii) other overhead related cost savings; (iii) improved float and simplified ownership structure; (iv) improved and simplified shareholder relations as Parkway's "story" would become easier to communicate to the market place; and (v) simplified corporate policy and decision making resulting from Parkway's independence.


         Management's Forecast for EB for the Year Ended December 31, 1994. Rauscher Pierce reviewed management's forecasted income statement and statement of cash flows for EB for the year ended December 31, 1994, which were prepared in June 1994. The income statement projected net income of $1,418,000, based on interest on loans of $1,673,000; dividend income of $351,000, other income of $214,000. Net real estate owned operating expense was projected at $192,000, administrative expenses were projected at $256,000, professional fees were projected at $156,000 and other operating expenses were projected at $216,000. Total expenses were projected at $820,000 and income before income taxes was projected at $1,418,000. EB management estimates that the actual net income of EB for the year ended December 31, 1994 (unaudited) was $1,606,000.

         EB's forecasted statement of cash flows projected an increase in cash and cash equivalents for the year ended December 31, 1994 of $3.3 million, based on net cash provided by operating activities of $1,326,000, net cash provided by investing activities of $2,416,000 and net cash used in financing activities of $435,000. EB management estimates that the actual increase in cash and cash equivalents for the year ended December 31, 1994 (unaudited) was $7,615,000.

         Reasons for Conclusion. The principal reasons given by Rauscher Pierce for the Merger and the Parkway/Congress Street merger being fair to Parkway and Parkway shareholders were as follows: (i) the Congress Street/Parkway merger was essentially a distribution of Congress Street's 567,067 Parkway Shares to the shareholders of Congress Street; (ii) eliminating Congress Street and EB as separate public companies would create significant cost savings; and (iii) Parkway was paying $17.25 for the 690,872 EB Shares not owned by Parkway, but that was only 70% of management's estimate of the net realizable value of the EB assets on a per EB Share basis, which was $24.58. Rauscher Pierce also noted that the Merger consideration of $17.25 per EB Share was 12% over the average market price of EB Shares in July 1994 (which was $15.39 per EB Share) and a 40% premium over the average price of EB Shares in June 1994 (prior to announcement of the Merger) of $12.34 per EB Share.

         The form of fairness opinion delivered by Rauscher Pierce to Parkway is attached to this Joint Proxy Statement/Prospectus as Appendix G. A copy of Rauscher Pierce's memorandum in support of its opinion is available for inspection and copying at the offices of Parkway at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, during Parkway's regular business hours by any interested shareholder of Parkway or his or her representative who has been so designated in writing, and a copy of the memorandum will be transmitted by Parkway to any interested Parkway shareholder (or his or her representative who has been so designated in writing) upon written request and at the expense of the requesting shareholder.


OPERATIONS FOLLOWING THE MERGER

         If the Merger Agreement is approved by the shareholders of EB, PAC will merge with and into EB and EB will become a wholly-owned subsidiary of Parkway. Parkway, both directly and through its subsidiaries, will continue to actively seek new investment properties to add to its portfolio of real estate properties. See "Information Concerning Parkway--Description of Business" below.

INTEREST OF PARKWAY IN THE MERGER

         If the Merger is approved and consummated, EB will become a wholly-owned subsidiary of Parkway. Accordingly, Parkway will own, indirectly through its ownership of all of the outstanding EB Shares, all of EB's assets.

EXPENSE-SHARING ARRANGEMENTS

        Description of Arrangements.   Until December 31, 1994, Parkway had an
expense-sharing agreement with Congress Street, EastGroup Properties ("EastGroup") and Eastover Corporation ("Eastover") (which are more fully described below) pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of each member company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. EB had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing agreement on the same basis as the companies which were parties to the expense-sharing arrangement. Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities. These common costs were initially paid by Congress Street, which served as the administrator of the arrangement, and the other participants paid Congress Street an annual fee (on a monthly basis) of one-half of one percent of their assets which were publicly-traded securities. After these fees and any profits of Eastover Realty Corporation (see "Eastover Realty Corporation" below) were subtracted from total common costs, the remaining common costs were allocated on a monthly basis among EastGroup, Parkway, Congress Street, Eastover and EB in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filing. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs included but were not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of similar nature. Since the allocation formula was not based upon actual costs incurred by each member company, the allocation may have, from time to time, resulted in a greater or lesser charge to each member company than would have resulted if actual costs to each member company were allocated.

        LNH REIT, Inc. ("LNH") also had a separate administration agreement with Congress Street pursuant to which LNH shared common offices and personnel with Congress Street, Parkway, EB and the other participants, and LNH paid Congress Street a fixed annual fee of $125,000.

        Because conflicts of interest may have arisen from the management of the participating companies by common officers, agreements governing these expense-sharing arrangements included the following provisions designed to prevent such conflicts of interest and to deal with those that have arisen on an equitable basis:

        (1) Subject to the conditions described below, when officers submit and recommend to the board of any company the proposed acquisition of any property or security, the officers of that company shall cause the same opportunity to be presented to the board of each of the other companies. If two or more of the companies determine to participate in the transaction, the provisions of paragraph (3) below will govern. Notwithstanding the foregoing provisions, an investing company need not present an investment opportunity to another company if it proposes to purchase securities issued by it or if, in the good faith judgment of their common officers, the investment opportunity involves the acquisition of (i) an investment which is one in which that company would not invest because it does not come under that company's Investment Strategy (as defined below), (ii) property in which the investing company has an existing ownership or other type of interest and the latter company has none, or (iii) securities of an issuer in which the investing company has an existing investment and the latter company has none. Whenever any company authorizes the sale, transfer or modification of its interest in a property or of its holdings of securities of an issuer, it must so inform the board of each company which also has an interest in that property or which owns securities of that issuer; unless impractical to do so, that information must be given to the board of the latter company at the next scheduled meeting of the board of the latter company. If the board of the latter company authorizes similar action, the provisions of paragraph (3) will govern.

        (2) No company will sell any property or security to, or purchase any property or security from, any other company unless that sale or purchase is approved and determined to be fair to each company in the transaction by a majority of the trustees or directors of that company who are not affiliated as officers, trustees, directors or controlling persons of any other company in the transaction.

        (3) Whenever two or more of the companies shall concurrently undertake to acquire or dispose of interests in the same property or in the same class of securities under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property or securities to be acquired or disposed of in a single transaction, the property or securities will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property or securities which its board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property or class of security which its board has determined to acquire or dispose of. In the event that the boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or, if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this paragraph may be modified with respect to a particular transaction by the board of each company if it appears that such modification is required in the interests of fairness, but any such modification must be approved by majorities of the trustees or directors of each company participating in the transaction, including a majority of the trustees or directors of each participating company who are not officers, trustees, directors or controlling persons of any other company participating in the transaction.

        (4) Each company shall from time to time provide each of the other companies with a statement approved by that company's board of directors or trustees setting forth that company's present strategy with respect to the acquisition of additional property or other investments, describing the type of assets which that company desires to purchase, that company's financial and other objectives with respect to investments, the types of assets in which that company does not wish to invest, and any other factors deemed appropriate by the company's board of directors or trustees (the "Investment Strategy"). A company may change its Investment Strategy by giving notice to the other companies, and such change shall take effect 30 days after the date of the notice.

        The Investment Strategy of EB, Congress Street, LNH and Eastover was not to make further investments. Parkway's Investment Strategy involves acquiring equity positions in private or publicly traded companies which may or may not result in mergers or acquisitions. Parkway will also invest directly in real property in the form of equity ownership or mortgages, however, Parkway will seek to control its investments by owning substantially all of the investment and will avoid investments directly in real property that would result in a minority interest. EastGroup's Investment Strategy also involves acquiring equity interests in real property; however, based on EastGroup's size relative to that of Parkway, any investment opportunity of EastGroup in which Parkway could seek to participate would result in Parkway holding only a non-controlling minority interest. Accordingly, Parkway believes that EastGroup is not presently required to offer any of its investment opportunities to Parkway or any other member company of the Eastover Group.

        The expense-sharing agreement was in effect from year to year and was automatically renewable although any participant may have terminated its participation in the arrangement at any time upon 60 days notice (or a shorter period if necessary for a participating real estate investment trust to maintain its tax status). If a participant did terminate, the expense-sharing agreement would remain in effect with the remaining participants so long as Congress Street had not given notice of termination. The expense-sharing agreement contemplated that other real estate companies may have participated in the future upon the same terms, unless one or more of the other participating companies objected.

        Background of Participants.   EB and Parkway began participating in the
expense-sharing arrangement in 1993 and 1980, respectively. Other than Parkway and EB, the other participants and the dates they began participating in the expense-sharing arrangement are as follows: EastGroup, a Maryland real estate investment trust, since 1983; Congress Street, a former Delaware corporation engaged in the real estate business which merged with a wholly-owned subsidiary of Parkway on November 29, 1994, since 1984; Eastover, a former Louisiana real estate investment trust which merged with a wholly-owned subsidiary of EastGroup on December 22, 1994, since 1979; and LNH, a Maryland corporation operating as a real estate investment trust, since 1992. Eastover and Parkway controlled (as that term is defined in the federal securities laws) EastGroup by reason of (i) their substantial shareholdings in EastGroup (21% in the aggregate); (ii) the presence of four of their directors or trustees or officers on EastGroup's eight-person Board of Trustees; and (iii) management of the day-to-day business of EastGroup by officers who were also officers of Eastover and Parkway. Congress Street controlled Parkway by reason of (i) its substantial shareholdings in Parkway (37% in the aggregate); (ii) the presence of three of its directors on Parkway's nine-person Board of Directors; and
(iii) management of the day-to-day business of Parkway by officers who were also officers of Congress Street. Parkway controls EB by reason of (i) its substantial shareholdings in EB (52%); (ii) the presence of three of its directors or officers on EB's six person Board of Directors; and (iii) management of the day-to-day business of EB by officers who are also officers of Parkway. (The companies which participated in the expense-sharing arrangement, including LNH, are collectively referred to herein as the "Expense-Sharing Participants.")

        Total Assets and Common Costs.   The following table shows the total
assets of each of the participants in the expense-sharing arrangement that were publicly-traded securities and assets other than publicly-traded securities as shown on their most recent publicly available balance sheets, the date of such balance sheets and the percentage relationship of each participant's non-securities assets to the total non-securities assets of all participants as a group.

                                              Amount of Assets That    Amount of Assets     Percent of Total
                             Date of Balance   are Publicly Traded    Other than Publicly    Non-Securities
     Name of Company(1)           Sheet           Securities(2)             Traded          Assets of Groups
                                                                         Securities(2)
  -------------------------  ---------------  ---------------------   -------------------   ----------------
  EastGroup . . . . . . . .      9/30/94           $   978,000            $149,940,000             68.60%
  Parkway . . . . . . . . .      9/30/94            16,371,000              46,083,000             21.08

  Eastover  . . . . . . . .      9/30/94            14,551,000                 385,000               .18
  EB  . . . . . . . . . . .      9/30/94            14,154,000              22,164,000             10.14
  Congress Street . . . . .      8/31/94            11,957,000                     ---(3)            ---

- --------------------
(1) Asset information as to LNH, is not included because it paid a fixed annual fee as its contribution to the expense-sharing agreement.

(2)     Asset figures are unaudited with respect to all companies .

(3) Number is negative and assumed to be zero for purposes of allocating common costs.


        During the twelve months ended August 31, 1994, a total of $2,094,172 of common costs were incurred by EastGroup, Parkway, Eastover, Congress Street and EB. These common costs were allocated under the expense-sharing arrangement as follows: $1,114,849 to EastGroup; $538,203 to Parkway; $84,103 to Eastover; $55,528 to Congress Street; and $301,489 to EB.

        Termination of Arrangements. In connection with the business combinations involving the Expense-Sharing Participants (i.e., Congress Street merged with a wholly-owned subsidiary of Parkway on November 29, 1994, EB is combining with Parkway and Eastover combined with EastGroup on December 22,
1994), the above described expense-sharing arrangements terminated on December 31, 1994 , except that EastGroup has the responsibility for managing LNH under the prior administration agreement between LNH and Congress Street. Since that date, Parkway and EastGroup each have their own respective officers and employees, who do not serve as officers or employees of the other company, except for Leland R. Speed, who continues to serve as the Chief Executive Officer of both companies, and a small number of clerical and support staff employees. Certain officers of Parkway continue to serve as officers of EB, and EB pays Parkway an administrative fee based on EB's share of the common costs for the last quarter of 1994 (estimated to be $20,000 per month), which will be prorated if terminated by reason of the Merger or otherwise (either party may terminate the arrangement on 30 days' notice). The officers of EastGroup also continue to serve as officers of LNH; in addition, the President of Parkway--Steven G. Rogers--continues to serve as an officer of LNH. David H. Hoster and N. Keith McKey, who formerly served as officers of all the Expense-Sharing Participants, now serve as officers of EastGroup and LNH and not Parkway because EastGroup and Parkway continue to share the same leased office space at One Jackson Place in Jackson, Mississippi and share the services of Mr. Speed and certain clerical and support staff employees, the expenses related thereto are shared among Parkway and EastGroup (except for certain costs which can be attributed to either company based on its actual use of the services involved). Management of Parkway estimates that the annual administrative costs for Parkway, after expected increases as a result of the EB and Congress Street mergers, will not increase significantly as a result of the termination of the expense- sharing arrangements.

        Eastover Realty Corporation. Eastover Realty Corporation ("Eastover Realty"), currently a wholly-owned subsidiary of Parkway and prior to November 29, 1994, a wholly-owned subsidiary of Congress Street, manages several commercial and multi-family residential properties, for which it receives management fees. Eastover Realty also performs leasing and brokerage services on a commission basis. Pursuant to an understanding among the Expense-Sharing Participants, any income derived from Eastover Realty was used to offset common costs under the expense-sharing arrangements. In connection with the termination of the expense-sharing arrangements and the combinations of various of the Expense-Sharing Participants, the sharing of Eastover Realty's income has been terminated, so that Parkway, as a result of its business combination with Congress Street, receives all of that income (or loss).

FEDERAL INCOME TAX CONSEQUENCES

        Set forth below is a discussion of certain federal income tax consequences of the Merger generally applicable to Parkway, EB and their respective shareholders. This discussion has been prepared by and is hereto based on an opinion rendered by Jaeckle, Fleischmann & Mugel, a copy of which is attached hereto as Appendix C.

        Effect of the Merger. EB has received an opinion from Jaeckle, Fleischmann & Mugel, based on the terms of the Merger Agreement and certain related factual representations and assumptions that:

        (i) The Merger of PAC into EB and exchange by the holders of EB Shares for the Merger Consideration will be treated for federal income tax purposes as a purchase of EB Shares by Parkway, and will not be treated as a tax free reorganization within the meaning of Section 368 of the Code.

        (ii) Gains or losses will be recognized by the holders of EB Shares upon their receipt of the Merger Consideration in exchange for their EB Shares. The amount of gain recognized will equal the excess of the fair market value of the Merger Consideration received over the tax basis in EB Shares surrendered. The amount of loss recognized will equal the excess of the tax basis in the EB Shares surrendered over the fair market value of the Merger Consideration received. This gain or loss will constitute capital gain or loss if the EB Shares surrendered are held as a capital asset at the Effective Date.

        (iii) The tax basis of the Parkway Shares received by the holders of EB Shares will equal the fair market value of the Parkway Shares received as of the Effective Date.

        (iv) The holding period of the Parkway Shares in the hands of the holders of EB Shares will not include the holding period of such EB Shares, but will begin as of the Effective Date.

        (v) No gains or losses will be recognized by EB, PAC, Parkway or Parkway's shareholders as a result of this Merger.

        In rendering the foregoing opinions, Jaeckle, Fleischmann & Mugel has relied upon information contained in this document and the Merger Agreement, and upon the representations by Parkway, PAC and EB set forth in their respective officers' certificates dated the date of such opinion.

        THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE OPINIONS OF JAECKLE, FLEISCHMANN & MUGEL DESCRIBED ABOVE ARE NOT BINDING UPON THE INTERNAL REVENUE SERVICE AND NO RULINGS OF THE INTERNAL REVENUE SERVICE HAVE BEEN OR WILL BE SOUGHT OR OBTAINED. THERE IS NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE OPINIONS DESCRIBED ABOVE. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. ANY SUCH CHANGE

MAY OR MAY NOT BE RETROACTIVE AND COULD AFFECT THE TAX CONSEQUENCES OF THE MERGER. EACH HOLDER OF EB SHARES SHOULD CONSULT HIS/HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF PARKWAY SHARES TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.


EXPENSES OF THE MERGER

        The estimated costs and fees in connection with the Merger are as follows:

Financial Advisor Fees  . . . . . . . . . . . . . . . . . . . .   $ 45,000

Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .    140,000

Accounting Fees . . . . . . . . . . . . . . . . . . . . . . . .     50,000

Printing and Mailing Expenses . . . . . . . . . . . . . . . . .     60,000

Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . .      5,000
                                                                  --------

                 TOTAL  . . . . . . . . . . . . . . . . . . . .   $300,000
                                                                  ========

- --------------------


        EB and Parkway will reimburse brokers, dealers, commercial banks and trust companies for customary mailing expenses incurred by them in forwarding material to their customers. EB has retained Beacon Hill Partners, Inc. to assist with the solicitation of proxies and will pay Beacon Hill a fee of $3,500 (subject to increase for additional services such as telephonic solicitation of proxies) plus reimbursement of out of pocket expenses for its services.

        All costs and expenses incurred in connection with the Merger will be paid by the party on behalf of whom such expenses are incurred, except that, if the Merger is consummated, Parkway will assume responsibility for EB's expenses to the extent they remain unpaid on the Effective Date.

ACCOUNTING TREATMENT OF THE MERGER

        The Merger will be accounted for as a "purchase" transaction.


APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS OF EB

        Shareholders of EB who follow the procedures specified in Section 79-4-13.21 ("Section 79-4-13.21") of the Mississippi Business Corporation Act (the "MBCA") will be entitled to have their EB Shares appraised and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger. DISSENTING SHAREHOLDERS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 79-4-13.21. FAILURE TO FOLLOW ANY SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 79-4-13.21.

        The following discussion of the applicable provisions of the MBCA is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of Article 13 of the MBCA, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus and incorporated herein by this reference.

        Under Section 79-4-13.21, a shareholder of EB electing to exercise appraisal rights must both:

        (1) Deliver to EB, before the taking of the vote on the Merger Agreement, a written demand for appraisal of that person's EB Shares, which reasonably informs EB of the identity of the shareholder of record and that such record shareholder intends thereby to demand the appraisal of his or her EB Shares. This written demand is in addition to and separate from any proxy or vote against the proposal relating to the Merger Agreement. Neither a vote against the proposal relating to the Merger nor a proxy directing such vote shall satisfy the requirement that a written demand for appraisal be delivered to EB before the vote on the proposal relating to the Merger Agreement. Such written demand for appraisal should be delivered either in person to the Corporate Secretary of EB at the EB Meeting before the vote on the Merger Agreement or in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Corporate Secretary, at EB, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, prior to the Meeting.

        (2) Not vote in favor of the proposal relating to the Merger Agreement. A failure to vote against the proposal relating to the Merger Agreement will not constitute a waiver of appraisal rights. HOWEVER, ANY SHAREHOLDER WHO EXECUTES A PROXY AND WHO DESIRES TO PERFECT HIS OR HER APPRAISAL RIGHTS MUST MARK THE PROXY "WITHHOLD AUTHORITY" FOR THE PROPOSAL RELATING TO THE MERGER AGREEMENT because if the Proxy is left blank, it will be voted for the proposal relating to the Merger Agreement.

        The written demand for appraisal must be made by or for the holder of EB Shares registered in the holder's name. Accordingly, such demand should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on his or her stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity and if the stock is owned of record by more than one person as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he is acting as agent for the record owner.

        A record owner, such as a broker, who holds EB Shares as nominee for others may exercise his right of appraisal with respect to the shares held for all or less than all of the others. In such case the written demand should set forth the number of shares covered by such demand and the name and address of each person on whose behalf the record owner asserts dissenters' rights. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares standing in the name of such record owner.

        A beneficial owner may assert dissenter rights as to shares held on his or her behalf only if the beneficial owner submits to EB the record shareholder's written consent to the dissent no later than the time the beneficial shareholder asserts dissenter's rights and the beneficial owner does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to direct the vote.

        Within 10 days after the Effective Date, EB is required to, and will, provide each shareholder of EB who has satisfied the foregoing conditions with a dissenters' notice as required by the MBCA ("Dissenters' Notice"). A shareholder sent a Dissenters' Notice must demand payment, certify whether he or she acquired beneficial ownership of EB Shares prior to the date of the first announcement of this Merger to news media (which occurred on July 27, 1994) or to shareholders of the Merger and deposit his or her certificates in accordance with the terms of the Dissenters' Notice. A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT OR DEPOSIT HIS OR HER SHARE CERTIFICATE WHERE REQUIRED, EACH BY THE DATE SET IN THE DISSENTERS' NOTICE, IS NOT ENTITLED TO PAYMENT FOR HIS OR HER EB SHARES PURSUANT TO ARTICLE 13 OF THE MBCA.

        As of the Effective Date or upon receipt of a payment demand, EB shall pay to the dissenting shareholder (in compliance with all applicable procedures) the amount EB estimates to be the fair value of the dissenting shareholder's EB Shares, plus accrued interest. EB will provide with the payment (i) a copy of EB's balance sheet, income statement and a statement of changes in shareholders' equity for the most recent fiscal year, and the latest available interim financial statements (if any); (ii) a statement of EB's estimate of the fair value of EB Shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment; and (v) a copy of Article 13 of the MBCA.

        A dissenting shareholder dissatisfied with the payment or offer may notify EB in writing, within 30 days after EB made or offered payment for the dissenting shareholder's EB Shares, of his or her own estimate of the fair value of EB Shares and amount of interest due and demand payment of such estimate or may reject EB's offer and demand payment of the fair value of EB Shares and interest due if: (i) the dissenting shareholder believes EB's offer or payment is less than the fair value of his or her EB Shares or the interest is incorrectly calculated; (ii) EB fails to make a payment within 60 days after the date set for demand payment, (iii) EB fails to consummate the Merger and does not return the deposited certificates within 60 days after the date set for demand payment. The dissenting shareholder's failure to demand this payment within the requisite 30 days results in the waiver of his or her appraisal rights.

        Should EB and the dissenting shareholder fail to resolve the demand for payment, EB shall commence a proceeding within 60 days after receiving the payment demand and petition the courts to determine the fair value of EB Shares and accrued interest. EB's failure to commence the suit within the 60 day period will result in EB paying each dissenter whose demand remains unsettled the amount demanded.

NO APPRAISAL RIGHTS FOR PARKWAY SHAREHOLDERS

        Shareholders of Parkway will not have any appraisal rights in connection with the Merger.

RESTRICTIONS ON RESALES OF SECURITIES

        The Parkway Shares to be issued pursuant to the Merger Agreement have been registered under the Securities Act. Under present law, any public reoffering or sale of such shares by any person who is an "affiliate" of EB at the time the Merger Agreement is submitted to a vote of EB's shareholders ("EB Affiliate") will require either (i) the further registration of such shares under the Securities Act, (ii) compliance with Rule 145 promulgated under the Securities Act, which permits sales under certain conditions, as discussed below, or (iii) the availability of another exemption from such further registration. In very general terms, under Rule 145, assuming that the EB Affiliate is not, at any time, an affiliate of Parkway, the EB Affiliate may publicly sell such Parkway Shares if the EB Affiliate: (1) (a) sells during any three- month period no more than the number of Parkway Shares permitted under Rule 144(e) (which is generally the greater of (i) 1% of the total number of Parkway Shares outstanding, or (ii) the average weekly volume of trading of Parkway Shares for the four calendar weeks prior to the sale); (b) sells in a "brokers' transaction" (which means, generally, that the broker can do no more than execute the order as agent for the seller, can receive no more than the usual broker's commission, cannot solicit orders to buy in connection with the transaction, and does not believe that the seller is an underwriter of the securities being sold); (c) does not solicit orders to buy in connection with the transaction and does not make any payment in connection with such sale to anyone other than the selling broker; and (d) sells at a time when there is adequate current public information about Parkway (which will be satisfied so long as Parkway Shares remain registered under the Exchange Act and Parkway continues to file the necessary reports under the Exchange Act); or (2) (a) holds the Parkway Shares for at least two years and (b) sells at a time where there is adequate public information about Parkway (as in 1(d) above); or (3) holds the Parkway Shares for at least three years.


BOARD OF DIRECTORS AND MANAGEMENT OF PARKWAY AFTER THE MERGER

        If the Merger is approved, one of the directors of EB--Roger P. Friou--will become a director of Parkway. The following table describes the directors and the executive officers of Parkway expected to be in office following the Merger:

                                                                   Principal Occupation and Business
Name, Position and Tenure with Parkway         Age                 Experience for Past Five Years(1)
- ---------------------------------------       -----      ----------------------------------------------------
Daniel C. Arnold                                64       Director of Farm & Home Financial Corporation from
        Director since 1994                              1989 to 1994 and served as its Chairman of the Board,
                                                         President and Chief Executive Officer from 1989 to
                                                         1991; director of U.S. Physical Therapy, Inc.;
                                                         trustee of Baylor College of Medicine; trustee of
                                                         First Continental Real Estate Investment Trust
                                                         ("First Continental") from 1993 to 1994.

H.C. Bailey, Jr.                                54       President of H.C. Bailey Company (real estate
        Director since 1988                              development and investment); Chairman of the Board
                                                         and Chief Executive Officer and President of Security
                                                         Savings & Loan Association until 1992; President of
                                                         Bailey Mortgage Company (mortgage banking) until
                                                         1992.
George R. Farish                                41       Chief Executive Officer of Houston Savings
        Director since 1981                              Association.


Roger P. Friou                                  60       Director and Chief Financial Officer of Jitney Jungle
       Director upon Effective Date                      Stores of America, Inc. (a retail supermarket chain);
                                                         Director of EB since 1993.

                                                                   Principal Occupation and Business
Name, Position and Tenure with Parkway         Age                 Experience for Past Five Years(1)
- ---------------------------------------       -----      ----------------------------------------------------
B. Pat Green, Jr.                               61       Chairman of Green Oil Company, Inc. (a retail chain
        Director since 1981                              of gasoline stations and car washes); sole proprietor
                                                         of Green Investment Company (real estate
                                                         development).

Sidney W. Lassen                                59       Chairman and Chief Executive Officer of Sizeler
        Director since 1993                              Property Investors, Inc. (a real estate investment
                                                         trust); Chief Executive Officer of Sizeler Realty
                                                         Co., Inc. (a real estate company).
Joe F. Lynch                                    60       Chairman of the Board and Chief Executive Officer of
        Director since 1994                              First Continental from 1989 to 1994 and President of
                                                         First Continental until 1989; Vice Chairman of the
                                                         Board of Farm & Home Financial Corporation and of
                                                         Farm & Home Savings Association from 1991 to 1994.

C. Herbert Magruder                             61       Physician and a partner in the medical firm of
        Director since 1988                              Carolina Pathology Associates.
W. Lincoln Mossop, Jr.                          59       General partner of Barrett & Co. (securities brokers
        Director since 1986                              and dealers and a member firm of the Boston Stock
                                                         Exchange, Inc.)

Leland R. Speed                                 62       Chief Executive Officer of LNH since 1992, EB since
        Chairman since 1993, Chief Executive             1993, Eastover from 1977 to 1994, Congress Street
        Officer since 1980 and Director                  from 1984 to 1994,  EastPark Realty Trust from 1983
        since 1978                                       to 1990,  Rockwood from 1980 to 1994, and Parkway,
                                                         Eastover and EastGroup.(2)(3)(4)

Steven G. Rogers                                40       President of Parkway since 1993 and Senior Vice
        President since 1993                             President of Parkway from 1988 to 1993; Senior Vice
                                                         President of Rockwood from 1988 to 1994; Senior Vice
                                                         President of Eastover and Congress Street from 1988
                                                         to 1994; Senior Vice President of EB and LNH since
                                                         1988; Senior Vice President of EastGroup from 1988 to
                                                         1994.(2)(3)(4)

                                                                      Principal Occupation and Business
Name, Position and Tenure with Parkway         Age                 Experience for Past Five Years(1)
- ---------------------------------------       -----      ----------------------------------------------------
Sarah P. Clark                                  35       Vice President and Assistant Secretary of Parkway
        Vice-President, Chief Financial                  since 1992; Vice President and Assistant Secretary of
        Officer and Secretary on January 1,              EB since 1993 and Rockwood, EastGroup, Eastover and
        1995.                                            Congress Street from 1992 to 1994; Vice President and
                                                         Assistant Secretary of LNH since 1992;
                                                         Controller of Eastover from 1986 to 1992 and
                                                         EastGroup from 1990 to 1992; Controller of Parkway
                                                         from 1986 to 1990. (2)(3)(4)


- --------------------
(1) Unless otherwise stated, each individual has held the position indicated for at least the past five years.

(2) Each of these companies was or is primarily engaged in the real estate business. See "Expense-Sharing Arrangements" above.

(3) The Expense-Sharing Participants are the companies that participated in the expense-sharing arrangements described above under "Expense-Sharing Arrangements." The date indicated in the table as the date an executive officer began serving as such for the Expense-Sharing Participants indicates generally that the officer began serving as such for the companies that were participants at that time. Service as an executive officer for a company that became an Expense-Sharing Participant after that date began generally at the time the company became a participant.

(4) Rockwood, through its subsidiaries, is engaged in the real estate business in New Orleans, Louisiana. Rockwood ceased participating in the expense sharing arrangements described above under "Expense-Sharing Arrangements" on June 28, 1994 and no longer shares common management with EB and Parkway. Parkway and its wholly-owned subsidiary, Parkway Congress Corporation, own an aggregate of 3,288,286 shares of Rockwood (24.23%) as of January 11, 1995.


EXECUTIVE COMPENSATION

        Until December 31, 1994, the salaries of the executive officers of Parkway were paid by Congress Street and then allocated among the Expense-Sharing Participants in accordance with the expense-sharing arrangements. Beginning January 1, 1995, Parkway pays the salaries of its own officers and (although Mr. Speed receives a salary from EastGroup as well) and EB pays Parkway a share of these costs--see "Expense-Sharing
Arrangements--Termination of Arrangements" above.

        The following table summarizes, for the fiscal years ended June 30, 1994, 1993 and 1992 (i) the amount of the compensation allocated to Parkway that was paid by Congress Street to Parkway's Chief Executive Officer and all other officers whose cash compensation for service to all of the companies in the Eastover Group during the year ended June 30, 1994 exceeded $100,000 (the
"Named Officers".)

                                     Annual Compensation (1)                          Long Term
                                                                                 Compensation Awards
                                ---------------------------------   ------------------------------------------------
                                                                                          LTIP
  Name and Principal                                Other Annual                        Payouts        All Other
        Position         Year   Salary    Bonus     Compensation    Options/SARs (2)     $ (3)      Compensation (4)
- -----------------------  ----   -------  --------  --------------   ----------------  -----------   ----------------
Leland R. Speed          1994   $63,723   $7,379         --               --             $4,415          $3,315
 Chief Executive         1993    81,067    8,870         --               --              1,152           3,867
 Officer                 1992    87,814       --         --          15,991/8,795            --              --

Steven G. Rogers         1994    33,432    5,985         --               --             3,316            2,817
 President               1993    40,350    8,870         --               --               921            2,912
                         1992    37,451       --         --          12,796/7,038           --               --

David H. Hoster II       1994    41,036    4,788                          --             3,814            3,205
 Executive Vice          1993    51,908    7,096         --               --             1,059            2,895
 President               1992    55,005       --         --          14,714/8,093           --               --


N. Keith McKey           1994    29,163    3,420                          --             2,487            1,922
 Executive Vice-         1993    34,447    2,129         --          3,201/1,761           691            1,670
 President,              1992    31,590       --         --          9,595/5,277            --               --
 Chief Financial
 Officer and
 Secretary


- --------------------
(1) All amounts are Parkway's share of the particular Named Officer's compensation as allocated under the expense-sharing agreements.

(2) These options and SARs were granted in tandem under Parkway's 1991 Incentive Plan (the "Incentive Plan") and became exercisable in three equal annual installments beginning on the first anniversary of their date of grant. The Options and SARs granted in fiscal 1992 were granted on October 29, 1991 and those granted in fiscal 1993 were granted on December 18, 1992.

(3) These payments were made under Incentive Compensation Units granted under the Incentive Plan. An Incentive Compensation Unit is a right to receive an amount equal to the dividend paid on a specified number of Shares during a five year period beginning on the date of the grant of the unit. The amount payable with respect to an Incentive Compensation Unit shall be credited to an account for the holder of such unit. The grantee of the Incentive Compensation Unit shall be entitled to a cash payment of 20% of the amount in the account of the first anniversary date of its grant, 40% on the second anniversary date, 60% on the third anniversary date, 80% on the fourth anniversary date and 100% on the fifth anniversary date.

(4) This amount is Parkway's share of Congress Street's discretionary contribution to a 401(K) plan for the respective Named Officer's benefit.


        Option Exercises and Year End Value. None of the Named Officers was granted or exercised any options during the year ended June 30, 1994. The following table shows the value of "in-the-money" exercisable and unexerciseable options held by the Named Officers as of June 30, 1994. Valuations are based upon the closing price of Parkway's Shares on the over-the-counter market on June 30, 1994 ($12.25).

                                                                                         VALUE OF
                                                  NUMBER OF                          UNEXERCISED IN-
                                                 UNEXERCISED                            THE-MONEY
                                               OPTIONS/SARS AT                       OPTIONS/SARS AT
                                                  FY-END(#)                             FY-END($)
                                                 EXERCISABLE/                          EXERCISABLE/
                                                UNEXERCISABLE                         UNEXERCISABLE
                                         ----------------------------                ---------------

             NAME
 -------------------------
 Leland R. Speed                         10,660 Options (5,863 SARs)/                    $113,661/
                                          5,331 Options (2,932 SARs)                     $ 57,841

 Steven G. Rogers                         8,530 Options (4,692 SARs)/                    $ 92,554/
                                          4,266 Options (2,346 SARs)                     $ 46,284

 David H. Hoster                          9,809 Options (5,395 SARs)/                    $106,428/
                                          4,905 Options (3,188 SARs)                     $ 56,651

 N. Keith McKey                           7,463 Options (4,099 SARs)/                    $ 80,934/
                                          5,333 Options (2,933 SARs)                     $ 57,862

        Directors Plan. At the 1991 Annual Meeting, the shareholders approved Parkway's 1991 Directors Stock Option Plan (the "Directors Plan"). The Directors Plan authorizes the issuance of options for up to 40,000 Shares to directors of Parkway who are not, and have not been for at least one year prior to the date of determination, employees of Parkway ("Non-Employee Directors"). Under the Directors Plan, each Non- Employee Director of Parkway on September 13, 1991 was automatically granted an option to purchase 5,000 Shares. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 5,000 Shares on the date the person becomes a Non-Employee Director, if such shares are available. The option exercise price is the closing price of a share if Parkway's Shares are listed on an exchange or the average between the bid and the asked price for that date if the shares are traded over-the-counter (or, if no shares were publicly traded on that date, the next preceding date that such shares were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.


CERTAIN TRANSACTIONS AND RELATIONSHIPS

        During the year ended June 30, 1994, Parkway had loan agreements whereby it advanced funds to Lake Forest, Inc.("Lake Forest"), a wholly-owned subsidiary of Rockwood, to fund continuing operations. Rockwood was a participant in the expense sharing arrangements until June 29, 1994, at which time Rockwood entered into a series of transactions pursuant to which its debts and the debts of its wholly-owned subsidiary, Lake Forest, were restructured, the Administration Agreement between Congress Street and Rockwood was transferred to Eastover Realty, Inc. ("ERI"), an unrelated entity, and designees of ERI were appointed directors and officers of Rockwood. In connection with the restructuring, Parkway prepaid on June 29, 1994 a promissory note in the principal amount of $2,274,000 payable to Lake Forest. This debt was incurred in connection with the purchase of 80 acres of undeveloped commercial land from Lake Forest. Immediately prior to the restructuring, Parkway also had the following outstanding credit facilities with Rockwood and Lake Forest:


        (i) Participation in a line of credit with Trustmark National Bank to the extent of $750,000 bearing interest at the prime rate (an additional 2% interest is being accrued but not paid effective June 12, 1990). Interest was payable monthly and the note was due on demand. Terms of the participation called for Parkway to advance up to $750,000 under the line of credit. Parkway was participating pari passu on the loan, which was collateralized by approximately 465 acres of real estate in New Orleans. On June 29, 1994 this note was paid in full in connection with the restructuring of Rockwood's debts described above.

        (ii) Revolving credit note dated July 14, 1993 in the maximum principal amount of $250,000 bearing interest at the prime rate plus 2%. Interest was payable quarterly with the note maturing July 14, 1994. This note was guaranteed by Rockwood and secured by real estate in New Orleans, Louisiana. This note was restructured in connection with the restructuring of Rockwood's debts on June 29, 1994, and as of December 31, 1994, $177,000 was outstanding on this restructured debt.


        In connection with the purchase of 80 acres of undeveloped commercial land from Lake Forest, Rockwood issued to Parkway a warrant to purchase 800,000 shares of Rockwood common stock exercisable at $.375 per share during the period beginning June 17, 1991, and ending December 31, 1995. Parkway is a major shareholder in Rockwood (approximately 24.23% after the November 29, 1994 merger with Congress Street).

        Parkway signed an amendment to the One Place Partner's Partnership Agreement whereby Parkway loaned Congress Street funds for their portion of capital contributions. This note accrued interest at prime plus one percent with interest due annually. At June 30, 1994, $413,000 was outstanding on the loan to Congress Street. This note was cancelled in connection with the merger of Congress Street into a wholly-owned subsidiary of Parkway.

        On January 1, 1994, Parkway signed a note whereby it loaned $100,000 to Eastover. This note accrued interest at prime plus 1% with interest due quarterly. The collateral for this note was a security interest in shares of EastGroup. At June 30, 1994, the note had been paid in full.

                           INFORMATION CONCERNING EB


        Information concerning EB is contained in EB's 1993 Annual Report to Shareholders under the headings "Description of Business" on pages 6 and 7, "Market for Common Equity and Related Stockholder Matters" on page 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 8 and 9, "Financial Statements" and "Notes to Financial Statements" on pages 12 through 25 and in EB's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1994 under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 9 through 11, and "Financial Statements" and "Notes to Financial Statements" on pages 3 through 8, which accompany this Joint Proxy Statement/Prospectus and are incorporated herein by this reference.


RECENT DEVELOPMENTS

        On July 1, 1994, Grenada announced an agreement to merge with a wholly-owned subsidiary of UPC, which announcement caused a significant increase in the price of Grenada stock. On June 30, 1994, the day before the announcement of the transaction, Grenada stock traded at $26.25. Since that date and until October 19, 1994, the high and low bid prices were $35.00 and $32.00, respectively for shares of Grenada, and traded on October 19, 1994 at $32.25. The Merger was effected on December 31, 1994. EB held 438,889 shares of Grenada stock, which EB carried on its books at September 30, 1994, at an aggregate value of $14,154,000 ($32.25 per share). As a result of the UPC/Grenada merger, EB now holds 637,705 shares of UPC (approximately 1.6% of the outstanding shares). At March 7, 1995, UPC shares were trading at $24.125.

        On May 9, 1994, EB received a favorable ruling from the U.S. Fifth Circuit Court in a lawsuit involving the Austin Development Company and Sowashee Venture. This ruling allows EB to collect on a debt of $1,202,000 (including the principal of $918,000 and interest through September 30, 1994 of $284,000). The collateral on this debt is a first mortgage on a leasehold interest in the property and a first lien on rents payable from the theater which is located on the property. Approximately $377,000 at September 30, 1994 was in an escrow account which may be applied to the debt. Prior to 1994, EB fully reserved the note and interest receivable. Sowashee Venture requested that the United States Supreme Court hear the case. On October 3, 1994, EB received notice from the United States Supreme Court that Sowashee Venture's petition for a writ of certiorari was denied in the case. At September 30, 1994, EB recorded interest income of $284,000 and other income of $93,000, representing the $377,000 held in escrow, which was released to EB. EB has begun receiving monthly rental payments of approximately $9,500 from the theater and acquired this property by foreclosure in January 1995. See note 6 on page 8 and Management Discussion and Analysis of Financial Condition and Results of Operations on page 10 of EB's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1994.

                         INFORMATION CONCERNING PARKWAY



DESCRIPTION OF BUSINESS

        Original Organization. Parkway was created in 1971 under the Texas Real Estate Investment Trust Act and operated under the name Texas First Mortgage Real Estate Investment Trust ("TFMR"). From its inception through June 30, 1974, TFMR operated as a qualified real estate investment trust under the Internal Revenue Code of 1954, as amended ("Code"). TFMR terminated its qualification as a real estate investment trust under the Code for fiscal years ending after 1974. Although for federal income tax purposes TFMR was an association taxable as a corporation, under Texas law it was still a business trust meeting the requirements of the Texas Real Estate Investment Trust Act. TFMR was reorganized and converted into a Texas corporation known as The Parkway Company on January 7, 1981.

        Investment Strategy. Parkway intends to invest in a wide variety of opportunistic investments. These investments will include acquiring equity positions in private or publicly traded companies which may or may not result in mergers or acquisitions. Parkway will invest directly in real property in the form of equity ownership or mortgages. Parkway will seek to control its investments by owning substantially all of the ownership and will avoid investments directly in real property that would result in a minority interest. Parkway will seek investments where the expertise of the existing Parkway staff can add value to assets selling at significant discounts to value. Parkway will take advantage of its liquidity, financial strength, and management experience in adding value to these acquisitions and in doing so will seek to maximize its shareholders' value.

        A fundamental component of Parkway's business strategy is the investigation of possible mergers or acquisitions of other real estate companies to increase its asset base and, thereby, its ability to compete with larger real estate investors for attractive real estate opportunities. This was carried out in the past through the acquisition of GNB in August 1979 and Sugar Creek Corporation in March 1980, mergers of the NOVA Real Estate Investment Trust in June 1983 and Highlands National, Inc. in April 1986 and the acquisition of EastPark Realty Trust in April 1990. Most recently, this was accomplished through the merger of First Continental effective May 10, 1994, the merger of Congress Street effective November 29, 1994 and the agreement in principle to merge with EB.

ADMINISTRATION

        Parkway operated under an expense-sharing agreement with certain affiliated companies from 1980 to 1994. The expense-sharing agreement provided that the participating companies have common officers, facilities and personnel, and the costs of these were shared among the participants. The costs of the common facilities and personnel were initially paid by the company administering the agreement and then allocated monthly to other participating companies in accordance with the agreement. See "Special Factors--Expense Sharing Arrangements."

        As a result of Parkway's participation in the expense-sharing agreement, Parkway had no employees. All personnel required for Parkway's affairs, including Parkway's seven officers, received their salaries from Congress Street, a portion of which was reimbursed by Parkway and other participants in the agreement.

        On December 31, 1994, the expense-sharing arrangements were terminated, and Parkway now has its own employees, although it continues to share office space with EastGroup, EB and LNH. See "Special Factors--Expense Sharing Arrangements--Termination of Arrangements."


DESCRIPTION OF OPERATIONS

        Parkway is currently engaged in the management and sale of its existing real estate properties and mortgage loan portfolio as well as seeking new investments that meet the criteria set forth in the investment strategy.


DESCRIPTION OF PROPERTIES

        The operations of Parkway are conducted from approximately 12,000 square feet of office space located at 188 East Capitol Street, 300 One Jackson Place, Jackson, Mississippi. The space is owned by One Jackson Place, Ltd., an affiliate of Parkway.

        In addition to owning real estate directly, Parkway also invests in real estate indirectly through its ownership of securities of entities involved primarily in real estate activities. Parkway uses the equity method of accounting for its investment in the securities of EB and EastGroup. Below is a description of these investees.

        EB. On March 1, 1993, as part of a plan approved at a special shareholders meeting on February 10, 1993, Eastover Bank for Savings (which was a Mississippi-chartered savings bank, insured by the Federal Deposit Insurance Corporation) changed its charter and name to EB, Inc. and sold its banking assets to Sunburst, a wholly-owned subsidiary of Grenada pursuant to a

"Purchase and Assumption Agreement" dated July 22, 1992. EB retained the assets which were not sold to Sunburst and received 438,889 shares of Grenada, common stock. The shares were valued at the fair market value on March 1, 1993, as quoted on NASDAQ. These assets consist principally of loans and real estate owned. EB is currently involved in the management, operation and disposition of the retained assets.

        EB recognized a gain on sale of banking assets to Grenada of $4,992,000 which was calculated as follows (dollars in thousands):

        Liabilities assumed by Grenada                                                        $408,700
        Value of stock received (FMV of $22.625 per share)                                       9,930
        Cash received                                                                              100
                                                                                              --------
                                                                                               418,730

        Less:
                 Basis of assets sold                                                         (396,383)
                 Loans made to EB                                                             ( 12,317)
                 Write off of deferred charges                                                (  4,025)
                 Costs of sale                                                                (  1,013)
                                                                                              --------

        Gain                                                                                  $  4,992
                                                                                              ========

        Parkway's share of this gain was $1,030,000 and was recorded through equity in earnings as Income on sale of discontinued operations.


        During the year, Parkway purchased 453,471 shares of EB's outstanding shares and received 221,784 shares through the dissolution of AllMiss Capital Corporation ("AllMiss"), a 95% owned subsidiary of Parkway, increasing its ownership to 51.5%. Under the Mississippi Control Share Statue, certain of the shares of EB may not be voted by Parkway until (i) shareholders of EB approve voting rights for the shares or (ii) three years after the shareholders of EB fail to approve voting rights for the shares. Although Parkway's ownership is equal to 51.5% (52.36% after the November 29, 1994 merger with Congress Street), Parkway does not have a majority voting interest and continues to record this investment on the equity method of accounting until majority voting interest is obtained.

        EASTGROUP. EastGroup is a tax-qualified Maryland real estate investment trust that owns income producing properties, land purchase-leaseback investments, mortgage loans and other real estate related investments.

        CONGRESS STREET. On November 29, 1994, Parkway and Congress Street combined through a merger of Congress Street and a wholly-owned subsidiary of Parkway Congress

Corporation. Under the terms of the merger, Congress Street shareholders received .29, Parkway Shares.

        Description of Real Estate and Operating Data.

        ONE JACKSON PLACE. This is the only property owned by Parkway in which its carrying value exceeds ten percent of Parkway's total assets. This 14-story office building was 100% leased at August 31, 1994 and competes with other office buildings in downtown Jackson, Mississippi. Parkway and Parkway Congress Corporation own a 73.125% effective interest through their general partnership interest in One Place Partners, a Mississippi general partnership. One Place Partners has a general partnership interest in Jackson Place Investments, a Texas general partnership, equivalent to 73.125% of this office building. Because Parkway has majority voting control over the building, the operations of the building have been consolidated in the financial statements of Parkway. One Place Partners has distributed $71,000 from the operations of the building to its partners during fiscal 1994.

        One Jackson Place has a total rentable area of 217,991 square feet with the average effective annual rental per square foot of $17.34. At June 30, 1994, no tenant occupies ten percent or more of this area. The principal tenants in the building are professional services firms, including communications, legal, accounting, advertising and investment brokerage firms.


                                              LEASES EXPIRING
                   ---------------------------------------------------------------------

YEAR ENDING                                               MINIMUM         PERCENTAGE OF
  JUNE 30          NUMBER         SQUARE FEET          ANNUAL RENTS   GROSS ANNUAL RENTS
- -----------        ------         -----------          ------------   ------------------
1995                 6               21,728                395,000           10.45%
1996                 7               29,153                505,000           13.36%
1997                12               97,835              1,766,000           46.70%
1998                 3               20,833                328,000            8.67%
1999                 2               11,842                181,000            4.78%
2001                 3               35,079                606,000           16.02%


        Depreciation is computed using the straight-line method over their estimated useful lives. Below is a schedule of the estimated useful lives and federal tax basis of the One Jackson Place office building.

                                                LIFE        TAX BASIS
                                              -------      ----------
Land                                             ---       $1,798,969
Building and improvement                      40 yrs.       7,411,487
Equipment, furniture and fixtures              5 yrs.          22,674
Tenant improvements                           10 yrs.       2,974,772

        Real estate taxes paid for 1994 and 1993 were $360,000 and $360,000, respectively.

        The following is a description of other major parcels of real estate and real estate investments that are owned by Parkway at June 30, 1994 which do not exceed ten percent of total assets. Unless otherwise indicated, Parkway or a wholly-owned subsidiary of Parkway has title in fee simple to the properties listed below.

        Office Buildings and Retail Center

        CASCADE III. Cascade III is a two-story office building located in Worthington, a suburb of Columbus, Ohio. The building was completed in 1978 and contains a total of 24,900 square feet. The office building was 100% leased at June 30, 1994.

        CORPORATE SQUARE EAST. This 84,436 square foot office center is located on 8.75 acres in suburban Indianapolis, Indiana. The center, which was completed in 1964, was 87% leased at June 30, 1994.

        CORPORATE SQUARE WEST. This office center consists of 95,917 square feet of rentable office space located in Indianapolis, Indiana. The center, which was completed in 1970, consists of four "L" shaped one-story buildings located on 9.5 acres. The center was 99% leased at June 30, 1994, and is subject to a $498,000 mortgage at June 30, 1994.

        WEST OFFICE BUILDING. This 20,900 square foot single story office building is located in Houston, Texas. This building, completed in 1984, was 100% leased to one tenant at June 30, 1994 and was acquired through the merger with First Continental.

        PLANTATION VILLAGE SHOPPING CENTER. This shopping center consists of 57,525 square feet of rentable retail space and is located in Lake Jackson, Texas. At June 30, 1994, the center was 50% leased and was acquired through the merger with First Continental.

        Motel

        AMERICAN INN NORTH. American Inn North is a discount motel located in northeastern Indianapolis, Indiana. The motel, which was completed in 1975, is comprised of 19 buildings on a 9.4 acre site. The motel is comprised of 345 efficiency units with kitchenettes, of which

235 are currently rentable. Parkway allocated value only to the land on this asset and no value was assigned to the buildings. The motel is currently operating at an average occupancy of 51.6% and an average daily rate of $17.82.

        Other Real Estate Investments

        HIGHLANDS FALLS. This property is owned and developed by Golf Properties, Inc. ("GPI"), a North Carolina corporation that is 65.45% owned by Parkway and 34.55% owned by Citizens Growth Properties. Lots surround a member-owned country club that includes an 18-hole golf course. During fiscal 1994, GPI recorded 17 lot sales, three equity membership sales and two social membership sales. At June 30, 1994, GPI had 46 developed lots, 86 equity memberships and 130 social memberships in the country club available for sale.

        WINK OFFICE BUILDING. This 32,000 square foot office/warehouse building located in New Orleans, Louisiana, is owned by the Wink- Parkway Partnership, a partnership that is owned 50% by each Parkway and Wink Engineering. At June 30, 1994, the building was 100% leased, of which Wink Engineering occupied 93% on a 15 year net lease. This 50% ownership was purchased by Parkway on June 15, 1994. The investment is accounted for on the equity method of accounting as an investment in a partnership.

        SILVER HOLLOW TOWNHOMES. Parkway owns 15 townhomes in a 240 unit project located in West Houston. These units are 2 bedrooms, 2-1/2 baths with an average of 1,450 square feet per unit. This property was acquired through the merger of First Continental. The property was 93% leased at June 30, 1994.

        BULLARD ROAD. This property consists of 80 acres of undeveloped commercial land in New Orleans, Louisiana purchased in December 1990. The property is being held for sale.

        SUGAR CREEK. Parkway owns one 15.4 acre and one 5.4 acre commercial tract in Sugar Creek Center, a mixed use commercial development comprised of landscaped tracts with streets and utilities located in Sugarland, Texas (southwest of Houston). These parcels are being held for sale. The 15.4 acres at Sugar Creek Center are subject to a mortgage with a principal balance of $640,000 at June 30, 1994.

        SUGARLAND TRIANGLE. This property consists of 9 tracts totalling 29.27 acres located in Sugarland, Texas. Parkway owns a 50% undivided interest in the property and it is being held for sale. This property was received in the First Continental merger. On September 2, 1994, Parkway purchased the remaining 50% interest in this property for $1,500,000. See "Recent Developments."

        GREENBUSH. This property consists of a 162 acre undeveloped tract located in Katy, Texas, approximately 27 miles west of the downtown Houston area. This property was acquired through the First Continental merger and is being held for sale.

        STONEHENGE. This patio home subdivision is located in west Houston and was developed in the early 1970's. It originally consisted of 163 patio lots. The remaining 62 lots were acquired through the merger with First Continental. This property is being held for sale.

        It is the opinion of Parkway's management that the individual properties are adequately covered by insurance. Parkway currently has no plans for renovation, improvement or development of any of its real estate properties, beyond that required for the maintenance of the property and tenant improvements required to obtain new tenants.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        YEAR ENDED JUNE 30, 1994

        Financial Condition. Assets of Parkway increased from $55,850,000 at June 30, 1993, to $59,735,000 at June 30, 1994, a net increase of $3,885,000.
Liabilities decreased $661,000 to $28,006,000 during the same period. Book value per share decreased from $21.57 at June 30, 1993 to $20.56 at June 30, 1994.

        Effective May 10, 1994, the merger of First Continental with Parkway Texas Corporation (a wholly-owned subsidiary of Parkway) was completed. This merger increased Parkway's net assets as follows:

        Operating real estate                                 $2,298,000
        Real estate held for sale                              2,696,000
        Mortgage loans                                         1,451,000
        Interest receivable & other assets                       228,000
        Cash                                                     195,000
        Notes payable to banks                                (1,912,000)
        Accounts payable & other liabilities                    (158,000)
                                                              ----------
                                                              $4,798,000
                                                              ==========

        Parkway's purchase price of these assets consisted of:
        Investment in FCREIT at 5/9/94                   $1,235,000
        Common stock issued                               3,393,000
        Merger expenses                                     170,000
                                                         ----------
                                                         $4,798,000
                                                         ==========

        The financial reporting and income tax accounting may vary considerably in a business combination. Parkway has historically used and plans to continue to use the purchase method of accounting for financial reporting purposes. Because mergers have such a material impact on Parkway, a brief explanation of the purchase method of accounting and its effect on Parkway is set forth below.

        For financial reporting purposes, the assets of the company acquired are assigned new cost basis amounts based on the cost of the assets to Parkway. The cost to Parkway consists of the new shares issued at the market price of the Parkway stock on the date of the merger plus cash paid, if any, and the previous investment Parkway has in the company. Since the Parkway stock is selling at a discount to book value and the stocks acquired are also selling at discounts, the accounting results in a writedown of the assets acquired from their book value and also a decrease in book value per share of the Parkway stock. In some cases, real estate and loans are written down as much as 50% from their previous book values. As the assets are sold or loans are collected, income will be recorded to the extent of cash received less the new written down basis.

        For income tax purposes, Parkway typically receives a carryover basis in the assets purchased which is equal to the tax basis of those assets prior to the merger. In most cases, this basis is higher than book basis due to allowance for losses and writedowns that were recorded for financial reporting purposes but not income tax purposes, so as in the example above assets sold may generate tax losses.

        In summary, if assets from merged companies are sold for their pre-merger book value, two positive things happen: (1) gains for financial reporting purposes are recorded and (2) losses for income tax purposes are recorded. Management believes that Parkway is positioned to record earnings without creating income tax liabilities by selling assets of the acquired companies.

        During fiscal 1994, Parkway's investment in real estate increased a net $4,542,000. This increase is due primarily to the merger of First Continental. Also contributing to an increase in real estate was the purchase of an additional 23.45% interest in the Big Run land for $10,000. Real estate assets decreased $472,000 due to the sale of 2.8556 acres in Sugarland, Texas. The
2.8556 acres were a part of Parkway's 18.3 acre tract of land referred to as Sugar Creek. The sales price was $525,000 and Parkway recorded a loss on the sale of $14,000. Parkway received $105,000 cash and a $420,000 mortgage note in the sale. Terms of the mortgage note include interest at 8%, quarterly interest payments and maturity on March 16, 1996. Real estate assets also decreased $62,000 due to writedowns on real estate to fair value.

        The investment in real estate companies increased a net $5,998,000 during the year. Parkway recorded equity in earnings of $755,000, unrealized gains on securities of $652,000, and dividends received of $332,000 during that period. Parkway purchased an additional 453,471 shares of EB, an equity method investee, for $5,864,000 increasing its ownership to 51.5% at June 30, 1994. Parkway will continue to record this investment on the equity method due to voting restrictions on the additional shares. Parkway also purchased shares of another real estate investment trust for $312,000 from EastGroup, an affiliated company. The price was based on the market price of the shares on the open market on the date the shares were purchased. Parkway also purchased 117,232 shares of Congress Street at $.80 a share for a total purchase price of $94,000 pursuant to a rights offering by Congress Street.

        On December 13, 1993, Parkway purchased 1,218,910 shares of First Continental from EastGroup for $1,198,000. As previously mentioned, the merger with First Continental was effective May 10, 1994 and decreased investments in real estate companies by $1,235,000, which represented Parkway's investment in First Continental prior to the merger.

        Also a decrease of $1,077,000 in investments in real estate companies was due to the sale of all of the securities of Medical Resources Co. of America and Hotel Investors, shares of EastGroup and other stock investments.

        The investment in mortgage loans increased a net $2,566,000, primarily due to the merger of First Continental discussed previously, the mortgage note received in the sale discussed above and the purchase of 35 mortgage loans and two foreclosed lots from Eastgroup. In December 1989, Parkway transferred 53 mortgages with a yield of 10.25% to EastGroup in exchange for 327,981 shares of EastPark Realty Trust ("EastPark") stock. EastPark is a former equity method investee of Parkway. As a result of the exchange with EastGroup, Parkway's ownership increased from 38.6% to 77.2% of the EastPark stock outstanding.
This acquisition of EastPark stock was the first in a series of transactions that led to Parkway's purchase of 100% of EastPark's assets (subject to its liabilities) and the subsequent liquidation of EastPark in April 1990. Parkway guaranteed the collection of 100% of the mortgage loans transferred. The gain on the transaction of $411,000 was deferred at the time of the sale. At September 30, 1993 two of these mortgages had defaulted and been foreclosed and 35 loans remained. Parkway purchased the remaining loans and foreclosed property for a purchase price of $956,000, which represented EastGroup's book value of those loans on September 30, 1993 and will yield a 10.25% return to Parkway. Parkway recognized $270,000 of the deferred gain on the loans during the year ending June 10, 1994. Principal payments on mortgage loans totalled $269,000 during the year.

        The investment in real estate partnerships and corporate joint venture decreased a net $29,000 during the year ended June 30, 1994. Parkway recorded equity in earnings of real estate partnerships and corporate joint ventures of $239,000 and received distributions totalling $571,000. The decrease in real estate partnerships and corporate joint venture is also due in part to the sale of Parkway's 22% investment in GV Partners to its 78% partner, EastGroup. The sales price was $275,000 cash plus the assumption of 22% of the outstanding mortgage and was based on an appraisal by an independent third party. Parkway recognized a gain of $280,000 on the sale.

        On June 15, 1994, Parkway purchased a 50% interest in the Wink Office Building, a 32,000 square foot office/warehouse building in New Orleans, Louisiana. Parkway's 50% ownership is held through the Wink-Parkway Partnership. The building was purchased from 4949 Partnership, a 50/50 partnership consisting of Wink Engineering and Lake Forest. The purchase price was $1,500,000 (of which Parkway's 50% share was $750,000) consisting of $500,000 cash plus the refinancing debt totalling $1,000,000. This debt is a 15 year non-recourse mortgage. At June 30, 1994, Wink Engineering occupied 93% of the building on a 15 year non-cancelable net lease. This building will be managed by Wink Engineering and will be accounted for under the equity method. Parkway's investment at June 30, 1994 totalled $291,000.

        Notes payable to banks increased a net $2,691,000 during the year. The borrowings were from two lines of credit totalling $6,000,000. One line of credit has a $5,000,000 credit limit, interest at the prime rate with interest due monthly, an unused line fee of .25% due quarterly and maturity on June 30, 1995. The balance on this note totalled $1,991,000 at June 30, 1994. The second line has a $1,000,000 credit limit, interest at prime plus .50% with interest due monthly, an unused line fee of .75% due quarterly and maturity on April 30, 1995. The balance on this note totalled $1,000,000 at June 30, 1994. Notes payable to banks also increased by $1,912,000 due to the merger of First Continental. Immediately following the merger, the $1,912,000 debt of First Continental was repaid.

        Notes payable to affiliates had a decrease of $2,274,000 for the year due to the pre-payment of the note payable to Lake Forest on June 28, 1994. As a result of this pre-payment, Lake Forest repaid its $750,000 note payable to Parkway. This decrease in Parkway's note receivable is included in the decrease in other assets. The decrease in mortgage notes payable without recourse of $867,000 is due to scheduled payments and maturities of outstanding debt.

        Shareholders' equity increased $4,546,000 during the year as a result of the following factors (amounts in thousands):

                                                               Increase
                                                               (Decrease)
                                                               ----------
        Net income                                                $1,303
        Dividends declared                                          (799)
        Adjustment to unrealized gain on securities                  652
        Shares issued - FCREIT merger                              3,393
        Stock options exercised                                       (3)
                                                                  ------
                                                                  $4,546
                                                                  ======


        Parkway retired 1,073,000 treasury shares during the year ended June 30, 1994.


        Results of Operations 1994 Compared to 1993. Revenues increased to $8,956,000 for the 1994 fiscal year compared to $8,719,000 for the 1993 fiscal year.

        Operations of real estate properties are summarized below:


                                                                            Twelve Months Ended
                                                                                   June 30
                                                                         ------------------------
                                                                           1994            1993
                                                                         --------        --------
                                                                              (In thousands)
        Income from real estate properties                               $ 6,429          $ 6,019
        Real estate operating expenses                                    (3,760)          (3,686)
                                                                         -------          -------

                                                                           2,669            2,333
        Interest expense on real estate properties                        (2,392)          (2,487)
        Depreciation and amortization                                     (1,022)            (981)
        Minority interest                                                    542              598
                                                                         -------          -------
                                                                         $  (203)         $  (537)
                                                                         =======          =======


        Revenues have increased reflecting higher occupancy levels, as well as the added revenues from the properties acquired in the merger with First Continental from May 10, 1994 through June 30, 1994.

        Operations of One Place Partners have been recorded through consolidation for fiscal years 1994 and 1993 and are included in the table above. The effect on Parkway's operations related to One Jackson Place follows:

                                    Twelve Months Ended
                                          June 30
                                   ---------------------
                                    1994           1993
                                   ------         ------
                                       (In thousands)
Revenues                           $3,517         $3,317
Operating expense                  (1,463)        (1,370)
Interest expense                   (2,072)        (2,076)
Depreciation                         (877)          (870)
Minority interest                     542            598
                                   ------         ------
Net loss                           $ (363)        $ (401)
                                   ======         ======


        Interest on mortgage loans decreased $147,000 primarily as a result of scheduled maturities of mortgage loans and the payoff of the Cedar Park first and second mortgages in fiscal 1993. The interest recorded during fiscal 1993 on the Cedar Park mortgages was $276,000. Interest income on mortgage loans increased during the year as a result of the purchase of loans from EastGroup discussed previously and the loans acquired in the merger with First Continental.

        The gain on sale of real estate partnership of $280,000 in fiscal 1994 represents the sale of Parkway's 22% investment in GV Partners to the 78% partner, EastGroup. The sales price was $275,000 cash plus the assumption of 22% of the outstanding mortgage and was based on an appraisal by an independent third party.

        The gain (loss) on real estate and mortgage loans varied from that recognized in the prior year as follows (amounts in thousands):

                                                       Twelve Months Ended
                                                             June 30
                                                       -------------------
                                                        1994         1993
                                                       ------       ------
                                                          (In thousands)
Gain on sales of real estate                            $  19       $1,707
Writedown of real estate and loans to fair value         (132)          --
Gain on payoff of mortgage loan                            --          767
                                                        -----       ------
                                                        $(113)      $2,474
                                                        =====       ======

        In fiscal 1993, Parkway sold one 247 acre tract of land in Louisville, Kentucky for a gain of $1,712,000 and recognized deferred gains of $767,000 upon the payoff of the Cedar Park first and second mortgage loans.

        Equity in earnings (losses) of real estate companies consists of the following (amounts in thousands):

                                    Twelve Months Ended
                                          June 30
                                   ---------------------
                                    1994           1993
                                   ------         ------
                                       (In thousands)
EB                                  $337          $ (758)
EastGroup                            443              (2)
Congress Street                      (67)            (64)
FCREIT                                (9)            ---
                                    ----          ------
                                     704            (824)
Plus amount recognized
as discontinued
  operations from EB                  51           1,490
                                    ----          ------
                                    $755          $  666
                                    ====          ======

        Equity in earnings of real estate partnerships and corporate joint venture consists of the following:


                                    Twelve Months Ended
                                          June 30
                                   ---------------------
                                    1994           1993
                                   ------         ------
                                       (In thousands)
Golf Properties, Inc.               $233           $289
GV Partners                            6             30
                                    ----           ----
                                    $239           $319
                                    ====           ====

        The gain on securities of $579,000 represents the sale of Parkway's remaining investment in Medical Resources Co. of America for $212,000 with a gain of $104,000, all of the investment in Hotel Investors for $268,000 with a gain of $125,000, 58,525 shares of EastGroup, an equity method investee, for $1,152,000 with a gain of $337,000 and other stock investments for $24,000 with gains of $13,000. Gain on securities of $22,000 in fiscal 1993 represented the sale of 11,000 shares of Medical Resources Co. of America for $37,000 having a net basis of $15,000.

        Net income for the year ending June 30, 1994 was $1,303,000 ($1.00 per share) compared to net income for the year ending June 30, 1993 of $2,712,000 ($2.15 per share). Income before discontinued operations for the year ending June 30, 1994, was $1,252,000 ($.96 per share) compared to $1,222,000 ($.97 per share) for the year ending June 30, 1993. Below is a table showing the effect of gains included in net income.

                                                       Twelve Months Ended
                                                             June 30
                                                       -------------------
                                                        1994         1993
                                                       ------       ------
                                                          (In thousands)
Gain on sale of real estate partnership                 $ 280       $  ---
Gain (loss) on real estate and mortgage loans, net       (113)       2,474
Gain on securities                                        579           22
                                                        -----       ------
Gains included in income before
  discontinued operations                                 746        2,496
Equity in earnings from sale of discontinued
  operations by equity method investee                    ---        1,030
                                                        -----       ------
Gains included in net income                            $ 746       $3,526
                                                        =====       ======

        Liquidity and Capital Resources. Funds provided by operations, mortgage loan payments, bank borrowings, proceeds from the sales of stock, sales of real estate and the sale of a partnership interest were the primary sources of funds for Parkway during fiscal 1994. Funds provided by these sources and cash balances were sufficient to cover repayment of long-term debt, bank debt, dividends paid to shareholders, improvements to real estate owned properties, the purchase of real estate investments and the payment of operating expenses. At June 30, 1994, Parkway had available $217,000 in cash and short-term investments. Management believes that funds generated from operations, borrowings and cash on hand will be sufficient to cover future cash requirements.

        As discussed previously, Parkway established two lines of credit during the year totalling $6,000,000. One line of credit has a $5,000,000 credit limit, interest at prime due monthly, an unused line fee of .25% due quarterly and maturity on June 30, 1995. The second line has a $1,000,000 credit limit, interest at prime plus .50% due monthly, an unused line fee of .75% due quarterly and maturity on April 30, 1995. At June 30, 1994, the balance on these lines totalled $2,991,000 leaving $3,009,000 available for use.

        On November 29, 1994, Congress Street and Parkway Congress Corporation, a wholly owned subsidiary of Parkway, merged. Under the terms of the merger, Congress Street shareholders received .29 shares of Parkway for each Congress Street share owned. The exchange ratio was recommended to the board of directors of each company by negotiating committees comprised of independent directors.

        On July 27, 1994, Parkway and EB jointly announced that their boards of directors had agreed in principle to a merger of EB and PAC. See "Special Factors--The Merger Agreement." Parkway believes that the cash available from the proposed merger with EB will be sufficient for the cash requirements of the proposed merger of approximately $5,527,000.

        On September 2, 1994, Parkway purchased the remaining 50% interest in the Sugarland Triangle land. The purchase price was $1,500,000 and was purchased with funds drawn under the available lines of credit. On December 21, 1994, Parkway entered into a contract to sell substantially all of the Sugarland Triangle land to the Woodmont Corporation, a Texas corporation. See "Recent Developments" below.

        QUARTER ENDED SEPTEMBER 30, 1994

        Financial Condition. (Comments are for the balance sheet dated September 30, 1994 compared to the balance sheet dated June 30, 1994.)

        Total assets of Parkway increased $2,719,000 to $62,454,000 at September 30, 1994. The primary reason for the increase was the purchase of real estate properties for $1,500,000 and recording unrealized gains on marketable equity securities of $1,554,000. Liabilities increased $1,057,000 to $29,063,000 during the same period. Book value per share increased from $20.56 at June 30, 1994 to $21.64 at September 30, 1994.

        The investments in real estate increased a net $1,333,000. This increase is due primarily to the September 2, 1994 purchase of the remaining 50% interest in the Sugarland Triangle land for a purchase price of $1,500,000. Decreases in investments in real estate are due to the sale of 9 residential lots, 5 townhomes and one commercial parcel. The sales prices totalled $362,000 consisting of $178,000 in cash and $184,000 in mortgage notes. Total gains on the sales were $216,000. Of this amount, $115,000 was recognized as gains on sale of real estate and $101,000 was deferred to be realized using the installment method of accounting.

        The investment in real estate companies increased a net $1,682,000 during the quarter. Parkway recorded equity in earnings of $252,000 and dividends received of $123,000. Parkway also recorded $1,554,000 of unrealized gains on securities. Of this amount, $27,000 is due to the adoption of Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which requires that investment securities be carried at fair market value. The remaining increase of $1,527,000 is due to certain of Parkway's investees application of SFAS No. 115.

        Mortgage loans increased a net $118,000 primarily due to mortgage notes of $184,000 received in the sales mentioned above. Parkway received $124,000 in principal payments and recognized $58,000 from amortization of valuations and deferred gains.

        The net decrease in real estate partnerships and corporate joint venture for the quarter was $91,000. Parkway recorded equity in earnings of real estate partnerships and corporate joint venture of $106,000 and received distributions of $196,000.

        Notes receivable from affiliates had a net decrease of $28,000. This included advances of $48,000 and repayments of $76,000.

        The increase in notes payable to banks of $714,000 included advances of $1,945,000 and payments of $1,231,000. The decrease of $37,000 in mortgage notes payable without recourse was due to scheduled principal payments.

        The increase in deferred gains of $101,000 is due to the sales mentioned previously. These deferred gains will be recognized as payments are received on the notes.

        Shareholders' equity increased $1,662,000 during the comparison period as a result of the following factors:

                                  Increase (decrease)
                                  -------------------
                                    (In thousands)
Net income                               $  355
Dividends declared                         (247)
Unrealized gains                          1,554
                                         ------
                                         $1,662
                                         ======


        Results of Operations. (Comments are for the three months ended September 30, 1994 compared to the three months ended September 30, 1993.)

        Operations of real estate properties are summarized below:


                                                Three Months Ended
                                                    September 30
                                              ----------------------
                                               1994           1993
                                              -------       --------
                                                  (In thousands)
Income from real estate properties             $1,842        $1, 551
Real estate operating expense                    (977)          (923)
                                               ------        -------
                                                  865            628
Interest expense on real estate properties       (539)          (610)
Depreciation and amortization                    (273)          (247)
Minority interest                                 123            158
                                               ------        -------
                                               $  176        $   (71)
                                               ======        =======


        The effect on Parkway's operations related to One Jackson Place which are included in the table above) follows:
                                                Three Months Ended
                                                    September 30
                                              ----------------------
                                               1994           1993
                                              -------       --------
                                                  (In thousands)
Revenues                                       $ 902          $ 839
Operating expenses                              (370)          (369)
Interest expense                                (518)          (518)
Depreciation                                    (220)          (220)
Minority interest income                         123            161
                                               -----          -----
Net loss                                       $ (83)         $(107)
                                               =====          =====


        The increase in interest on mortgage loans of $106,000 is due primarily to $72,000 of interest income recorded on the mortgage loans received in the merger with FCREIT. Also contributing to this increase was interest recorded on a mortgage loan made during the last fiscal year in connection with the sale of real estate.

        The gain on sale of real estate partnership of $280,000 in September 1993, is due to the sale of Parkway's 22% investment in GV Partners to the 78% partner, EastGroup.

        Equity in earnings of real estate companies consists of the following:

                                           Three Months Ended
                                              September 30
                                      ---------------------------
                                       1994                 1993
                                      ------               ------
                                             (In thousands)
EB                                     $221                 $ 96
EastGroup                                45                   54
Congress Street                         (14)                 (18)
                                       ----                 ----
                                       $220                 $132
Less amounts recognized as
  discontinued operations                --                   51
                                       ----                 ----
                                       $252                 $ 81
                                       ====                 ====

        Equity in operations of real estate partnerships and corporate joint venture consists of the following:
                                           Three Months Ended
                                              September 30
                                      ---------------------------
                                       1994                 1993
                                      ------               ------
                                             (In thousands)
Golf Properties, Inc.                  $ 93                 $ 53
GV Partners                              --                    5
Wink/Parkway                             13                   --
                                       ----                 ----
Partnership
                                       $106                 $ 58
                                       ====                 ====

        Interest expense of $61,000 in the quarter ending September 30, 1994 is due to borrowings under lines of credit.

        Other expenses increased $174,000 during the three months ending September 30, 1994 as compared to the three months ended September 30, 1993 primarily as a result of stock appreciation rights expense recorded of $92,000, increased directors fees of $19,000 due to special meetings held in connection with the proposed mergers with Congress Street and EB and increased administrative expenses due to the merger of FCREIT.

        Liquidity and Capital Resources. Funds provided by operations, mortgage loan payments, bank borrowings and proceeds from sales of real estate
were the primary sources of funds for Parkway during the three months.   Funds
provided by these sources and cash balances were sufficient to cover repayment of long-term debt and bank debt, dividends paid to shareholders, improvements to real estate owned properties, the purchase of real estate properties and the payment of operating expenses.

        At September 30, 1994, Parkway had available for general use $175,000 in cash and $2,220,000 available under two lines of credit. Management believes that funds generated from operations, borrowings and cash on hand will be sufficient to cover future cash requirements.

        Parkway believes that the cash available from the proposed merger with EB will be sufficient for the cash requirements of the merger of approximately $5,527,000. At December 31, 1994, EB had available approximately $7.5 million in cash and cash equivalents.

        On November 8, 1994, Parkway sold a stock investment for $339,000 cash and will recognize a gain of $27,000 on the sale in the quarter ending December 31, 1994. The funds from the sale will be used to reduce the lines of credit.



RECENT DEVELOPMENTS

        Parkway and Congress Street merged pursuant to an agreement to merge the terms of which provided that each share of Congress Street was converted into twenty-nine one hundredths of one (.29) Parkway Share. This merger transaction was completed on or about November 29, 1994. Congress Street owned 37% of the outstanding Parkway Shares and had virtually no other assets (except the stock of Eastover Realty and a 35% effective interest in the One Jackson Place Office Building) or liabilities (except for common costs incurred under the expense-sharing arrangements described under "Expense-Sharing Arrangements" above). The Congress Street/Parkway merger was treated as a "purchase" transaction for accounting purposes. The effects of this transaction on Parkway are reflected in the pro forma financial statements included under the heading "Pro Forma Consolidated Financial Statements (Unaudited)."

        On December 21, 1994, Parkway entered into a purchase and sale agreement to sell substantially all of the Sugarland Triangle Land, located south of Houston, Texas, to The Woodmont Corporation, a Texas corporation. The purchase price for the 25.39 acres is approximately $7.7 million in cash, net of closing costs. The agreement, as amended, gives an additional review period through April 25, 1995 subject to the payment of certain non-refundable fees.

        In November 1994, Parkway sold 3.25 acres of land in Sugarland, Texas (Houston) to a developer of assisted living care facilities. The net cash proceeds from the sale were approximately $445,000 resulting in a gain for financial reporting purposes of approximately $145,000.

        Also in November 1994, Parkway sold a 22.7 acre tract of high density residential land located in Atlanta, Georgia, known as Kelly Land. The sale price was $355,000 net of closing costs. The purchase price consisted of $5,000 cash and a promissory note in the amount of $350,000 maturing December 31, 1994. Parkway expects to record a gain of approximately $12,000 for financial reporting purposes on this sale in the quarter ending December 31, 1994.

        On December 8, 1994, Parkway's Board of Directors voted to change its fiscal year end from June 30th to December 31st effective December 31, 1994.

        On February 24, 1995, One Jackson Place, Ltd. entered into a non-binding letter of intent to sell the One Jackson Place office building for $24.4 million. Parkway owns an effective 73.125% interest in the One Jackson Place office building by virtue of its indirect ownership of the partnership which owns the office building. The willingness of the prospective purchaser to acquire the office building is subject to a number of conditions, including the assumption by the purchaser of the existing $22.4 million mortgage on the office building and the extension of the maturity date of the mortgage from August 1, 1999 to May 31, 2002 at no cost to the purchaser.

                     INFORMATION CONCERNING CONGRESS STREET

        Congress Street was merged into a wholly-owned subsidiary of Parkway on November 29, 1994. The following discussion describes Congress Street before the merger was consummated.




DESCRIPTION OF BUSINESS


        Original Organization. Congress Street was incorporated in the State of Delaware on February 22, 1984. On March 1, 1984, Congress Street issued 1,249,425 shares of common stock to Eastover in exchange for certain assets and related liabilities of Eastover. Eastover, in turn, declared and paid on March 31, 1984, a distribution-in-kind of the Congress Street Shares on a share-for-share basis to the holders of record of Eastover shares of beneficial interest as of March 15, 1984.

        Reason for Distribution. Eastover was a Louisiana real estate investment trust which was organized in 1973. From its inception through December 31, 1977, Eastover operated as a qualified REIT under the Code. Because of the operational and asset restrictions imposed under the Code on tax-qualified REITs and the substantial net operating loss carryforwards accumulated by Eastover, which made useless the benefits which could be obtained by passing through income directly to its beneficial owners, Eastover terminated its qualification as a REIT for fiscal years ending after 1977. Eastover exhausted its net operating loss carryforwards in fiscal year 1983, and in February 1984, its Board of Trustees authorized it to "spin off" the assets which were not permitted to be held by a REIT. Eastover, having retained only qualified assets, requalified as a REIT for its year ended December 31, 1984.

        Administration. Congress Street had an expense-sharing agreement with Eastover, Parkway and EastGroup pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of directors of each participating company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. See "Special Factors--Expense Sharing Arrangements." EB had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing agreement on the same basis as the companies which are parties to the expense-sharing arrangement. Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities. These common costs were initially paid by Congress Street, which served as the administrator of the agreement, and the other participants paid Congress Street an annual fee (on a monthly basis) of one half of one percent of their assets which are publicly-traded securities. After these fees, any profits from Eastover Realty Corporation ("Eastover Realty") and the fees from LNH, Citizens Growth Properties and Rockwood were subtracted from the total common costs (see further description below), the remaining common costs were allocated on a monthly basis among Congress Street, EastGroup, Parkway, Eastover and EB in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filings. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs include but are not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of a similar nature. Congress Street received no fee income for fulfilling its duties as the administrator of the expense-sharing agreement. Congress Street recorded its share of the common expenses, computed as described above, as a general and administrative expense. Congress Street's share of these common costs were $56,000 in 1994 and $49,000 in 1993. The amounts that Congress Street allocated to the other companies totalled $2,039,000 for 1994 and $1,585,000 for 1993. Congress Street had amounts payable to the participating companies totaling $90,000 in 1994 and $260,000 in 1993, which represented advances made by the participating companies to Congress Street.


        Effective April 22, 1992, LNH moved its corporate offices to Jackson, Mississippi and agreements were executed whereby Congress Street provided certain management and administrative services for LNH for an annual fee of $125,000. Rockwood signed an agreement separately with Congress Street, whereby Congress Street provided management and administrative services for an annual fee of the lessor of $196,000 or the amount that would have been paid under the expense-sharing agreement. This agreement was terminated June 29, 1994.

        For the years ended October 31, 1994 and 1993 Citizens Growth Properties ("Citizens") also signed an agreement with Congress Street, whereby Congress Street administered the day-to-day business affairs of Citizens, and Citizens paid an annual administration fee of $40,000. Prior to October 1989, Citizens was also a participant in the expense-sharing arrangement.

        At August 31, 1994, Congress Street had 24 employees, including six salaried officers which were allocated among the participants in the expense-sharing agreement and 52 employees which were reimbursed by other entities and not allocated under the expense-sharing agreement.

DESCRIPTION OF OPERATIONS.

        Congress Street was engaged primarily in the real estate business. At August 31, 1994 it owned notes and securities of other real estate companies. Through Congress Street's wholly-owned subsidiary, Eastover Realty, Congress Street managed several commercial and multi- family residential properties, for which it received management fees. Eastover Realty also performed leasing and brokerage services on a commission basis. The income derived from

Eastover Realty, $291,000 in 1994 and $234,000 in 1993, offsets the shared general and administrative expenses. See "Special Factors--Expense Sharing Arrangement."

        Congress Street conducted its activities through its officers and other employees. However, Congress Street did contract with independent parties for certain services such as engineering services, property renovation, management and professional services. On November 29, 1994, Congress Street was merged into a wholly-owned subsidiary of Parkway and thereupon ceased operating as a separate corporate entity.

DESCRIPTION OF PROPERTIES

        Congress Street accounted for its investments in the shares of other real estate companies over which it was deemed to have significant influence or control, either alone or in concert with other participants in the Expense-Sharing Arrangements, using the equity method of accounting. Congress Street's former equity method investees are described below:

        The Parkway Company. Parkway is primarily involved in the management and sale of its real estate properties and mortgage loan portfolio. See "Information Concerning Parkway."

        EB, Inc. As of the date of the Congress Street/Parkway merger, Congress Street owned 11,673 EB Shares. For a description of EB, see "Information Concerning EB."

        One Jackson Place. This 14-story office building was, at August 31, 1994, 100% leased and competes with other office buildings in downtown Jackson, Mississippi. Congress Street had a 48.5% general partnership interest in One Place Partners, a Mississippi general partnership in which Parkway owned the remaining interest. One Place Partners has a general partnership interest in Jackson Place Investments, a Texas general partnership, equivalent to 73.125% of this office building at August 31, 1994.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        Financial Condition. Assets of Congress Street decreased to $6,816,000 at August 31, 1994, compared to $10,127,000 at August 31, 1993. The investments in real estate companies decreased $2,970,000 due to total equity in earnings of $920,000 offset by dividends received of $340,000 and a loss on writedown of securities of $3,550,000. At August 31, 1994, the Company recorded a loss on writedown of securities of $3,550,000 in its equity investments in EB, Inc. ($34,000) and Parkway ($3,516,000). The adjustments were required to reflect an "other than temporary" decline in the market price of these securities due to the subsequent merger on November 29, 1994 of the Company with Parkway. The securities were written down to reflect their market values at the date of merger. Management believes that the recorded investments in these securities, before the $3,550,000 writedown, would be recovered over time if Congress Street continued to operate as a separate publicly traded company.

In May 1994, Parkway issued 283,496 shares of its stock in a merger with First Continental. The stock issuance resulted in a decrease in Congress Street's ownership in Parkway from 44.99% to 36.74%. Real estate partnerships decreased $402,000 due to losses recorded from One Place Partners of $343,000 and repayment of advances of $59,000.


        During the same period, liabilities decreased $855,000 to $842,000 principally from the reduction in notes payable to banks (as discussed below) and amounts payable to affiliates.

        The deferred gain from the sale in 1990 of the Eastover Bank Building and the note receivable balance on the note received in that sale were $336,000 at August 31, 1994. This gain was being recognized as principal payments were received on the note receivable. For the year ended August 31, 1994, principal payments of $5,000 were received and this amount was recognized as income.

        On December 14, 1993, Congress Street successfully completed a rights offering and issued 1,075,409 Congress Street Shares at $.80 per share. Congress Street received proceeds of $805,000, net of expenses. The net proceeds were used to reduce its bank indebtedness under its line of credit. The book value of Congress Street decreased from $7.84 per share at August 31, 1993 to $4.55 per share at August 31, 1994 reflecting primarily the effect of the additional Congress Street Shares outstanding and net income of $290,000 for fiscal 1994.

        Results of Operations. Equity in earnings of real estate companies, for the comparison period is as follows:

                                               Twelve Months Ended
                                                   August 31,
                                           ---------------------------
  Company                                     1994            1993
  -------                                  -----------    ------------
The Parkway Company                          $913,000      $1,434,000
EB, Inc.                                        7,000          25,000
                                             --------      ----------
                                              920,000       1,459,000

Less amounts recognized as
  discontinued operations                      23,000         716,000
                                             --------      ----------
Equity in earnings from
  continuing operations                      $897,000      $  743,000
                                             ========      ==========

        Equity in losses of the real estate partnership, One Place Partners, for the twelve months ended August 31, 1994 and 1993 was $343,000 and $378,000, respectively.

        Interest expense decreased from $127,000 for the twelve months ended August 31, 1993 to $59,000 for the twelve months ended August 31, 1994 as a result of the significant pay down of notes payable to bank.

        In fiscal 1993, Congress Street recorded a gain of $18,000 on the sale of the Tall Pines land and recognized $29,000 of deferred gain on the sale of the Eastover Bank Building, resulting in total gains of $47,000. In fiscal 1994, Congress Street recognized $5,000 of deferred gain on the sale of the Eastover Bank Building.

        General and administrative expenses increased $42,000 compared to the prior year. This reflects primarily the Stock Appreciation Rights expense recorded of $20,000, an increase in franchise tax of $6,000 and an increase of $7,000 in directors fees and travel as a result of the special meetings held to negotiate the Congress Street/Parkway merger. Legal fees also increased due to the merger negotiations.

        Also during fiscal 1993, Congress Street collected $30,000 on a mortgage note receivable that was fully reserved. This collection resulted in a $30,000 positive adjustment in the provision for possible losses.

        Liquidity and Capital Resources. Sources of funds for the twelve month period ended August 31, 1994 were proceeds from the stock rights offering, dividends from Parkway and proceeds from bank borrowings. Operating expenses, interest expense, and repayment of bank debt utilized the majority of the funds generated.

        In December 1993, Congress Street completed its stock rights offering and received proceeds of $805,000, net of expenses. Substantially all of the net proceeds were used to reduce its bank indebtedness under its line of credit.

        At August 31, 1994, Congress Street had $74,000 available for future cash needs. Congress Street's bank line of credit of $1,050,000 matured December 30, 1993. After reducing the bank line of credit with proceeds from the stock rights offering, the bank line of credit was renewed for $200,000 at an interest rate of the bank's prime rate plus one percent. The note matured December 30, 1994 and was collateralized by 75,000 Parkway Shares. There was no amount outstanding on this line of credit at August 31, 1994.

        On July 6, 1994, Parkway and Congress Street jointly announced that their Boards of Directors had agreed in principle to a merger of Congress Street and a wholly-owned subsidiary of Parkway. The merger was completed on November 29, 1994 with shareholders of Congress Street receiving .29 Parkway Shares for each Congress Street Share owned.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        Directors. The table below sets forth certain information with respect to the former directors of Congress Street, each of whom was elected at Congress Street's annual shareholders' meeting held in March 1993 and served as an director of Congress Street until its merger with Parkway Congress Corporation on November 29, 1994 (the "Merger").

            NAME AND POSITION                                 PRINCIPAL OCCUPATION AND BUSINESS
          WITH CONGRESS STREET                   AGE          EXPERIENCE FOR PAST FIVE YEARS (1)
         -----------------------                 ---          -----------------------------------
 H.C. BAILEY, JR.                                55           President of H.C. Bailey Company (real estate
   Director                                                   development and investment); Chairman of the
                                                              Board and Chief Executive Officer and President
                                                              of Security Savings & Loan Association until
                                                              1992; President of Bailey Mortgage Company
                                                              (mortgage banking) until 1992; Director of EB
                                                              since 1988.


 FREDERICK R. CLARK                              68           Engineer and partner in the consulting firm of
   Director                                                   Williams, Williams & Clark.

 C. HERBERT MAGRUDER                             62           Physician and a partner in the medical firm of
   Director                                                   Carolina Pathology Associates.

 LELAND R. SPEED                                 62           Chief Executive Officer of Congress Street from
   President and Director                                     1984 to 1994, Eastover from 1977 to 1994, LNH
                                                              since 1992, EB since 1993, EastPark Realty
                                                              Trust from 1983 to 1990; Rockwood from 1983 to
                                                              1994, and Parkway, Eastover and EastGroup.(2)

 J. WILL YOUNG                                   88           Retired attorney and formerly of counsel to the
   Director                                                   law firm of Young, Scanlon & Sessums.

- --------------------

(1) Unless otherwise stated, each director has held the positions indicated for at least the past five years.

(2) Each of these companies is primarily engaged in the real estate business. See "Special Factors--Expense Sharing Arrangements."


        Other Directorships and Trusteeships.  Members of Congress Street's
Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

                     Director                                                Company
                     --------                                                -------
 H.C. BAILEY, JR.                                           EastGroup
                                                            EB
                                                            LNH
                                                            Parkway


 C. HERBERT MAGRUDER                                        Parkway
                                                            United Financial Corporation of South
                                                            Carolina

 LELAND R. SPEED                                            EastGroup
                                                            EB
                                                            Farm Fish, Inc.
                                                            First Mississippi Corporation
                                                            LNH
                                                            Parkway

        Executive Officers. The following is a listing of Congress Street's executive officers as of November 29, 1994, the date of the Congress Street/Parkway merger. Certain of the executive officers also served as executive officers of each of the other Expense Sharing Participants. The expense-sharing agreement was terminated on December 31, 1994. See "Special Factors--Expense Sharing Arrangements."


            NAME AND POSITION                                 PRINCIPAL OCCUPATION AND BUSINESS
          WITH CONGRESS STREET                   AGE          EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------------                  ---          -----------------------------------
 LELAND R. SPEED                                  62          See table under "Directors."
   President since 1984



            NAME AND POSITION                                 PRINCIPAL OCCUPATION AND BUSINESS
          WITH CONGRESS STREET                   AGE          EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------------                  ---          -----------------------------------

 DAVID H. HOSTER II                              49           Executive Vice-President of Parkway, Congress
     Executive Vice-President since                           Street and Eastover from 1988 to 1994, and EB
     1988                                                     from 1988 to 1994; President of EastGroup since
                                                              1993 and Executive Vice President of EastGroup
                                                              from 1988 to 1993 and Rockwood from 1988 to
                                                              1994; President of EastPark Realty Trust from
                                                              1976 to 1990.


 STEVEN G. ROGERS                                40           President of Parkway since 1993 and Senior
     Senior Vice-President since 1989                         Vice-President of Parkway from 1988 to 1993;
                                                              Senior Vice President of Rockwood from 1988 to
                                                              1994; Senior Vice President of Eastover and
                                                              Congress Street from 1988 to 1994; Senior Vice
                                                              President of EB and LNH since 1988 and Senior
                                                              Vice President of EastGroup from 1988 to 1994.

 N. KEITH McKEY                                  43           Executive Vice-President and Chief Financial
     Senior Vice-President since 1988,                        Officer of Parkway from 1993 to 1994 and
     Chief Financial Officer and                              EastGroup since 1993 and Senior Vice-President
     Secretary since 1992                                     of those companies from 1988 to 1993; Senior
                                                              Vice President, Chief Financial Officer and
                                                              Secretary of Eastover and Congress Street from
                                                              1988 to 1994; Senior Vice-President from 1988
                                                              to 1994 and Chief Financial Officer and
                                                              Secretary from 1992 to 1994 of Rockwood.

- -------------------

(1) The date indicated in the table as the date an executive officer began serving as such for the participants in the Expense Sharing Arrangements indicates generally that the officer began serving as such for the companies that were participants at that time. Service as an executive officer for a company that became an Expense-Sharing


          Participant after that date began generally at the time the company became a participant. See "Special Factors--Expense-Sharing Arrangements."

          There are no family relationships between any of the directors or executive officers of Congress Street.

          Executive Compensation. The executive officers of Congress Street also served as executive officers of all the other participants in the Expense Sharing Arrangements. See "Special Factors--Expense Sharing Arrangements." Their salaries were paid by Congress Street and then allocated among the participants in the Expense Sharing Arrangements in accordance with the allocation formula set forth in the agreement.

          The following table summarizes, for the fiscal years ended August 31, 1994, 1993 and 1992 (i) Congress Street's allocated portion of the compensation paid by Congress Street to Congress Street's Chief Executive Officer and all other officers whose cash compensation service to all of the participants in the Expense Sharing Arrangements during the year ended August 31, 1994 exceeded
$100,000 (the "Named Officers").

                                     Annual Compensation (1)                         Long Term
                                                                                Compensation Awards
                                -------------------------------    -----------------------------------------------
                                                                                         LTIP
  Name and Principal                               Other Annual                       Payouts       All Other
        Position         Year   Salary    Bonus    Compensation    Options/SARs (2)       $        Compensation(3)
- -----------------------  ----   -------   ------   ------------    ----------------   ----------   ---------------
Leland R. Speed          1994   $ 7,024    $767                           --             $--           $338
 Chief Executive         1993     7,759     240          --               --              --            246
 Officer                 1992    10,036     --           --               --              --            410


Steven G. Rogers         1994     3,714 55,380(4)        --               --              --            327
 Senior Vice President   1993     5,451 52,624           --               --              --            185
                         1992     5,202 35,646           --               --              --            247


David H. Hoster II       1994    4,313     342                            --              --            287
 Executive Vice          1993    4,973     154                            --              --            184
 President               1992    6,223      --           --               --              --            289


N. Keith McKey           1994    3,206     245                            --              --            196
 Senior Vice-            1993    3,172     118           --          2,500/2,500          --            106
 President,              1992    3,654      --           --               --              --            166
 Chief Financial
 Officer and
 Secretary


- --------------------
(1) All amounts are Congress Street's share of the particular Named Officer's compensation as allocated under the expense-sharing agreement.





                                     - 93 -

(2) These options and SARs were granted in tandem under Congress Street's 1984 Stock Option and Stock Appreciation Rights Plan (the "Plan") and became exercisable on the first anniversary of their date of grant.

(3) This amount is Congress Street's share of Congress Street's discretionary contribution to a 401(K) plan for the respective Named Officer's benefit.

(4) Includes $55,040 in 1994, $52,394 in 1993, and $35,646 in 1992 payable as a bonus to Mr. Rogers based upon the profits of Eastover Realty Corporation pursuant to the agreement described under "Certain Relationships and Related Transactions."


         Option Grants. No Option grants were made to the Named Officers during the fiscal year ended August 31, 1994.


         Option Exercises and Year End Value. None of the Named Officers exercised any options during the year ended August 31, 1994. The following table shows the value of "in-the-money" exercisable and unexerciseable options held by the Named Officers as of August 31, 1994. Valuations are based upon the average bid and asked prices quoted with respect to Congress Street Shares on August 15, 1994 ($3.63), the last day prior to August 31, 1994 for which quotes were available.

                                                  NUMBER OF                        VALUE OF UNEXERCISED
                                                 UNEXERCISED                           IN-THE-MONEY
                                               OPTIONS/SARS AT                       OPTIONS/SARS AT
                                                  FY-END(#)                             FY-END($)
                                                 EXERCISABLE/                          EXERCISABLE/
             NAME                               UNEXERCISABLE                         UNEXERCISABLE
             ----                               -------------                         -------------
 Steven G. Rogers                          5,000 Options and SARs/                       $1,900/
                                              0 Options and SARs                           $0

 David H. Hoster                           10,000 Options and SARs/                      $3,800/
                                              0 Options and SARs                           $0
 N. Keith McKey                            7,500 Options and SARs/                       $12,550/
                                              0 Options and SARs                            $0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

            Security Ownership of Certain Beneficial Owners. To the best of Congress Street's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) beneficially owned more than 5% of the Congress Street Shares outstanding except for the person and groups named in the following table. These Congress Street Shares were converted into shares of Parkway pursuant to the Congress Street/Parkway merger.

             NAME AND ADDRESS                           AMOUNT                           PERCENT
           OF BENEFICIAL OWNER                    BENEFICIALLY OWNED                     OF CLASS
           -------------------                    ------------------                     --------
Certain Clients of American Securities                141,437(1)                            6.6%
Corporation (1)
80 Pine Street
New York, New York 10004

Leland R. Speed                                       265,988(2)                           12.4
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Estate of William E. Walker, Jr.                      186,000(3)                            8.6
Suite 400
1675 Lakeland Drive
Jackson, Mississippi 39216

- --------------------
(1) Based upon a Schedule 13D pertaining to shares filed with the SEC (as most recently amended on January 21, 1986) by American Securities Corporation, a registered broker-dealer, on behalf of 27 named persons, including Mr. William Rosenwald, members of his family, his close business associates, members of their families and persons serving as trustees of trusts established for the benefit of certain members of Mr. Rosenwald's family.

(2) The shares indicated in the table do not include (i) 48,640 shares held Mr. Speed's wife; (ii) 43,184 shares held by Mr. Speed's son, Forrest; (iii) 20,448 shares held by Mr. Speed's son, Warren; and
            (iv) 87,244 shares held by Mr. Speed's son, Stewart.

(3) Based upon a Schedule 13D pertaining to shares filed with the SEC (as amended on January 15, 1991).

            Security Ownership of Management. The following table sets forth the Congress Street Shares beneficially owned as of the date of the Congress Street/Parkway merger by each director and by all directors and officers as a group. Unless otherwise stated, each person had sole voting and investment power with respect to the shares set forth in the table. The shares were converted into shares of Parkway pursuant to the Congress Street/Parkway merger.

                NAME                               AMOUNT                            PERCENT
                ----                         BENEFICIALLY OWNED                      OF CLASS
                                             ------------------                      --------
H.C. BAILEY, JR.                                 39,456 (1)                            1.83%

FREDERICK R. CLARK
                                                 56,576 (2)                            2.63

C. HERBERT MAGRUDER
                                                 41,522 (3)                            1.84

LELAND R. SPEED
                                                265,988 (4)                           12.37

J. WILL YOUNG
                                                 77,000                                3.58
Directors and
officers as a group                             606,806 (5) (6)                       28.21

- --------------------
(1) Mr. Bailey had sole voting and investment power with respect to 19,728 of these shares and shared voting and investment power with respect to 5,760 shares.

(2) Does not include (i) 9,000 shares beneficially owned by Mr. Clark's wife; and (ii) an aggregate of 31,000 shares beneficially owned by Mr. Clark's four children.

(3)         Includes 4,628 shares held by a trust under the Will of Dr.
            Magruder's deceased spouse, as to which he had shared voting and investment power.

(4) See note (2) to table in section captioned "Security Ownership of Certain Beneficial Owners" above.

(5) Excludes (i) 200 shares beneficially owned by the spouse of an officer; and (ii) shares that officers had the right to acquire under Congress Street's 1984 Stock Option and Stock Appreciation Rights Plan.

(6)         See notes (1) through (3) above.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Certain Transactions. Steven G. Rogers, an executive officer of Congress Street has an agreement pursuant to which he is paid 15% of the profits of Eastover Realty Corporation, a wholly-owned subsidiary of Congress Street which is a commercial real estate brokerage company that offers leasing, management and construction services. This payment is in addition to his annual salary from Congress Street.

            Expense-Sharing Agreement. See the description of the expense sharing arrangements under the heading "Special Factors--Expense Sharing Arrangements."

                          MARKET PRICES AND DIVIDENDS


PARKWAY SHARES

   Parkway Shares are traded over-the-counter and are listed on NASDAQ NMS under the symbol "PKWY." As of January 19, 1995 there were 1,563,308 Parkway Shares outstanding held of record by approximately 5,288 shareholders.

   The following table sets forth the high and low sales prices per Parkway
Share and the cash distributions paid by Parkway for the calendar quarters specified:

                                                                                    Distribution Paid
                                                      High            Low               Per Share
Quarter Ended                                      --------        --------         -----------------
- -------------
September 30, 1992  . . . . . . . . . . . . .      $ 5 7/8         $ 5 1/4                 $.20
December 31, 1992 . . . . . . . . . . . . . .        6 1/4           5 1/4                  .20
March 31, 1993  . . . . . . . . . . . . . . .        7               5 3/8                  .20

June 30, 1993 . . . . . . . . . . . . . . . .        10 1/2          6 3/4                  .20
September 30, 1993  . . . . . . . . . . . . .        11 1/2          7 3/4                  .20
December 31, 1993 . . . . . . . . . . . . . .        14 3/4          11                     .15
March 31, 1994  . . . . . . . . . . . . . . .        13 1/2          11 1/2                 .15
June 30, 1994 . . . . . . . . . . . . . . . .        14              11                     .15
September 30, 1994  . . . . . . . . . . . . .        14 1/2          12                     .15
December 31, 1994 . . . . . . . . . . . . . .        15 1/2          13                     .16

   On July 26, 1994, the most recent trading day on which Parkway Shares traded prior to the public announcement as to the agreement in principle between Parkway and EB regarding the Merger (which occurred on July 27, 1994), the closing price for Parkway Shares on NASDAQ NMS was $12.50. As of March 7, 1995, the most recent trading day as to which it is practicable to provide market price information, the closing price for Parkway Shares on NASDAQ NMS was $15.00 per share.


EB SHARES

   EB Shares are traded over-the-counter and are listed on NASDAQ SCM. As of January 19, 1995 there were 1,450,117 EB Shares outstanding held of record by approximately 2,371 shareholders of record.

   During 1992 and through July 22, 1993 trading of EB's Shares was sporadic and reliable quotations are unavailable. The following table sets forth, for the periods indicated, the high and low bid prices for EB Shares and the cash distributions paid by EB for the calendar quarters specified after July 22, 1993 (EB did not pay a dividend from the period 1986 through April 1994):


                                                                                   Distribution Paid
                                                       High           Low              Per Share
Quarter Ended                                         -------        -----         -----------------
- -------------
September 30, 1993  . . . . . . . . . . . . .         $12 1/2         $10                $---
December 31, 1993 . . . . . . . . . . . . . .          13              11                 ---
March 31, 1994  . . . . . . . . . . . . . . .          11              11                 ---

June 30, 1994 . . . . . . . . . . . . . . . .          12              11                 .10
September 30, 1994  . . . . . . . . . . . . .          171/4           15                 .10
December 31, 1994 . . . . . . . . . . . . . .          171/4           15                 .10

   On July 26, 1994, the most recent trading day on which EB Shares were traded prior to the public announcement that Parkway and EB had reached an agreement in principle with respect to the Merger, the closing bid price for EB Shares was $14.25. On March 7, 1995, the most recent trading day as to which it is practicable to provide market price information, the closing bid price for EB Shares was $15.75.

                      DIFFERENCES IN SHAREHOLDERS' RIGHTS


   The rights of holders of EB Shares are governed by the provisions of EB's Restated Articles of Incorporation, as amended (the "EB Articles"), and by the Bylaws of EB, as well as by the MBCA and other Mississippi law. If the Merger is consummated, shareholders of EB will become shareholders of Parkway, and their rights as such will be governed by Parkway's Articles of Incorporation, as amended (the "Parkway Articles"), and Bylaws as well as by the Texas Business Corporation Act ("TBCA") and other Texas law.

   The rights of EB shareholders differ in certain respects from the rights they will have if they become shareholders of Parkway pursuant to the Merger.
A summary of some of these differences is set forth below. This summary is not intended in any way to be a complete description of all such differences.

   Capital Stock. The EB Articles authorize EB to issue 25,000,000 EB Shares. As of January 19, 1995, 1,450,117 EB Shares were outstanding and no EB Shares were issued and being held as treasury stock. Parkway is presently authorized to issue up to 10,000,000 Parkway Shares (Common Stock), and 5,000,000 shares of Preferred Stock, $10.00 par value per share, of which 1,563,308 Parkway Shares and no shares of Preferred Stock were issued and outstanding as of January 19, 1995. Under the Parkway Articles, Parkway's Board of Directors has the authority to determine the dividend and liquidation preferences, voting rights, dividend rates and conversion rights of the Preferred Stock, except that (i) preferred dividends must be cumulative, (ii) the stock must be redeemable, and
(iii) the holders of any series of Preferred Stock shall have the right, voting as one class, to elect two directors of Parkway at any time at which dividends on that series of the Preferred Stock are in arrears in an aggregate amount equal to six quarterly dividends.

   Preemptive Rights. Under the EB Articles, EB's shareholders are entitled to preemptive rights. Pursuant to the MBCA, EB shareholders have the preemptive right granted on uniform terms and conditions prescribed by the Board of Directors to provide a fair and reasonable opportunity to exercise the right to acquire proportional amounts of unissued EB Shares upon the decision of the Board to issue them. No preemptive rights exist for EB shareholders with respect to (i) EB Shares issued as compensation to directors or officers, (ii) EB Shares issued to satisfy conversion or option rights and (iii) EB Shares issued otherwise than for money. Parkway shareholders do not have preemptive rights.

   Voting. Under the EB Articles, the presence of a majority of the outstanding EB Shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of stockholders. A majority of the outstanding EB Shares voted at any meeting is determinative of any question except in those instances in which state law requires otherwise. At each election for directors, every shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares equals, or by distributing such votes on the same principle among any number of such candidates. EB's Bylaws provide that any one or more of the directors may be removed, either with or without cause, at any special meeting of the shareholders called for that purpose, and by such vote as is required by the MBCA. The MBCA further provides that the affirmative vote of the shareholders of a majority of a quorum is necessary to remove a director at a special meeting, however, since EB authorizes cumulative voting, such a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. For a merger, consolidation or sale of all or substantially all of EB's assets, Mississippi law requires that the holders of at least a majority of the shares entitled to vote approve the transaction unless the transaction is subject to the Mississippi Shareholder Protection Act, in which case a business combination shall be approved by the affirmative vote of at least 80% of votes entitled to be cast by the outstanding voting shares and two-thirds of the votes entitled to be cast by holders of outstanding voting stock other than the interested shareholder who is (or whose affiliate or associate is) a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single class. The Merger requires approval of the holders of at least a majority of the shares entitled to vote. Amendment of the Articles of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

   Under Parkway's Bylaws, the presence of at least a majority of the outstanding shares entitled to vote is required to constitute a quorum at a meeting of shareholders. To be elected a director, a nominee must receive at least a majority of the votes cast at the meeting. Unlike EB, Parkway does not permit its shareholders to cumulate their votes in the election of directors. Parkway's Bylaws provide that any director may be removed at a special meeting expressly called for that purpose at which a quorum is present and a majority of the shares entitled to vote are voted for such removal. For a merger, consolidation or sale of all or substantially all of Parkway's assets, Texas law requires that the holders of at least a majority of the outstanding voting shares approve the transaction. Amendment of the Articles of Incorporation requires a resolution adopted by the Board of Directors and the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon, unless any class of shares is entitled to vote as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of the shares within each class of outstanding shares entitled to vote as a class and of at least a majority of the total outstanding shares entitled to vote thereon.

   Special Meetings of Shareholders. Special meetings of EB stockholders may be called at any time by a resolution of EB's Board of Directors, or upon the written request of the record owners of no less than 10% of the outstanding shares. Parkway's Bylaws provide that a special meeting of Parkway shareholders may be called at any time by the Chairman of the Board (if any), by the President or by a majority of Parkway's Board of Directors, or by a majority of the executive committee (if any), and shall be called by the Chairman of the Board (if any), by the President or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least ten percent (10%) of the issued and outstanding shares entitled to vote at such meeting.

   Term of Office. Directors of EB and Parkway are each elected for one year terms and must stand for re-election annually. As of the date of this Joint Proxy Statement/Prospectus, EB had six directors and Parkway had nine directors.


                    DESCRIPTION OF CAPITAL STOCK OF PARKWAY


   Parkway is authorized to issue up to 10,000,000 Parkway Shares, which are neither redeemable nor subject to restriction on their transfer, except as may be required by applicable securities laws. Parkway is also authorized to issue without shareholder approval up to 5,000,000 shares of Preferred Stock (none of which is currently outstanding), with such dividend and liquidation preferences, voting rights, dividend rates, conversion rights and redemption prices as the Parkway Board of Directors shall determine, provided that (i) dividends must be cumulative, (ii) the stock must be redeemable and (iii) the holders of any series of Preferred Stock shall have the right, voting as one class, to elect two directors of Parkway at any time at which dividends on that series of Preferred Stock are in arrears in an aggregate amount equal to six quarterly dividends.

   Subject to the rights of holders of Preferred Stock, holders of Parkway Shares will be entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor. All of the issued and outstanding Parkway Shares are fully paid and non-assessable and have no preference, conversion, exchange, preemptive or redemption rights. In the event of any liquidation, dissolution or winding up of Parkway, holders of Parkway Shares are entitled to share ratably in any of its assets remaining after satisfaction of all obligations and liabilities of Parkway and after required distributions to holders of Preferred Stock, if any.

   Each Parkway Share is entitled to one vote on all matters put to a vote of the shareholders. Parkway Shares have no cumulative voting rights, which means that the holders of more than 50% of Parkway Shares voting in the election of directors can elect all of the respective directors who are then standing for election if they choose to do so, and in such event the holders of the remaining Parkway Shares will not be able to elect any directors at that election.


                           INDEMNIFICATION PROVISIONS


   Under Parkway's Bylaws, Parkway is required to indemnify its directors and officers to the fullest extent permitted by Texas law as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). Each director and officer of Parkway has a written agreement with Parkway which requires, among other things, that Parkway shall indemnify them to the fullest extent permitted under the TBCA as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). Parkway's Articles provide that its directors shall not be liable to Parkway or its shareholders for monetary damages to the fullest extent permitted by Texas law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Parkway pursuant to the foregoing provisions or otherwise, Parkway has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                    EXPERTS


   The consolidated financial statements of Parkway at June 30, 1994 and 1993, and for the years then ended, appearing in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, which is based in part on the reports of KPMG Peat Marwick LLP and Deloitte & Touche LLP, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The financial statements incorporated in this Joint Proxy
Statement/Prospectus by reference from EB's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1993, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Congress Street at August 31, 1994 and 1993 and for the years then ended, appearing in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINIONS


   The validity of the Parkway Shares being offered hereby has been passed upon for Parkway by Jaeckle, Fleischmann & Mugel. Jaeckle, Fleischmann & Mugel has passed upon the significant federal income tax consequences of the Merger to the holders of EB Shares.


                            REPORTS TO SHAREHOLDERS


   Parkway will provide shareholders with annual reports containing financial statements reported upon by independent auditors, and also unaudited quarterly statements of operations.

                                 OTHER MATTERS


   The management of EB and Parkway does not know of any other matters to come before the meetings. However, if any other matters come before the meetings, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

   A portion of the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof initially will be borne by EB, but ultimately will be borne, directly or indirectly, by Parkway if the Merger is consummated. If the Merger is not consummated, EB would bear all expenses it incurred relating to this Joint Proxy Statement/Prospectus and Parkway will bear all expenses Parkway incurred..

   In addition to solicitation by mail, Board members, officers and regular employees of EB and Parkway, who will receive no additional compensation therefor, may solicit the return of proxies by telephone, telegram and personal interview.

   EB and Parkway may require brokers, custodians, nominees and other record holders to forward copies of this Joint Proxy Statement/Prospectus to persons for whom they hold EB Shares and Parkway Shares, respectively, and to seek authority for the execution of proxies; in such cases, EB or Parkway, as the case may be, will reimburse such holders for their charges and expenses. EB has retained Beacon Hill to assist with the solicitation of proxies and will pay Beacon Hill a fee of $3,500 (subject to increase for additional services such as telephonic solicitation of proxies) plus reimbursement for out of pocket expenses for its services.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   Pro Forma Consolidated Balance Sheet as of September 30, 1994 (Unaudited)  . . . . . . . . . .  F-3

   Notes to Pro Forma Consolidated Balance Sheet
   as of September 30, 1994 (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

   Pro Forma Consolidated Statements of
            Income for the Twelve Months Ended June 30, 1994 (Unaudited)  . . . . . . . . . . . .  F-7

   Pro Forma Consolidated Statements of Income for
            the Three Months Ended September 30, 1994 (Unaudited)   . . . . . . . . . . . . . . .  F-8

   Notes to Pro Forma Consolidated Statements
            of Income for the Twelve Months Ended June 30, 1994 (Unaudited)
            and the Three Months Ended September 30, 1994 (Unaudited)   . . . . . . . . . . . . .  F-9

CONSOLIDATED FINANCIAL STATEMENTS OF PARKWAY

   Report of Independent Auditors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-11

   Consolidated Balance Sheets as of June 30, 1994 and 1993   . . . . . . . . . . . . . . . . . . F-12

   Consolidated Statements of Income
            for the Years Ended June 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . F-13

   Consolidated Statements of Cash Flows
            for the Years Ended June 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . F-14

   Consolidated Statements of Shareholders' Equity
            for the Years Ended June 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . F-15

   Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . F-16

   Consolidated Balance Sheets as of September 30, 1994 (Unaudited)
            and June 30, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-32

   Consolidated Statements of Income for the Three
            Months Ended September 30, 1994 and 1993 (Unaudited)  . . . . . . . . . . . . . . . . F-33

   Consolidated Statements of Cash Flows
            for the Three Months Ended September 30, 1994 and 1993 (Unaudited)  . . . . . . . . . F-34

   Consolidated Statements of Shareholders' Equity
            for the Three Months Ended September 30, 1994 and 1993 (Unaudited)  . . . . . . . . . . . . . . . . . . F-35

   Notes to Consolidated Financial Statements (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-36

CONSOLIDATED FINANCIAL STATEMENTS OF CONGRESS STREET



   Report of Independent Auditors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-39

   Consolidated Balance Sheets as of August 31, 1994 and 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . F-40

   Consolidated Statements of Income for the Years
            Ended August 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-41

   Consolidated Statements of Cash Flows for the Years
            Ended August 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-42

   Consolidated Statements of Shareholders' Equity for the Years
            Ended August 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-43

   Notes to Consolidated Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-44


                              THE PARKWAY COMPANY
                PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                            As of September 30, 1994

   The following unaudited pro forma consolidated balance sheet sets forth the effect of Parkway's merger with Congress Street and proposed merger with EB as if the mergers had been consummated on September 30, 1994. The pro forma consolidated balance sheet has been prepared by management of Parkway based upon the historical financial statements of Parkway, Congress Street and EB. This pro forma consolidated balance sheet may not be indicative of the results that actually would have occurred if the mergers had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated balance sheet should be read in conjunction with the other financial statements and notes to the financial statements of Parkway, Congress Street and EB incorporated by reference or included herein.

                                  Parkway    Congress St. Congress St.   Pro Forma     EB          EB           Other    Pro Forma
                                  9/30/94      8/31/94    Pro Forma    Consolidated  9/30/94    Pro Forma     Pro Forma Consolidated
                                 (Historical) (Historical) Adjustments    Before EB (Historical) Adjustments   Adjustments After EB
                                 ------------ ------------ -----------    --------- ------------ -----------   ----------- --------
                                                               (In thousands, except per share data)

ASSETS
Investments
 Real estate (net of accumulated
    depreciation)                  $   39,363  $           $     569 (5) $   39,932 $    2,802  $   (1,703) (7) $          $  41,031
 Real estate partnerships:
    Wink-Parkway Partnership              303                                   303                                              303
    One Jackson Place                              (1,553)     2,122 (1)          0                                                0
                                                                (569)(5)
 Investment in marketable securities:
    EB, Inc.                           14,049         201                    14,250                (12,071) (7) (2,179) (6)        0
    Congress Street Properties, Inc.      364                   (364)(1)          0                                                0
    The Parkway Company                             7,939     (7,939)(4)          0                                                0
    Other real estate & financial
      service companies                 1,958                                 1,958     14,154                                16,112
  Mortgage loans                        3,600                                 3,600     14,480      (8,938) (7)                9,142
  Investment in Golf Properties, Inc.     628                                   628                                              628
                                      -------    --------    --------       -------     --------   --------     -------      -------
                                       60,265       6,587    ( 6,181)        60,671     31,436     (22,712)     (2,179)       67,216
Notes receivable from affiliates          385                   (377)(2)          8                                                8
Interest and rents receivable and
  other assets                         1,283          155                     1,438        418                                 1,856
Cash and cash items                      175           74        (12)(3)        237      4,464      (4,464) (7)                  237
Restricted cash                          346                                    346                                              346
                                      -------    --------    --------       -------     --------   --------     -------      -------
                                  $   62,454     $  6,816  $  (6,570)    $   62,700  $  36,318   $ (27,176)   $ (2,179)   $   69,663
                                      =======    ========    ========       =======     ========   ========     =======      =======

LIABILITIES
Notes payable to banks             $   4,345     $     36  $                  4,381  $           $   1,063 (7)$           $    5,444
Notes payable to affiliate                 0          389       (389)(2)(3)       0                                                0
Mortgage notes payable without
   recourse                           22,865                                 22,865                                           22,865
Accounts payable & other liabilities   1,611          417       (124)(1)      1,904      1,688                                 3,592
Deferred gain                            242                                    242                                              242
                                      -------    --------    --------       -------     --------   --------     -------      -------
                                      29,063          842       (513)        29,392      1,688       1,063            0       32,143
                                      -------    --------    --------       -------     --------   --------     -------      -------
STOCKHOLDERS' EQUITY
Common Stock                           1,543          236       (242)(1)(4)   1,537      2,900      (2,444)(7)                1,993
Additional paid in capital            27,134       13,515    (13,592)(1)(4)  27,057     30,017     (24,082)(7)               32,992
Retained earnings                      2,508       (6,260)     6,260 (1)      2,508     (2,511)      2,511 (7)                2,508
Treasury stock                             0       (1,517)     1,517 (1)          0                                               0
Unrealized gains                       2,206            -          - (1)      2,206      4,224      (4,224)(7)   (2,179)(6)      27
                                      -------    --------    --------       -------     --------   --------     -------      -------
                                      33,391        5,974     (6,057)        33,308     34,630     (28,239)      (2,179)     37,520
                                      -------    --------    --------       -------     --------   --------     -------      -------
                                  $   62,454   $    6,816  $  (6,570)    $   62,700  $  36,318  $  (27,176)   $  (2,179)  $  69,663
                                      =======    ========    ========       =======     ========   ========     =======      =======
Book value per share              $    21.64                                                                               $  18.83
Shares outstanding (In thousands)      1,543        2,151            (6)      1,537      1,450          456                   1,993


                             THE PARKWAY COMPANY
                   NOTES TO PRO FORMA CONSOLIDATED BALANCE
                           SHEET (Unaudited) As of
                              September 30, 1994


(1) Parkway issues 561,086 shares of stock to all Congress Street shareholders (except for Parkway) in exchange for all Congress Street shares outstanding. The Congress Street shares owned by Parkway are retired. The merger with Congress Street is accounted for under the purchase method of accounting.

          Congress Street Shares outstanding                 2,155,818
          Less Congress Street Shares owned by Parkway        (220,577)
                                                            ----------
                                                             1,935,241
          Exchange ratio                                          0.29
                                                            ----------

          New Parkway Shares issued                            561,086
          Market value per Parkway share at date of merger  $    14.00
                                                            ----------
                                                            $7,855,204
          Basis of Congress Street shares held by Parkway      364,328
                                                            ----------
          Parkway's cost of Congress Street's net assets    $8,219,532
                                                            ==========

   The difference between Congress Street's book value and Parkway's cost is allocated to Congress Street's net assets as follows:

                    Cost                  $ 8,220,000
                    Book value              5,974,000
                                          -----------

                    Difference            $ 2,246,000
                                          ===========

   Allocated as follows:

          Investment in One Jackson Place                   $ 2,122,000
          Deferred income taxes                                 124,000
                                                            -----------

                                                            $ 2,246,000
                                                            ===========

   The investment in One Jackson Place, as shown on the pro forma consolidated balance sheet, is recorded at the lower of cost or its fair value.

(2) Eliminate Congress Street's note payable to Parkway against Parkway's note receivable from Congress Street.

(3) Reflect $12,000 payment made by Congress Street to Parkway subsequent to Congress Street's August 31, 1994 quarter end.

(4) Retire Congress Street's Parkway Shares reacquired by Parkway pursuant to the merger.

(5) Reclassify investment in One Jackson Place from partnerships to real estate.

(6) Eliminate the unrealized gain related to EB's investment in Grenada Sunburst.

(7) Parkway issues 456,469 Parkway Shares and pays $8 in cash per share of EB stock to all EB shareholders (except for Parkway) in exchange for all EB shares outstanding. The EB shares owned by Parkway are retired.

          EB Shares outstanding                               1,450,117
          Less EB Shares owned by Parkway                      (759,245)
                                                        ---------------
                                                                690,872
          Exchange ratio                                $9.25 to $14.00
                                                        ---------------

          New Parkway Shares issued                             456,469
          Market value per Parkway Share                $         14.00
                                                        ---------------
                                                            $ 6,390,566
          Cash paid to EB shareholders (690,872 x $8)         5,526,976
          Basis of EB Shares held by Parkway                 12,071,000
                                                        ---------------

          Parkway's cost of EB's net assets             $    23,988,542
                                                        ===============

   The difference between EB's book value and Parkway's cost is allocated to real estate and mortgage loans pro-rata.

          Cost                                          $    23,989,000
          Book value                                    $    34,630,000
                                                        ---------------

          Difference                                    $   (10,641,000)
                                                        ---------------

   Allocate writedown:
          Real Estate    (16%)                          $    (1,703,000)
          Mortgage Loans (84%)                               (8,938,000)
                                                        ---------------

                                                        $   (10,641,000)
                                                        ===============


(8) A reconciliation of pro forma stockholders' equity is presented on the following page:

                                            ADDITIONAL
                                   COMMON     PAID-IN     RETAINED    TREASURY     UNREALIZED
                                    STOCK     CAPITAL     EARNINGS     STOCK          GAINS        TOTAL
                                  -------   ----------   ---------   ---------   --------------  --------
Parkway historical                $ 1,543    $ 27,134     $ 2,508    $   --         $   2,206     $ 33,391

Congress Street historical            236      13,515      (6,260)     (1,517)             --        5,974

Congress Street
  pro forma adjustments:

(1)  Issue Parkway shares
     in Congress Street merger        561       7,295        --            --              --        7,856
(4)  Retire Parkway shares
     reacquired through
     Congress Street merger          (567)     (7,372)       --            --              --       (7,939)
(1)  Retire Congress Street
     shares outstanding              (236)    (13,515)       6,260      1,517              --       (5,974)
                                   ------     -------      -------    -------        --------       -------

Pro forma consolidated
     before EB                      1,537      27,057        2,508        --            2,206       33,308
EB historical                       2,900      30,017       (2,511)       --            4,224       34,630

EB pro forma adjustments:

(7)  Issue Parkway shares
     in EB merger                     456       5,935          --         --               --        6,391
(7)  Retire EB shares
     outstanding                   (2,900)    (30,017)       2,511        --           (4,224)     (34,630)

Other pro forma adjustments:

(6)  Eliminate Parkway's
     unrealized gain related
     to investment in EB              --          --            --        --           (2,179)     (2,179)
                                   --------    --------     ------     -------         ------      ------

Pro forma consolidated
  after EB                         $1,993     $32,992       $2,508     $  --           $   27     $37,520
                                   ======     =======       ======     =======         ======     =======

                              THE PARKWAY COMPANY
            PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1994

   The following unaudited pro forma consolidated statements of income set forth the effect of Parkway's proposed merger with EB, the November 29, 1994 merger with Congress Street and the May 10, 1994 merger with First Continental as if these transactions had been consummated on July 1, 1993. The pro forma consolidated statements of income have been prepared by management of Parkway based upon historical statements of Parkway, Congress Street, EB and First Continental. These pro forma statements of income may not be indicative of the results that actually would have occurred if the proposed mergers had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements of income should be read in conjunction with the other financial statements and notes to the financial statements of Parkway, Congress Street and EB incorporated by reference or included herein.


                                                        Historical                       Pro Forma Adjustments
                                      ------------------------------------------  -------------------------------------
                                        Parkway      Congress
                                        Company       Street   EB                         Congress                      Pro Forma
                                      6-30-94(1) 5-31-94(2) 6-30-94(2) FCREIT(2) FCREIT    Street       EB      Other  Consolidated
                                      ---------- ---------- ---------- --------- ------   --------   --------  ------  ------------
REVENUES
  Income from real estate properties  $ 6,429    $          $          $   595   $        $          $        $        $    7,024
  Interest on mortgage loans              265           35      1,798      217                                              2,315
  Gain on sale of real estate partnership 280                                                                                 280
  Gain (loss) on real estate & mortgage
    loans, net                           (113)           3         71       28                                                (11)
  Equity in earnings (losses):
    Real estate companies:
      Congress Street Properties, Inc.    (67)                                               67 (4a)                            0
      EB, Inc.                            337           39                                  (39)(4d)  (337)(4b)                 0
      The Parkway Company                            1,662                               (1,662)(4e)                            0
      First Continental REIT               (9)                                        9 (4c)                                    0
      Other                               443                                                                                 443
    Real estate partnerships and corp.
      joint ventures:
        One Jackson Place                             (381)                                 381 (4f)                            0
        Other                             239                                                                                 239
  Gain on securities                      579                      44                                                         623
  Interest on short-term investments      235                      23                                         (107)(4i)       151
  Dividends and other income              338                     616      134                                              1,088
                                      -------        -----   --------   --------- -----  -------     ------  ------        ------
                                        8,956        1,358      2,552      974        9  (1,253)      (337)   (107)        12,152

EXPENSES
  Interest                                 31           76         81      203                          85(4h)                476
  Management allocation                   502           53        303                        44(4l)                           902
  Provision for loan losses                                       396                                                         396
  Real estate operating expense:
    Operations                          3,760                     168      417                                              4,345
    Interest expense                    2,392                                                                               2,392
    Depreciation & amortization         1,022                      41                         13(4k)                        1,076
    Minority interest                    (542)                                               343(4g)                         (199)
  Other expenses                          538          141        555      625                                              1,859
                                      -------        -----   --------   --------- -----  -------     ------  ------        ------
                                        7,703          270      1,544    1,245        0      400         85       0        11,247
                                      -------        -----   --------   --------- -----  -------     ------  ------        ------
Income (loss) before income taxes and
  discontinued operations               1,253        1,088      1,008     (271)       9   (1,653)      (422)   (107)          905
Income tax expense                          1          107                                  (107)(4j)                           1
                                      -------        -----   --------   --------- -----  -------     ------  ------        ------
Net income (loss) from continuing
  operations                       $    1,252     $    981   $  1,008   $ (271)   $   9  $(1,546)    $ (422)  $(107)       $  904
                                      =======        =====   ========   ========= =====  =======     ======  ======        ======
Net income (loss) from continuing
  operations per share             $     0.96     $   0.62   $   0.70                                                      $ 0.45
                                      =======        =====   ========                                                      ======
Weighted average shares
  outstanding (3)                       1,300        1,571      1,450                                                       1,993
                                      =======        =====   ========                                                      ======


                              THE PARKWAY COMPANY
            PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1994



                                                         Historical                                 Pro Forma Adjustments
                                          ---------------------------------------   ----------------------------------------------
                                            Parkway      Congress
                                            Company       Street          EB        Congress                           Pro Forma
                                          9-30-94 (1)   8-31-94 (2)   9-30-94 (2)    Street         EB       Other    Consolidated
                                          -----------   -----------   -----------   --------     --------   -------   ------------
REVENUES
  Income from real estate properties      $    1,842    $             $      125    $            $          $         $     1,967
  Interest on mortgage loans                     141             9           707                                              857
  Gain (loss) on real estate & mortgage
    loans, net                                   130             1           (25)                                             106
  Loss on writedown of securities                           (3,550)                   3,550 (4m)                                0
  Equity in earnings (losses):
    Real estate companies:
      Congress Street Properties, Inc.           (14)                                    14 (4a)                                0
      EB, Inc.                                   221             3                       (3)(4d)    (221)(4b)                   0
      The Parkway Company                                      220                     (220)(4e)                                0
      Other                                       45                                                                           45
    Real estate partnerships and corp.
      joint ventures:
        One Jackson Place                                      (60)                      60 (4f)                                0
        Other                                    106                                                                          106
  Interest on short-term investments              14                           0                                               14
  Dividends and other income                      34                         235                                              269
                                          ----------    ----------    ----------    -------      -------    ------    -----------
                                               2,519        (3,377)        1,042      3,401         (221)        0          3,364
                                          ----------    ----------    ----------    -------      -------    ------    -----------

EXPENSES
  Interest                                        61            10             0                      21 (4h)                  92
  Management allocation                          124            14            56                                11 (4l)       205
  Real estate operating expense:
    Operations                                   977                         121                                            1,098
    Interest expense                             539                                                                          539
    Depreciation & amortization                  273                           9          3 (4k)                              285
    Minority interest                           (123)                                    76 (4g)                             (47)
  Other expenses                                 313            59           110                                              482
                                          ----------    ----------    ----------    -------      -------    ------    -----------
                                               2,164            83           296         79           21        11          2,654
                                          ----------    ----------    ----------    -------      -------    ------    -----------
Income (loss) before income taxes and
  discontinued operations                        355        (3,460)          746      3,322         (242)      (11)           710
Income tax expense                                               3                       (3)(4j)                                0
                                          ----------    ----------    ----------    -------      -------    ------    -----------

Net income (loss) from continuing
  operations                              $      355    $   (3,463)   $      746    $ 3,325      $  (242)   $  (11)   $       710
                                          ----------    ==========    ----------    =======      =======    ======    -----------

Net income (loss) from continuing
  operations per share                    $     0.23    $    (1.69)   $     0.52                                      $      0.36
                                          ==========    ==========    ==========                                      ===========

Weighted average shares outstanding (3)        1,543         2,151         1,450                                            1,993
                                          ==========    ==========    ==========                                      ===========


                              THE PARKWAY COMPANY
        NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(1) During the 1994 fiscal year, Parkway purchased 1,218,910 shares of First Continental Real Estate Investment Trust for $1,198,000; 453,471 shares of EB, Inc. for $5,864,000 and 117,232 shares of Congress Street Properties for $94,000. For purposes of the pro forma consolidated statements of income, these transactions were assumed to have taken place on July 1, 1993.

(2) For purposes of the pro forma consolidated statements of income, income from operations of Congress Street has been converted from an August 31 year end to a May 31 year end. Accordingly, income for the twelve months ended May 31, 1994 and the three months ended August 31, 1994 have been included in the pro forma consolidated statements of income. Income from operations of EB has been converted from a December 31 year end to a June 30 year end. Accordingly, income for the twelve months ended June 30, 1994 and the three months ended September 30, 1994 have been included in the pro forma consolidated statements of income. Income from operations of First Continental Real Estate Investment Trust has been adjusted to reflect operations from June 1, 1993 to May 9, 1994, the date of the merger with The Parkway Company.

(3) Weighted average Parkway Shares outstanding were computed as follows:

                                               Twelve Months      Three Months
                                                   Ended              Ended
                                               June 30, 1994     Sept. 30, 1994
                                               -------------     --------------
     Historical weighted average Parkway
       Shares outstanding                        1,542,942          1,542,942

     Parkway Shares issued in merger
       with Congress Street                        561,086            561,086

     Parkway Shares retired in merger
       with Congress Street                       (567,066)          (567,066)

     Parkway Shares to be issued in
       proposed merger with EB                     456,469            456,469
                                                 ---------          ---------

     Pro forma weighted average Parkway
       Shares outstanding                        1,993,431          1,993,431
                                                 =========          =========


(4) The pro forma adjustments to the consolidated statements of income consist of the following:


                                               Twelve Months      Three Months
                                                   Ended            Ended
                                               June 30, 1994     Sept. 30, 1994
                                               -------------     --------------
   (a)      Elimination of Parkway's equity
            in the losses of Congress Street.   $    67,000       $    14,000

   (b)      Elimination of Parkway's equity
            in the earnings of EB.                 (337,000)         (221,000)

   (c)      Elimination of Parkway's equity
            in the losses of First Continental.       9,000                 0

   (d)      Elimination of Congress Street's
            equity in the earnings of EB.           (39,000)           (3,000)

   (e)      Elimination of Congress Street's
            equity in the earnings of Parkway.   (1,662,000)         (220,000)

   (f)      Elimination of Congress Street's
            equity in the losses of One Jackson
            Place.                                  381,000            60,000

   (g)      Adjust Parkway's minority interest
            expense to reflect its additional
            ownership of One Jackson Place.        (343,000)          (76,000)

   (h)      Additional interest expense on funds
            borrowed at 8.5% to pay the $8 in
            cash per share to the EB shareholders.  (85,000)          (21,000)

   (i)      Adjust Parkway's interest income on
            investments to reflect the use of
            short-term cash investments to
            purchase additional ownership
            interests in First Continental, EB
            and Congress Street.                   (107,000)                -

   (j)      Adjust Congress Street's deferred
            income taxes applicable to federal
            alternative minimum tax and deferred
            state income tax expense to zero.       107,000             3,000

   (k)      Add depreciation on the increased
            basis in the One Jackson Place real
            estate investment.                      (13,000)           (3,000)

   (l)      Adjust for fees related to managing
            LNH REIT that will be eliminated with
            the termination of the shared expense
            agreement.                              (44,000)          (11,000)

   (m)      Eliminate Congress Street's
            writedown to the investments in
            Parkway and EB securities.                   --         3,550,000


                              THE PARKWAY COMPANY

                         REPORT OF INDEPENDENT AUDITORS





SHAREHOLDERS AND BOARD OF DIRECTORS
THE PARKWAY COMPANY


   We have audited the accompanying consolidated balance sheets of The Parkway Company and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of EB, Inc. and EastGroup Properties (investees in which the Company has a 51.5% and 2.7% interest, respectively), have been audited by other auditors whose reports have been furnished to us; insofar as our opinion on the consolidated financial statements relates to data included for EB, Inc. for its years ended December 31, 1993 and 1992; and EastGroup Properties for its years ended December 31, 1993 and 1992; it is based in part on their reports.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Parkway Company and subsidiaries at June 30, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               /s/ Ernst & Young LLP
                                               Ernst & Young LLP

Jackson, Mississippi
September 9, 1994

                              THE PARKWAY COMPANY

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                               JUNE 30
                                                       -----------------------
                                                          1994         1993
                                                       ----------   ----------
 ASSETS
 Real estate related investments
   Operating real estate (net of accumulated depre-
     ciation of $5,633 in 1994 and $4,739 in 1993)......$ 27,400     $ 33,488
   Real estate held for sale............................  10,630            -
   Real estate companies................................  14,689        8,691
   Mortgage loans.......................................   3,482          916
   Real estate partnerships and corporate joint venture.   1,022        1,051
                                                        --------     --------
                                                          57,223       44,146
 Notes receivable from affiliates.......................     413          548
 Interest and rents receivable and other assets.........   1,687        2,404
 Cash and cash equivalents..............................     217          237
 Reverse repurchase agreements..........................       -        8,310
 Restricted cash........................................     195          205
                                                        --------     --------
                                                        $ 59,735     $ 55,850
                                                        --------     --------

 LIABILITIES
 Notes payable to banks.................................$  3,631     $    940
 Note payable to affiliate without recourse.............       -        2,274
 Mortgage notes payable without recourse................  22,902       23,769
 Accounts payable and other liabilities.................   1,332        1,273
 Deferred gain..........................................     141          411
                                                        --------     --------
                                                          28,006       28,667
                                                        --------     --------

 SHAREHOLDERS' EQUITY
 Common stock, $1.00 par value, 10,000,000 shares
   authorized, 1,542,942 shares issued in 1994 and
   2,333,296 in 1993....................................   1,543        2,333
 Additional paid-in capital.............................  27,134       39,271
 Retained earnings......................................   2,400        1,899
                                                        --------     --------
                                                          31,077       43,503
 Less: Treasury shares at cost - retired in 1994 and
         1,073,070 shares in 1993.......................       -      (16,320)
 Unrealized gain on securities..........................     652            -
                                                        --------     --------
                                                          31,729       27,183
                                                        --------     --------
                                                        $ 59,735     $ 55,850
                                                        ========     ========




                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              THE PARKWAY COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        YEAR ENDED JUNE 30
                                                     ------------------------
                                                        1994          1993
                                                     ----------    ----------
REVENUES
Income from real estate properties................   $    6,429    $    6,019
Interest on mortgage loans........................          265           412
Gain on sale of real estate partnership...........          280             -
Gain (loss) on real estate and mortgage loans, net
  (costs of sales were $573 in 1994 and $1,001 in
  1993)...........................................         (113)        2,474
Equity in earnings (losses):
  Real estate companies...........................          704          (824)
  Real estate partnerships and corporate joint
    venture.......................................          239           319
Gain on securities................................          579            22
Interest on short-term investments................          235           240
Dividends, deferred gains and other income........          338            57
                                                     ----------    ----------
                                                          8,956         8,719
                                                     ----------    ----------
EXPENSES
Real estate owned:
  Operating expense...............................        3,760         3,686
  Interest expense................................        2,392         2,487
  Depreciation and amortization...................        1,022           981
  Minority interest...............................         (542)         (598)
Shared general and administrative expenses........          502           489
Other expenses....................................          569           449
                                                     ----------    ----------
                                                          7,703         7,494
                                                     ----------    ----------
INCOME BEFORE INCOME TAXES AND DISCONTINUED
  OPERATIONS......................................        1,253         1,225

INCOME TAX PROVISION..............................            1             3
                                                     ----------    ----------

INCOME BEFORE DISCONTINUED OPERATIONS.............        1,252         1,222
                                                     ----------    ----------

EQUITY IN EARNINGS FROM DISCONTINUED
  OPERATIONS OF EQUITY METHOD INVESTEES:
    Income from discontinued operations...........           51           460
    Income on sale of discontinued operations.....            -         1,030
                                                     ----------    ----------
                                                             51         1,490
                                                     ----------    ----------
NET INCOME........................................   $    1,303    $    2,712
                                                     ==========    ==========

INCOME PER SHARE:
  From continuing operations......................   $      .96    $      .97
  From discontinued operations....................          .04          1.18
                                                     ----------    ----------
    NET INCOME....................................   $     1.00    $     2.15
                                                     ==========    ==========

WEIGHTED AVERAGE SHARES OUTSTANDING...............        1,300         1,260
                                                     ==========    ==========

DIVIDENDS DECLARED PER SHARE......................   $      .60    $      .80
                                                     ==========    ==========

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              THE PARKWAY COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       Year Ended June 30
                                                                                      --------------------
                                                                                         1994       1993
                                                                                      ---------  ---------
Operating Activities
 Net income....... ...............................................................    $   1,303  $   2,712
 Adjustments to reconcile net income to net cash provided by operating activities:
   Equity in earnings.............................................................         (994)      (985)
   Dividends received.............................................................          332        261
   Distributions from operations of real estate
     partnerships and corporate joint venture.....................................          543        940
   Depreciation and amortization..................................................        1,022        981
   Amortization of discounts, deferred gains and other............................         (318)       (26)
   Gain on sale of real estate partnership........................................         (280)         -
   (Gain) loss on real estate and mortgage loans, net.............................          113     (2,474)
   Gain on securities.............................................................         (579)       (22)
   Changes in operating assets and liabilities:
     Decrease in receivables......................................................           46        434
     Increase in accounts payable and accrued expenses............................          133         70
                                                                                      ---------  ---------
CASH PROVIDED BY OPERATING ACTIVITIES.............................................        1,321      1,891
                                                                                      ---------  ---------

INVESTING ACTIVITIES
 Payments received on mortgage loans..............................................          269      3,659
 Purchases of investments in real estate companies................................       (7,468)       (33)
 Purchase of real estate..........................................................          (66)         -
 Purchase of mortgage loans.......................................................         (907)         -
 Purchase of real estate partnership interest.....................................         (291)         -
 Proceeds from sale of investments in real estate companies.......................        1,656         37
 Improvements to real estate owned................................................         (380)      (426)
 Proceeds from sale of real estate owned..........................................          100      2,559
 Proceeds from sale of real estate partnership owned..............................          296          -
 Proceeds from merger of First Continental (net)..................................           25          -
 Payments (advances) on notes receivable from affiliates..........................          135        (43)
 (Deposit) release of restricted cash.............................................          165       (165)
                                                                                      ---------  ---------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES...................................       (6,466)     5,588
                                                                                      ---------  ---------

FINANCING ACTIVITIES
 Principal payments on long-term debt.............................................         (867)      (258)
 Proceeds from long-term financing of partnership assets..........................            -        631
 Proceeds from bank borrowings....................................................        6,296          -
 Principal payments on bank borrowings............................................       (5,517)      (300)
 Payments on note payable to affiliate............................................       (2,274)         -
 Dividends paid...................................................................         (819)    (1,009)
 Purchases of treasury shares.....................................................            -        (11)
 Stock options exercised..........................................................           (4)         -
                                                                                      ---------  ---------
CASH USED IN FINANCING ACTIVITIES.................................................       (3,185)      (947)
                                                                                      ---------  ---------

INCREASE (DECREASE) IN CASH.......................................................       (8,330)     6,532
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..................................        8,547      2,015
                                                                                      ---------  ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD........................................    $     217  $   8,547
                                                                                      =========  =========

SUPPLEMENTAL CASH FLOW INFORMATION:
 Mortgage loans received on sales of real estate .................................    $     420  $       -
 Interest paid....................................................................        2,441      2,491



                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              THE PARKWAY COMPANY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                            ADDITIONAL                             UNREALIZED
                                   COMMON     PAID-IN     RETAINED    TREASURY   GAIN (LOSS) ON
                                    STOCK     CAPITAL     EARNINGS     SHARES      SECURITIES      TOTAL
                                  -------   ----------   ---------   ---------   --------------  --------
BALANCE, JUNE 30, 1992........... $ 2,333    $ 39,271     $   196    $(16,309)     $     (65)    $ 25,426
  Net income.....................                           2,712                                   2,712
Cash dividends declared
   ($.80 per share)..............                          (1,009)                                 (1,009)
  Cash purchase of treasury
    shares.......................                                         (11)                        (11)
  Unrealized loss on securities..                                                         65           65
                                  -------    --------    --------    --------      ---------     --------
BALANCE, JUNE 30, 1993...........   2,333      39,271       1,899     (16,320)             -       27,183
  Net income.....................                           1,303                                   1,303
  Cash dividends declared
   ($.60 per share)..............                            (799)                                   (799)
  Retirement of treasury shares..  (1,073)    (15,247)                 16,320                         -
  Merger with First Continental
    Real Estate Investment Trust.     283       3,110                       -              -        3,393
  Unrealized gain on securities..                                                        652          652
  Stock options exercised........                              (3)                                     (3)
                                  -------    --------    --------    --------      ---------     --------
BALANCE, JUNE 30, 1994........... $ 1,543    $ 27,134    $  2,400    $      -      $     652     $ 31,729
                                  =======    ========    ========    ========      =========     ========




                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              THE PARKWAY COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of The Parkway Company ("Parkway" or "the Company"); Sugar Creek Center Corporation and Parkway Texas Corporation, its wholly-owned subsidiaries; AllMiss Capital Corporation, its 95% owned subsidiary (dissolved in December 1993); and One Place Partners (a Mississippi general partnership), its 51.5% owned partnership. All significant intercompany transactions and accounts have been eliminated.

    For years ending after June 30, 1993, the Company adopted the financial statement reporting provisions of Regulation S-B of the Securities and Exchange Commission.

REAL ESTATE OPERATIONS

    Gains from sales of real estate are recognized based on the provisions of Statement of Financial Accounting Standards No. 66 which require upon closing, the transfer of rights of ownership to the purchaser, receipt from the purchaser of an adequate cash down payment and adequate continuing investment by the purchaser. If the requirements for recognizing gains have not been met, the sale and related costs are recorded, but the gain is deferred and recognized generally on the installment method of accounting as collections are received.

    Depreciation of buildings and other improvements, including personal property, is computed using the straight line method over estimated useful lives of 40 years for buildings and building improvements and 10 years for personal property. Maintenance and repair expenses are charged to expense as incurred, while improvements are capitalized and depreciated in accordance with the useful lives outlined above.

    Revenue on real estate rentals is recognized and accrued as earned on a pro rata basis over the term of the lease.

   Real estate held for sale is carried at the lower of fair value minus estimated costs to sell or cost. Operating real estate held for investment is stated at the lower of cost or net realizable value.

                              THE PARKWAY COMPANY


INVESTMENTS IN REAL ESTATE COMPANIES, PARTNERSHIPS AND CORPORATE JOINT VENTURE

    The equity method of accounting is used to account for investments where the Company has the ability to exercise significant influence over the operating and financial policies of the investee but does not have majority voting control. The Company shares voting control in Golf Properties, Inc. ("GPI") with a joint venture partner and, accordingly, accounts for its investment in this corporate joint venture using the equity method. The Company also shares voting control in the Wink-Parkway Partnership with a partner and, accordingly, accounts for its investment using the equity method. All other marketable equity investments are stated at the lower of aggregate cost or market (closing price). Loss in value of equity investments that is considered to be an other than temporary decline is charged to operations.

INTEREST INCOME RECOGNITION

    Interest is generally accrued monthly based on the outstanding loan balances. Recognition of interest income is discontinued whenever, in the opinion of management, the collectability of such income becomes doubtful. After a loan is classified as non-earning, interest is recognized as income when received in cash.

RECLASSIFICATIONS

    Certain reclassifications have been made in the 1993 financial statements to conform to the 1994 classifications.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

BUSINESS SEGMENT

    The Company's operations are in the real estate industry.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In May, 1993, Statement of Financial Accounting Standard (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" was issued. The statement must be adopted for fiscal years beginning after December 15, 1994. Management does not expect any material effect to the Company from the application of Statement No. 114.

                              THE PARKWAY COMPANY


    In March 1993, SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", was issued and is to be effective for fiscal years beginning after December 15, 1993. Management does not expect any material effect to the Company from the application of SFAS No. 115. Certain of the Company's investees adopted SFAS No. 115 during fiscal 1994. The effect to the Company is reflected in the accompanying consolidated statements of shareholders' equity as unrealized gain on securities.


NOTE B - INVESTMENTS IN REAL ESTATE COMPANIES

    The Company accounts for certain of its investees as shown below using the equity method of accounting. The equity method is used for EastGroup Properties ("EastGroup") because of the ownership interest in EastGroup by the Company and its affiliates (21% in the aggregate), the presence of three members of EastGroup's eight-person Board of Trustees who are directors of the Company and management of the day-to-day business of EastGroup by officers who are also officers of the Company. The equity method is used for Congress Street Properties, Inc. ("Congress Street") because of the Company's ownership interest in Congress Street and the presence of three members of Congress Street's five- person Board of Directors who are directors of the Company and management of the day-to-day business of Congress Street by officers who are also officers of the Company.

    Investments in real estate companies consist of the following:

                                                 OWNERSHIP
                                                 PERCENTAGE
                                                  JUNE 30         JUNE 30, 1994            JUNE 30, 1993
                                               ------------- -----------------------  ---------------------
                                                1994   1993  INVESTMENT     MARKET    INVESTMENT    MARKET
                                               ------ ------ ----------  -----------  ----------  ---------
Equity method investees:                                                           (In thousands)
 EB, Inc....................................... 51.5%  21.1%  $12,376     $ 8,971      $ 5,779     $    (a)
 EastGroup Properties..........................  2.7%   7.0%    1,623       2,175        2,251       3,130
 Congress Street Properties, Inc............... 10.3%   9.6%      378          (a)         352          (a)
                                                              -------                  -------
                                                               14,377                    8,382
                                                              -------                  -------
Non-equity method investees:
 Hotel Investors...............................    -     .9%        -           -          143         221
 Medical Resources Co. of America .............    -     .4%        -           -          108         233
 First Continental Real Estate Investment
   Trust.......................................    -    6.2%        -           -           47         172
 Rockwood National Corporation................. 17.4%  17.4%        -          37            -          37
 Other.........................................  1.3%    .2%      312         324           11          13
                                                              -------                  -------
                                                                  312                      309
                                                              -------                  -------
                                                              $14,689                  $ 8,691
                                                              =======                  =======

  (a) These stocks were not quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the periods indicated nor were there any other reliable market quotations. The market price of the other investments represents the closing or bid price at June 30, 1994 and 1993, respectively, as reported on the exchange in which the shares are traded or on NASDAQ. EB, Inc. began being quoted on NASDAQ on July 23, 1993.

                              THE PARKWAY COMPANY


    During the year, the Company purchased 453,471 shares of EB, Inc.'s outstanding shares and received 221,784 shares through the dissolution of AllMiss Capital Corporation ("AllMiss"), a 95% owned subsidiary of Parkway, increasing its ownership to 51.5%. Under the Mississippi Control Share Statue, certain of the shares of EB., Inc. may not be voted by the Company until (i) shareholders of EB, Inc. approve voting rights for the shares or (ii) three years after the shareholders of EB, Inc. fail to approve voting rights for the shares. Although the Company's ownership is equal to 51.5%, the Company does not have a majority voting interest and continues to record this investment on the equity method of accounting until majority voting interest is obtained.

    The condensed financial information for EB, Inc. which is presented below (in thousands) was summarized from the investees' most currently available financial statements filed with the Securities and Exchange Commission prior to June 30, 1994.

                                                       MARCH 31, 1994
                                                       --------------
             ASSETS
             Loans..................................      $ 15,839
             Real estate investments, net...........         2,983
             Marketable securities..................         9,217
             Cash and short-term investments........         1,865
             Other assets...........................           554
                                                          --------
                                                          $ 30,458
                                                          ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
             Accounts payable and other expenses....      $  1,481
             Shareholders' equity...................        28,977
                                                          --------
                                                          $ 30,458
                                                          ========

    Condensed statements of income summarized from EB, Inc.'s financial statements filed with the Securities and Exchange Commission for the most recent twelve months prior to June 30, 1994 and 1993, respectively, and from which the Company has recorded its equity in earnings are as follows:

                                                  FOR THE TWELVE MONTHS
                                                     ENDED MARCH 31
                                                  ---------------------
                                                    1994         1993
                                                  --------     --------
                                                      (In thousands)
  Revenues......................................  $ 2,650      $ 2,880
  Expenses......................................   (1,993)      (6,935)
  Income tax expense............................        -         (100)
  Income from discontinued operations...........      342        7,174
                                                  -------      -------
  Net income....................................  $   999      $ 3,019
                                                  =======      =======
  Equity in earnings recorded by Parkway........  $   388      $   732
                                                  =======      =======

                              THE PARKWAY COMPANY


    On March 1, 1993, Eastover Bank for Savings sold its banking operations to Sunburst Bank, Mississippi. The disposition of the banking operations have been treated in the financial statements of EB, Inc. as discontinued operations. Through equity in earnings of EB, Inc., the Company has recorded income from discontinued operations of $51,000 and $460,000 in the years ending June 30, 1994 and 1993 respectively.

    EB, Inc. recognized a gain on sale of banking assets to Sunburst of $4,992,000 which was calculated as follows (dollars in thousands):

   Liabilities assumed by Sunburst                                  $ 408,700
   Value of stock received (FMV of $22.625 per share)                   9,930
   Cash received                                                          100
                                                                    ---------
                                                                      418,730

   Less:
     Basis of assets sold                                            (396,383)
     Loans made to EB                                                ( 12,317)
     Write off of deferred charges                                   (  4,025)
     Costs of sale                                                   (  1,013)
                                                                    ---------

   Gain                                                             $   4,992
                                                                    =========

    The Company's share of this gain was $1,030,000 and was recorded through equity in earnings as Income on sale of discontinued operations.

    Condensed statements of income summarized from EastGroup's financial statements filed with the Securities and Exchange Commission for the most recent twelve months prior to June 30, 1994 and 1993, respectively, and from which the Company has recorded its equity in earnings are as follows:

                                                  FOR THE TWELVE MONTHS
                                                     ENDED MARCH 31
                                                  ---------------------
                                                    1994         1993
                                                  --------     --------
                                                      (In thousands)
  Revenues......................................  $17,739      $14,137
  Expenses......................................  (15,053)     (14,060)
  Gain (loss) on investments....................    4,560       (3,598)
                                                  -------      -------
  Net income (loss).............................  $ 7,246      $(3,521)
                                                  =======      =======
  Equity in earnings recorded by Parkway........  $   443      $     2
                                                  =======      =======

    Equity in losses of Congress Street during fiscal 1994 and 1993 was $67,000 and $64,000 respectively. In computing equity in earnings (losses) to be recorded from the investment in Congress Street, the equity in earnings (losses) of Parkway that are reflected in the operations of Congress Street have been eliminated.

    The gain on securities of $579,000 represents the sale of the Company's remaining investment in Medical Resources Co. of America for $212,000 with a gain of $104,000, all of the investment in Hotel Investors for $268,000 with a gain of $125,000, 58,525 shares of EastGroup Properties, an equity method investee for $1,152,000 with a gain of $337,000 and other stock investments for $24,000 with gains of $13,000.

    Certain investments accounted for by the equity method have been purchased at amounts different from the Company's pro rata share of the investees' book value as follows:

               INVESTEE                                    AMOUNT
               ---------                                ------------
                                                       (In thousands)
               Equity in excess of cost:
                 EB, Inc............................       $3,506
                 Congress Street....................          590
                 EastGroup..........................          585

    The amounts above have been assigned to the investees' principal assets and are primarily being recognized in operations as the assets are depreciated or sold.

    Effective May 10, 1994, the merger of First Continental Real Estate Investment Trust ("First Continental" or "FCREIT") with Parkway Texas Corporation (a wholly owned subsidiary of the Company) was completed. This merger, which has been accounted for using the purchase method of accounting, increased the Company's net assets as follows:

               Real estate                            $4,994,000
               Mortgage loans                          1,451,000
               Interest receivable & other assets        228,000
               Cash                                      195,000
               Notes payable to banks                 (1,912,000)
               Accounts payable & other liabilities     (158,000)
                                                      ----------
                                                      $4,798,000
                                                      ==========

    The operations of First Continental subsequent to May 10, 1994 have been included in the accompanying consolidated statements of income. The unaudited pro forma effects of the Company's acquisition of First Continental as if it had occurred on July 1, 1992, would be to increase revenues by approximately $983,000 in 1994 and $1,911,000 in 1993 and decrease net income by $262,000 in
1994 and $953,000 in 1993 and income per share by $.32 in fiscal 1994 and $.80 in 1993.

                              THE PARKWAY COMPANY


NOTE C - INVESTMENTS IN REAL ESTATE, MORTGAGE LOANS, REAL ESTATE PARTNERSHIPS
         AND CORPORATE JOINT VENTURE

    The Company's investment in operating real estate includes five office buildings, one retail center, one motel and 34 townhomes, patio homes and condominiums. The operating properties represent 72% of the total investment in real estate at June 30, 1994. The office buildings represent 64% of the investment in real estate. The motel is located in Indianapolis, Indiana and has a carrying value of $744,000. The office buildings are located in Jackson, Mississippi ($19,942,000), Indianapolis, Indiana ($2,986,000), Columbus, Ohio ($1,473,000) and Houston, Texas ($429,000). The retail center is located in Lake Jackson, Texas and has a carrying value of $1,124,000. All of the operating properties, with the exception of the motel and townhomes, patio homes and condominiums are leased to tenants under noncancellable operating leases with lease terms ranging from six months to ten years. The location and carrying value of the nonearning developed and undeveloped land, which is held for sale, is as follows: Houston, Texas - $6,039,000, New Orleans, Louisiana
- -$3,799,000, Atlanta, Georgia - $530,000 and various other locations -
$262,000.

    The Company classified all of its nonearning real estate, which has been held for several years, as held for sale as of June 30, 1994. All of these properties were previously classified as investment properties. The real estate held for sale is carried at the lower of fair value minus estimated cost to sell or cost. At June 30, 1994, there was no valuation allowance related to real estate held for sale. Management believes that current market conditions are more favorable to allow them to actively market the properties at prices they consider appropriate.

    The following is a schedule by year of future approximate minimum rental receipts under noncancelable leases for the office buildings as of June 30, 1994:

                    FISCAL YEAR                            AMOUNT
                    -----------                        --------------
                                                       (In thousands)
                        1995                              $  5,315
                        1996                                 4,346
                        1997                                 2,932
                        1998                                 1,256
                        1999                                   679
                    Subsequently                               888
                                                          --------
                                                          $ 15,416
                                                          ========

    The Company owns a 38% effective interest in One Jackson Place, an office building, through its partnership interest in One Place Partners. One Place Partners has an effective ownership of 73.125% of the One Jackson Place office building. The Company has majority voting control over the building and has consequently consolidated One Place Partners and its

                              THE PARKWAY COMPANY


subsidiaries in its consolidated financial statements since March 1990. The Company records a reduction in real estate owned expenses for the minority owner's (principally Congress Street) interest in the losses of One Jackson Place because the first mortgage of One Jackson Place is non-recourse and Congress Street, which owns 48.5% of One Place Partners, has committed to fund its share of operating or other losses.

    The unpaid balances of mortgage loans, summarized by type of loan, are as follows:

     TYPE OF LOAN                                          JUNE 30
                                                     -------------------
                                                       1994       1993
                                                     --------   --------
                                                       (IN THOUSANDS)
     First Mortgages secured by:
       Residential real estate...................... $  1,699   $     76
       Motels.......................................    1,029        840
       Commercial real estate.......................      487          -
       Land.........................................      195          -
       Other........................................       72          -
                                                     --------   --------
     Total carrying amount of mortgage loans........ $  3,482   $    916
                                                     ========   ========

    All loans are earning (performing) loans at June 30, 1994 and 1993.

    Investments in real estate partnerships and corporate joint venture at June 30, 1994 and 1993, were as follows:

                                                            INVESTMENT
                                          OWNERSHIP          JUNE 30
                                                          --------------
   INVESTMENT                            PERCENTAGE        1994    1993
   ----------                            ----------       ------  ------
                                                          (IN THOUSANDS)
Corporate joint venture:
  Golf Properties, Inc.
  (GPI), Resort development
  in Highlands, NC........................   65.45%       $  731  $1,021

  GV Partners; owns a
  100% interest in an
  apartment complex in Seattle, WA........   22.00%            -      30

  Wink-Parkway Partnership; owns a
  100% interest in an office/warehouse
  building in New Orleans, LA.............   50.00%          291       -
                                                          ------  ------
                                                          $1,022  $1,051
                                                          ======  ======

    Equity in earnings of GPI during fiscal 1994 and 1993 was $233,000 and $289,000, respectively. The investment in GPI, which is accounted for by the equity method, has been purchased at an amount different from the Company's pro rata share of the investee's book

                              THE PARKWAY COMPANY


value. At June 30, 1994, the equity in excess of cost was $246,000. This amount has been assigned to GPI's principal net assets and is being recognized in operations as the assets are depreciated or sold. The equity in earnings recorded by the Company includes $65,000 and $132,000 amortization of equity in excess of cost in 1994 and 1993, respectively.

    Equity in earnings of GV Partners during fiscal 1994 and 1993 was $6,000 and $30,000, respectively. During fiscal 1994, the Company sold its 22% investment in GV Partners to its 78% partner, EastGroup Properties. The sales price was $275,000 cash plus the assumption of 22% of the outstanding mortgage and was based on an appraisal by an independent third party. The Company recognized a gain of $280,000 on the sale.


NOTE D - NOTES PAYABLE

    A summary of notes payable to banks secured by real estate and security investments as of June 30, 1994 and 1993 is as follows:

                                                         1994         1993
                                                       -------      -------
                                                         (IN THOOUSANDS)
NOTES PAYABLE TO BANKS:
Note payable to a bank at prime plus 1% (8.25%)
  thru June 1, 1996, due in quarterly principal
  payments of $75,000 plus interest; maturing
  June 1, 1996; secured by real estate with a
  carrying value of $2,551,000.....................    $   640      $   940

$5,000,000 line of credit with bank at prime
  (7.25%) maturing June 30, 1995; secured by
  securities with a carrying value of
  $12,376,000......................................      1,991            -

$1,000,000 line of credit with bank at prime
  plus .50% (7.75%) maturing April 30, 1995;
  secured by securities with a carrying value
  of $1,623,000....................................      1,000            -
                                                       -------      -------
                                                       $ 3,631      $   940
                                                       =======      =======

MORTGAGE NOTES PAYABLE WITHOUT RECOURSE:
Note payable to an insurance company at 9.25%;
  payments of interest only through April 1996;
  maturing in 1999; secured by real estate with
  a carrying value of $19,942,000..................    $22,404      $22,404

                              THE PARKWAY COMPANY


Note payable to an insurance company at 8.5%;
  due in monthly payments of $22,000; maturing
  June 1996; secured by real estate with a
  carrying value of $2,375,000.....................        498          637

Note payable to an insurance company at 9.25%;
  due in monthly payments of $7,000; the note
  was repaid in September 1993;....................          -          728
                                                       -------      -------
                                                       $22,902      $23,769
                                                       =======      =======

   The principal maturities of all notes payable for the succeeding five years are as follows:


                          FISCAL YEAR          AMOUNT
                          -----------         --------
                                           (In thousands)
                              1995            $  3,443
                              1996                 530
                              1997                 338
                              1998                 173
                              1999                 190
                          Subsequently          21,859
                                              --------
                                              $ 26,533
                                              ========


NOTE E - NOTE PAYABLE TO AFFILIATE

    In December 1990, the Company purchased 80 acres of undeveloped commercial land in New Orleans from Lake Forest, Inc., a wholly-owned subsidiary of its affiliate, Rockwood National Corporation, for a total purchase price of $3,790,000. This purchase price consisted of $1,516,000 cash at closing and a ten-year non recourse promissory note of $2,274,000. This note was repaid on June 28, 1994. Interest paid was $210,000 in 1994 and $205,000 in 1993.


NOTE F - INCOME TAXES

    The Parkway Company adopted Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes", effective July 1, 1993. The adoption had no effect on the Company's financial statements due to the establishment of valuation reserves which offset the effect of potential deferred tax assets. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising Parkway's net deferred tax asset as of June 30, 1994 are as follows (in thousands):

                              THE PARKWAY COMPANY


    Deferred tax assets:
    Differences in book and tax basis of assets.....................$3,779
    Operating loss carryforwards.................................... 3,489
                                                                    ------
                                                                     7,268
    Valuation allowance.............................................(7,268)
                                                                    ------

    Net deferred tax asset..........................................$    -
                                                                    ======

    An additional $16,000,000 of temporary differences related to assets acquired in the merger with First Continental will be limited during the five year period commencing with the merger date, and therefore have not been included in the deferred tax asset calculation. After the five year period, the temporary differences that exist on assets remaining at that time will be unrestricted and will be included in the deferred tax assets of the Company. The valuation allowance for the gross deferred tax assets as of July 1, 1993 was $8,142,000. The net decrease in the total valuation allowance for the year ended June 30, 1994 was $874,000 and relates primarily to differences in book and tax basis of securities and real estate sold. At June 30, 1994, the net deferred tax asset of $7,268,000 is entirely offset by a valuation allowance because the Company does not expect the net deferred tax asset to be realized.

    The following is a reconciliation between the amount reported for income taxes and the amount computed by multiplying income before income tax by the statutory federal tax rate of 34%.

                                                           JUNE 30
                                                     -------------------
                                                       1994       1993
                                                     --------   --------
                                                       (IN THOUSANDS)
     Income tax expense based on
       statutory income tax rate.................... $    443   $    922
     Operating loss carryforward for financial
       reporting purposes...........................     (353)      (738)
     Equity in earnings or other real estate
       companies....................................      (90)      (184)
                                                     --------   --------
     Federal regular tax expense....................        -          -
     State income tax expense.......................        1          3
                                                     --------   --------
     Income tax expense............................. $      1   $      3
                                                     ========   ========

                              THE PARKWAY COMPANY


    At June 30, 1994, the Company has available net operating loss carryforwards for federal income tax purposes of approximately $10,265,000 which expire as follows:

                           FISCAL YEAR         AMOUNT
                           -----------     --------------
                                           (IN THOUSANDS)
                               1995           $    760
                               1996              2,296
                               1998                760
                               1999                 14
                               2000                 57
                               2001                 12
                               2002                  8
                               2003                300
                               2004                 47
                               2007              1,052
                               2008              3,112
                               2009              1,847
                                              --------
                                              $ 10,265
                                              ========

    In addition to these net operating losses, First Continental had net operating losses of approximately $18,000,000 at the time of the merger with Parkway. Parkway's utilization of these losses will be limited to a maximum of approximately $280,000 in any given year, therefore a majority of these loss carryforwards will be unavailable for use by the Company. These loss carryforwards have not been reflected in the deferred tax asset of Parkway at June 30, 1994.

    The Company's income differs for tax and financial reporting purposes principally because (1) the timing of the deduction for the provision for possible losses or writedowns, (2) the timing of the recognition of gains or losses from the sale of investments, (3) the timing of the recognition of income or losses from partnerships, (4) the equity in undistributed earnings of real estate companies differing from dividends received from those investments,
(5) real estate owned has a different basis for tax and financial reporting purposes, producing different gains upon disposition, and (6) mortgage loans have a different basis for tax and financial reporting purposes, producing different gains upon collection of these receivables. At June 30, 1994, there was no deferred federal or state income tax liability due to the availability of net operating loss carryforwards.


NOTE G - COMPANY ADMINISTRATION AND RELATED PARTY TRANSACTIONS

    The Company is a party to an expense-sharing agreement whereby certain general and administrative expenses are paid by Congress Street and then allocated on a monthly basis among the participants, as defined. At June 30, 1994, the parties to the expense-sharing agreement were the Company, Congress Street, Eastover Corporation and EastGroup Properties.

                              THE PARKWAY COMPANY


    Parkway was a party to two loan agreements with Lake Forest, Inc., a wholly owned subsidiary of Rockwood, the proceeds of which were used to fund the continuing operations of Lake Forest, Inc. On June 28, 1994, Parkway repaid its note payable of $2,274,000, (See Note E) incurred with the purchase of 80 acres of undeveloped commercial land in 1990, to Lake Forest, Inc. who in turn repaid its $750,000 note payable to Parkway and the remaining line of credit with a balance of $167,500 was reworked into two notes with interest at the prime rate. The first note is for $117,500 and is a one year note with quarterly interest. The second note is for $59,174 whose principal includes $9,174 of unpaid interest reclassed into the note balance at June 28, 1994, and is a two year note with interest due quarterly. The notes are secured by real property in New Orleans, Louisiana. No additional advances are available under the two loan agreements.

    In connection with the purchase of the 80 acres of undeveloped commercial land in 1990 mentioned above, Rockwood issued to Parkway a warrant to purchase 800,000 shares of Rockwood common stock exercisable at $.375 per share during the period beginning June 17, 1991, and ending December 31, 1995. Parkway has not purchased any Rockwood common stock under the warrant.

    The Company signed an amendment to the One Place Partner's Partnership Agreement whereby Parkway will loan Congress Street Properties, Inc. (an affiliate) funds for their portion of capital contributions. This note accrues interest at prime plus one percent with interest due annually. At June 30, 1994, $413,000 was outstanding on the loan to Congress Street. Interest earned on the note for the years ended June 30, 1994 and 1993 was $32,000 and $27,000, respectively.

    On January 1, 1994, the Company renewed for one year a note whereby it will loan up to $100,000 to its affiliate, Eastover Corporation. This note accrues interest at prime plus 1% with interest due quarterly. The collateral for this note is a security interest in shares of EastGroup Properties. At June 30, 1994, there was no balance outstanding on the note and interest earned on the note for the years ended June 30, 1994 and 1993 was $2,000 and $7,000, respectively.

    In December 1989, the Company transferred 53 mortgage loans to EastGroup in exchange for 327,981 shares of EastPark Realty Trust ("EastPark") stock. EastPark is a former equity method investee of the Company. As a result of the exchange with EastGroup, the Company's ownership increased from 38.6% to 77.2% of the EastPark stock outstanding. This acquisition of EastPark stock was the first in a series of transactions that led to the Company's purchase of 100% of EastPark's assets (subject to its liabilities) and the subsequent liquidation of EastPark in April 1990. The Company guaranteed to EastGroup the collection of 100% of the mortgage loans, and the gain on the transaction of $411,000 was deferred to be recognized as the contingent liability resulting from the guarantee was reduced. At September 30, 1993, two of these mortgages had defaulted and been foreclosed and 35 loans remained. Parkway purchased the remaining loans and foreclosed property for a purchase price of $956,000, which

                              THE PARKWAY COMPANY


represented EastGroup's book value of those   loans on September 30, 1993.  The
Company recognized $270,000 of the deferred gain on these loans during the year ending June 30, 1994. The balance of the deferred gain will be recognized as the loans are repaid.


NOTE H - ACCOUNTS PAYABLE AND OTHER LIABILITIES

                                                       JUNE 30
                                                ---------------------
                                                   1994       1993
                                                ---------   ---------
                                                    (IN THOUSANDS)
    Accounts payable.........................   $     385   $     228
    Accrued interest payable.................         138         144
    Taxes payable, other than income taxes...         297         209
    Dividends payable........................         231         252
    Other accrued expenses...................         212         183
    Other payables...........................          69          29
    Minority interests.......................           -         228
                                                ---------   ---------
                                                $   1,332   $   1,273
                                                =========   =========


NOTE I - SUPPLEMENTAL PROFIT AND LOSS INFORMATION

    Included in expenses are taxes, principally property taxes, of $871,000 and $901,000 for the years ended June 30, 1994 and 1993, respectively.


NOTE J - STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS

    The 1991 Incentive Plan was approved at the 1991 Annual Shareholder Meeting. Under the 1991 Incentive Plan, a total of 65,892 (52,498 exercisable at June 30, 1994) options may be granted to directors, officers, or key employees of the Company. The stock option plan also has an accompanying stock appreciation rights plan applicable to 55% (36,241) of the options and incentive compensation units applicable to 45% (29,651) of the options. Compensation under the stock appreciation rights plan is accrued by the Company based on the excess of the market price over the option exercise price, subject to a three year vesting period. Compensation under the incentive compensation units is accrued based on the dividends paid on those units subject to a five year vesting period. At June 30, 1994, 1,595 shares are available for grant under the 1991 Incentive Plan.

                              THE PARKWAY COMPANY


    Stock option activity for the two years prior to June 30, 1994 was as follows:

                                   NUMBER      OPTION PRICE    TOTAL OPTION
                                 OF SHARES      PER SHARES         PRICE
                                 ---------   ---------------   -------------
Outstanding at June 30, 1992       65,892                      $    345,933
  Relinquished                    (13,496)   $5.25 to $5.625        (71,117)
  Granted                          12,201         $5.625             68,631
                                 --------                      ------------
Outstanding at June 30, 1993       64,597                           343,447
  Exercised                          (600)        $5.625             (3,375)
  Relinquished                       (300)        $5.625             (1,687)
  Granted                               -                                 -
                                 --------                      ------------
Outstanding at June 30, 1994       63,697                      $    338,385
                                 ========                      ============


    The compensation expense applicable to the stock appreciation rights plan totalled $135,000 and $66,000 for the years ended June 30, 1994 and 1993, respectively. Incentive compensation expense applicable to the incentive compensation units totalled $21,000 and $12,000 for the years ended June 30, 1994 and 1993, respectively.

    Also approved at the 1991 Annual Shareholders Meeting was the 1991 Directors Stock Option Plan. Under this plan, options for up to 40,000 shares may be granted to "non-employee directors". As of June 30, 1994, 40,000 options have been granted at an option price ranging from $6.00 per share to $14.00 per share, the market values at date of grant. The total option price at June 30, 1994 of these options was $310,000. The 1991 Directors Stock Option Plan does not carry stock appreciation rights or incentive compensation units and is exercisable in full on the date of grant. At June 30, 1994, there were no options available for grant under the 1991 Directors Stock Option Plan.


NOTE K - LITIGATION

    The Company is not presently engaged in any litigation other than ordinary routine litigation incidental to its business. Management believes such litigation will not materially affect the financial position, operations or liquidity of the Company.


NOTE L - REVERSE REPURCHASE AGREEMENTS

    The Company does not in the ordinary course of business take possession of the securities which collateralize its reverse repurchase agreements. The Company has controls which consist of the right to demand additional collateral or return of these invested funds at anytime the collateral value is less than

                              THE PARKWAY COMPANY


the invested funds plus any accrued earnings thereon. The Company conducts these transactions on a short term basis with Trustmark National Bank and Deposit Guaranty National Bank with which it has normal business relationships.

    At June 30, 1994, there were no reverse repurchase agreements. At June 30, 1993, the balance of reverse repurchase agreements consisted of $7,371,000 with Trustmark National Bank and $939,000 with Deposit Guaranty National Bank. The balances matured in July 1993.


NOTE M - SUBSEQUENT EVENTS

    On July 6, 1994, Parkway and Congress Street jointly announced that their Boards of Directors have agreed in principle to a merger of Congress Street and a wholly-owned subsidiary of Parkway. Under the terms of the proposed merger, Congress Street shareholders will receive .29 shares of Parkway for each Congress Street share owned. The exchange ratio was recommended to the Boards by negotiating committees comprised of independent directors. The merger is subject to a number of conditions, including negotiation of a merger agreement and approval of such agreement by the Boards of each company, receipt of satisfactory fairness opinions, shareholder approval in the case of Congress Street, and registration of the Parkway share to be issued in the proposed merger with the Securities and Exchange Commission.

    On July 27, 1994, Parkway and EB, Inc. jointly announced that their Boards of Directors have agreed in principle to a merger of EB and a wholly-owned subsidiary of Parkway. EB shareholders would receive $17.25 for each EB share consisting of cash of $8 per share and shares of Parkway with a value of $9.25 based on a defined formula. The merger is subject to several conditions, including execution and approval of the merger agreement by the Boards of each company, shareholder approval in the case of EB, receipt of satisfactory fairness opinions by Parkway and EB, and registration of the Parkway shares to be issued in the merger with the Securities and Exchange Commission.

    On September 2, 1994, the Company purchased the remaining 50% interest in the Sugarland Triangle land for a purchase price of $1,500,000.

                              The Parkway Company
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                     SEPTEMBER 30   JUNE 30
                                                         1994         1994
                                                     ------------  ----------
                                                      (Unaudited)

ASSETS
 Real estate related investments
   Operating real estate (net of accumulated
     depreciation of $5,911 and $5,663)............   $ 27,296       $ 27,400
   Real estate held for sale.......................     12,067         10,630
   Real estate companies...........................     16,371         14,689
   Mortgage loans..................................      3,600          3,482
   Real estate partnerships and corporate joint
     venture.......................................        931          1,022
                                                      --------       --------
                                                        60,265         57,223

 Notes receivable from affiliates..................        385            413
 Interest and rents receivable and other assets....      1,283          1,687
 Cash and cash equivalents.........................        175            217
 Restricted cash...................................        346            195
                                                      --------       --------
                                                      $ 62,454       $ 59,735
                                                      ========       ========


LIABILITIES
 Notes payable to banks............................   $  4,345       $  3,631
 Mortgage notes payable without recourse...........     22,865         22,902
 Accounts payable and other liabilities............      1,611          1,332
 Deferred gain.....................................        242            141
                                                      --------       --------
                                                        29,063         28,006
                                                      --------       --------

SHAREHOLDERS' EQUITY
 Common stock, $1.00 par value, 10,000,000 shares
   authorized, 1,542,942 shares issued.............      1,543          1,543
 Additional paid-in capital........................     27,134         27,134
 Retained earnings.................................      2,508          2,400
 Unrealized gains on securities....................      2,206            652
                                                      --------       --------
                                                        33,391         31,729
                                                      --------       --------
                                                      $ 62,454       $ 59,735
                                                      ========       ========





                See notes to consolidated financial statements.

                              THE PARKWAY COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30
                                                         --------------------
                                                           1994        1993
                                                         --------    --------
                                                             (In thousands,
                                                        except per share data)
REVENUES
Income from real estate properties...................... $  1,842    $  1,551
Interest on mortgage loans..............................      141          35
Gain on sale of real estate partnership.................        -         280
Equity in earnings:
  Real estate companies.................................      252          81
  Real estate partnerships and corporate joint venture..      106          58
Gain on securities......................................        -         104
Interest on investments.................................       14          83
Deferred gains and other income.........................       34         270
Gain on real estate and mortgage loans..................      130           -
                                                         --------    --------
                                                            2,519       2,462
                                                         --------    --------

EXPENSES
Interest expense........................................       61           -
Real estate owned:
  Operating expense.....................................      977         923
  Interest expense......................................      539         610
  Depreciation and amortization.........................      273         247
  Minority interest.....................................     (123)       (158)
Shared general and administrative expenses..............      124          92
Other expenses..........................................      313         171
                                                         --------    --------
                                                            2,164       1,885
                                                         --------    --------

INCOME BEFORE DISCONTINUED OPERATIONS...................      355         577
                                                         --------    --------

EQUITY IN EARNINGS FROM DISCONTINUED
  OPERATIONS OF EQUITY METHOD INVESTEES:
    Income from discontinued operations.................        -          51
                                                         --------    --------
                                                                -          51
                                                         --------    --------
NET INCOME.............................................. $    355    $    628
                                                         ========    ========

INCOME PER SHARE:
  From continuing operations............................ $    .23    $    .46
  From discontinued operations..........................        -         .04
                                                         --------    --------

  NET INCOME............................................ $    .23    $    .50
                                                         ========    ========

WEIGHTED AVERAGE SHARES OUTSTANDING.....................    1,543       1,260
                                                         ========    ========

DIVIDENDS DECLARED PER SHARE............................ $    .16    $    .15
                                                         ========    ========


                See notes to consolidated financial statements.

                              THE PARKWAY COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                                            THREE MONTHS ENDED
                                                               SEPTEMBER 30
                                                           --------------------
                                                             1994        1993
                                                           --------    --------
                                                              (In thousands)
OPERATING ACTIVITIES
 Net income............................................  $    355    $    628
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Equity in earnings..................................      (358)       (190)
   Dividends received..................................       123          65
   Distributions from operations of real estate
     partnership and corporate joint venture...........       196         118
   Depreciation and amortization.......................       273         247
   Amortization of discounts, deferred gains and other.       (32)       (258)
   Gain on sale of real estate partnership.............         -        (280)
   Gain on real estate and mortgage loans..............      (130)          -
   Gain on securities..................................         -        (104)
   Changes in operating assets and liabilities:
     Decrease (increase) in receivables................        76        (338)
     Increase in accounts payable and accrued expenses.       264         236
                                                         --------    --------
CASH PROVIDED BY OPERATING ACTIVITIES..................       767         124
                                                         --------    --------

INVESTING ACTIVITIES
 Payments received on mortgage loans...................       124          36
 Purchases of investments in real estate companies.....         -        (328)
 Purchase of real estate properties....................    (1,502)        (72)
 Purchase of mortgages.................................         -        (907)
 Proceeds from sale of real estate owned...............       178           -
 Proceeds from sale of investments in real estate
   companies...........................................         -         212
 Improvements to real estate owned.....................       (82)        (41)
 Proceeds from sale of real estate partnership owned...         -         296
 Payments (advances) on notes receivable from
   affiliates..........................................        28         (43)
                                                         --------    --------
CASH USED IN INVESTING ACTIVITIES......................    (1,254)       (847)
                                                         --------    --------

FINANCING ACTIVITIES
 Principal payments on long-term debt..................       (37)       (762)
 Proceeds from bank borrowings.........................     1,945           -
 Principal payments on bank borrowings.................    (1,231)        (75)
 Dividends paid........................................      (231)       (252)
 Exercise of stock options.............................        (1)          -
                                                         --------    --------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES........       445      (1,089)
                                                         --------    --------

DECREASE IN CASH.......................................       (42)     (1,812)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......       217       8,547
                                                         --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD.............  $    175    $  6,735
                                                         ========    ========



                See notes to consolidated financial statements.

                              THE PARKWAY COMPANY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (Unaudited)


                                                       THREE MONTHS ENDED
                                                          SEPTEMBER 30
                                                      --------------------
                                                        1994        1993
                                                      --------    --------
                                                         (In thousands)
COMMON STOCK, $1.00 PAR VALUE
  Balance at beginning and end of period............  $  1,543    $  2,333
                                                      --------    --------

ADDITIONAL PAID-IN CAPITAL
  Balance at beginning and end of period............    27,134      39,271
                                                      --------    --------

RETAINED EARNINGS (DEFICIT)
  Balance at beginning of period....................     2,400       1,899
  Net income........................................       355         628
  Cash dividends declared...........................      (247)       (189)
                                                      --------    --------
  Balance at end of period..........................     2,508       2,338
                                                      --------    --------

TREASURY SHARES, AT COST
  Balance at beginning and end of period............         -     (16,320)
                                                      --------    --------

UNREALIZED GAIN ON SECURITIES
  Balance at beginning of period....................       652           -
  Unrealized gain on securities.....................     1,554           -
                                                      --------    --------
  Balance at end of period..........................     2,206           -
                                                      --------    --------

TOTAL SHAREHOLDERS' EQUITY..........................  $ 33,391    $ 27,622
                                                      ========    ========





                See notes to consolidated financial statements.

                              THE PARKWAY COMPANY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 1994

(1) BASIS OF PRESENTATION

    The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature. The financial statements should be read in conjunction with the annual report and the notes thereto.

(2) RECLASSIFICATIONS

    Certain reclassifications have been made in the fiscal 1994 financial statements to conform to the fiscal 1995 classifications.

(3) INVESTMENTS IN REAL ESTATE COMPANIES

    Investments in real estate companies consist of the following:

                                                                    QUOTED
                                          SEPT. 30                  MARKET
                                            1994      INVESTMENTS   VALUE
                                         OWNERSHIP    SEPT. 30     SEPT. 30
                                         PERCENTAGE      1994        1994
                                         ----------   ----------   --------
                                                          (In thousands)
INVESTEE
- --------
Equity method investees:
 EB,Inc..............................       51.55%     $ 14,049    $ 11,214
 EastGroup Properties................        2.68%        1,619       2,175
 Congress Street Properties, Inc.....       10.26%          364         (a)
                                                       --------
                                                         16,032

Non-equity method investees:
 Other...............................                       339         339
                                                       --------
                                                       $ 16,371
                                                       ========



(a) This stock is no longer quoted on the NASDAQ NMS National Market System. During 1994, trading was sporadic and reliable quotations were unavailable.

                              THE PARKWAY COMPANY

    Condensed unaudited statements of income from which the Company has recorded its equity in earnings for EB., Inc. are as follows:

                                                    Three Months Ended
                                                      June 30, 1994
                                                    ------------------
                                                      (In thousands)
      Revenues........................................ $    570
      Expenses........................................     (166)
                                                       --------
      Net income...................................... $    404
                                                       ========

      Equity in earnings recorded
        by Parkway.................................... $    221
                                                       ========

    Condensed unaudited statements of income from which the Company has recorded its equity in earnings for EastGroup are as follows:

                                                    Three Months Ended
                                                      June 30, 1994
                                                    ------------------
                                                      (In thousands)
      Revenues........................................ $  5,965
      Expenses........................................   (4,634)
      Gains (losses).................................. $  2,494
                                                       --------
                                                       $  3,825
                                                       ========
      Equity in earnings recorded
        by Parkway.................................... $     45
                                                       ========

    Certain investments accounted for by the equity method have been purchased at amounts different from the Company's pro-rata share of the investee's book value as follows:

    INVESTEE                                                        Amount
    --------                                                    --------------
                                                                (In thousands)
    Equity in excess of cost:  EB, Inc.........................     $3,943
                               Congress Street.................        640
                               EastGroup.......................        594

    The amounts above have been assigned to the investee's principal net assets and are primarily being recognized in operations as the assets are depreciated or sold.

                             THE PARKWAY COMPANY
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)

(4) Supplemental Cash Flow Information

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                         September 30
                                    -----------------------
                                       1994         1993
                                    ----------   ----------
                                        (In thousands)
      Cash paid for interest.......    $587         $565
      Cash paid for income taxes...      49           63
      Loans to facilitate sales
        of real estate.............     184            -


(5) CHANGE IN ACCOUNTING PRINCIPLE

    Effective July 1, 1994, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which requires that investment securities be carried at fair market value and unrealized gains or losses be reflected as a separate component of shareholders' equity. The Company's investment in equity securities to which SFAS 115 applied are all classified as "available for sale" securities. The fair value of these securities at September 30, 1994 was $339,000 and unrealized gain on these securities totaled $27,000. Also included as unrealized gains in shareholders' equity at September 30, 1994 is $1,527,000 from the application of SFAS 115 by certain of the Companies equity investees.

                        CONGRESS STREET PROPERTIES, INC.


                          REPORT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS




SHAREHOLDERS AND BOARD OF DIRECTORS
CONGRESS STREET PROPERTIES, INC.

      We have audited the accompanying consolidated balance sheets of Congress Street Properties, Inc. and subsidiary as of August 31, 1994 and 1993, and the related consolidated statements of income shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of EB, Inc. (an investee in which the Company has a 19.24% direct and indirect interest) and EastGroup Properties (an investee in which the Company has a 98% indirect interest through the Company's investment in The Parkway Company), have been audited by other auditors whose reports have been furnished to us; insofar as our opinion on the consolidated financial statements relates to data included for EB, Inc. for its years ended December 31, 1993 and 1992; and EastGroup Properties for its years ended December 31, 1993 and 1992; it is based in part on their reports.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

      In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Congress Street Properties, Inc. and subsidiary at August 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                              /s/ Ernst & Young LLP
                              Ernst & Young LLP

Jackson, Mississippi
January 24, 1995

                        CONGRESS STREET PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                              AUGUST 31
                                                         -------------------
                                                           1994       1993
                                                          -------  --------
                                                            (IN THOUSANDS)
ASSETS
Real estate investments:
  Real estate companies................................  $  8,140   $ 11,110
  Real estate partnership..............................    (1,553)    (1,151)
                                                         --------   --------
                                                            6,587      9,959
Cash...................................................        74         24
Amount receivable from affiliate.......................        45          -
Other assets...........................................       110        144
                                                         --------   --------
                                                         $  6,816   $ 10,127
                                                         ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Note payable to affiliate..............................  $    389   $    448
Notes payable to bank..................................        36        746
Amounts payable to affiliates..........................        90        260
Deferred income taxes..................................       124         83
Other liabilities......................................       203        160
                                                         --------   --------
                                                              842      1,697
                                                         --------   --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Common Stock, $.10 par value, authorized - 3,000,000
  shares; issued and outstanding 2,358,714 in 1994 and
  1,283,305 shares in 1993.............................       236        128
Capital in excess of par value.........................    13,515     12,818
Retained earnings (deficit)............................    (6,260)    (2,997)
                                                         --------   --------
                                                            7,491      9,949
Less: Treasury shares at cost - 207,896 shares in
        1994 and 1993..................................    (1,517)    (1,519)
                                                         --------   --------
                                                            5,974      8,430
                                                         --------   --------
                                                         $  6,816   $ 10,127
                                                         ========   ========




                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CONGRESS STREET PROPERTIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 YEAR ENDED AUGUST 31
                                               -----------------------
                                                 1994          1993
                                               --------      ---------
REVENUES
 Equity in earnings (losses):
  Real estate companies...................     $      897   $      743
  Real estate partnership.................           (343)        (378)
 Loss on writedown of securities..........         (3,550)           -
 Interest.................................             35           34
 Gain on sale of real estate investments..              5           47
                                               ----------   ----------
                                                   (2,956)         446
                                               ----------   ----------

EXPENSES
 Interest.................................             59          127
 General and administrative...............            227          185
 Real estate owned expenses...............              -            1
 Allowance for possible losses............              -          (30)
                                               ----------   ----------
                                                      286          283
                                               ----------   ----------
 Income (loss) before income taxes and
    discontinued operations...............         (3,242)         163

 Income tax expense........................            41           54
                                               ----------   ----------

 Income (loss) before discontinued
    operations............................         (3,283)         109
                                               -----------  ----------

EQUITY IN INCOME FROM DISCONTINUED
 OPERATIONS OF EQUITY METHOD INVESTEES:
 Income from discontinued operations......             23          213
 Gain on sale of discontinued operations..              -          503
                                               ----------   ----------
                                                       23          716
                                               ----------   ----------

NET INCOME (LOSS)........................      $   (3,260)  $      825
                                               ==========   ==========

INCOME (LOSS) PER SHARE:
 From continuing operations...............     $    (1.78)  $      .10
 From discontinued operations.............            .01          .67
                                               ----------   ----------

NET INCOME (LOSS).......................       $    (1.77)  $      .77
                                               ==========   ==========

Weighted average shares outstanding.......          1,841        1,075
                                               ==========   ==========



                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CONGRESS STREET PROPERTIES, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                                  YEAR ENDED AUGUST 31
                                                  -----------------------
                                                    1994         1993

                                                    ----------   ----------
OPERATING ACTIVITIES
Net income....................................   $   (3,260)  $      825
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Allowance for possible losses...............            -          (30)
  Equity in earnings of real estate
   companies and partnership..................         (577)      (1,081)
  Dividends received from real estate
   companies..................................          340          454
  Loss on writedown of securities.............        3,550            -
  Gains on real estate........................            -          (47)
  Deferred income taxes.......................           41           55
  Deferred gain recognized....................           (5)           -
  Changes in operating assets and liabilities:
   (Increase) Decrease in other assets........           34           27
   Increase (decrease) in other liabilities...           43          (16)
                                                 ----------   ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES.....          166          187
                                                 ----------   ----------

INVESTING ACTIVITIES
 Decrease in deferred gain....................            -          (65)
 Collection of note receivable................            5           30
 Proceeds from sale of real estate............            -          339
 Distributions from (contributions to)
  partnership.................................           59          (63)
 Advances (payments) of amounts due
  affiliates..................................         (215)         126
                                                 ----------   ----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES..................................         (151)         367
                                                 ----------   ----------

FINANCING ACTIVITIES
 Proceeds from line of credit.................        1,733        2,185
 Principal payments on line of credit.........       (2,443)      (2,751)
 Principal payments on note payable to
  affiliate...................................          (59)           -
 Net proceeds from rights offering............          805            -
 Stock options exercised......................           (1)           -
                                                 -----------  ----------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES...................................           35         (566)
                                                 ----------   ----------

INCREASE (DECREASE) IN CASH...................           50          (12)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.....................................           24           36
                                                 ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR......   $       74   $       24
                                                 ==========   ==========


                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CONGRESS STREET PROPERTIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                              CAPITAL    RETAINED           UNREALIZED
                    COMMON   IN EXCESS   EARNINGS  TREASURY  LOSS ON
                    STOCK  OF PAR VALUE (DEFICIT)    STOCK  SECURITIES  TOTAL
                  -------- ------------ ---------  -------- ---------- -------

BALANCE AT
 AUGUST 31, 1992.. $  128    $12,818     $(3,822)  $(1,519)  $   (29) $ 7,576
 Net Income.......      -          -         825         -         -      825
 Unrealized loss
  on securities...      -          -           -         -        29       29
                   ------    -------     -------   -------   -------  -------
BALANCE AT
 AUGUST 31, 1993..    128     12,818      (2,997)   (1,519)        -    8,430

 Net loss.........      -          -      (3,260)        -         -   (3,260)
 Stock issued in
  rights offering.    108        697           -         -         -      805
 Stock options
  exercised.......      -          -          (3)        2         -       (1)
                   ------    -------     -------   -------   -------  -------

BALANCE AT
 AUGUST 31, 1994.. $  236    $13,515     $(6,260)  $(1,517)  $     -  $ 5,974
                   ======    =======     =======   =======   =======  =======


                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CONGRESS STREET PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Congress Street Properties, Inc. (the "Company"), and its wholly-owned subsidiary, Eastover Realty Corporation. All significant intercompany transactions and accounts have been eliminated.

      For years ending after August 31, 1992, the Company adopted the financial statement reporting provisions of Regulation S-B of the Securities and Exchange Commission.

INVESTMENTS IN REAL ESTATE COMPANIES AND PARTNERSHIPS

      The equity method of accounting is used to account for investments in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee. Loss in value of equity investments that is considered to be an other than temporary decline is charged to operations.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In May, 1993, Statement of Financial Accounting Standard (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" was issued. The statement must be adopted for fiscal years beginning after December 15, 1994. Management does not expect any material effect to the Company from the application of Statement No. 114.

    In March 1993, SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities", was issued and is to be effective for fiscal years beginning after December 15, 1993. Management does not expect any material effect to the Company from the application of SFAS No. 115. Certain of the Company's equity method investees adopted SFAS No. 115 during fiscal 1994. The effect to the Company is reflected in the accompanying consolidated statements of shareholders' equity as unrealized gain on securities.

INCOME RECOGNITION

      Interest income on each loan is recognized based on the outstanding loan balances, unless its collectibility is determined to be doubtful.

CASH EQUIVALENTS

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                        CONGRESS STREET PROPERTIES, INC.


RECLASSIFICATIONS

      Certain reclassifications have been made in the 1993 financial statements to conform to the 1994 classifications.

BUSINESS SEGMENT

      The Company's operations are almost exclusively in the real estate industry.


NOTE B - INVESTMENTS IN REAL ESTATE COMPANIES

      The equity method of accounting was used to account for the investments in The Parkway Company ("Parkway") and EB, Inc. because officers and directors of the Company were also directors or officers of these investees, and the Company and its other equity method investees own substantial shareholdings in Parkway and EB, Inc. (36.74% and 52.36%, respectively, in the aggregate).

      Investments in real estate companies consist of the following:

                               AUG. 31,
                                1994      AUGUST 31, 1994    AUGUST 31, 1993
                             ---------- ------------------ ------------------
                               DIRECT               QUOTED             QUOTED
                             OWNERSHIP              MARKET             MARKET
                             PERCENTAGE INVESTMENT  VALUE  INVESTMENT  VALUE
                             ---------- ---------- ------- ---------- -------
                                              (In thousands)

EQUITY METHOD INVESTEES
  Parkway ...................... 36.74%   $ 7,939   $7,939   $10,882  $ 5,671
  EB, Inc. .....................   .80%       201      201       228      123
                                          -------            -------
                                          $ 8,140            $11,110
                                          =======            =======

      The Company also owned 930,132 shares of Rockwood National Corporation ("Rockwood") at August 31, 1994 and 1993. This investment was written to zero at March 31, 1992. Effective July 10, 1992, Rockwood stock was no longer quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Trading of the Rockwood stock has been sporadic and reliable quotations are unavailable for the stock.

      At August 31, 1994, the Company recorded a loss on writedown of securities of $3,550,000 in its equity investments in EB, Inc. ($34,000) and Parkway ($3,516,000). The adjustments were required to reflect an "other than temporary" decline in the market price of these securities due to the subsequent merger on November 29, 1994 of the Company with Parkway. The securities were written down to reflect their market values at the date of merger. Management believes that the recorded investments in these securities, before the $3,550,000 writedown, would be recovered over time if Congress Street continued to operate as a separate publicly traded company.

                        CONGRESS STREET PROPERTIES, INC.


      The condensed financial information for the equity method investees presented below was summarized from the investees' financial statements filed with the Securities and Exchange Commission prior to August 31, 1994 and was used by the Company to record the Company's equity in the investees' operations.


PARKWAY BALANCE SHEET (In thousands)

ASSETS                                                      JUNE 30, 1994
                                                            -------------
Real estate and mortgage loans.................................$41,512
Investments in real estate companies,
 partnerships and corporate joint venture...................... 15,711
Cash and short term investments................................    412
Other..........................................................  2,100
                                                               -------
                                                               $59,735
                                                               =======

LIABILITIES

Notes and mortgages payable....................................$26,533
Other liabilities..............................................  1,473
                                                               -------
                                                                28,006
                                                               -------

SHAREHOLDERS' EQUITY........................................... 31,729
                                                               -------
                                                               $59,735
                                                               =======


STATEMENTS OF OPERATIONS (In thousands)

                                                FOR THE TWELVE MONTHS ENDED
                                                          JUNE 30
                                                ---------------------------
                                                   1994             1993
                                                ----------       ----------
PARKWAY
 Revenues................................       $    8,956       $    8,719
 Expenses................................           (7,703)          (7,494)
 Income tax expense......................               (1)              (3)
 Income from discontinued operations.....               51            1,490
                                                ----------       ----------
 Net income..............................       $    1,303       $    2,712
                                                ==========       ==========
   Equity in earnings recorded by
   Congress Street.......................       $      913       $    1,434
                                                ==========       ==========

      In the fourth quarter of fiscal 1994, Parkway issued shares of its stock to acquire the net assets of First Continental Real Estate Investment Trust ("First Continental"). Congress Street recognized no gain or loss on the transaction, although its ownership percentage of Parkway decreased from 45% to 36.74%.

                        CONGRESS STREET PROPERTIES, INC.


      The Company's investment in Parkway was $3,722,000 and $1,350,000 less than the Company's pro rata share of Parkway's book value as of August 31, 1994 and 1993, respectively. This amount had been assigned to Parkway's and First Continental's principal assets and is being recognized as income and expense as the assets of Parkway and First Continental are liquidated. The income recognition amounted to $318,000 and $185,000 for the years ended August 31, 1994 and 1993, respectively.


                                                  FOR THE TWELVE MONTHS ENDED
                                                           MARCH 31
                                                  ---------------------------
                                                    1994             1993
                                                  ---------         ---------
EB, INC.
Revenue........................................... $ 2,650           $ 2,880
Expenses..........................................  (1,993)           (6,935)
Income from discontinued operations...............     342             7,174
Income tax expense................................       -              (100)
                                                   -------           -------

Net income........................................ $   999           $ 3,019
                                                   =======           =======

Equity in earnings recorded by
  Congress Street................................. $     7           $    25
                                                   =======           =======

                                                  FOR THE TWELVE MONTHS ENDED
                                                            MARCH 31
                                                  ---------------------------
                                                     1994              1993
                                                  ---------         ---------
EASTGROUP PROPERTIES
Revenue........................................... $17,739           $14,137
Expenses.......................................... (15,197)          (12,385)
Recoveries of (Provision for) possible losses.....     144            (1,675)
Gains (losses) on investments.....................   4,560            (3,598)
                                                   -------           -------

Net income (loss)................................. $ 7,246           $(3,521)
                                                   =======           =======


      Congress Street does not have a direct ownership in EastGroup Properties. The Company's equity method investee, Parkway, has a 2.68% ownership in EastGroup and accounts for this investment under the equity method of accounting. Congress Street, by virtue of its 36.74% ownership of Parkway, has recorded the operations of EastGroup indirectly through its equity in earnings of Parkway.

      The investment in Parkway includes equity in earnings of Parkway through
June 30, 1994.   Equity in earnings of EB, Inc. is recorded through its quarter ended March 31, 1994. Congress Street owned its investment in EB, Inc. through a corporation of which 5% was owned by Congress Street and 95% by Parkway.
This corporation was dissolved effective December 31, 1993 and the

                        CONGRESS STREET PROPERTIES, INC.

EB, Inc. stock was distributed pro rata to Congress Street and Parkway. The Company received 11,673 shares of EB, Inc. in the distribution and now owns the investment directly. In computing equity in earnings to be recorded from the investment in Parkway, the equity in earnings (losses) of Congress Street that are reflected in the operations of Parkway have been eliminated.

      On March 1, 1993, Eastover Bank sold its banking operations to Sunburst. This disposition of the banking operations has been treated in the financial statements of EB, Inc. as discontinued operations. The Company's share of these discontinued operations, recorded directly through its ownership interest and indirectly through the equity in earnings of Parkway, were $23,000 in 1994 and $716,000 in 1993.

      At August 31, 1994 and 1993, the Company has recorded in shareholders' equity approximately $6,251,000 and $5,678,000, respectively of undistributed earnings of Parkway.


NOTE C - REAL ESTATE OWNED

      Changes in real estate owned were as follows:

                                                   YEAR ENDED AUGUST 31
                                                  ----------------------
                                                     1994        1993
                                                  ----------  ----------
Balance at beginning of period.............       $        -  $      321
Cost of real estate sold...................                -        (321)
                                                  ----------  ----------
Balance at end of period...................       $        -  $        -
                                                  ==========  ==========

  During the first quarter of fiscal 1993, the Company sold the Tall Pines land as follows:

                  Sales price                           $ 350,000
                  Land (net of allowance of $126,000)    (321,000)
                  Closing costs                           (11,000)
                                                        ---------
                  Gain recognized                       $  18,000
                                                        =========

      The proceeds from the sale were used to pay down the master note.


NOTE D - REAL ESTATE PARTNERSHIP

      Investment in real estate partnership at August 31, 1994 and 1993 was as follows:

                                                           AUGUST 31
                                         OWNERSHIP     -----------------
INVESTMENT                              PERCENTAGE       1994      1993
- ----------                              ----------     -------   -------
                                                         (In thousands)
One Place Partners; owns a 73.125%
  interest in an office building
  (One Jackson Place) in Jackson, MS.....  48.5%       $(1,553)  $(1,151)
                                                       =======   =======

                        CONGRESS STREET PROPERTIES, INC.


      Condensed financial statements for One Jackson Place were as follows:

BALANCE SHEETS
                                            JUNE 30, 1994
                                       -----------------------
                                           (In thousands)
ASSETS

Land and building, net..............          $ 15,064
Rent receivable.....................               669
Cash and other assets...............               584
                                              --------
                                              $ 16,317
                                              ========
LIABILITIES

Mortgage and notes payable..........          $ 23,895
Other liabilities...................               476
                                              --------
                                                24,371
PARTNERSHIP DEFICIT.................            (8,054)
                                              --------
                                              $ 16,317
                                              ========

STATEMENTS OF OPERATIONS
                                    FOR THE TWELVE MONTHS ENDED
                                             JUNE 30
                                   ----------------------------
                                      1994              1993
                                   ----------        ----------
                                          (In thousands)
Revenues........................    $  3,504          $  3,312
Operating expenses..............      (1,463)           (1,368)
Depreciation and amortization...        (847)             (830)
Interest expense................      (2,179)           (2,166)
Interest income.................          13                 5
                                    --------          --------

NET LOSS........................    $   (972)         $ (1,047)
                                    ========          ========

EQUITY IN LOSS RECORDED BY
  CONGRESS STREET...............    $   (343)         $   (378)
                                    ========          ========


NOTE E - NOTES PAYABLE

      The Company had a short-term line of credit with a bank totaling $200,000 ($1,050,000 at August 31, 1993). No balance was outstanding on the note at August 31, 1994 and $675,000 was outstanding at August 31, 1993. The line of credit is secured by 75,000 shares of the Company's investment in Parkway which had a market value of $919,000 and a carrying value of $1,543,000 at August 31, 1994. The effective average interest rate for the years ended August 31, 1993, and 1994 was 7.8%, and 8.00% respectively. The maximum amount outstanding during the years ended August 31, 1994, and 1993 was $972,000, and $1,500,000 respectively. The line of credit will mature on December 30, 1995. Interest paid was $28,000 in 1994, and $98,000 in 1993.

                        CONGRESS STREET PROPERTIES, INC.


NOTE F - DEFERRED GAIN

      On February 2, 1990, the Company sold the Eastover Bank Building. Congress Street recorded the sale under the deposit method and accounted for the building as an operating asset until August 31, 1990 because Congress Street had guaranteed net operating income ("NOI") to the purchaser and had received as part of the purchase price a mortgage note of $727,000 at 10.3% subordinate to an existing first mortgage. The purchaser repaid the subordinated mortgage in October 1990, and the Company had no future ownership claim to the building. Use of the deposit method was discontinued beginning in fiscal 1991.

      A deferred gain of approximately $827,000 was recorded as of August 31, 1990. The Company deferred the gain due to several contingencies and
commitments related to the sale of the building.   The Company had guaranteed
$41,000 per month of net operating income to the purchaser which expired on January 31, 1992. The second contingency was a capital improvements line of credit. The terms of the sales agreement provided for a line of credit from the Company to the purchaser for tenant improvements totaling $375,000. The line of credit matured on January 31, 1993 with no funds to be advanced past that date. The tenant improvement note is secured by an interest in the limited partnership that purchased the building.

      After the NOI contingency expired in January 1992, the Company recorded for financial reporting purposes a gain of $682,000. The balance of the gain will continue to be deferred and recognized as principal payments are received on the tenant improvement note receivable. The note matures January 31, 1996 and the purchaser is making monthly payments based on a twenty-five year amortization. The balance of the note and deferred gain was $336,000 at August 31, 1994.


NOTE G - INCOME TAX EXPENSE

      The following is a reconciliation between the amount reported for income taxes and the amount computed by multiplying income before taxes by the statutory federal tax rate of 34%.

                                                         AUGUST 31
                                                  ----------------------
                                                    1994          1993
                                                  --------      --------
                                                      (In thousands)

Income tax expense based
  on statutory tax rate..................         $ (1,094)     $    299
Operating losses not utilized............            1,355            98
Equity in earnings not deductible
  for federal income taxes...............             (261)         (397)
Federal alternative minimum tax expense..                9            10
State income tax expense.................               32            44
                                                  --------      --------
Income tax expense.......................         $     41      $     54
                                                  ========      ========


                        CONGRESS STREET PROPERTIES, INC.


      The Company has $4,682,000 of net operating loss carryforwards for financial reporting purposes. For federal income tax reporting, the Company has net operating loss carryforwards of approximately $5,937,000 which expire as follows:

                      AUGUST 31                AMOUNTS
                      ---------            --------------
                                           (In thousands)
                        2000                 $      56
                        2001                       692
                        2002                        69
                        2003                       988
                        2004                     1,398
                        2006                     1,137
                        2007                       660
                        2008                       558
                        2009                       379
                                             ---------
                                             $   5,937
                                             =========


There were no income taxes paid in fiscal 1994 and 1993.

      The Company's income differs for tax and financial reporting purposes principally because (1) the timing of the recognition of earnings (losses) from real estate partnership investments, (2) the timing of the recognition of earnings (losses) of real estate companies compared to the dividends received from those investments, and (3) the timing of the deduction for depreciation.

      The components of the deferred tax liabilities follow:

                                                   AUGUST 31
                                               -----------------
                                               1994         1993
                                               ----         ----
                                              (IN THOUSANDS)
      Federal alternative minimum tax          $ 31         $ 22
      State income tax                           93           61
                                               ----         ----

                                               $124         $ 93
                                               ====         ====


NOTE H - STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

      The Company's Board of Directors and shareholders approved a key employee stock option and stock appreciation rights plan under which 43,200 shares of common stock are reserved for issuance upon exercise of options granted thereunder. The option price may not be less than the fair market value at the date of grant, and in no event may the option be exercisable for more than ten years.

                        CONGRESS STREET PROPERTIES, INC.


      Under the Company's stock option plan stock appreciation rights are granted to the same key employees and for the same number of shares for which stock options are granted. The rights exercised cannot exceed the number of options exercised. The stock appreciation rights entitle the optionees, upon exercise of the stock option, to receive compensation equal to the excess of the market price over the exercise price. At August 31, 1994, 30,767 options were outstanding. 20,000 were granted with an exercise price of $3.44 and 10,767 with an exercise price of $1.50. During fiscal 1994, 500 options were exercised. At August 31, 1994, 11,933 shares of common stock were available for grant under this plan.


NOTE I - CAPITAL TRANSACTIONS

      On October 14, 1993, the Company issued rights to purchase common stock to its shareholders. The Company distributed to each shareholder of record on the Record Date (August 30, 1993) one Right for each share owned. Each right entitled a shareholder to purchase one share at the subscription price of $.80 per share. The rights were transferable and expired 60 days after issuance. In December 1993, the Company completed its rights offering and received proceeds of $805,000, net of expenses. The net proceeds were used by the Company to reduce its bank indebtedness under its line of credit with a bank.

      The Company has authorized 150,000 shares of preferred stock, no par value, which may be issued in series by the Board of Directors with such dividend and liquidation preferences, voting rights, dividend rates, conversion rights and redemption price as the Board of Directors shall determine. At August 31, 1994, and 1993, there were no shares of preferred stock outstanding.

      On July 6, 1994, Parkway and Congress Street jointly announced that their Boards of Directors had agreed in principle to a merger of Congress Street into a wholly owned subsidiary of Parkway. The merger was completed on November 29, 1994 with shareholders of Congress Street receiving .29 Parkway shares for each Congress Street share owned.


NOTE J - RELATED PARTY TRANSACTIONS

      The Company had an expense-sharing agreement with Eastover, Parkway and EastGroup Properties ("EastGroup") pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of directors of each participating company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. EB, Inc. had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing agreement on the same basis as the companies which are parties to the expense-sharing arrangement. Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities.

                        CONGRESS STREET PROPERTIES, INC.


These common costs were initially paid by Congress Street, which served as the administrator of the agreement, and the other participants paid the Company an annual fee (on a monthly basis) of one-half of one percent of their assets which are publicly-traded securities. After these fees, any profits from Eastover Realty Corporation ("Eastover Realty") and the fees from LNH REIT, Inc. ("LNH"), Citizens Growth Properties ("Citizens") and Rockwood National Corporation ("Rockwood") were subtracted from the total common costs (see further description below), the remaining common costs were allocated on a monthly basis among the Company, EastGroup, Parkway, Eastover and EB, Inc. in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filings. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs include but are not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of a similar nature. Congress Street received no fee income for fulfilling its duties as the administrator of the expense-sharing agreement. Congress Street recorded its share of the common expenses, computed as described above, as a general and administrative expense. The Company's share of these common costs were $56,000 in 1994 and $49,000 in 1993. The amounts that Congress Street allocated to the other companies totalled $2,039,000 for 1994 and $1,585,000 for 1993. The Company had amounts payable to the participating companies totaling $90,000 in 1994 and $260,000 in 1993, which represented advances made by the participating companies to Congress Street.

      The following table summarizes the activity through the expense-sharing agreement:

                                                      TWELVE MONTHS ENDED
                                                            AUGUST 31
                                                  -------------------------
                                                     1994              1993
                                                  ---------         ----------
Total costs incurred under the
  expense sharing arrangement                     $2,632,000       $2,213,000

Profit of Eastover Realty                           (291,000)        (234,000)

Administrative fees received:
  LNH REIT, Inc.                                    (125,000)        (125,000)
  Citizens Growth Properties                         (40,000)         (41,000)
  Rockwood National Corporation                      (81,000)        (179,000)

Reimbursements received:
  Parkway                                           (538,000)        (489,000)
  EastGroup                                       (1,115,000)        (821,000)
  EB                                                (302,000)        (167,000)
  Eastover                                           (84,000)        (108,000)
                                                  ----------        ---------

Administrative expenses recognized
  by Congress Street                              $   56,000        $  49,000
                                                  ==========        =========

                        CONGRESS STREET PROPERTIES, INC.


      Citizens Growth Properties, a former member of the Eastover Group of Companies withdrew from the expense sharing agreement effective September 30, 1989. Citizens contracted with Congress Street to manage the day-to-day operations for a fixed annual fee of $40,000 cancelable on sixty days notice by either party. Effective September 1, 1990, Rockwood withdrew from the expense sharing agreement. Rockwood signed an agreement separately with the Company whereby the Company provided management and administrative services for an annual fee of the lessor of $196,000 or the amount that would have been paid under the expense sharing agreement. This agreement was terminated June 29, 1994. Effective April 22, 1992, LNH REIT, Inc. moved its corporate offices to Jackson, Mississippi and agreements were executed whereby the Company, through an affiliated partnership, provided certain management and administrative services for LNH REIT, Inc. for an annual fee of $125,000.

      The Company signed an amendment to the One Place Partner's Partnership Agreement whereby Parkway loaned to the Company the Company's portion of capital contributions. This note accrued interest at prime plus one percent with interest due annually. At August 31, 1994 and 1993, $389,000 and $448,000, respectively, was outstanding on the loan from Parkway.

      A part of the common expenses of the Eastover Group of Companies is the cost of office space leased from One Jackson Place. The Company's lease expires on March 31, 1995.

                                        APPENDIX A
H O W A R D  F R A Z I E R                  VALUATION AND FINANCIAL ADVISORS
B A R K E R  E L L I O T, I N C.            ESPERSON BUILDING
                                            815 WALKER, SUITE 1447
                                            HOUSTON, TEXAS 77002
                                            PHONE: 713-225-9580
                                            FAX: 713-225-9588





October 12, 1994



Special Committee of the Board of Directors
EB, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson,  MS   39201-2195

Gentlemen:

       EB, Inc. ("EB" or the "Company") has requested that Howard Frazier Barker Elliott, Inc. ("HFBE") render its opinion as to the fairness, from a financial point of view, to the shareholders of EB, other than The Parkway Company ("Parkway"), of the consideration offered to EB shareholders in the proposed merger (the "Proposed Transaction") between Parkway and EB, wherein Parkway is to be the surviving entity. The Transaction is to be basically conterminious with a merger between Parkway and Congress Street Properties, Inc.

       As part of its financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisition, private placements and valuations for estate, corporate and other purposes. We have performed assignments similar in nature to that requested by you.

       Neither HFBE nor the individuals involved with this opinion have any present and/or contemplated future interest in EB or any other interest which might tend to prevent making a fair and unbiased evaluation.

       In connection with rendering our opinion, we have reviewed all information and performed such analyses that we considered relevant, including, but not limited to the following:

       1. The draft agreement and Plan of Merger among the Parkway Company, Parkway Acquisition Corporation and EB, Inc.

       2. A draft of Securities and Exchange Commission (the "SEC") Form S-4 to be filed on behalf of The Parkway Company in regard to the Proposed Transaction.

       3. Financial statements of EB, Inc., including

         a. Audited financial statements for the years ended December 31, 1992 through 1993.

         b. Quarterly statements (Sec Form 10- QSB) for the periods ended March 31 and June 30, 1994.

       4. Financial statements of Parkway, including

         a. Audited financial statements for the years ended June 30, 1993 and 1994 and SEC Form 10- KSB for June 30, 1994.

         b. Quarterly statements (SEC Form of 10- QSB) for the periods ended September 30 and December 31, 1993 and March 31, 1994.

Special Committee of the Board of Directors
EB, Inc.
October 12, 1994
Page two



       5. The Notice of Special Meeting of Shareholders to be held May 10, 1994 and the Proxy Statement/Prospectus in regard to the merger of Parkway with First Continental Real Estate Investment Trust.

       6. Various press releases pertaining to the proposed merger of EB and the wholly-owned subsidiary of Parkway - Parkway Acquisition Corporation.

       7. Various press releases and other documents related to the proposed acquisition of Grenada Sunburst System Corporation by Union Planters Corporation.

       8. The draft of the logic memorandum prepared by Rauscher Pierce Refsnes Inc., dated September 13, 1994 pertaining to both the EB and Congress Street transactions.

       9. Various schedules prepared by Parkway and EB indicating estimated realizable values for assets owned by each Company.

     10. The price and trading volume history of the common stock of Parkway and EB over the last several months.

     In addition to the foregoing, managements of EB and Parkway have furnished us with various information and documents relating to the history, business and financial condition of EB and Parkway. We have also utilized publicly available information with respect to the national economy, the condition of the stock and credit markets, merger and acquisition activity, and the financial and stock market performance of companies involved in the real estate business.

     We have held discussions with the management of EB and Parkway at their headquarters regarding the past, present and expected future financial and operating condition of the respective companies. We have relied upon the assurances of management of Parkway and the Company that they are unaware of any facts which would make the information provided to us incomplete or misleading. We have relied solely on the reports of the independent certified public accountants for the completeness and accuracy of the historical financial information and on the management for the accuracy of recent financial information and asset values. We have assumed that the manner in which the Proposed Transaction will be effected complies with applicable state and federal laws.

     Subject to and based upon the foregoing and our experience as financial advisors, it is our opinion that the Proposed Transaction is fair, from a financial point of view, to the non-Parkway shareholders of EB, Inc.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:  /s/  Charles L. Elliott, Jr.
     ---------------------------------
     Charles L. Elliott, Jr., CFA, ASA

                                                                     APPENDIX B




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                              THE PARKWAY COMPANY,
                        PARKWAY ACQUISITION CORPORATION
                                      AND
                                    EB, INC.


                            DATED:  OCTOBER 28, 1994

                               TABLE OF CONTENTS

ARTICLE I.
                                                                   THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.1             The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             ----------
     Section 1.2             Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             --------------
     Section 1.3             Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             ---------------------
     Section 1.4             Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             -------------------------------------
     Section 1.5             Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             ---------
     Section 1.6             Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                             --------------------
     Section 1.7             Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                             -------

ARTICLE II.
                                                      DISSENTING SHARES; EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . .    3
     Section 2.1             Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                             -----------------
     Section 2.2             Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                             ------------------

ARTICLE III.
                                                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . .    4
     Section 3.1             Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                             ------------------------------
     Section 3.2             Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                             --------------
     Section 3.3             Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                             ------------------------------------
     Section 3.4             SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                             -----------
     Section 3.5             Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                             --------------------------
     Section 3.6             Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                             ------------------------------------
     Section 3.7             Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                             ----------------
     Section 3.8             Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                             -------
     Section 3.9             Property and Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                             ----------------------------------
     Section 3.10            ERISA Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                             -------------
     Section 3.11            Taxes, Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                             ------------------
     Section 3.12            Tax Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                             ----------
     Section 3.13            Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                             -----------------------
     Section 3.14            No Default; Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                             ----------------------
     Section 3.15            Representations and Warranties Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                             -----------------------------------------
     Section 3.16            Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                             -------------------------
     Section 3.17            Compliance with Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                             -----------------------
     Section 3.18            Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                             -----------------
     Section 3.19            Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                             ---------

ARTICLE IV.
                                                         REPRESENTATIONS AND WARRANTIES
                                                               OF PARKWAY AND PAC   . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.1             Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                             ------------------------------
     Section 4.2             Capitalization; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                             ----------------------------
     Section 4.3             Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                             ------------------------------------
     Section 4.4             SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                             -----------
     Section 4.5             Proxy Statements/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                             ---------------------------
     Section 4.6             Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                             ------------------------------------
     Section 4.7             Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                             ----------------
     Section 4.8             Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                             -------

     Section 4.9             Property and Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                             ----------------------------------
     Section 4.10            Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                             ---------------------
     Section 4.11            Taxes, Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                             ------------------
     Section 4.12            Tax Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                             ----------
     Section 4.13            Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                             -----------------------
     Section 4.14            No Default; Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                             ----------------------
     Section 4.15            Representations and Warranties Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                             -----------------------------------------
     Section 4.16            Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                             -------------------------
     Section 4.17            Compliance with Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                             -----------------------
     Section 4.18            Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                             -----------------
     Section 4.19            Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                             ---------
     Section 4.20            Shares of Common Stock of Parkway  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                             ---------------------------------

ARTICLE V.
                                                                    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 5.1             Conduct of Business of the Company and Parkway . . . . . . . . . . . . . . . . . . . . . . . . .   25
                             ----------------------------------------------
     Section 5.2             Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                             ---------------------
     Section 5.3             Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                             ------------
     Section 5.4             Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                             --------
     Section 5.5             Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                             --------------------
     Section 5.6             Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                             ---------------
     Section 5.7             Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                             ------------------------
     Section 5.8             Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                             --------

ARTICLE VI.
                                                    CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . . . . . . . . . . . .   29
     Section 6.1             Certificates, Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                             --------------------------------
     Section 6.2             Other Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                             ----------------

ARTICLE VII.
                                                         TERMINATION; AMENDMENTS; WAIVER  . . . . . . . . . . . . . . . . . .   30
     Section 7.1             Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                             -----------
     Section 7.2             Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                             ---------------------
     Section 7.3             Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                             ---------
     Section 7.4             Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                             -----------------
     Section 7.5             Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                             -------------------------

ARTICLE VIII.
                                                                  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   32
     Section 8.1             Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                             ------------------------------------------
     Section 8.2             Brokerage Fees; Commissions and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                             ----------------------------------------
     Section 8.3             Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                             ----------------------------
     Section 8.4             Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                             --------
     Section 8.5             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                             -------
     Section 8.6             Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                             -------------
     Section 8.7             Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                             --------------------
     Section 8.8             Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                             ------------
     Section 8.9             Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                             --------
     Section 8.10            Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                             -------------------
     Section 8.11            Performance by PAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                             ------------------
     Section 8.12            Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                             -------------------
     Section 8.13            Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                             -------------------

                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 28, 1994, among EB, INC., a Mississippi corporation (the "Company"), PARKWAY ACQUISITION CORPORATION, a Mississippi corporation and a wholly-owned subsidiary of The Parkway Company ("PAC"), and THE PARKWAY COMPANY, a Texas corporation ("Parkway").
                 WHEREAS, the respective Boards of Directors of Parkway, PAC and the Company have duly approved the acquisition of the Company by Parkway by means of a merger of PAC with and into the Company pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                   ARTICLE I.
                                   THE MERGER

                 Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Texas Business Corporation Act (the "Act") and the Mississippi Business Corporation Act (the "Mississippi Act") including, without limitation, any required vote of shareholders of the Company as described in Section 5.7 of this Agreement, PAC shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger the Company shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Mississippi and the separate corporate existence of PAC shall cease.

                 Section 1.2 EFFECTIVE TIME. The Merger shall be consummated by filing with the Mississippi Secretary of State the Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger") (the time of such filing being the "Effective Time").

                 Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 79-4-11.06 of the Mississippi Act. As of the Effective Time, PAC shall merge with and into the Company.

                 Section 1.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and By-Laws of the Company, both as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

                 Section 1.5 DIRECTORS. As of the Effective Time, directors of PAC in office on the date of execution hereof shall be directors of the Surviving Corporation until their respective successors are duly elected and qualified.

                 Section 1.6      CONVERSION OF SHARES.
                          (a)     Each share of common stock, $2.00 stated
value per share ("Shares"), of the Company issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock or held by Parkway, which shall be cancelled) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive a cash payment in the amount of eight dollars ($8.00) plus a certain amount of newly issued, fully paid and non-assessable shares of common stock of Parkway based on an exchange ratio (the "Exchange Ratio") as determined and set forth below. Such shares shall be issuable upon surrender of the certificates formerly representing Shares of the Company. The Exchange Ratio will be determined by dividing the value $9.25 by the average closing price for shares of common stock of Parkway for the 30 trading days preceding the Closing (as defined in Section 1.7) (the "Closing Price"). Notwithstanding the foregoing, this Agreement is subject to termination as provided in Section 7.1 in the event that (i) the Closing Price per share of common stock of Parkway equals an amount less than $11.50 per share of common stock of Parkway or exceeds $16.00 per share of common stock of Parkway or (ii) the closing price per share of common stock of Grenada Sunburst System Corporation ("GSSC"), a Delaware corporation, on the last day on which GSSC shares traded prior to the Closing equals an amount less than $28.00 per share or exceeds $40.00 per share. No fractional shares of common stock of Parkway shall be issued. Instead shareholders of the Company will be entitled to receive cash in lieu of fractional shares in an amount based upon the per share closing price of Parkway's shares of common stock averaged over the 30 trading days preceding the Closing, multiplied by the fraction of a share of common stock of Parkway to which the shareholder would have otherwise been entitled. The cash payment and shares of common stock of Parkway issuable in exchange for the Shares of the Company and the cash payment in lieu of fractional shares are referred to herein as the "Merger Consideration." All shares issued to the shareholders of the Company representing the Merger Consideration shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), on a Form S-4 Registration Statement being filed by Parkway with the Securities and Exchange Commission (the "SEC"). Any shares representing the Merger Consideration held by persons who are affiliates (as that term is defined in SEC Rule 405) of the Company shall bear a legend restricting the transferability of shares pursuant to SEC Rule 145. Parkway shall have no obligation to keep the Form S-4 Registration Statement effective and it shall expire by its terms on the earlier of (i) ninety (90) days after the Effective Time or (ii) the date that any event occurs which would cause Parkway to be required to file a post-effective amendment under the Securities Act in order to update the Proxy Statement/Prospectus (as defined in Section 8.10) pursuant to Section 10 of the Securities Act.

                          (b)     Each Share held in the treasury of the
Company and each Share held by Parkway immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no payment shall be made with respect thereto.
                 Section 1.7 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction of all conditions described in Article VI, the Company and PAC shall execute in the manner required by the Mississippi Act and deliver to the Mississippi Secretary of State the duly executed Articles of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this Section, a closing (the "Closing") will be held at the offices of Parkway in Jackson, Mississippi (or such other place as the parties may agree), for the purpose of implementing all transactions described in this Agreement.

                                  ARTICLE II.

                     DISSENTING SHARES; EXCHANGE OF SHARES

                 Section 2.1 DISSENTING SHARES. Section 79-4-13.02 of the Mississippi Act provides dissenter's rights in connection with the Merger to the shareholders of the Company.
                 Section 2.2      EXCHANGE OF SHARES.
                          (a)     Promptly after the Effective Time, PAC shall
cause Parkway's transfer agent (the "Agent") to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificate(s)") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of and title to the Certificates shall pass to PAC upon physical delivery to the Agent) and instructions for use in effecting the surrender of the Certificate and for receiving any payment for fractional shares. Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates and cash representing the Merger Consideration and such surrendered Certificate shall then be cancelled. If issuance is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or Certificates surrendered or established to the satisfaction of Parkway that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes the right to receive the Merger Consideration.

                          (b)     At and after the Effective Time there shall
be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Company. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for the Merger Consideration provided in this Article
II. At the close of business on the day prior to the Effective Time the stock ledger of the Company shall be closed.
                          (c)     From and after the Effective Time, holders of
Certificates formerly evidencing Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 Section 3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation engaged in the real estate business duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Company has no Subsidiaries. The Company has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Company is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in Section 8.10) on the Company.

                 Section 3.2      CAPITALIZATION.

                          The authorized capital stock of the Company consists
of 25,000,000 Shares. As of the date hereof, 1,450,117 Shares were issued, and no Shares held in treasury. The Company does not have any shares of its capital stock reserved for issuance. All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

                 Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite power and authority to execute and deliver this Agreement and (other than approval of the Merger and this Agreement by the holders of a majority of all the votes entitled to be cast) to consummate the transactions contemplated hereby. The parties acknowledge that certain of the Shares may not be entitled to vote as a result of Sections 79-27-1 et seq. of the Mississippi Act. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than approval of the Merger and this Agreement by the holders of a majority of the Shares entitled to vote). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parkway and PAC, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 Section 3.4 SEC REPORTS. To the best of its knowledge, the Company has filed all required forms, reports and documents with the SEC ("Company SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Company SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained nor contains, or if to be filed in the future, will contain, any untrue statement of a material fact, or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Each of the financial statements in or incorporated by reference into the Company SEC Reports is fairly stated as of its date (subject, in the case of unaudited interim statements, to normal year-end audit adjustments) and is presented in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for the Company have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Company SEC Reports or, if qualified, such qualification is or will be reasonably satisfactory to Parkway. The financial statements included or to be included in the Company SEC Reports are hereinafter sometimes collectively referred to as the "Company Financial Statements."

                 Section 3.5 PROXY STATEMENT/PROSPECTUS. ThE Proxy Statement/Prospectus required for the consummation of the Merger will comply in all material respects with the Securities Act and the Exchange Act, except that no representation will be made by the Company with respect to information supplied in writing by Parkway or any affiliate of Parkway specifically for inclusion in the Proxy Statement/Prospectus. None of the information relating to the Company supplied in writing by the Company specifically for inclusion in the Proxy Statement/Prospectus shall, at the time the Proxy Statement/Prospectus is mailed or at the time of the Special Meeting (as defined in Section 8.10), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Section 3.6 CONSENTS AND APPROVALS; NO VIOLATION. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation, By-Laws or other organization documents of the Company, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 8.10), except (i) pursuant to the Securities Act and the Exchange Act,
(ii) the filing of the Articles of Merger pursuant to the Mississippi Act,
(iii) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as defined in Section 3.16), license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company which would have a Material Adverse Effect on the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect.
                 Section 3.7 LITIGATION, ETC. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Company, (b) the Company is not subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Company and (c) there are no claims asserted or actions or proceedings pending against any officer or director of the Company arising out of or pertaining to any action or omission within the scope of his employment or position with the Company, which claim, action or proceeding would involve a Material Adverse Effect on the Company. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Company is a party or to which it has been threatened, to the

Company's knowledge, to be made a party, are described in the Disclosure
Schedule.
                 Section 3.8 CHANGES. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Company SEC Reports, since December 31, 1993, the Company has conducted its business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Company SEC Reports, none of the following has occurred:

                          (a)     any material adverse change in the condition
(financial or other), results of operations, business, assets, and employee relations of the Company;

                          (b)     any change in accounting methods, principles
or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, materially adversely affecting the condition (financial or other), business or operations of the Company;

                          (d)     any declaration, setting aside or payment of
dividends or distributions in respect of the Shares other than those dividends publicly announced, declared and paid by the Company, or any redemption, purchase or other acquisition of any of the Company's securities;

                          (e)     any issuance by the Company of, or commitment
of the Company to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

                          (f)     any entry by the Company into any commitment
or transaction material to the condition (financial or other), business or operations of the Company which is not in the ordinary course of business and consistent with past practice;

                          (g)     any revaluation by the Company of any of its
assets, including, without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

                          (h)     any action taken by the Company of the type
referred to in Section 5.1;

                          (i)     any agreement by the Company to do any of the
things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; and

                          (j)     any waiver by the Company of any rights that,
singularly or in the aggregate, are material to the business, assets, financial condition or results of operation of the Company.

                 Section 3.9      PROPERTY AND ENVIRONMENTAL MATTERS.

                          (a)     Except as disclosed in the Disclosure
Schedule, to the best knowledge of the Company, the location, construction, occupancy, operation, condition and use of the real property now or previously owned, leased by or in the possession of the Company (the "Real Property"), the facilities or improvements located thereon and the operations and practices of the Company are or at the time of ownership, lease or possession were in substantial compliance with all Environmental Laws (as defined in Section 8.10) and any restrictive covenant or deed restriction (recorded or otherwise) affecting the Real Property, including, without limitation, all applicable zoning ordinances and building codes in effect at the time of improvement of such Real Property, flood disaster and occupational health and safety laws.

                          (b)     The Company is not subject to any material
liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials (as defined in Section 8.10), relating to (i) the environmental conditions on, under or about the Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

                          (c)     With the exception of those Hazardous
Materials and activities described in the Disclosure Schedule, to the best knowledge of the Company, no portion of the Real Property is being used, nor has been used by the Company at any previous time, for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

                          (d)     The Company has not received any notice and
is not aware of any existing condition (including the condition of the Real Property, whether or not caused by the Company) or the practice of the business conducted by the Company which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling of, or the emission, discharge, release or threatened release into the environment of, any Hazardous Materials which, if decided against the Company, would have a Material Adverse Effect on the Company.

                          (e)     The Company has listed and described on the
Disclosure Schedule or made available to Parkway, as appropriate (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the Real Property; (ii) the current and past Hazardous Material disposal





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practices of the Company; and (iii) any environmental assessment or environmental audit reports delivered to the Company.

                          (f)     To the best of its knowledge, the Company is
not required to obtain or apply for any permit, license, registration, notification or similar authorization under any Environmental Law for the conduct of the Company's business or relating to the Real Property, the facilities, improvements or equipment located thereon.

                          (g)     No portion of the Real Property has been
designated as a covered facility under CERCLA (as defined in Section 8.10(a)) or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

                 Section 3.10 ERISA MATTERS. The Company has no "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its employees. The Company has never contributed to a "multiemployer plan" as defined in
Section 3(37) of ERISA.

                 Section 3.11     TAXES, TAX RETURNS.

                          (a)     The Company has delivered to Parkway copies
of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, the Company has duly and timely filed in correct form all federal, state and local information returns and tax returns ("Returns") required to be filed by it on or prior to the date hereof (all such Returns, to the best knowledge of the Company, being accurate and complete in all material respects) and, to the best knowledge of the Company, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of the Company's properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith, and set forth in the Disclosure Schedule and (ii) have not been finally determined. The liabilities and reserves for taxes in the Company Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1993 or for any year or period prior thereto, and for which the Company may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                          (b)     To the best knowledge of the Company, (i)
proper and accurate amounts have been withheld by the Company from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of





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
applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) Returns which are accurate and complete in all material respects have been filed by the Company for all periods for which Returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such Returns to be due and payable have been paid in full, or adequate provision therefor has been included by the Company in the most recent Company Financial Statements.

                 Section 3.12 TAX AUDITS. Except as disclosed in the Company SEC Reports or in the Disclosure Schedule, (a) no audit of any material Return of the Company is currently in progress, nor has the Company been notified that such an audit is contemplated by any taxing authority, (b) the Company has not extended any statute of limitations with respect to the period for assessment of any federal, state or local tax, (c) the Company does not contemplate the filing of an amendment to any Return, which amendment would have a Material Adverse Effect on the Company and (d) the Company does not have any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included the Company during a prior period) other than the Company. Except as disclosed in the Company SEC Reports or the Disclosure Schedule, there are no material tax claims pending against the Company, there are no material tax claims threatened to be asserted against the Company, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 3.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local or other Governmental Authority, including assessments in the nature of taxes.

                 Section 3.13 UNDISCLOSED LIABILITIES. The Company is not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent Company Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, none of which Liabilities under any such contract, commitment or agreement were required under generally accepted accounting principles consistently applied to have been adequately and specifically disclosed or reserved for in the most recent Company Financial Statements, or
(c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Company, and in accordance with this Agreement, since the date of the most recent Company Financial Statements. As used in this Agreement, the term "Liability" shall include any direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills and checks presented to banks for collection or





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
deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

                Section 3.14     NO DEFAULT; COMPLIANCE

                          (a)     Except as set forth in the Disclosure
Schedule, the Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which the Company is a party or by which the Company or any of its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.
                          (b)     Except as set forth in the Disclosure
Schedule, the Company has complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to its business and operations, the non-compliance with which might reasonably be expected to have a Material Adverse Effect.

                 Section 3.15 REPRESENTATIONS AND WARRANTIES CONTINUING. The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

                 Section 3.16 CONTRACTS AND COMMITMENTS. Except as listed and described in the Disclosure Schedule, to the best of its knowledge, the Company is not a party to, nor is it or any of its assets bound by, any written or oral:
                                        (a)     contract with any present or
                 former shareholder, director, officer, employee or consultants;

                                        (b)     contract with any labor union
                 or other representative of employees;

                                        (c)     contract for the future
                 purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Company of $25,000 or more under any one contract or series of related contracts;

                                        (d)     any contract, including,
                 without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $25,000;

                                        (e)     distributorship, representative
                 or sales agency agreement, contract or commitment;

                                        (f)     conditional sale agreement or
                 lease under which the Company is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Company that is in excess of $25,000;

                                        (g)     contract (including, without
                 limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, directors or shareholders of the Company, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                                        (h)     contract for any charitable or
                 political contribution;

                                        (i)     contract for any capital
                 expenditure involving future payments, which, together with future payments under all other existing contracts for the same capital project, are in excess of $25,000;

                                        (j)     contract limiting or
                 restraining the Company from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company subject to any such agreement, contract or commitment;

                                        (k)     license, franchise,
                 distributorship or other contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company;

                                        (l)     contract which is expected to
                 continue for more than six months from the date hereof;

                                        (m)     contract not made in the
                 ordinary course of business; or

                                        (n)     any guaranty, direct or
                 indirect, of any person of any contract, lease or agreement entered into by the Company.

(Each of the foregoing is referred to herein as a "Contract".) Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; the Company and, to the best of the Company's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Company nor any other party is (or, by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder;

furthermore, except as may be disclosed on the Disclosure Schedule, no such Contract contains any contractual requirement with which there is a reasonable likelihood that either (a) the Company or any other party thereto will be unable to comply or (b) compliance therewith by the Company will have a Material Adverse Effect on the Company. Except as set forth in the Disclosure Schedule, neither the Company nor any of its officers has made any oral commitments or has any oral understandings which may be material to the Company.

                 Section 3.17 COMPLIANCE WITH PERMITS. To the best of the Company's knowledge, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Company of its properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by the Company, would not reasonably be expected to have a Material Adverse Effect. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or business of the Company contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                 Section 3.18 TITLE TO PROPERTY. Except as disclosed on the Disclosure Schedule, the Company has good and marketable title, free and clear (except as indicated in the most recent Company Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its property and assets that are material to the Company's business.

                 Section 3.19 INSURANCE. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Company, or any employees of the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid or is obligated to pay all or part of the premiums. The Company has not received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Company is in compliance with all conditions contained therein, the noncompliance with which could result in the termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by the Company as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Company.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                               OF PARKWAY AND PAC

                 Parkway and PAC, jointly and severally, represent and warrant to the Company as follows:

                 Section 4.1 ORGANIZATION AND QUALIFICATION. Parkway is a corporation engaged in the real estate business duly organized, validly existing and in good standing under the laws of the State of Texas and PAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. All Subsidiaries of Parkway are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of Parkway and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. Parkway and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Parkway or such Subsidiary.

                 Section 4.2      CAPITALIZATION; SUBSIDIARIES.

                          (a)  The authorized capital stock of Parkway consists
of 10,000,000 shares of common stock, par value $1.00 per share. As of the date hereof, 1,542,942 shares of common stock were issued are outstanding. Neither Parkway nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 65,292 shares of common stock of Parkway issuable pursuant to employee and director stock options. No other options, warrants or other securities convertible into capital stock of Parkway are outstanding.
All issued and outstanding shares of Preferred Stock and common stock of Parkway are validly issued, fully paid, non-assessable and free of preemptive rights. Parkway's shares of common stock are held of record by not less than 2,000 holders.
                          (b)     The Disclosure Schedule sets forth the name,
the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect Subsidiary of Parkway. Except as set forth in such schedule, all of the outstanding shares of capital stock of each of such Subsidiaries are owned, directly or indirectly, by Parkway, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on Parkway and PAC to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the preemptive rights of any stockholder.

                 Section 4.3      AUTHORITY RELATIVE TO THIS AGREEMENT.
Parkway and PAC have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parkway and PAC and by Parkway as sole shareholder of PAC, and no other corporate proceedings on the part of Parkway and PAC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parkway and PAC and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Parkway and PAC, enforceable against Parkway and PAC in accordance with its terms.

                 Section 4.4 SEC REPORTS. To the best of its knowledge, Parkway has filed all required forms, reports and documents with the SEC ("Parkway SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and interpretive releases promulgated thereunder. None of such Parkway SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained nor contains, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Each of the consolidated financial statements in or incorporated by reference into the Parkway SEC Reports is fairly stated as of its date (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), and is presented in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for Parkway have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Parkway SEC Reports or, if qualified, such qualification is reasonably satisfactory to the Company. The consolidated financial statements included or to be included in the Parkway SEC Reports are hereinafter sometimes collectively referred to as the "Parkway Financial Statements."

                 Section 4.5 PROXY STATEMENTS/PROSPECTUS. The Proxy Statement/Prospectus required for the consummation of the Merger will comply in all material respects with the Securities Act and the Exchange Act, except that no representation will be made by Parkway with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Proxy Statement/Prospectus. None of the information relating to Parkway and its Subsidiaries shall, at the time the Proxy Statement/Prospectus is mailed or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
                 Section 4.6 CONSENTS AND APPROVALS; NO VIOLATION. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by Parkway and PAC nor the consummation of the transactions contemplated hereby nor compliance by Parkway and PAC with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Parkway or any Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) pursuant to the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the Mississippi Act, (iii) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Parkway Contract (as defined in Section 4.16), license, agreement or other instrument or obligation to which Parkway or any of its Subsidiaries is a party or by which Parkway, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of Parkway or any of its Subsidiaries, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parkway, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

                 Section 4.7 LITIGATION, ETC. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of Parkway and PAC, threatened, to which Parkway or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on Parkway and PAC, (b) neither Parkway nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on Parkway and PAC, and (c) there have been no claims made or actions or proceedings brought against any officer or director of Parkway and PAC arising out of or pertaining to any action or omission within the scope of his employment or position with Parkway and PAC, which claim, action or proceeding would involve a Material Adverse Effect on Parkway and PAC taken as a whole. All litigation and other administrative, judicial or quasi-judicial proceedings to which Parkway and PAC is a party or to which it has been threatened to Parkway's knowledge to be made a party, are described in the Disclosure Schedule.

                 Section 4.8 CHANGES. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Parkway SEC Reports, since March 31, 1994 Parkway and the Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Parkway SEC Reports, none of the following has occurred:
                          (a)     any material adverse change in the condition
(financial or other), results of operations, business, assets and employee relations of Parkway and its Subsidiaries, taken as a whole;

                          (b)     any change in accounting methods, principles
or practices by Parkway materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, materially adversely affecting the condition (financial or other), business or operations of Parkway and its Subsidiaries, taken as a whole;

                          (d)     any declaration, setting aside or payment of
dividends or distributions in respect of the shares of common stock of Parkway (except regular quarterly dividends), or any redemption, purchase or other acquisition of any of its securities;

                          (e)     any issuance by Parkway and PAC of, or
commitment of Parkway and PAC to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

                          (f)     any entry by Parkway and PAC or any of
Parkway's Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of Parkway and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice; provided, however, that nothing contained herein shall prevent a merger between a wholly-owned subsidiary of Parkway and Congress Street Properties, Inc.;

                          (g)     any revaluation by Parkway or any of its
Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

                          (h)     any action taken by Parkway or any of its
Subsidiaries of the type referred to in Section 5.1;

                          (i)     any agreement by Parkway and PAC to do any of
the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; and

                          (j)     any waiver by Parkway or any of its
Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition or results of operation of Parkway and its Subsidiaries, taken as a whole;

                 Section 4.9      PROPERTY AND ENVIRONMENTAL MATTERS.

                          (a)     Except as disclosed in the Disclosure
Schedule, to the best knowledge of Parkway and PAC, the location, construction, occupancy, operation, condition and use of the real property now or previously owned, leased by or in the possession of Parkway or its Subsidiaries (the "Parkway Real Property"), the facilities or improvements located thereon and the operations and practices of Parkway and its Subsidiaries are in substantial compliance with all Environmental Laws and any restrictive covenant or deed restriction (recorded or otherwise) affecting Parkway Real Property, including, without limitation, all applicable zoning ordinances and building codes in effect at the time of improvements to such Parkway Real Property, flood disaster and occupational health and safety laws.

                          (b)     Neither Parkway nor any of its Subsidiaries
is subject to any material liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials relating to (i) the environmental conditions on, under or about Parkway Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Parkway Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

                          (c)     With the exception of those Hazardous
Materials and activities described in the Disclosure Schedule, to the best knowledge of Parkway and PAC, no portion of the Parkway Real Property is being used, nor has been used by Parkway or its Subsidiaries at any previous time, for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

                          (d)     Neither Parkway nor any of its Subsidiaries
has received any notice or is aware of any existing condition (including the condition of the Parkway Real Property, whether or not caused by Parkway or any Subsidiary) or the practice of the businesses conducted by Parkway or its Subsidiaries which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling of, or the emission, discharge, release or threatened release into the environment of, any Hazardous Material which, if decided against Parkway or its Subsidiaries, would have a Material Adverse Effect on Parkway and its Subsidiaries.
                          (e)     Parkway and its Subsidiaries have listed and
described on the Disclosure Schedule (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the Parkway Real Property; (ii) the current and past Hazardous Material disposal practices of Parkway and its Subsidiaries; and (iii) any environmental assessment or environmental audit reports delivered to Parkway or its Subsidiaries.

                          (f)     To the best of their knowledge, Parkway and
its Subsidiaries have obtained or applied for all permits, licenses, registrations, notifications and similar authorizations required under Environmental Laws for the conduct of Parkway's or its Subsidiaries' business or relating to Parkway's Real Property, the facilities, improvements or equipment located thereon. The Disclosure Schedule includes a list of the Environmental Permits.
                          (g)     Except as identified in the Disclosure
Schedule, Parkway and its Subsidiaries are in substantial compliance with all terms and conditions of the Environmental Permits and no proceeding is pending for the revocation of any Environmental Permit.

                          (h)     No portion of the Parkway Real Property has
been designated as a covered facility under CERCLA or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

                 Section 4.10 COMPLIANCE WITH ERISA. Parkway, each of its Subsidiaries and all Parkway Employee Benefit Plans, that cover any of its or their employees (which Parkway Employee Benefit Plans are listed on the Disclosure Schedule), comply with all laws, requirements and orders under ERISA and the Code, the breach or violation of which would have a Material Adverse Effect on Parkway and its Subsidiaries, taken as a whole; the present value of all of the assets of each of its Parkway Employee Benefit Plans that is subject to Title VI of ERISA equals or





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exceeds the present value of all of the benefits accrued under each such
Parkway Employee Benefit Plan as of the end of the most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of Parkway or any of its Subsidiaries is covered by a collective bargaining agreement; neither Parkway nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in
Section 3(37) of ERISA; neither the Parkway Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on Parkway and its Subsidiaries, taken as a whole, nor have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

                 Section 4.11     TAXES, TAX RETURNS.

                          (a)     Parkway will deliver to the Company copies of
the federal income tax returns of Parkway for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of Parkway and its Subsidiaries has duly and timely filed in correct form all Returns required to be filed by it and its Subsidiaries on or prior to the date hereof (all such Returns to the best knowledge of Parkway being accurate and complete in all material respects) and, to the best knowledge of Parkway, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule and (ii) have not been finally determined. The liabilities and reserves for taxes in the Parkway Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended June 30, 1993 or for any year or period prior thereto, and for which Parkway or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.
                          (b)     To the best knowledge of Parkway, (i) proper
and accurate amounts have been withheld by Parkway and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state or local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) Returns which are accurate and complete in all material respects have been filed by Parkway and each of its Subsidiaries for all periods for which





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returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by Parkway in the Parkway Financial Statements.

                 Section 4.12 TAX AUDITS. Except as disclosed in the Parkway SEC Reports or in the Disclosure Schedule, (a) no audit of any material Return of Parkway or any Subsidiary is currently in progress, nor has Parkway or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (b) neither Parkway nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local tax, (c) neither Parkway nor any Subsidiary contemplates the filing of an amendment to any Return, which amendment would have a Material Adverse Effect on Parkway and its Subsidiary, taken as a whole, and (d) neither Parkway nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included Parkway or any Subsidiary during a prior period) other than Parkway or its Subsidiaries. Except as disclosed in the Parkway SEC Reports or the Disclosure Schedule, there are no material tax claims pending against Parkway or any Subsidiary, there are no material tax claims threatened to be asserted against Parkway or any Subsidiary, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 4.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local or other Governmental Authority, including assessments in the nature of taxes.

                 Section 4.13 UNDISCLOSED LIABILITIES. Parkway and its Subsidiaries are not liable for or subject to any material Liabilities except
(a) Liabilities adequately disclosed or reserved for in the most recent Parkway Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, none of which Liabilities under any such contract, commitment or agreement were required under generally accepted accounting principles consistently applied to have been adequately and specifically disclosed or reserved for in the most recent Parkway Financial Statements, or
(c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of Parkway, and in accordance with this Agreement, since the date of the most recent Parkway Financial Statements.

                 Section 4.14     NO DEFAULT; COMPLIANCE.

                          (a)     Except as set forth in the Disclosure
Schedule, neither Parkway nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either Parkway or any of its Subsidiaries is a party or by which either Parkway or any of its Subsidiaries or its properties is bound,
(ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.
                          (b)     Except as set forth in the Disclosure
Schedule, Parkway and each of its Subsidiaries have complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to their respective businesses and operations, the non-compliance with which might reasonably be expected to have a Material Adverse Effect.

                 Section 4.15 REPRESENTATIONS AND WARRANTIES CONTINUING. The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

                 Section 4.16 CONTRACTS AND COMMITMENTS. Except as listed and described in the Disclosure Schedule, to the best of Parkway's knowledge, neither Parkway nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral:

                                  (a)      contract with any present or former
                 stockholder, director, officer, employee or consultants;

                                  (b)      contract with any labor union or
                 other representative of employees;

                                  (c) contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by Parkway of $25,000 or more under any one Contract or series of related Contracts;

                                  (d)      any contract, including, without
                 limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $25,000;

                                  (e)      distributorship, representative or
                 sales agency agreement, contract or commitment;

                                  (f)      conditional sale aggrement or lease
                 under which Parkway is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to Parkway that is in excess of $25,000;

                                  (g)      contract (including, without
                 limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, directors or shareholders of Parkway, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                                  (h)      contract for any charitable or
                 political contribution;

                                  (i) contract for any capital expenditure involving future payments, which, together with future payments under all other existing contracts for the same capital project, are in excess of $25,000;

                                  (j)      contract limiting or restraining
                 Parkway from engaging or competing in any lines of business with any person, nor is any officer or employee of Parkway subject to any such agreement, contract or commitment;

                                  (k)      license, franchise, distributorship
                 or other contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by Parkway;

                                  (l)      contract which is expected to
                 continue for more than six months from the date hereof;

                                  (m)      contract not made in the ordinary
                 course of business; or

                                  (n)      any guaranty, direct or indirect,
                 of any person of any contract, lease or agreement entered into by Parkway or any of its Subsidiaries.

(Each of the foregoing is referred to herein as a "Parkway Contract.") Except as may be disclosed on the Disclosure Schedule, each of the Parkway Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; Parkway and, to the best of Parkway's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither Parkway nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder; furthermore, except as may be disclosed on the Disclosure Schedule, no such contract contains any contractual requirement with which there is a reasonable likelihood that either (i) Parkway or any other party thereto will be unable to





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
comply or (ii) compliance therewith by Parkway will have a Material Adverse Effect on Parkway and its Subsidiaries taken as a whole. Except as set forth in the Disclosure Schedule, neither the Company nor any of its officers has made any oral commitments or has any oral understandings which may be material to the Company.
                 Section 4.17 COMPLIANCE WITH PERMITS. To the best of Parkway's knowledge, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by Parkway or its Subsidiaries of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereby by Parkway or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of Parkway or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                 Section 4.18 TITLE TO PROPERTY. Except as disclosed on the Disclosure Schedule, Parkway and each of its Subsidiaries has good and marketable title, free and clear (except as indicated in the most recent Parkway Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its property and assets that are material to Parkway's businesses on a consolidated basis.

                 Section 4.19 INSURANCE. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming Parkway, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which Parkway or any of its Subsidiaries has been paid or is obligated to pay all or part of the premiums. Neither Parkway nor its Subsidiaries has received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and Parkway and its Subsidiaries are in compliance with all conditions contained therein, the noncompliance with which could result in the termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by Parkway or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by Parkway or its Subsidiaries.

                 Section 4.20 SHARES OF COMMON STOCK OF PARKWAY. The shares of common stock of Parkway to be issued in the Merger will have been duly authorized and, when issued in accordance with the terms of the Certificate of Merger and this Agreement, will be validly authorized and issued and fully paid and nonassessable,





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
and no shareholder of Parkway will have any preemptive rights with respect thereto.

                                   ARTICLE V.

                                   COVENANTS

                 Section 5.1 CONDUCT OF BUSINESS OF THE COMPANY AND PARKWAY. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company and Parkway and Parkway's Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither the Company nor Parkway or any of Parkway's Subsidiaries will, prior to the Effective Time, without the prior written consent of Parkway and the Company (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof and referred to in Section 3.2 or 4.2, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof, (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities, (c) declare or pay any dividend or distribution on any shares of its capital stock (except, in the case of Parkway and the Company, Parkway's and the Company's regular quarterly dividend with respect to their shares ), (d) except as contemplated by Section 7.1(f), authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business, (e) propose or adopt any amendments to its charter or by-laws, (f) enter into, assign or terminate, or amend in any material respect, any Contract or Parkway Contract, (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties with the consent of the other parties, which consent shall not be unreasonably withheld), (h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset, (i) make any material capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of





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the insurance policies or coverages or surety bonds currently maintained by or on behalf of Parkway or the Company unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions,
(k) waive, settle or compromise any material litigation or other claim on a basis materially adverse to the Company or Parkway or Parkway's Subsidiaries,
(l) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect or (m) incur any indebtedness for borrowed money (other than indebtedness in place at the date of this Agreement).

                 Section 5.2      ACCESS TO INFORMATION.

                          (a)     Between the date of this Agreement and the
Effective Time, the parties will afford to each other and their authorized representatives reasonable access (subject to tenants' rights) to the real estate, offices, warehouses or other facilities and to the books and records of such party and Parkway's Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of Parkway's Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and real property of the parties and Parkway's Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

                          (b)     The parties will hold and will cause their
representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.2. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of Parkway, PAC or the Company, as the case may be, or their respective representatives or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested, either party will, and will cause its agents, auditors, consultants, representatives and advisors to return to the other, or destroy, all copies of written information furnished.

                          (c)     Each of Parkway and the Company agrees to
furnish the other at the time of filing with copies of all reports and filings (including exhibits and schedules) filed by either party with the SEC between the date hereof and the Closing.

                 Section 5.3 BEST EFFORTS. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                 Section 5.4 CONSENTS. Parkway and the Company each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (b) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.
                 Section 5.5 PUBLIC ANNOUNCEMENTS. Except as required by law, neither party shall make any news releases or other public announcement pertaining to the existence of this Agreement or the Merger without the prior consent of the other party hereto. To the extent such a release or announcement is required by law, the party making the same shall give the other party advance notice of, and an opportunity to comment on, the proposed release or announcement.
                 Section 5.6 INDEMNIFICATION. If the Merger occurs, then from and after its Effective Time Parkway shall indemnify each person who becomes an employee, agent, officer or director of Parkway to the full extent permitted by the Articles of Incorporation and By-Laws of Parkway and permitted by law in respect of any claim arising after the Effective Time in connection with such person's service as such. In addition, the Company shall indemnify to the full extent of its assets and to the fullest extent permitted by its Articles of Incorporation and By-Laws and permitted by law, each person who held positions with the Company prior to the Effective Time as an employee, agent, officer or director in respect of any claim arising in connection with such person's service as such. Any obligation of the Company hereunder shall be assumed by Parkway to the extent of (a) any distribution of assets from the Company to Parkway or any affiliate of Parkway following the Merger and (b) any liability or obligation of such person arising under this Agreement or in connection with the Merger. All persons indemnified herewith are referred to as "Indemnified Parties." All such indemnification provided for herein shall be to the fullest extent authorized by law as now in effect or as hereafter amended (but, in the case of any amendment, only to the extent that such amendment permits greater indemnification rights than prior to such amendment) against any losses, claims, damages, liabilities, costs, expenses (including legal fees and disbursements of counsel), penalties, judgments and amounts paid in settlement ("Damages"), including but not limited to those based in contract, tort, negligence, strict liability, or any theory of recovery, arising out of or relating to any act, omission, transaction, cause of action, liability, debt or obligation pertaining to (a) the fact that the Indemnified Party was an officer, director, employee or agent of the Company or Parkway or a Subsidiary of Parkway or (b) this Agreement or any of the transactions contemplated hereby; provided, however, that (a) Parkway and the Company as appropriate will be entitled to participate in and, to the extent that they may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party but if any Indemnified Party (or group thereof) believes that, by reason of an actual or potential conflict of interest, it is advisable for such Indemnified Party (or group thereof) to be represented by separate counsel, such Indemnified Party (or group thereof) may retain counsel reasonably satisfactory to Parkway who will represent such Indemnified Party (or group thereof) and Parkway and PAC as appropriate shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received, (b) the Indemnified Party, Parkway and PAC will cooperate with each other, and use their respective best efforts to assist, in the vigorous defense of any such matter, and (c) Parkway and PAC shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.

                 Section 5.7 MEETINGS OF SHAREHOLDERS. The Company shall promptly take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene the Special Meeting to consider and vote on the Merger and this Agreement. The Company and Parkway shall prepare the Form S-4 Registration Statement and a Schedule 13e-3, file them with the SEC under the Securities Act and the Exchange Act as promptly as practicable after execution hereof, and use all reasonable efforts to have the Form S-4 Registration Statement declared effective by the SEC. As promptly as practicable after the Proxy Statement/Prospectus has been cleared by the SEC, the Company shall mail the Proxy Statement/Prospectus forming a part





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
of the Form S-4 Registration Statement to the shareholders of the Company as of the record date for the Special Meeting.

                 Section 5.8 BLUE SKY. Parkway shall use its best efforts to obtain, prior to the SEC effective date of the Form S-4 Registration Statement, all necessary state law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, provided that Parkway shall not be required by virtue thereof to submit to general jurisdiction in any state.

                                  ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                 Section 6.1 CERTIFICATES, OPINION OF COUNSEL. Immediately prior to the Effective Time, the Company and Parkway shall cause to be delivered to each other or to have received the following:

                          (a)     A certificate, dated the date of the
Effective Time, as the case may be, of the chief executive and chief financial officer certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

                          (b)     An opinion of counsel to the Company dated
the date of the Effective Time in form and substance satisfactory to each as to the matters set forth in Sections 3.1 and 3.3 and such other matters as Parkway shall request, which opinion may contain customary exceptions and qualifications.
                          (c)     An opinion of counsel to Parkway and PAC
dated the date of the Effective Time as to each of the matters set forth in Sections 4.1 and 4.3 (except as to the Subsidiaries of Parkway, for which no opinion need be given), and such other matters as the Company may request, which opinion may contain customary exceptions and qualifications.

                          (d)     The Company shall have received an opinion of
Howard Frazier Barker Elliott, Inc. updated to the Effective Time to the effect that the Merger and the transactions provided for herein are fair to the shareholders of the Company from a financial point of view.

                 Section 6.2 OTHER CONDITIONS. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time of the following conditions:

                          (a)     This Agreement and the transactions
contemplated hereby shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote.

                          (b)     No statute, rule, regulation, executive
order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic governmental authority which prohibits or restricts the consummation of the Merger.
                          (c)     The Company shall have obtained all material
consents listed on the Disclosure Schedule.

                          (d)     There shall have been no Material Adverse
Change in the business, properties, or financial condition of Parkway or the Company.
                          (e)     All parties shall have delivered all
documents and taken all other actions required by this Agreement.

                          (f)     The Form S-4 Registration Statement shall
have become effective and no stop effectiveness of the Form S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state.

                          (g)     Parkway shall have received all state
securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any state.

                          (h)     All representations and warranties of any
party shall be true and effective as of the Closing.

                          (i)     PAC shall have incurred no material
indebtedness between its date of formation and the Closing except as specifically contemplated by this Agreement.

                                  ARTICLE VII.

                        TERMINATION; AMENDMENTS; WAIVER

                 Section 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of the Company, prior to the Effective Time:
                          (a)     by mutual written consent duly authorized by
the Boards of Directors of the Company, Parkway and PAC;

                          (b)     by Parkway or the Company if the Effective
Time shall not have occurred on or before March 31, 1995;

                          (c)     by Parkway or the Company if any court of
competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

                          (d)     by the Company, if Parkway or PAC shall not
have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Parkway, PAC and the Company to effect the Merger;
                          (e)     by the Company or Parkway, if there shall
have been a breach of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect;
                          (f)     by the Company or Parkway at any time prior
to one day before the Closing, in the event that the Closing Price per share of common stock of Parkway equals an amount less than $11.50 per share of common stock of Parkway or exceeds $16.00 per share of common stock of Parkway; and

                          (g)     by the Company or Parkway  in the event that
the closing price per share of common stock of Grenada Sunburst System Corporation ("GSSC"), a Delaware corporation, on the last day on which GSSC shares traded prior to the Closing equals an amount less than $28.00 per share or is greater than $40.00 per share .

                 Section 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 subsections (a), (b), (c), (f) or (g) this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of Section 5.2(b), 7.5 and 8.9.

                 Section 7.3 AMENDMENT. This Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parkway and PAC at any time before or after any adoption of this Agreement by the shareholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Consideration per Share or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Parkway, the Company and PAC.

                 Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parkway and PAC, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party, or (c) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                 Section 7.5 REIMBURSEMENT OF EXPENSES. In the event that either Parkway or the Company terminates this Agreement and the Merger pursuant to the provision of Section 7.1(d), (e), (f) or (g) hereof, (the party giving notice of termination under Section 7.1(f)or (g) or receiving notice that it has failed to perform under Section 7.1(d) or (e) being referred to in this section as the "Terminating Party"), the Terminating Party shall pay the other party (for purposes of this Section 7.5, the "Non-Terminating Party") the Non-Terminating Party's out-of-pocket expenses incurred in connection with this transaction, including without limitation professional fees and travel expenses, which shall be paid by wire transfer not later than three (3) business days after the Non-Terminating Party notifies the Terminating Party of the amount of such expenses. Payment of such expenses shall not preclude the Non-Terminating Party from asserting any other claim it may have in law or in equity against the Terminating Party. If the Terminating Party fails to pay such expenses on the date provided herein, the Terminating Party shall pay interest thereon from the due date thereof until the date paid at the rate of ten percent per annum and shall reimburse the Non-Terminating Party all reasonable attorneys' fees and other costs and expenses incurred in collecting such expenses from the Terminating Party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

                 Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. This Section 8.1, however, shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

                 Section 8.2      BROKERAGE FEES; COMMISSIONS AND EXPENSES.
The Company hereby represents and warrants to Parkway with respect to the Company, and Parkway hereby represents and warrants to the Company with respect to Parkway, that no person or entity is entitled to receive from the Company or Parkway, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services (except the fee for the fairness opinion) in connection with this Agreement or the transactions contemplated hereby. Other costs, expenses and liabilities which may be incurred in connection with the consummation of this Agreement or the Merger, such as, for example and without limitation, the cost of professional fees shall be paid by the party incurring the cost, except as contemplated by
Section 7.5.
                 Section 8.3      ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement
(a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise.

                 Section 8.4 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                 Section 8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                          If to the Company:

                                  EB, Inc.
                                  300 One Jackson Place
                                  188 East Capitol Street
                                  Jackson, MS 39201-2195
                               Attention:       Leland R. Speed, Chief Executive
                                                        Officer
                                                 N. Keith McKey, Vice President,
                                                     Chief Financial Officer and
                                                        Secretary

                          with a copy (which shall not affect
                          the validity of notice hereunder) to:

                                  Forman, Perry, Watkins & Krutz
                                  1200 One Jackson Place
                                  188 East Capitol Street
                                  Post Office Box 22608
                                  Jackson, MS 39225-2608
                                  Attention:       Steven M. Hendrix, Esq.

                          If to Parkway or PAC:

                                  The Parkway Company
                                  300 One Jackson Place
                                  188 East Capitol Street
                                  Jackson, MS 392 01-2195
                                  Attention:      Steven G. Rogers, President
                                                  N. Keith McKey, Executive Vice
                                                      President, Chief Financial
                                                      Officer and Secretary

                          with a copy (which shall not affect
                          the validity of notice hereunder) to:

                                  Jaeckle, Fleischmann & Mugel
                                  800 Fleet Bank Building
                                  Twelve Fountain Plaza
                                  Buffalo, New York 14202
                                  Attention:  Joseph P. Kubarek, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                 Section 8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 Section 8.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
                 Section 8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 Section 8.9 EXPENSES. Except as otherwise provided herein, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

                 Section 8.10     CERTAIN DEFINITIONS.

                          (a)     "Environmental Laws" shall mean any and all
laws, subsequent enactments, modifications and amendments, including, without limitation, any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, administrative consent orders or agreements, interpretations, orders and decrees of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, for example and without limitation, the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Cleanup and Liability Act of 1980 ("CERCLA"); the Hazardous Materials Transportation Act; the Clean Water Act (the Federal Water Pollution Control Act); the Toxic Substances Control Act; the Safe Drinking Water Act; the Emergency Planning and Community Right-to-Know Act; the United States Environmental Protection Agency's Underground Storage Tank Regulations; all as amended and modified; and occupational health and safety, flood control and sanitation laws.

                          (b)     "Governmental Authority" shall mean the
United States, any foreign country, state, county, city or other political subdivision, agency or instrumentality exercising executive, legislative, judicial, regulatory or administration jurisdiction, over Parkway, PAC, the Company, and Parkway's Subsidiaries.

                          (c)     "Hazardous Material" shall mean any substance
or material (i) which is or becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance or water under any Environmental Law; (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or (iv) the presence of which is deemed to constitute a nuisance, trespass or pose a health or safety hazard to persons or neighboring properties.

                          (d)     "Material Adverse Effect" shall mean any
adverse change in the financial condition, assets, business or operations of any party and, in the case of Parkway, its Subsidiaries, which is material to such party taken as a whole.

                          (e)     "Proxy Statement/Prospectus" shall mean the
document forming Part I of the Registration Statement on Form S-4 filed with the SEC pursuant to the requirements of the Securities Act and the Exchange Act.
                          (f)     "Special Meeting" shall mean the special
meeting of the shareholders of the Company called pursuant to the Proxy Statement/Prospectus to consider approval of the Merger.

                          (g)     "Subsidiary" shall mean, when used with
reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a majority interest.

                 Section 8.11 PERFORMANCE BY PAC. Parkway agrees to cause PAC to comply with its obligations hereunder and to cause PAC to consummate the Merger as contemplated herein.

                 Section 8.12 DISCLOSURE SCHEDULE. If the Disclosure Schedule becomes misleading in any respect, the Company and Parkway shall notify the other, in writing, of any facts making the Disclosure Schedule misleading; provided, however, that no such notice shall be deemed to amend or modify the representations and warranties herein.

                 Section 8.13 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                          EB, INC.


                                          By: /s/ David H. Hoster II
                                                  ------------------------------
                                                  David H. Hoster II, Executive
                                                  Vice-President

ATTEST:

 /s/ N. Keith McKey
- ----------------------------
N. Keith McKey, Secretary



                                          PARKWAY ACQUISITION CORPORATION


                                          By: /s/ Steven G. Rogers
                                                  ------------------------------
                                                  Steven G. Rogers, President

ATTEST:


 /s/ N. Keith McKey
- ----------------------------
N. Keith McKey, Secretary



                                          THE PARKWAY COMPANY


                                          By: /s/ Steven G. Rogers
                                                  -----------------------------
                                                  Steven G. Rogers, President

ATTEST:


 /s/ N. Keith McKey
- ----------------------------
N. Keith McKey, Secretary

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                              THE PARKWAY COMPANY,
                        PARKWAY ACQUISITION CORPORATION
                                      AND
                                    EB, INC.


                             DATED JANUARY 26, 1995

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                 This is the First Amendment to the Agreement and Plan of Merger, dated as of October 28, 1994 (the "Merger Agreement"), among EB, Inc., a Mississippi corporation, Parkway Acquisition Corporation, a Mississippi corporation and a wholly owned subsidiary of The Parkway Company, and The Parkway Company, a Texas corporation. All capitalized terms used herein shall have the same respective meanings as in the Merger Agreement.

                                        RECITALS:
                                        --------
                 On December 31, 1994, Grenada Sunburst System Corporation ("GSSC") merged with and into GSSC Acquisition Corporation, Inc., a wholly owned subsidiary of Union Planters Corporation, and each outstanding share of common stock of GSSC was converted into 1.453 shares of Union Planters Corporation. The parties hereto desire to amend the Merger Agreement to reflect that development. It is therefore agreed as follows:

                 1. The third sentence of paragraph (a) of Section 1.6 ("Conversion of Shares") of the Merger Agreement is hereby amended to read in its entirety as follows:

                Notwithstanding the foregoing, this Agreement is subject to termination as provided in Section 7.1 in the event that the Closing Price per share of common stock of Parkway equals an amount less than $11.50 per share of common stock of Parkway or exceeds $16.00 per share of common stock of Parkway.

                 2. Paragraph (a) of Section 6.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

                 (a) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the shareholders of each of Parkway and the Company by the applicable requisite vote.

                 3. Paragraph (g) of Section 7.1 of the Merger Agreement is removed from the Merger Agreement in its entirety.

                 4. All other provisions of the Merger Agreement shall remain in full force and effect.

DATED: January 26, 1995

                                    EB, INC.

ATTEST:

                                             By s/Leland R. Speed
                                                --------------------------------
                                                      Leland R. Speed, President
 s/Sarah P. Clark
- --------------------------------
     Sarah P. Clark,
     Assistant Secretary

                                             PARKWAY ACQUISITION CORPORATION

ATTEST:

                                             By s/Steven G. Rogers
                                                --------------------------------
                                                     Steven G. Rogers, President
 s/Sarah P. Clark
- --------------------------------
     Sarah P. Clark,
     Secretary

                                                   THE PARKWAY COMPANY

ATTEST:

                                             By s/Steven G. Rogers
                                                --------------------------------
                                                     Steven G. Rogers, President
 s/Sarah P. Clark
- --------------------------------
     Sarah P. Clark,
     Secretary

                         JAECKLE, FLEISCHMANN & MUGEL
                                                                  APPENDIX C
                       A T T O R N E Y S    A T    L A W

  FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432



                                November 1, 1994



EB, Inc.
300 One Jackson Place
Jackson, Mississippi  37201-2195

Gentlemen:

                 We have acted as counsel to The Parkway Company, a Texas corporation ("Parkway"), in connection with the transactions contemplated by the Agreement and Plan of Merger dated October 28, 1994 among Parkway, Parkway Acquisition Corporation, a Mississippi corporation ("PAC"), and EB, Inc., a Mississippi corporation ("EB") (the "Agreement"). We have been requested by Parkway to render this opinion.

                 We have examined executed counterparts of the Agreement and have examined such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied on certificates of officers of EB and on certificates of officers of Parkway and of PAC as well as upon information set forth in the Registration Statement on Form S-4 relating to the transactions contemplated by the Agreement and on representations of the parties set forth in the Agreement. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

                 In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered necessary and relevant. Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

                 1. The Merger of PAC into EB and exchange by the holders of EB Shares for the Merger Consideration will be treated for federal income tax purposes as a purchase of EB Shares by Parkway, and will not be treated as a tax free reorganization within the meaning of Section 368 of the Code.

                 2. Gains or losses will be recognized by the holders of EB Shares upon their receipt of the Merger Consideration in exchange for their EB

EB, Inc.
November 1, 1994
Page 2

                          Shares. The amount of gain recognized will equal the excess of the fair market value of the Merger Consideration received over the tax basis in EB Shares surrendered. The amount of loss recognized will equal the excess of the tax basis in the EB Shares surrendered over the fair market value of the Merger Consideration received. This gain or loss will constitute capital gain or loss if the EB Shares surrendered are held as a capital asset at the Effective Date.

                 3. The tax basis of the Parkway Shares received by the holders of EB Shares will equal the fair market value of the Parkway Shares received as of the Effective Date.

                 4. The holding period of the Parkway Shares in the hands of the holders of EB Shares will not include the holding period of such EB Shares, but will begin as of the Effective Date.

                 5. No gains or losses will be recognized by EB, PAC or Parkway as a result of this Merger.

                 Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local, or foreign, to any party of the Merger or of any transactions related to the Merger or contemplated by the Agreement. This opinion is being furnished to you in connection with the Merger and may not be used or relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its attachment as an exhibit to the Proxy Statement/Prospectus contained therein, as well as to the reference to this opinion therein.

                                                               Very truly yours,

                                                    JAECKLE, FLEISCHMANN & MUGEL

                                                                    APPENDIX D
                                  ARTICLE 13

                               DISSENTERS' RIGHTS

         SUBARTICLE A.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

                 79-4-13.01  DEFINITIONS -- IN THIS ARTICLE:

                 (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

                 (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                 (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                 (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Last amended by Ch. 369, L. '88, eff. 4-19-88.)

                 79-4-13.02 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate action:

                 (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

                 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                 (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

                 (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                 (i)  Alters or abolishes a preferential right of the shares;

                 (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                 (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                 (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                 (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

                 (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                 (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

                 (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Last amended by Ch. 411, L. `90, eff. 1-1-91.)

                 79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                 (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                 (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                 (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                 79-4-13.20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                 (b)      If corporate action creating dissenters' rights under
Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in
Section 79-4-13.22.  (Last amended by Ch. 486, L. `87, eff. 1-1-88.)

                 79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

                 (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

                 79-4-13.22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

                 (b)      The dissenters' notice must be sent no later than ten
(10) days after the corporate action was taken, and must:

                 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

                 (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

                 (5)      Be accompanied by a copy of this article.

                 79-4-13.23 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

                 (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                 (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

                 79-4-13.24 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

                 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                 79-4-13.25 PAYMENT. -- (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with
Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

                 (b)      The payment must be accompanied by:

                 (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                 (2) A statement of the corporation's estimate of the fair value of the shares;

                 (3)      An explanation of how the interest was calculated;

                 (4) A statement of the dissenters' right to demand payment under Section 79-4-13.28; and

                 (5)      A copy of this article.

                 79-4-13.26 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                 (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

                 79-4-13.27 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

                 (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under
Section 79-4-13.28.

                 79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

                 (1)      The dissenter believes that the amount paid under
Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

                 (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

                 (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

                 (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

                  SUBARTICLE C.  JUDICIAL APPRAISAL OF SHARES

                 79-4-13.30  COURT ACTION. -- (a) If a demand for payment under
Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                 (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                 (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                 (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

                 79-4-13.31 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

                 (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                 (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

                 (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

                 (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

154759

                                                                      APPENDIX E
                                                                      ----------

                        DIRECTORS AND EXECUTIVE OFFICERS

                                       OF

                                    EB, INC.


                 The name, business address, present principal occupation or employment and five year employment history of each director and executive officer of EB, Inc. ("EB") are set forth below. Also stated below are the aggregate number of EB Shares beneficially owned by each such person and the percentage of outstanding EB Shares such beneficial ownership represents. Unless otherwise indicated below, the business address of each director and officer is 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, and each director and officer has held the positions indicated for at least the past five years. All directors and officers listed below are citizens of the United States. Directors are identified by an asterisk.



                                                                                             AGGREGATE NO. OF
                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND          EB SHARES
          NAME AND                                         FIVE-YEAR                            BENEFICIALLY        PERCENT
      BUSINESS ADDRESS                               EMPLOYMENT HISTORY                            OWNED           OF CLASS
 ----------------------------                    ------------------------------                -------------       --------
 *H.C. Bailey, Jr.                     President of H.C. Bailey Company (real estate             9,870(1)            .68%
 162 E. Amite Street                   development and investment); President of Bailey
 Jackson, MS  39201                    Mortgage Company (mortgage banking) until 1992;
                                       Chairman of the Board and Chief Executive Officer
                                       and President of Security Savings and Loan
                                       Association until 1992; Director of EB since
                                       1988.

 *William S. Cassel                    Vice President and General Manager of Interstate         27,110              1.87
 1601 2nd Street                       Merchandise Warehouse, Inc. (a public warehouse);
 Meridian, MS  39301                   Director of EB since 1993.

                                                                                             AGGREGATE NO. OF
                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND          EB SHARES
          NAME AND                                        FIVE-YEAR                            BENEFICIALLY        PERCENT
      BUSINESS ADDRESS                               EMPLOYMENT HISTORY                            OWNED           OF CLASS
 ----------------------------                    ------------------------------                -------------       --------
 *Roger P. Friou                       Director and Chief Financial Officer of Jitney              5,300             .37
 453 North Mill Street                 Jungle Stores of America, Inc. (a retail
 Jackson, MS  39202                    supermarket chain); Director of EB since 1993.

 *David H. Hoster II                   Executive Vice President of Parkway, Congress                 500(2)          .03
                                       Street and Eastover from 1988 to 1994, and EB
                                       from 1988 to 1994; President of EastGroup since
                                       1993 and Executive Vice President of EastGroup
                                       from 1988 to 1993 and Rockwood from 1988 to 1994;
                                       President of EastPark Realty Trust from 1976 to
                                       1990.(3)(4)(5)


 *Leland R. Speed                      Chief Executive Officer of LNH since 1992, EB              23,364(2)(6)      1.61
                                       since 1993, Eastover from 1977 to 1994, Congress
                                       Street from 1984 to 1994, EastPark Realty Trust
                                       from 1983 to 1990, Rockwood from 1980 to 1994,
                                       and Parkway, Eastover and EastGroup.(3)(4)(5)


 *Kenneth W. Warren                    Executive Vice President and Managing Officer of            1,786             .12
 1624 North 5th Avenue                 Security Savings and Loan until 1992; Director of
 Laurel, MS  39440                     EB since 1988.

                                                                                             AGGREGATE NO. OF
                                         PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND          EB SHARES
          NAME AND                                       FIVE-YEAR                            BENEFICIALLY        PERCENT
      BUSINESS ADDRESS                               EMPLOYMENT HISTORY                            OWNED           OF CLASS
 ----------------------------                    ------------------------------                -------------       --------
 Steven G. Rogers                      President of Parkway since 1993 and Senior Vice              100              .01
                                       President of Parkway from 1988 to 1993; Senior
                                       Vice-President of Rockwood from 1988 to 1994;
                                       Senior Vice-President of Eastover and Congress
                                       Street from 1988 to 1994; Senior Vice President
                                       of EB and LNH since 1988 and Senior Vice
                                       President of EastGroup from 1988 to
                                       1994.(3)(4)(5)



 Sarah P. Clark                        Vice President and Assistant Secretary of Parkway            --                --
                                       since 1992; Vice President and Assistant
                                       Secretary of EB since 1993 and Rockwood,
                                       EastGroup, Eastover and Congress Street from 1992
                                       to 1994; Vice President of LNH from 1992 to 1995;
                                       Controller of Eastover from 1986 to 1992 and
                                       EastGroup from 1990 to 1992; Controller of
                                       Parkway from 1986 to 1990.(3)(4)(5)



_________________________

                 (1)      Includes EB Shares owned by Mr. Bailey's family.

                 (2)      Does not include an aggregate of 755,745 EB Shares owned by Parkway.

                 (3)      Each of these companies was or is primarily engaged in the real estate business.

                 (4)      The companies that participate in the expense-sharing arrangements are described in the Joint Proxy
                          Statement/Prospectus under "Special Factors -- Expense-Sharing Arrangements."  The date indicated in the table as the date an executive officer began serving as such for the Expense-Sharing Participants indicates generally that the

                          officer began serving as such for the companies that were participants at that time.  Service as an executive officer for a company that became an Expense-Sharing Participant after that date began generally at the time the company became a participant.

                 (5)      Rockwood, through its subsidiaries, is engaged in the real estate business in New Orleans, Louisiana.
                          Rockwood ceased participating in the expense sharing arrangements described in the Joint Proxy Statement/
                          Prospectus under "Special Factors -- Expense-Sharing Arrangements" on June 28, 1994 and no longer shares common management with EB and Parkway. Parkway and its wholly-owned subsidiary, Parkway Congress
                          Corporation, own an aggregate of 3,288,286 shares of Rockwood (24.23%) as of January 11, 1995.

                 (6)      Does not include (i) 4,079 EB Shares owned by Mr. Speed's son Forrest; (ii) 1,780 EB Shares owned by Mr.
                          Speed's son Warren; and (iii) 500 EB Shares owned by Mr. Speed's son Stewart.


142734

                                                                      APPENDIX F
                                                                      ----------

                        DIRECTORS AND EXECUTIVE OFFICERS

                                       OF

                              THE PARKWAY COMPANY


  The name, business address, present principal occupation or employment and five year history of each director and executive officer of Parkway are set forth below. Also stated below are the aggregate number of Parkway Shares beneficially owned by each such person and the percentage of outstanding Parkway Shares such beneficial ownership represents. Unless otherwise indicated below, the business address of each director and officer is 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, and each director and officer has held the positions indicated for at least the past five years. All directors and officers listed below are citizens of the United States. Directors are indicated by an asterisk.




                                                                                       AGGREGATE NO. OF
                                     PRESENT PRINCIPAL OCCUPATION OR                   PARKWAY SHARES
NAME AND BUSINESS                    EMPLOYMENT AND FIVE-YEAR                          BENEFICIALLY
ADDRESS                              EMPLOYMENT HISTORY                                OWNED                    PERCENT OF CLASS
- -----------------                    --------------------------------                  ---------------          ----------------

 *Daniel C. Arnold                    Director of Farm & Home Financial                   14,035(1)                   .91%
 1001 Fanin                           Corporation from 1989 to 1994 and Chairman
 Suite 1220                           of the Board, President and Chief Executive
 Houston, TX  77002-6708              Officer from 1989 to 1991; Director of U.S.
                                      Physical Therapy, Inc.; Trustee of Baylor
                                      College of Medicine; Trustee of First
                                      Continental Real Estate Investment Trust
                                      from 1993 to 1994.

 *H.C. Bailey, Jr.                    See Appendix E.                                      5,000                      .32
 162 E. Amite Street
 Jackson, MS  39201

 *George R. Farish                    Chief Executive Officer of Houston Savings           5,700                      .37
 4550 Post Oak Place Drive            Association.
 Suite 225
 Houston, TX  77027

                                                                                       AGGREGATE
                                                                                       NO. OF
                                      PRESENT PRINCIPAL                                PARKWAY
                                      OCCUPATION OR EMPLOYMENT                         SHARES
 NAME AND BUSINESS                    AND FIVE-YEAR EMPLOYMENT                         BENEFICIALLY
 ADDRESS                              HISTORY                                          OWNED                     PERCENT OF CLASS
 ---------------------                -----------------------------                    ------------              ----------------
 *B. Pat Green, Jr.                   Chairman of Green Oil Company, Inc. (a               10,100                      .65
 1425 Broadway Drive                  retail chain of gasoline stations and car
 Hattiesburg, MS  39401               washes); sole proprietor of Green
                                      Investment Company (real estate
                                      development).

 *Sidney W. Lassen                    Chairman and Chief Executive Officer of               1,000                      .06
 2542 Williams Boulevard              Sizeler Property Investors, Inc. (a real
 Kenner, LA  70062                    estate company).

 *Joe F. Lynch                        Chairman of the Board and Chief Executive            36,316                     2.36
 5718 Westheimer                      Officer of First Continental from 1989 to
 Suite 1450                           1994 and President of First Continental
 Houston, TX  77057                   until 1989; Vice Chairman of the Board of
                                      Farm & Home Financial Corporation and of
                                      Farm & Home Savings Association from 1991
                                      to 1994.

 *C. Herbert Magruder                 Physician and a partner in the medical firm           7,650(2)                   .50
 1325 Spring Street                   of Carolina Pathology Associates.
 Greenwood, SC  29646

 *W. Lincoln Mossop, Jr.              General partner of Barrett & Co.                      3,548                      .23
 The Wilcox Building                  (securities brokers and dealers and a
 42 Weybosset Street                  member firm of the Boston Stock Exchange,
 Providence, RI  02903                Inc.).

 *Leland R. Speed                     See Appendix E.                                           -                        -

 Steven G. Rogers                     See Appendix E.                                           -                        -

 Sarah P. Clark                       See Appendix E.                                           -                        -

                                                                                       AGGREGATE
                                                                                       NO. OF
                                      PRESENT PRINCIPAL                                PARKWAY
                                      OCCUPATION OR EMPLOYMENT                         SHARES
 NAME AND BUSINESS                    AND FIVE-YEAR EMPLOYMENT                         BENEFICIALLY
 ADDRESS                              HISTORY                                          OWNED                     PERCENT OF CLASS
 ---------------------                -----------------------------                    ------------              ----------------
 Regina P. Shows                      Controller of Parkway since 1992;                        -                         -
                                      Controller of Rockwood
                                      from 1991 to 1994; Accountant for Parkway,
                                      Congress Street, Eastover, EastGroup and EB
                                      from 1988 to 1990.(3)


 All officers and                                                                             83,349                     5.33
   directors




- ------------


(1)  Includes all 14,035 Parkway Shares held by the Arnold Family Limited Partnership, of which Mr. Arnold is the Managing General
     Partner.



(2)  Includes 300 Parkway Shares held by the estate of Dr. Magruder's deceased spouse, as to which he has shared voting and investment power.



(3)  Each of these companies was or is primarily engaged in the real estate business.



142733

                                                         APPENDIX G
                                     RPR
                        RAUSCHER PIERCE REFSNES, INC.


G. CLYDE BUCK
Managing Director


                               September 27, 1994


The Parkway Company
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Attention:   Mr. N. Keith McKey
             Executive Vice President, Chief Financial Officer and
                     Secretary

Dear Mr. McKey:


             You have asked us for our opinion as to the fairness from a financial point of view to the shareholders of The Parkway Company ("Parkway") of the terms of two proposed merger agreements between (a) Parkway and Congress Street Properties, Inc. ("Congress Street") and (b) Parkway and EB, Inc. ("EB") in stock-for-stock transactions whereby Parkway would be the sole surviving entity (the "Exchanges").

             Rauscher Pierce Refsnes, Inc., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

             In arriving at our opinion, we have, among other things:

         1. Reviewed a draft dated August 30, 1994 of an "Agreement and Plan of Merger" between Parkway and EB;

        1001 Fannin, Suite 700 * Houston, Texas 77002 * (713) 651-3354
                     MEMBER NEW YORK STOCK EXCHANGE INC.

The Parkway Company
September 27, 1994
Page 2



         2. Reviewed a draft dated September 7, 1994 of an "Agreement and Plan of Merger" between Parkway and Congress Street;

         3. Reviewed a draft received on September 27, 1994 of the Proxy Statement for the merger between Parkway and EB;

         4. Reviewed a draft dated September 7, 1994 of the Proxy Statement for the merger between Parkway and Congress Street;

         5. Reviewed Parkway's Form 10-KSB for the years ended June 30, 1992, 1993 and 1994 and Parkway's quarterly 10-QSB reports for the quarters ended March 31, 1993, September 30, 1993, December 31, 1993 and March 31, 1994;

         6. Reviewed quarterly earnings reports on Form 10-Q for EB for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993, March 31, 1994 and June 30, 1994 plus EB's Annual Reports on Form 10-KSB for the years ended December 31, 1991, 1992 and 1993;

         7. Reviewed quarterly earning reports on Form 10-Q for Congress Street for the quarters ended November 30, 1993, February 28, 1994 and May 31, 1994 plus Congress Street's Annual Reports on Form 10-KSB for the years ended August 31, 1992 and August 31, 1993;

         8. Reviewed financial forecasts prepared by management of each entity as follows for (a) Parkway for the year ending June 30, 1994, (b) EB for the year ending December 31, 1994 and (c) Congress Street for the fiscal year ending August 31, 1994;

         9. Reviewed recent appraisals (net asset value sheets) for major real estate holdings of Parkway, Parkway Texas Corporation (formerly First Continental Real Estate Investment Trust which merged with Parkway in May, 1994) and EB, Inc.;

The Parkway Company
September 27, 1994
Page 3

         10. Reviewed Parkway's "Management Summary" report on various assets dated September 14, 1993;

         11. Reviewed Parkway's Proxy Statement for its merger with First Continental dated April 5, 1994;

         12. Reviewed the Notice of Annual Meeting and Proxy Statement for Parkway dated November 12, 1993;

         13. Reviewed the Notice of Annual Meeting and Proxy Statement for EB dated April 28, 1993;

         14. Reviewed the Notice of Annual Meeting and Proxy Statement for Congress Street dated March 8, 1994;

         15. Reviewed various press releases related to the transaction and its progress; and

         16. Discussed with management of Parkway, EB and Congress Street the outlook for future operating results, the assets and liabilities of all three entities, material in the foregoing documents, and other matters we considered relevant to our inquiry.


                 In our review and in arriving at our opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material respects, and (ii) not made an independent evaluation or appraisal of specific real estate holdings or other assets of Parkway, EB or Congress Street. Our opinion is provided solely for your benefit in connection with the proposed transaction, according to the terms of our engagement letter dated August 18, 1994.

The Parkway Company
September 27, 1994
Page 4



         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the terms of the two proposed Exchanges are fair to the shareholders of Parkway from a financial point of view.

                                            RAUSCHER PIERCE REFSNES, INC.



                                        By: /s/ G. CLYDE BUCK
                                            -------------------------------
                                            G. Clyde Buck
                                            Managing Director

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Under the Texas Business Corporation Act (the "TBCA"), a corporation is empowered to indemnify its directors if it is determined that the director has conducted himself in good faith and reasonably believed: (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (ii) in all other cases, that his conduct was not opposed to the corporation's best interests; furthermore, in the case of a criminal proceeding, the director must have had no reasonable cause to believe his conduct was unlawful. The determination as to whether a director is entitled to indemnification must be made (i) by the Board, by a majority vote of a quorum of disinterested directors, or (ii) if such quorum cannot be obtained, by a majority vote of a committee of the Board consisting of two or more disinterested directors, designated to act in the matter by a majority vote of all directors, or (iii) by special legal counsel selected by the Board or a Board committee as set forth in (i) or (ii), or, if such a quorum cannot be obtained and committee established, by a majority vote of all directors, or
(iv) by shareholder vote that excludes the shares of interested directors. A director cannot be indemnified under the TBCA if the person is found liable on the basis that personal benefit was improperly received or if the person is found liable to the corporation, except that a director may be indemnified for reasonable expenses actually incurred in connection with a legal proceeding if the director has not been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

 Under Parkway's By-Laws, Parkway is required to indemnify its directors and officers to the fullest extent permitted by Texas law as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). The TBCA authorizes Texas corporations to indemnify officers, but contains no specific provisions comparable to those described above with respect to directors regarding the circumstances under which officers are entitled to indemnification. Each director and officer of Parkway has a written agreement with Parkway which requires, among other things, that Parkway shall indemnify him to the fullest extent permitted under the TBCA as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment).

 The Texas Miscellaneous Corporation Laws Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director to the extent provided in the corporation's articles of incorporation, except that such limitation of liability may not extend to (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director receives an improper benefit or (iv) an act or omission for which the liability of directors is expressly provided by an applicable statute. Parkway's Articles of Incorporation, as amended, provide that its directors shall not be liable to Parkway or its shareholders for monetary damages to the fullest extent permitted under Texas law.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 The following exhibits are filed herewith (or incorporated by reference):

(2) Agreement and Plan of Merger among Parkway, PAC and EB dated as of October 28, 1994 (as amended by the First Amendment to the Agreement and Plan of Merger dated January 26, 1995), attached to the Joint Proxy Statement/Prospectus as Appendix B. Parkway agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Merger Agreement.

(3)(a) Parkway's Articles of Incorporation, as amended (incorporated by reference to Exhibit 6.1 of Amendment No. 1 to Parkway's Form S-14 (No. 2-69138) filed on November 6, 1980).

   (b) Amendment to Parkway's Articles of Incorporation (incorporated by reference to Exhibit A of Parkway's Proxy Statement dated November 3,
          1987).

   (c) Parkway's Bylaws (incorporated by reference to Exhibit 6.2 of Amendment No. 1 to Parkway's Form S-14 (No. 2-69138) filed on November 6, 1980).

   (d) Amendment to Parkway's Bylaws, dated December 4, 1986 (incorporated by reference to Exhibit (3)(c) on Parkway's 1987 Annual Report on Form 10-K).

   (e) Amendment to Parkway's Bylaws, dated December 4, 1987 (incorporated by reference to Exhibit 3(e) on Parkway's 1988 Annual Report on Form 10-K).

(5)(a) Opinion of Jaeckle, Fleischmann & Mugel regarding legality of shares being registered, (incorporated by reference to Exhibit 5(a) of the original Registration Statement on Form S-4 (No. 33-85950)).

(8) Opinion of Jaeckle, Fleischmann & Mugel as to the federal income tax consequences of the Merger, attached to the Joint Proxy
          Statement/Prospectus as Appendix C.

(10)(a) 1985 Stock Option and Stock Appreciation Rights Plan (incorporated by reference to Annex 1 in Amendment No. 1 to Highlands-National, Inc.'s Form S-14 (No. 2-96473) filed on May 4, 1985).

    (b) Amendment and Restatement of Expense-Sharing Agreement among Congress Street Properties, Inc., Eastover Corporation, EastGroup Properties and Parkway dated as of September 1, 1990 (incorporated by reference to Parkway's 1990 Form 10-K).

    (c) First Amendment to Amendment and Restatement of Expense-Sharing Agreement among Congress Street Properties, Inc., Eastover Corporation, EastGroup Properties and The Parkway Company dated as of October 1, 1993 (incorporated by reference to Exhibit 10B of EastGroup's Registration Statement on Form S-2 (No. 33-70574) filed October 19, 1993).

    (d) Parkway's 1991 Incentive Plan (incorporated by reference to Parkway's proxy statement dated October 28, 1991).

    (e) Parkway's 1991 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit B of Parkway's proxy statement for the 1994 Annual Meeting of Shareholders).

    (f) Parkway's 1994 Stock Option Plan (incorporated by reference to Exhibit A of Parkway's proxy statement for the 1994 Annual Meeting of Shareholders).

(11) Statement regarding computation of earnings per share (incorporated by reference to Exhibit (11) of Parkway's 1994 Form 10-KSB).

(13)(a) EB's Annual Report to Shareholders for the year ended December 31, 1993 (incorporated by reference to Exhibit 13(a) of the original Registration Statement on Form S-4 (No. 33-85950)).

(22) Subsidiaries of Parkway (incorporated by reference to Exhibit 22 of Parkway's 1994 Form 10-KSB).

(24)(a)   Consent of Ernst & Young LLP, filed herewith.

    (b)   Consent of KPMG Peat Marwick LLP, filed herewith.

    (c)   Consent of Deloitte & Touche LLP, filed herewith.

    (d)   Consent of Howard Frazier Barker Elliott, Inc., filed herewith.

    (e)   Consent of Roger P. Friou, filed herewith.

    (f)   Consent of Rauscher Pierce Refsnes, Inc., filed herewith.

(25) Power of Attorney (incorporated by reference to pages II-6 and II-7 of the original Registration Statement on Form S-4 (No. 33- 85950)).

(28)(a) Agreement of Parkway to furnish the Commission with copies of instruments defining the rights of holders of long-term debt (incorporated by reference to Exhibit 28(e) of Parkway's Form S-4 (No. 33-2960) filed with the Commission on February 3, 1986).

    (b) Opinion of Howard Frazier Barker Elliott, Inc. as to the fairness of the transaction to EB shareholders, attached as Appendix A to the Joint Proxy Statement/Prospectus.

    (c) Opinion of Rauscher Pierce Refsnes, Inc. as to the fairness of the transaction to Parkway shareholders, attached as Appendix G to the Joint Proxy Statement/Prospectus.

    (d) Form of proxy for EB shareholders, (incorporated by reference to Exhibit 28(d) of Parkway's Amendment No. 1 to the Registration Statement on Form S-4 (No. 33-85950) filed with the Commission on January 27, 1995).

    (e) Form of proxy for Parkway shareholders, (incorporated by reference to Exhibit 28(e) of Parkway's Amendment No. 1 to the Registration Statement on Form S-4 (No. 33-85950) filed with the Commission on January 17, 1995.).


ITEM 22.  UNDERTAKINGS

          Parkway, the undersigned registrant, hereby undertakes:

          (1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3)    That every prospectus (i) that is filed pursuant to paragraph
(2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is
used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on March 6, 1995.


                         THE PARKWAY COMPANY



                         By:    /s/ Steven G. Rogers
                             ------------------------
                             Steven G. Rogers,
                             President

                 Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by Steven G. Rogers on March 6, 1995, individually and as attorney-in-fact for the following persons:

SIGNATURE                 TITLE
- ---------                 -----
Leland R. Speed           Chairman, Chief Executive Officer                |
                          and Director (Principal Executive                |
                          Officer)                                         |
                                                                           |
Sarah P. Clark            Vice President, Chief                            |
                          Financial Officer and Secretary                  |
                          (Principal Financial Officer)                    |
                                                                           |
Regina P. Shows           Controller (Principal Accounting                 |
                          Officer)                                         |
                                                                           |
Daniel C. Arnold          Director                                         |
                                                                           |
H. C. Bailey, Jr.         Director                                         |      /s/Steven G. Rogers
                                                                           |      -------------------
                                                                           |      Steven G. Rogers
George R. Farish          Director                                         |      Individually and as
                                                                           |         Attorney-in Fact
B. Pat Green, Jr.         Director                                         |
                                                                           |
Sidney W. Lassen          Director                                         |
                                                                           |
Joe F. Lynch              Director                                         |
                                                                           |
C. Herbert Magruder       Director                                         |
                                                                           |
W. Lincoln Mossop, Jr.    Director                                         |

155835